EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

among

USEC INC.

TOSHIBA CORPORATION

and

BABCOCK & WILCOX INVESTMENT COMPANY

as of

May 25, 2010

tk-363734
CH\1164188

TABLE OF CONTENTS

Page

1.	PURCHASE AND SALE OF STOCK

1.1	Certificates of Designation

1.2	Phased Sale and Issuance of Series B-1 12.75% Preferred Stock and Series B-2 11.5% Preferred Stock

1.3	Closing

2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1	Organization, Good Standing and Qualification

2.2	Financial Statements

2.3	Corporate Power; Authorization; Enforceable Agreement

2.4	Indebtedness; Agreements

2.5	Litigation

2.6	Title

2.7	Taxes

2.8	Subsidiaries

2.9	Governmental Consents

2.10	Permits and Licenses

2.11	ERISA

2.12	Valid Issuance of Preferred Stock and Common Stock

2.13	Capitalization

2.14	Investment Company Act

2.15	Compliance with Other Instruments

2.16	Environmental Matters

2.17	Compliance with Laws

2.18	No Material Adverse Effect

2.19	Registration Rights; Voting Rights

2.20	Reports

2.21	Brokers and Finders

2.22	Intellectual Property

2.23	Foreign Corrupt Practices

2.24	Insurance

3.	REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

3.1	Private Placement

3.2	Organization

3.3	Power and Authority

3.4	Authorization; Enforceability

3.5	No Default or Violation

3.6	Financial Capability

3.7	Person

4.	CONDITIONS TO THE FIRST CLOSING

4.1	Conditions to the Obligations of Each Party

4.2	Conditions to the Obligations of Each Investor

4.3	Conditions to the Obligations of the Company

5.	CONDITIONS TO THE SECOND CLOSING

5.1	Conditions to the Obligations of Each Party.

5.2	Conditions to the Obligations of Each Investor

5.3	Conditions to the Obligations of the Company

6.	CONDITIONS TO THE THIRD CLOSING.

6.1	Conditions to the Obligations of Each Party

6.2	Conditions to the Obligations of Each Investor

6.3	Conditions to the Obligations of the Company

7.	COVENANTS

7.1	State Securities Laws

7.2	Submittal of Update to Loan Guarantee Application; Approval of Regulatory Bodies

7.3	Negation Plans

7.4	Antitrust

7.5	Other Government Approvals

7.6	Negative Covenants Prior to First Closing

7.7	Use of Proceeds

7.8	Reservation of Common Stock; Issuance of Shares of Common Stock

7.9	Filing of Certificates of Designation

7.10	Special Approval Rights

7.11	Stockholder Meeting; Proxy Materials

7.12	[Reserved]

7.13	Foreign Ownership Provisions

7.14	Tax Matters

7.15	Disclosure Updates

7.16	Investor Directors

7.17	ACM

8.	[RESERVED]

9.	RESTRICTIONS ON TRANSFER

9.1	Transfer of Preferred Stock and Warrants

9.2	Orderly Sale of Common Stock

9.3	No Transfer to Competitors; Block Transfers

9.4	Restriction on Hedging, Etc.

10.	TERMINATION

10.1	Termination of Agreement Prior to First Closing

10.2	Termination of Agreement Prior to Second Closing

10.3	Termination of Agreement Prior to Third Closing

11.	INDEMNIFICATION

11.1	Survival

11.2	Company Indemnified Parties

11.3	Investor Indemnified Parties

11.4	Waiver

12.	PUBLICITY

13.	MISCELLANEOUS

13.1	Governing Law

13.2	Dispute Resolution

13.3	Enforcement of Agreement

13.4	Successors and Assigns

13.5	No Third Party Beneficiaries

13.6	No Personal Liability of Directors, Officers, Owners, Etc.

13.7	Entire Agreement

13.8	Notices, Etc.

13.9	Delays or Omissions

13.10	Expenses

13.11	Amendments and Waivers

13.12	Rights of the Parties

13.13	Counterparts

13.14	Severability

13.15	Titles and Subtitles; Interpretation

13.16	Several Liability of Investors

13.17	Limitation on Damages

SCHEDULES AND EXHIBITS

Schedule A	Schedule of Investors
Schedule B	Regulatory Approvals
Schedule C	List of Broker Dealers
Exhibit A	Definitions
Exhibit B	Form of Series B-1 Certificate of Designation
Exhibit C	Form of Series B-2 Certificate of Designation
Exhibit D	Form of Series C Certificate of Designation
Exhibit E	Form of Warrant
Exhibit F	Form of Investor Rights Agreement
Exhibit G	Form of Foreign Ownership Restrictions Determination
Exhibit H	Form of First Closing Opinions
Exhibit I	Form of Second Closing Opinions
Exhibit J	Form of Third Closing Opinions
Exhibit K	Form of Press Release
Exhibit L	Form of Charter Amendment

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made as of the 25th day of May, 2010, among USEC INC., a Delaware corporation (the “Company”), and TOSHIBA CORPORATION, a corporation organized under the laws of Japan (“Toshiba”), and BABCOCK & WILCOX INVESTMENT COMPANY, a Delaware corporation (“B&W”) (each, an “Investor” and, collectively, the “Investors”; the Investors together with any assignee or transferee of the Series B-1 12.75% Preferred Stock, Series B-2 11.5% Preferred Stock or Warrants (each as defined below) in accordance with the terms hereof, the “Holders” and the Investors together with the Company, the “Parties”).  Capitalized terms used herein, but not otherwise defined, have the meanings set forth in Exhibit A hereto.

W I T N E S S E T H:

WHEREAS, the Company wants to sell, and the Investors want to buy, shares of the Company’s Series B-1 12.75% Preferred Stock, Series B-2 11.5% Preferred Stock and Warrants, on the terms and conditions contained herein;

WHEREAS, in connection with such sale and purchase, the Company is willing to make certain representations and warranties and to agree to observe certain covenants set forth herein for the benefit of the Investors, and the Investors will rely on such representations, warranties and covenants as a material inducement to their purchase of the Series B-1 12.75% Preferred Stock, Series B-2 11.5% Preferred Stock and Warrants; and

WHEREAS, in connection with such sale and purchase, the Investors are willing to make certain representations and warranties and to agree to observe certain covenants set forth herein for the benefit of the Company, and the Company will rely on such representations, warranties and covenants as a material inducement to its sale of the Series B-1 12.75% Preferred Stock, Series B-2 11.5% Preferred Stock and Warrants.

NOW THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained herein, the Parties agree as follows:

1. Purchase and Sale of Stock

.

1.1 Certificates of Designation

.  The Company shall adopt and file with the Secretary of State of the State of Delaware, on or before the First Closing (as defined below in Section 1.3(a)), the Certificate of Designation of Series B-1 12.75% Convertible Preferred Stock in the form attached hereto as Exhibit B (the “Series B-1 Certificate of Designation”), the Certificate of Designation of Series B-2 11.5% Convertible Preferred Stock in the form attached hereto as Exhibit C (the “Series B-2 Certificate of Designation”) and the Certificate of Designation of Series C Participating Preferred Stock in the form attached hereto as Exhibit D (the “Series C Certificate of Designation” and together with the Series B-1 Certificate of Designation and the Series B-2 Certificate of Designation, the “Certificates of Designation”).

1.2 Phased Sale and Issuance of Series B-1 12.75% Preferred Stock and Series B-2 11.5% Preferred Stock

.

(a) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the First Closing, and the Company agrees to sell and issue to each Investor at the First Closing, that number of shares of the Company’s Series B-1 12.75% Convertible Preferred Stock, par value $1.00 per share (the “Series B-1 12.75% Preferred Stock”), at a purchase price of $1,000.00 per share, and Warrants to purchase Class B Common Stock or Series C Preferred Stock in the form attached hereto as Exhibit E, each as set forth opposite such Investor’s name on Schedule A hereto.  The Series B-1 12.75% Preferred Stock will have the rights, preferences, privileges and restrictions set forth in the Series B-1 Certificate of Designation.

(b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Second Closing, and the Company agrees to sell and issue to each Investor at the Second Closing, that number of shares of the Series B-1 12.75% Preferred Stock, at a purchase price of $1,000.00 per share, set forth opposite such Investor’s name on Schedule A hereto.

(c) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Third Closing, and the Company agrees to sell and issue to each Investor at the Third Closing, that number of shares of the Company’s Series B-2 11.5% Convertible Preferred Stock, par value $1.00 per share (the “Series B-2 11.5% Preferred Stock”), at a purchase price of $1,000.00 per share, and Warrants (such Warrants together with the Warrants referenced in Section 1.2(a), the “Warrants”) to purchase Class B Common Stock, par value $0.10 per share, of the Company (the “Class B Common Stock”), to be authorized by the Company pursuant to the Charter Amendment as provided herein, each as set forth opposite such Investor’s name on Schedule A hereto.  The Series B-2 11.5% Preferred Stock will have the rights, preferences, privileges and restrictions set forth in the Series B-2 Certificate of Designation.  The Class B Common Stock will have the rights, preferences, privileges and restrictions set forth in the Charter Amendment.

1.3 Closing

(a) First Closing.

(i) The consummation of the purchase and sale of the Series B-1 12.75% Preferred Stock and Warrants in accordance with Section 1.2(a) and the other transactions contemplated hereby at the first closing hereunder (the “First Closing”) shall take place at the offices of Latham & Watkins LLP, 555 Eleventh Street, NW, Washington, D.C. 20004, at 10:00 a.m. New York City time, as promptly as practicable (but no more than three (3) Business Days) following the first date on which all conditions set forth in Section 4 hereof have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the First Closing), or at such other time and place as the Company and the Investors shall mutually agree.

(ii) At the First Closing, the Company shall deliver to each Investor:

(A) a certificate or certificates representing the shares of Series B-1 12.75% Preferred Stock and Warrants to be issued to such Investor at the First Closing, as set forth in Section 1.2(a) of this Agreement,

(B) each Transaction Document to be executed by the Company other than this Agreement, the Strategic Relationship Agreement and Transaction Documents to be executed at the Second Closing or the Third Closing, executed by the Company, and

(C) such other documents and instruments to be delivered by the Company to the Investors at the First Closing pursuant to Section 4.

(iii) At the First Closing, each Investor shall deliver to the Company:

(A) the purchase price for the shares of Series B-1 12.75% Preferred Stock and Warrants issued to such Investor at the First Closing, by wire transfer of immediately available funds or such other form of payment as may be approved by the Company;

(B) each Transaction Document to be executed by such Investor other than this Agreement, the Strategic Relationship Agreement and Transaction Documents to be executed at the Second Closing or the Third Closing, executed by such Investor; and

(C) such other documents and instruments to be delivered by such Investor to the Company at the First Closing pursuant to Section 4.

(b) Second Closing.

(i) The consummation of the purchase and sale of the Series B-1 12.75% Preferred Stock in accordance with Section 1.2(b) and the other transactions contemplated hereby at the second closing hereunder (the “Second Closing”) shall take place at the offices of Latham & Watkins LLP, 555 Eleventh Street, NW, Washington, D.C. 20004, at 10:00 a.m. New York City time, as promptly as practicable (but no more than three (3) Business Days) following the first date on which all conditions set forth in Section 5 hereof have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Second Closing), or at such other time and place as the Company and the Investors shall mutually agree.

(ii) At the Second Closing, the Company shall deliver to each Investor (A) a certificate or certificates representing the shares of Series B-1 12.75% Preferred Stock to be issued to such Investor at the Second Closing, as set forth in Section 1.2(b) of this Agreement, and (B) such other documents and instruments to be delivered by the Company to the Investors at the Second Closing pursuant to Section 5.

(iii) At the Second Closing, each Investor shall pay the purchase price for the shares of Series B-1 12.75% Preferred Stock issued to such Investor at the Second Closing, by wire transfer of immediately available funds or such other form of payment as may be approved by the Company, and shall deliver to the Company such other documents and instruments to be delivered by such Investor to the Company at the Second Closing pursuant to Section 5.

(c) Third Closing.

(i) The consummation of the purchase and sale of the Series B-2 11.5% Preferred Stock and Warrants in accordance with Section 1.2(c) and the other transactions contemplated hereby at the third closing hereunder (the “Third Closing”) shall take place at the offices of Latham & Watkins LLP, 555 Eleventh Street, NW, Washington, D.C. 20004, at 10:00 a.m. New York City time, as promptly as practicable (but no more than three (3) Business Days) following the first date on which all conditions set forth in Section 6 hereof have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Third Closing), or at such other time and place as the Company and the Investors shall mutually agree.

(ii) At the Third Closing, the Company shall deliver to each Investor (A) a certificate or certificates representing the shares of Series B-2 11.5% Preferred Stock and Warrants to be issued to such Investor at the Third Closing, each as set forth in Section 1.2(c) of this Agreement, and (B) such other documents and instruments to be delivered by the Company to the Investors at the Third Closing pursuant to Section 6.

(iii) At the Third Closing, each Investor shall pay the purchase price for the shares of Series B-2 11.5% Preferred Stock and Warrants issued to such Investor at the Third Closing, by wire transfer of immediately available funds or such other form of payment as may be approved by the Company, and shall deliver to the Company such other documents and instruments to be delivered by such Investor to the Company at the Third Closing pursuant to Section 6.

2. Representations and Warranties of the Company

.  The Company hereby represents and warrants to the Investors as of the date hereof that, except (a) as otherwise disclosed or incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 or its other reports and forms filed or furnished (and publicly available) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after December 31, 2009 (excluding disclosures of risks included in any forward-looking statement disclaimers or other statements that are similarly nonspecific and are predictive and forward-looking in nature) (all such reports and forms covered by this clause (a) collectively, the “SEC Reports”) and before the date of this Agreement, and (b) as set forth in the disclosure letter dated as of the date hereof provided to the Investors separately, specifically identifying the relevant subparagraph(s) hereof (the “Disclosure Letter”) (provided, that disclosure in any subparagraph of such Disclosure Letter shall apply to any section or subparagraph hereof to the extent it is reasonably apparent that such disclosure is relevant to such section or subparagraph of this Agreement):

2.1 Organization, Good Standing and Qualification

.  Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its incorporation; has all corporate power and authority to own its properties and conduct its business as presently conducted; and is duly qualified to do business and in good standing in each and every state in the United States of America where its business requires such qualification, except where failure to qualify would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  True and accurate copies of the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Amended and Restated Bylaws, as amended (the “Bylaws”), each as currently in effect, have been made available to the Investors.

2.2 Financial Statements

.

(a) The financial statements of the Company and its Subsidiaries on a consolidated basis for each of the periods included in the SEC Reports fairly present in all material respects, in accordance with Generally Accepted Accounting Principles consistently applied, the financial condition, results of operations and cash flows of the Company and its Subsidiaries as of the dates and for the periods indicated (subject, in the case of unaudited quarterly statements, to normal year-end adjustments and presentation of footnotes).

(b) The Company and its Subsidiaries do not have any liabilities or obligations that would be required under Generally Accepted Accounting Principles, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company, other than liabilities or obligations (i) reflected on, reserved against, or disclosed in the notes to, the Company’s consolidated balance sheet included in the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2009, as updated with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, (ii) that were incurred in the ordinary course of business and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) that were not incurred in the ordinary course of business and are not, individually or in the aggregate, material to the Company.

2.3 Corporate Power; Authorization; Enforceable Agreement

.

(a) The Company has all corporate power and authority to execute and deliver each Transaction Document to which it is a party, and to perform its obligations thereunder.  Other than the Stockholder Approvals and the filing of the Certificates of Designation and the Charter Amendment with the Secretary of State of the State of Delaware, all corporate action on the part of the Company, its officers, directors and stockholders necessary for the due authorization, valid execution and delivery of each Transaction Document, the performance of all obligations of the Company thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Preferred Stock and Warrants being sold hereunder (and the shares of Preferred Stock issuable in respect of dividends thereon from time to time in accordance with the Certificates of Designation) and the Common Stock issuable upon conversion of the Preferred Stock and Series B Common Stock and exercise of Warrants, has been taken.  The Company has duly and validly executed and delivered this Agreement and the Strategic Relationship Agreement.  On the First Closing date, each other Transaction Document to which the Company will be a party will be duly and validly executed and delivered by the Company.  This Agreement and the Strategic Relationship Agreement are, and each other Transaction Document to which the Company will be a party (when executed and delivered by the Company) will be, assuming due authorization, execution and delivery by the Investors, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to: (i) laws limiting the availability of specific performance, injunctive relief and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights generally; and (iii) public policy limitations on the enforceability of indemnification provisions (clause (i) – (iii) collectively, the “Enforceability Exceptions”).  The sale of the Preferred Stock and the Warrants, and the subsequent conversion of the Preferred Stock and Series B Common Stock into Common Stock or exercise of Warrants for Common Stock, are not subject to any preemptive rights or rights of first offer and will not trigger any anti-dilution provisions in the Certificate of Incorporation, Bylaws or any other agreement.

(b) On or prior to the date hereof, the Board has duly adopted resolutions (i) approving each Transaction Document and the Transactions, including the issuance of Preferred Stock and Common Stock hereunder; (ii) approving the Foreign Ownership Restrictions Determination; (iii) adopting the Certificates of Designation; (iv) declaring the Charter Amendment advisable; (v) directing that the adoption of the Charter Amendment and the authority of the Company to issue shares of Common Stock be submitted to the Company’s stockholders for approval at a meeting of the Company’s stockholders; and (vi) recommending that the Company’s stockholders adopt the Charter Amendment and approve the Company’s issuance of Common Stock and, as of the date hereof, such resolutions have not been rescinded, modified or withdrawn in any way.  Other than the provisions set forth in the Certificates of Designation, the Foreign Ownership Restrictions Determination or, following the Stockholder Approvals, the Charter Amendment, no provision of the Certificate of Incorporation or the Bylaws of the Company would, directly or indirectly, restrict or impair the ability of the Investors to vote, or otherwise to exercise the rights of a stockholder with respect to, the Preferred Stock (or any shares of Common Stock issuable upon conversion of the Preferred Stock).

(c) Prior to the First Closing, the Company shall have taken all actions necessary to: (i) render the Company Rights Agreement inapplicable to this Agreement and the transactions contemplated by this Agreement, and (ii) ensure that in connection with the transactions contemplated by this Agreement (A) none of the Investors is or will be an “Acquiring Person” as a result of the transactions contemplated by this Agreement (as defined in the Company Rights Agreement) and (B) none of a “Stock Acquisition Date,” a “Distribution Date,” or a “Section 11(a)(ii) Event” (as such terms are defined in the Company Rights Agreement) occurs, in each case of clauses (A) and (B), by reason of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement.

(d) The Board has approved the acquisition of securities pursuant to the Transaction Documents for purposes of Section 203 of the Delaware General Corporation Law.

2.4 Indebtedness; Agreements

.  Neither the Company nor any of its Subsidiaries is, immediately prior to this Agreement, or will be, at the time of each Closing after giving effect thereto, in default in the payment of any Indebtedness or in default under any agreement relating to its material Indebtedness or under any other material agreement (other than the 2002 Agreement, representations as to which are instead set forth in Section 2.10(c)) or mortgage, deed of trust, security agreement or lease to which it is a party, except for defaults that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

2.5 Litigation

.  There is no action, suit, claim or proceeding pending or, to the Knowledge of the Company, threatened in writing against, nor any outstanding judgment, order or decree against, the Company, any of its Subsidiaries, any director or officer of the Company or its Subsidiaries (in their capacity as a director or officer) or any Property or assets of the Company or its Subsidiaries before or by any Governmental Authority which, individually or in the aggregate have, or would reasonably be expected to have, a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is in default with respect to any judgment, order or decree of any Governmental Authority with respect to the operation of its business or otherwise, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

2.6 Title

.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:  each of the Company and its Subsidiaries has good and marketable title to, or valid leasehold interests in, its Property that is real property, and good and valid title to, or valid leasehold interests in, all of its other Property (other than negligible assets not material to the operations of the Company or any of its Subsidiaries), in each case free and clear of all Liens except for Incidental Liens.

2.7 Taxes

.

(a) Each of the Company and its Subsidiaries have timely and properly filed all tax returns required to have been filed and timely paid and deposited all taxes (including all related assessments, interest, fines and penalties) required to have been paid and deposited, except (i) those tax returns for which extensions have been obtained; (ii) where such failure to timely pay or deposit or timely and properly file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) for those taxes which are being contested in good faith and by appropriate proceedings and in respect of which adequate reserves with respect thereto are maintained in accordance with Generally Accepted Accounting Principles.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no pending audits, examinations, adjustments, assessments or administrative or judicial proceedings of or with respect to any income tax returns of the Company or any of its Subsidiaries.  The federal income tax returns of the Company and its Subsidiaries have been examined by the Internal Revenue Service for all periods through and including 2005.  Since July 1, 2005, the Company has not been at any time a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.  Since January 1, 2008, the Company has not distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was intended to be governed in whole or in part by Section 355 of the Code.

2.8 Subsidiaries

.  As of the date hereof, the Company has no Subsidiaries other than as listed in the SEC Reports.

2.9 Governmental Consents

.

(a) No Permit from, or registration, qualification, declaration or filing with, any federal, state, local or other Governmental Authority (other than a Regulatory Body, representations as to which are instead set forth in Section 2.9(b)) on the part of the Company is necessary or required in connection with the offer, sale or issuance of the Preferred Stock or the Warrants (and the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants), the execution, delivery or performance of the Transaction Documents or the consummation of the Transactions, except for the following: (i) the filing of the Certificates of Designation with the office of the Secretary of State of the State of Delaware, which with respect to the Series B-1 Certificate of Designation, will be filed by the Company prior to the First Closing; (ii) following the Stockholder Approvals, if any, the filing of the Charter Amendment with the office of the Secretary of State of the State of Delaware, which, together with the Series B-2 Certificate of Designation, will be filed by the Company prior to the Third Closing; (iii) the compliance with applicable state securities laws, which compliance will have occurred within the appropriate time periods therefor; (iv) to the extent applicable to either the Second Closing or the Third Closing, the compliance with the applicable requirements of the Hart-Scott-Rodino-Antitrust Improvements Act of 1976 (the “HSR Act”); (v) the filing with the Commission of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; and (vi) the filing with the Committee on Foreign Investment in the United States (“CFIUS”) of such notices or other documents as may be warranted under FINSA and applicable regulations, as amended, in connection with this Agreement and the transactions contemplated by this Agreement.  Assuming that the representations of the Investors set forth in Section 3 below are true and correct, the offer, sale and issuance of the Preferred Stock and Warrants in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

(b) Other than the Regulatory Approvals set forth on Schedule B (and the implementation of any Negation Plans as described in Section 7.3), neither the execution, delivery and performance of the Transaction Documents or the consummation of the Transactions will require any Permit from, or registration, qualification, declaration or filing with, any Regulatory Body.

2.10 Permits and Licenses

.

(a) The Company and each of its Subsidiaries possess all Permits that are required to conduct its business, except for such Permits the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Subject to making the filings and obtaining the Permits set forth in Section 2.9, the consummation of the transactions contemplated by this Agreement, including the issuance and sale of Preferred Stock and Warrants (and the issuance of Common Stock upon the conversion of Preferred Stock or exercise of Warrants) shall not result in the termination, withdrawal, rescission or material modification of any Permit issued by any Governmental Authority that is necessary for the operation of the Company’s (and its Subsidiaries’) business as presently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)

(i) As of the date hereof and as of the First Closing, to the Knowledge of the Company, no action or proceeding has been initiated by DOE under or with respect to Article 3 of the 2002 Agreement that has resulted, or could reasonably be expected to result, in (A) a determination by the Assistant Secretary for Nuclear Energy or Secretary of Energy, substantially to the effect that (x) the Company has not met a milestone set out in the 2002 Agreement, (y) such failure to meet such milestone has had or will have a material adverse impact on the Company’s ability to begin commercial operations at the ACP on schedule, and (z) such failure was within the Company’s control or the result of the Company’s fault or negligence, or (B) a recommendation or determination by the Assistant Secretary for Nuclear Energy or Secretary of Energy to exercise any remedy available under Article 3 of the 2002 Agreement.

(ii) As of the Second Closing and the Third Closing, to the Knowledge of the Company, no action or proceeding has been initiated by DOE under or with respect to Article 3 of the 2002 Agreement that has resulted, or could reasonably be expected to result, in (A) a determination by the Assistant Secretary for Nuclear Energy or Secretary of Energy, substantially to the effect that (x) the Company has not met a milestone set out in the 2002 Agreement, (y) such failure to meet such milestone has had or will have a material adverse impact on the Company’s ability to begin commercial operations at the ACP on schedule, and (z) such failure was within the Company’s control or the result of the Company’s fault or negligence, and (B) a recommendation or determination by the Assistant Secretary for Nuclear Energy or Secretary of Energy to exercise any remedy available under Article 3 of the 2002 Agreement, except as such remedy would not, individually or in the aggregate, result in a Material Adverse Effect.

2.11 ERISA

.  No Reportable Event (as defined in Section 4043(c) of ERISA but excluding those events as to which the 30-day notice period is waived by applicable regulations as in effect on the date of this Agreement, without regard to any subsequent elimination of such waiver period) has occurred with respect to any Plan.  Each Plan complies in all material respects with all applicable provisions of ERISA and the Code, and the Company and each of its Subsidiaries have filed all reports required by ERISA and the Code to be filed with any Governmental Authority with respect to each Plan.  Each of the Company and its Subsidiaries and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan, and has not incurred any liability under Title IV of ERISA (a) to the Pension Benefit Guaranty Corporation other than a liability to the Pension Benefit Guaranty Corporation for premiums under Section 4007 of ERISA or (b) in respect of a Multiemployer Plan which has not been discharged in full when due.  No event has occurred that constitutes grounds for a Plan to be terminated under circumstances which would cause the lien provided under Section 4068 of ERISA to attach to any Property of the Company or any of its Subsidiaries.  No event has occurred that would cause the lien provided under Section 303 of ERISA or Section 430 of the Code to attach to any Property of the Company or any of its Subsidiaries.  No Plan is, or is reasonably believed by the Company to be within one year, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code).  Neither the Company, any Subsidiary nor any ERISA Affiliate participates in, contributes to or is otherwise required to contribute to, any Multiemployer Plan that, to the Knowledge of the Company, is, or is reasonably expected to be within one year immediately following the date hereof, in “critical” or “endangered” status as defined in Section 432 of the Code or Section 305 of ERISA.  The consummation of the transactions contemplated by this Agreement will not result in any increased payments or benefits under, accelerate the vesting or exercisability of any rights under or otherwise increase the expected costs with respect to any Plan.

2.12 Valid Issuance of Preferred Stock and Common Stock

.  The Series B-1 12.75% Preferred Stock being purchased by the Investors hereunder at the First Closing and Second Closing, the Series B-2 11.5% Preferred Stock being purchased by the Investors hereunder at the Third Closing, and the Series C Preferred Stock and the Common Stock that may be issued on conversion of the Preferred Stock when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of all Liens and restrictions on transfer other than restrictions under this Agreement, the Investor Rights Agreement, the Certificate of Incorporation, or the Certificates of Designation and under applicable state and federal laws.  The Common Stock issuable upon conversion of the Preferred Stock or exercise of Warrants purchased under this Agreement has been or shall be duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Series B-1 Certificate of Designation or the Warrants, as applicable, will be duly and validly issued, fully paid and nonassessable and will be free of all Liens and restrictions on transfer other than restrictions on transfer under this Agreement, the Investor Rights Agreement or the Company’s Certificate of Incorporation and under applicable state and federal laws.

2.13 Capitalization

.  As of the end of the most recently completed calendar month, the authorized capital stock of the Company consists of 250,000,000 shares of common stock, par value $0.10 per share (“Ordinary Common Stock”), of which 114,134,710 shares of Ordinary Common Stock were issued and outstanding as of the end of the most recently completed calendar month, and 25,000,000 shares of preferred stock, par value $1.00 per share, of which 200,000 shares are designated Series A Junior Participating Preferred Stock (“Series A Preferred Stock”) and are reserved for issuance in connection with the rights issued pursuant to the Company’s Rights Agreement, dated April 24, 2001 (the “Company Rights Agreement”).  The Company has reserved an aggregate of 14,100,000 shares of Ordinary Common Stock for issuance to employees and consultants pursuant to the Company’s 1999 Equity Incentive Plan, as amended, under which as of the end of the most recently completed calendar month, (a) 3,720,149 shares have been issued and are reflected in the currently outstanding Ordinary Common Stock; (b) options to purchase 2,985,959 shares are outstanding; (c) restricted stock units to purchase 355,280 shares are outstanding; and (d) no shares remain available for future grant.  The Company has reserved an aggregate of 4,500,000 shares of Ordinary Common Stock plus the number of shares of Ordinary Common Stock, if any, underlying grants under the Company’s 1999 Equity Incentive Plan that are forfeited, canceled, terminated or are settled in cash without the delivery of shares of Ordinary Common Stock on or after April 30, 2009 for issuance to employees and consultants pursuant to the Company’s 2009 Equity Incentive Plan, under which as of the end of the most recently completed calendar month, (i) 1,871,048 shares have been issued and are reflected in the currently outstanding Ordinary Common Stock; (ii) options to purchase 782,092 shares are presently outstanding; (iii) restricted stock units to purchase 250,744 shares are outstanding; and (iv) 2,009,646 shares plus the number of shares of Ordinary Common Stock, if any, underlying grants under the Company’s 1999 Equity Incentive Plan that are forfeited, canceled, terminated or are settled in cash without the delivery of shares of Ordinary Common Stock on or after April 30, 2009 remain available for future grant.  The Company has reserved an aggregate of 2,750,000 shares of Ordinary Common Stock for sale to employees pursuant to the Company’s 1999 Employee Stock Purchase Plan, as amended, under which as of the end of the most recently completed calendar month, (a) 2,693,102 shares have been issued and are reflected in the currently outstanding Ordinary Common Stock; and (b) 56,898 shares remain available for future sale.  The Company has reserved an aggregate of 1,000,000 shares of Ordinary Common Stock for sale to employees pursuant to the Company’s 2009 Employee Stock Purchase Plan, under which as of the end of the most recently completed calendar month, (a) no shares have been issued and are reflected in the currently outstanding Ordinary Common Stock; and (b) 1,000,000 shares remain available for future sale.  As of the end of the most recently completed calendar month, the Company has reserved an aggregate of 48,093,000 shares of Ordinary Common Stock for issuance upon conversion of its 3.0% Convertible Senior Notes due 2014 (the “Convertible Notes”), none of which have been issued upon conversion of Convertible Notes, and solely upon the occurrence of the conditions described in the indenture governing the Convertible Notes the outstanding Convertible Notes are entitled to convert into 48,093,000 shares of Ordinary Common Stock (subject to adjustment as provided in the indenture governing the Convertible Notes).  All issued and outstanding shares of Ordinary Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.  When issued, the Company will have reserved that number of shares of Common Stock sufficient for issuance upon conversion or redemption of the Preferred Stock, subject to the Share Issuance Limitation (as such term is defined in the Certificates of Designation), if any, or the exercise of the Warrants being issued and sold pursuant to this Agreement.  Other than as provided in this Agreement (including this Section 2.13) and the Investor Rights Agreement, there are no other outstanding rights, options, warrants, preemptive rights, rights of first offer or similar rights for the purchase or acquisition from the Company of any securities of the Company, nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights or rights of first offer, nor are there any declared but unpaid dividends.  Except as otherwise provided in this Agreement (including this Section 2.13), the Investor Rights Agreement or the Certificates of Designation, there are no outstanding rights or obligations of the Company to repurchase or redeem any of its securities.  The respective rights, preferences, privileges and restrictions of the Series A Preferred Stock and the Ordinary Common Stock are as stated in the Certificates of Designation and the Company’s Certificate of Incorporation.  All outstanding securities have been issued in compliance with state and federal securities laws.  Notwithstanding the foregoing, if at least five Business Days have not passed since the completion of the last calendar month, all references in this Section 2.13 to the “most recently completed calendar month” shall mean the completion of the month prior to the most recently completed calendar month.

2.14 Investment Company Act

.  Neither the Company nor any of its Subsidiaries is, or to the Knowledge of the Company ever has been, an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

2.15 Compliance with Other Instruments

.  The Company is not in violation or default of any provision of its Certificate of Incorporation or Bylaws.  The execution, delivery and performance of and compliance with the Transaction Documents by the Company, and the issuance and sale of the Preferred Stock and Warrants will not (a) result in any default or violation of the Company’s Certificate of Incorporation (including, with respect to the First Closing and the Second Closing, the Series B-1 Certificate of Designation, and solely with respect to the Third Closing, the Certificates of Designation) or Bylaws, each as amended through the applicable Closing, (b) upon the receipt of the Regulatory Approvals and the filing of the Certificates of Designation and, following the Charter Amendment Approval, the Charter Amendment with the Secretary of State of the State of Delaware, result in any violation of applicable Law, (c) require the approval of any Regulatory Body, other than the Regulatory Approvals, (d) constitute or result in a default, or an event that with or without the passage of time or giving of notice would become a default, breach or violation of, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement or any agreement relating to its Indebtedness or under any mortgage, deed of trust, security agreement or lease to which it is a party or any other agreement, instrument or arrangement filed or required to be filed as an exhibit to the SEC Reports, or in any default or violation of any judgment, order or decree of any Governmental Authority, or (e) be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to any such provision, or the suspension, revocation, impairment or forfeiture of any Permit of or applicable to the Company, its business or operations or any of its assets or properties pursuant to any such provision, except in the case of clauses (b), (d) and (e), which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.16 Environmental Matters

.  No activity of the Company or any of its Subsidiaries requires any Environmental Permit which has not been obtained and which is not now in full force and effect, except to the extent failure to have any such Environmental Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and its Subsidiaries are and have been in compliance with all applicable Requirements of Environmental Law and Environmental Permits including applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Requirement of Environmental Law or Environmental Permit, except where failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and its Subsidiaries (a) including with respect to their Property are not subject to any (i) Environmental Claims or (ii) Environmental Liabilities, in either case arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof or the date of any Closing, which, in either case, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (b) have not received individually or collectively any written notice of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim in connection with their respective Property which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.17 Compliance with Laws

.  The Company and its Subsidiaries have at all times since December 31, 2007 complied, and are currently in compliance, with any and all applicable federal, state, local, foreign or other laws, statutes, regulations, rules, ordinances, codes, conventions, directives, orders, judgments or other legal requirements (collectively, “Laws”) of any Governmental Authority, except where such violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.18 No Material Adverse Effect

.  Since the later of (a) March 31, 2010, and (b) the most recently completed Closing, no event or circumstance has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

2.19 Registration Rights; Voting Rights

.  Except as provided in the Investor Rights Agreement, (a) the Company has not granted or agreed to grant, and is not presently under any obligation to provide, any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently, and (b) to the Company’s Knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

2.20 Reports

.

(a) Since December 31, 2008, the Company has timely filed all documents required to be filed with the Commission pursuant to Sections 13(a), 14(a) or 15(d) of the Exchange Act, except where the failure to so file would not reasonably be expected to materially and adversely affect an Investor’s ability to complete a sale of Common Stock pursuant to an Orderly Sale Arrangement.

(b) The SEC Reports, after giving effect to any amendments thereto filed prior to the date of the making of this representation, complied as to form in all material respects with the requirements of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, in each case as in effect at such time, and, after giving effect to any amendments thereto filed prior to the date of the making of this representation, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such statements, in the light of the circumstances in which they were made, not misleading.

2.21 Brokers and Finders

.  Except for Credit Suisse, the fees and expenses of which will be paid by the Company, neither the Company nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

2.22 Intellectual Property

.  Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

2.23 Foreign Corrupt Practices

.  Since January 1, 2005, none of (i) the Company, (ii) any Subsidiary of the Company or (iii) to the Knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary, has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977.  To the Knowledge of the Company, the Company, its Subsidiaries and its Affiliates have not been and are not now under any administrative, civil or criminal investigation or indictment involving alleged violations of the Foreign Corrupt Practices Act or any other applicable anticorruption or antibribery laws.

2.24 Insurance

.  The Company and its Subsidiaries maintain insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its and its Subsidiaries’ business, with such deductibles and exclusions as are customary for companies in the same or similar business, all of which insurance is in full force and effect.

3. Representations and Warranties of the Investors

.  Each Investor, severally and not jointly, hereby represents and warrants as of the date hereof and as of the date of each Closing (or such other date specified herein) as follows:

3.1 Private Placement

.

(a) Such Investor is (i) an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act; (ii) aware that the sale of the Preferred Stock and Warrants (collectively, including the Common Stock issuable upon conversion of the Preferred Stock and exercise of Warrants, the “Securities”) to it is being made in reliance on a private placement exemption from registration under the Securities Act and (iii) acquiring the Securities for its own account.

(b) Such Investor understands and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that such Securities have not been and, except as contemplated by the Investor Rights Agreement, will not be registered under the Securities Act and that such Securities may be offered, resold, pledged or otherwise transferred only (i) in a transaction not involving a public offering, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act, or (iv) to the Company or one of its Subsidiaries, in each of cases (i) through (iv) in accordance with any applicable securities laws of any State of the United States and Section 9 of this Agreement, and that it will notify any subsequent purchaser of Securities from it of the resale restrictions referred to above, as applicable.

(c) Such Investor understands that, unless sold pursuant to a registration statement that has been declared effective under the Securities Act or, to the reasonable satisfaction of the Company, in compliance with Rule 144 thereunder, the Company may require that the Securities bear a legend or other restriction substantially to the following effect (it being agreed that if the Securities are not certificated, other appropriate restrictions shall be implemented to give effect to the following):

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR AS MAY BE HELD BY A PERSON DEEMED AN “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER OF THIS SECURITY, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.  THIS SECURITY MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF THE CERTIFICATE OF DESIGNATION OF SERIES [] CONVERTIBLE PREFERRED STOCK OF USEC INC. (THE “COMPANY”), AS AMENDED.

THIS SECURITY IS SUBJECT TO THE RESTRICTIONS (INCLUDING THE VOTING AND TRANSFER RESTRICTIONS) SET FORTH IN ARTICLES FOURTH AND ELEVENTH OF USEC INC.’S CERTIFICATE OF INCORPORATION, AS AMENDED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER, CONVERSION AND REDEMPTION) STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF SECTION 9 OF THE SECURITIES PURCHASE AGREEMENT BY AND AMONG THE COMPANY, TOSHIBA CORPORATION (“TOSHIBA”) AND BABCOCK & WILCOX INVESTMENT COMPANY (“B&W”), DATED AS OF MAY 25, 2010.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS (INCLUDING RESTRICTIONS ON THE DISPOSITION OF SECURITIES) STATED IN THE PROVISIONS OF SECTION 4.7 OF THE INVESTOR RIGHTS AGREEMENT BY AND AMONG THE COMPANY, TOSHIBA AND B&W, DATED AS OF ____, 2010.”

(d) Such Investor:

(i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and

(ii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(e) Such Investor acknowledges that (i) it has conducted its own investigation of the Company and the terms of the Securities, (ii) it has had access to the Company’s public filings with the Commission and to such financial and other information as it deems necessary to make its decision to purchase the Securities, and (iii) has been offered the opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and its Subsidiaries and to ask questions of the Company and received answers thereto, each as it deemed necessary in connection with the decision to purchase the Securities.  Each Investor further acknowledges that it has had such opportunity to consult with its own counsel, financial and tax advisors and other professional advisers as it believes is sufficient for purposes of the purchase of the Securities.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement, the right of the Investors to rely thereon or any rights or remedies available to the Investors in this Agreement, the other Transaction Documents or otherwise.

(f) Such Investor understands that the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

(g) Except for the representations and warranties contained in Section 2 of this Agreement or in any other Transaction Document, each Investor acknowledges that neither the Company nor any Person on behalf of the Company makes, and such Investor has not relied upon, any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to the Investors in connection with the transactions contemplated by this Agreement.

3.2 Organization

.  Such Investor has been duly organized and is validly existing as a corporation under the laws of its jurisdiction of incorporation.

3.3 Power and Authority

.  Such Investor has full right, power, authority and capacity to enter into each Transaction Document to which it is a party and to consummate the Transactions and has taken all necessary action to authorize the execution, delivery and performance of each Transaction Document to which it is a party.

3.4 Authorization; Enforceability

.  The execution, delivery and performance of each Transaction Document to which such Investor is a party has been duly authorized by all necessary action on the part of such Investor.  Such Investor has duly and validly executed and delivered this Agreement and the Strategic Relationship Agreement.  On the First Closing date, each other Transaction Document to which such Investor will be a party will be duly and validly executed and delivered by such Investor.  This Agreement and the Strategic Relationship Agreement, and each other Transaction Document to which such Investor is or will be a party (when executed and delivered by such Investor), assuming due authorization, execution and delivery by each other party thereto, constitutes and will constitute valid and legally binding obligations of such Investor, enforceable in accordance with their respective terms, subject to the Enforceability Exceptions.

3.5 No Default or Violation

.  Such Investor is not in violation or default of any provision of its organizational documents. Such Investor’s execution, delivery, and performance of and compliance with each Transaction Document to which it is a party, and such Investor’s purchase of the Preferred Stock or Warrants (or upon the conversion of Preferred Stock or exercise of Warrants, the receipt of Common Stock) as contemplated by this Agreement will not (a) result in any default or violation of the certificate of incorporation and bylaws (or similar organizational documents), of such Investor, (b) result in any violation of applicable Law, (c) constitute or result in a default, or an event that with or without the passage of time or giving of notice would become a default, breach or violation of, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement or any agreement relating to its Indebtedness or under any mortgage, deed of trust, security agreement or lease or any other material agreement to which such Investor is a party or in any default or violation of any material judgment, order or decree of any Governmental Authority, or (d) be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of such Investor pursuant to any such provision, or the suspension, revocation, impairment or forfeiture of any material permit, license, authorization or approval applicable to such Investor, its business or operations, or any of its assets or properties pursuant to any such provision, except in the case of clauses (b), (c) and (d), for any matters that would not, individually or in the aggregate, materially adversely affect such Investor’s performance of its obligations under any Transaction Document.

3.6 Financial Capability

.  Such Investor currently has, and at each Closing will have, available and unconditional funds necessary to purchase the Preferred Stock and Warrants issued at such Closing on the terms and conditions contemplated by this Agreement.

3.7 Person

.  At or prior to the First Closing, (a) B&W represents that it will be a U.S. Person, and (b) Toshiba represents that it will have assigned its rights to purchase Preferred Stock and Warrants hereunder to a U.S. Person.

4. Conditions to the First Closing

4.1 Conditions to the Obligations of Each Party

.  The obligations of each Party to consummate the transactions contemplated hereby at the First Closing are subject to the fulfillment or waiver by such Party (to the extent permitted by Law) on or before the First Closing of each of the following conditions:

(a) No Law/Injunction.  No federal or state court of competent jurisdiction or other Governmental Authority shall have enacted, issued, promulgated, enforced or entered any order, decree, judgment, injunction or other ruling (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits the consummation of the transactions contemplated hereby at the First Closing.

(b) Regulatory Approvals.  The Company shall have received all Regulatory Approvals set forth on Schedule B under the heading “First Closing”.

(c) CFIUS/FINSA.  (i) The period of time for any applicable review process by CFIUS under FINSA (including, if applicable, any investigation commenced thereunder) shall have expired or been terminated, (ii) CFIUS shall have provided a written notice to the effect that its review of the transactions contemplated by this Agreement has been concluded and that a determination has been made that there are no issues of national security sufficient to warrant investigation under FINSA, or (iii) the President of the United States shall have made a determination under FINSA not to suspend or prohibit the transactions contemplated by this Agreement.

(d) Transaction Documents.  Each Transaction Document other than this Agreement, the Strategic Relationship Agreement and any other Transaction Document to be executed and delivered at the Second Closing or the Third Closing shall have been executed and delivered by each party thereto other than such Party.

(e) Listing of Ordinary Common Stock.  The shares of Ordinary Common Stock issuable upon the conversion of Series B-1 12.75% Preferred Stock issued at the First Closing or the exercise of Warrants received at the First Closing shall have been approved for listing on the NYSE, subject to official notice of issuance.

4.2 Conditions to the Obligations of Each Investor

.  The obligations of each Investor to consummate the transactions contemplated hereby at the First Closing are subject to the fulfillment or waiver by such Investor (to the extent permitted by Law) on or before the First Closing of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall have been true and correct as of the date hereof, except as would not result in a Material Adverse Effect.  The Closing Representations made by the Company at the First Closing that constitute Designated Representations and the representations and warranties set forth in Section 2.20(b) shall be true and correct at the First Closing, after giving effect to the Signing Disclosures.  The Closing Representations made by the Company at the First Closing that do not constitute Designated Representations or the representations and warranties set forth in Section 2.20(b) shall, after giving effect to the Signing Disclosures and the Updated Disclosures, be true and correct at the First Closing, except for such breaches as would not reasonably be expected to have a Material Adverse Effect.  For the avoidance of doubt, any representations and warranties of the Company referenced in this Section 4.2(a) which address matters only as of a particular date need only be true and correct as of such date.

(b) Updated Disclosure.  No Updated Disclosure shall reflect a Company Effect that has had or is reasonably likely to have a Material Adverse Effect.

(c) Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the First Closing.

(d) Officer’s Certificate.  The Company shall have delivered to each Investor a certificate, dated the date of the First Closing and signed by its duly authorized officer, to the effect that the conditions set forth in Sections 4.2(a) and 4.2(c) have been satisfied.

(e) Solicitation/Reprogramming.   The 45-day notice period specified under the Consolidated Appropriations Act of 2008, Division C – Energy and Water Development and Related Agencies, “Title 17 Innovative Technology Loan Guarantee Program” (Public Law 110-161 – Dec. 26, 2007 (at 121 STAT. 1961)) shall have expired with respect to the notice provided by the United States Department of Energy, and any successor Governmental Authority thereto (the “DOE”), on March 25, 2010 of its intent to use up to $2 billion in loan guarantee authority made available to DOE under the Revised Continuing Appropriations Resolution, 2007, as amended, for front-end nuclear fuel facilities under the solicitation for Federal Loan Guarantees for Front-End Nuclear Facilities issued by DOE in 2008 (solicitation number DE-PS01-08LG00003) (the “2008 Solicitation”) (the “Reprogramming”), and no federal law shall have been enacted, and Congress shall not have taken any formal action, prohibiting such Reprogramming.

(f) Loan Guarantee Commitment Availability.  As of the date of the First Closing, there shall be at least $2 billion available under the 2008 Solicitation or another solicitation for front-end nuclear fuel projects under the Loan Guarantee Program.  For purposes of this Section 4.2(f), the amount of funds “available” under a solicitation shall equal the aggregate amount of loan guarantee authority allocated to such solicitation (and not subsequently reallocated from such solicitation) less the amount committed under any conditional commitment (as defined in 10 CFR 609.2) and, without duplication, with respect to a project, Loan Guarantee Agreements (as defined in 10 CFR 609.2, “Loan Guarantee Agreements”) entered into by DOE under such solicitation.

(g) ACM Operating Agreement.  The operating agreement of American Centrifuge Manufacturing LLC (“ACM”) by and between B&W (or an Affiliate of B&W) and the Company (or an Affiliate of the Company), substantially in the form of the draft dated April 1, 2010, shall have been executed by the parties thereto, and such parties shall have agreed upon a term sheet with terms and conditions, including pricing, for the long-term supply by ACM LLC of centrifuges and related equipment for the ACP.

(h) Series B-1 and Series C Certificates of Designation.  The Company shall have filed the Series B-1 Certificate of Designation and the Series C Certificate of Designation with the Secretary of State of the State of Delaware.

(i) Foreign Ownership Restrictions Determination.  The Foreign Ownership Restrictions Determination shall be in full force and effect, and the Board shall have taken no action contrary thereto.

(j) Election of Directors.  The Board shall have taken all actions necessary and appropriate to permit the two directors designated by the Investors pursuant to Section 7.16 to be elected to the Board effective immediately upon the delivery to the Company of a written consent to such effect of the Holders of the outstanding Series B-1 12.75% Preferred Stock following the First Closing.

(k) Opinions of Counsel.  The Investors shall have received from the General Counsel of the Company, Latham & Watkins LLP, special counsel for the Company, and Morgan Lewis & Bockius LLP, regulatory counsel for the Company, opinions, dated as of the First Closing, in the forms attached hereto as or as to the respective matters set forth in Exhibit H.

(l) Concurrent Investment.  The Company shall have received proceeds from the sale of Series B-1 12.75% Preferred Stock and Warrants at the First Closing to the other Investor of not less than $37,500,000.00.

(m) No Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any Material Adverse Effect.

4.3 Conditions to the Obligations of the Company

.  The obligations of the Company to consummate the transactions contemplated hereby at the First Closing with respect to an Investor are subject to the fulfillment or waiver by the Company (to the extent permitted by Law) on or before the First Closing of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of such Investor contained in Section 3 shall be true and correct in all material respects as of the date hereof and as of the date of the First Closing (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date).

(b) Covenants.  Such Investor shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the First Closing.

(c) Officer’s Certificate.  Such Investor shall have delivered to the Company a certificate, dated the date of the First Closing and signed by a duly authorized officer of such Investor, to the effect that the conditions set forth in Sections 4.3(a) and 4.3(b) have been satisfied with respect to such Investor.

(d) Investment.  The Company shall have received proceeds from the sale of Series B-1 12.75% Preferred Stock and Warrants at the First Closing to the Investor(s) of not less than $75,000,000.00.

(e) Opinions of Counsel.  The Company shall have received from special counsel to such Investor an opinion, dated as of the First Closing, as to the matters set forth in Exhibit H.

5. Conditions to the Second Closing

5.1 Conditions to the Obligations of Each Party.

  The obligations of each Party to consummate the transactions contemplated hereby at the Second Closing are subject to the fulfillment or waiver by such Party (to the extent permitted by Law) on or before the Second Closing of each of the following conditions:

(a) First Closing.  The First Closing shall have occurred.

(b) No Law/Injunction.  No federal or state court of competent jurisdiction or other Governmental Authority shall have enacted, issued, promulgated, enforced or entered any order, decree, judgment, injunction or other ruling (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits the consummation of the transactions contemplated hereby at the Second Closing.

(c) Regulatory Approvals.  The Company shall have received all Regulatory Approvals set forth on Schedule B under the heading “Second Closing”.

(d) HSR Act Approval.  To the extent the transactions contemplated by the Second Closing are subject to the notification requirements under the HSR Act, the applicable waiting period, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

(e) Listing of Ordinary Common Stock.  The shares of Ordinary Common Stock issuable upon the conversion of Series B-1 12.75% Preferred Stock issued at the Second Closing shall have been approved for listing on the NYSE, subject to official notice of issuance.

5.2 Conditions to the Obligations of Each Investor

.  The obligations of each Investor to consummate the transactions contemplated hereby at the Second Closing is subject to the fulfillment or waiver by such Investor (to the extent permitted by Law) on or before the Second Closing of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall have been true and correct as of the date hereof, except as would not result in a Material Adverse Effect.  The Closing Representations that constitute Designated Representations made by the Company at the Second Closing shall be true and correct at the Second Closing, after giving effect to the Signing Disclosures.  The Closing Representations made by the Company at the Second Closing that do not constitute Designated Representations, after giving effect to the Signing Disclosures and the Updated Disclosures shall be true and correct at the Second Closing, except for such breaches as would not reasonably be expected to have a Material Adverse Effect.  For the avoidance of doubt, any representations and warranties of the Company referenced in this Section 5.2(a) which address matters only as of a particular date need only be true and correct as of such date.

(b) Updated Disclosure.  No Updated Disclosure shall reflect a Company Effect that has had or is reasonably likely to have a Material Adverse Effect.

(c) Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by the Transaction Documents to be performed or complied with by it on or before the Second Closing.

(d) Officer’s Certificate.  The Company shall have delivered to each Investor a certificate, dated the date of the Second Closing and signed by its duly authorized officer, to the effect that the conditions set forth in Sections 5.2(a) and 5.2(c) have been satisfied.

(e) DOE Conditional Commitment.  The Company shall have entered into the Conditional Commitment with DOE.

(f) Foreign Ownership Restrictions Determination.  The Foreign Ownership Restrictions Determination shall be in full force and effect, and the Board shall have taken no action contrary thereto.

(g) Compliance with Strategic Plan.  Other than due to a breach of the Transaction Documents by an Investor, since the First Closing, the Company shall have conducted the business of the Company in material compliance with the Strategic Plan, as the same may be from time to time amended or modified with the consent of the Investors, such consent not to be unreasonably withheld, conditioned or delayed.

(h) Opinions of Counsel.  The Investors shall have received from the General Counsel of the Company, Latham & Watkins LLP, special counsel for the Company, and Morgan Lewis & Bockius LLP, regulatory counsel for the Company, opinions, dated as of the Second Closing, as to the respective matters set forth in Exhibit I.

(i) Concurrent Investment.  The Company shall have received proceeds from the sale of Series B-1 12.75% Preferred Stock at the Second Closing to the other Investor of not less than $25,000,000.00.

(j) No Material Adverse Effect.  Since the date of the First Closing there shall not have occurred any Material Adverse Effect (for the avoidance of doubt, taking into account applicable Company Effects arising since the date hereof but not giving rise to a Material Adverse Effect prior to the First Closing).

5.3 Conditions to the Obligations of the Company

.  The obligations of the Company to consummate the transactions contemplated hereby at the Second Closing with respect to an Investor are subject to the fulfillment or waiver by the Company (to the extent permitted by Law) on or before the Second Closing of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of such Investor contained in Section 3 shall be true and correct in all material respects as of the date hereof and as of the date of the Second Closing (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date).

(b) Covenants.  Such Investor shall have performed or complied in all material respects with all agreements and covenants required by each Transaction Document to be performed or complied with by such Investor on or before the Second Closing.

(c) Officer’s Certificates.  Such Investor shall have delivered to the Company a certificate, dated the date of the Second Closing and signed by a duly authorized officer of such Investor, to the effect that the conditions set forth in Sections 5.3(a) and 5.3(b) have been satisfied with respect to such Investor.

(d) Investment.  The Company shall have received proceeds from the sale of Series B-1 12.75% Preferred Stock at the Second Closing to the Investor(s) of not less than $50,000,000.00.

(e) Opinions of Counsel.  The Company shall have received from special counsel to such Investor an opinion, dated as of the Second Closing as to the matters set forth in Exhibit I.

6. Conditions to the Third Closing.

6.1 Conditions to the Obligations of Each Party

.  The obligations of each Party to consummate the transactions contemplated hereby at the Third Closing are subject to the fulfillment or waiver by such Party (to the extent permitted by Law) on or before the Third Closing of each of the following conditions:

(a) Second Closing.  The Second Closing shall have occurred.

(b) No Law/Injunction.  No federal or state court of competent jurisdiction or other Governmental Authority shall have enacted, issued, promulgated, enforced or entered any order, decree, judgment, injunction or other ruling (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits the consummation of the transactions contemplated hereby at the Third Closing.

(c) Regulatory Approvals.  The Company shall have received all Regulatory Approvals set forth on Schedule B under the heading “Third Closing”.

(d) HSR Act Approval.  To the extent the transactions contemplated by the Third Closing are subject to the notification requirements under the HSR Act, the applicable waiting period, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

(e) Listing of Ordinary Common Stock.  The shares of Ordinary Common Stock issuable upon the conversion of Series B-2 11.5% Preferred Stock issued at the Third Closing or the exercise of Warrants received at the Third Closing shall have been approved for listing on an Approved Market, subject to official notice of issuance.

(f) Charter Amendment Approval.  At a meeting of the Company’s stockholders, duly called and held, the Company shall have obtained (i) the affirmative vote of the holders of a majority of the outstanding shares of Common Stock to approve and adopt the Charter Amendment, including the authorization of Common Stock thereunder in the form attached hereto as Exhibit L (the “Charter Amendment Approval”), which Charter Amendment at the Company’s option may take the form of a restated Certificate of Incorporation so long as such restated Certificate of Incorporation incorporates the Charter Amendment in the form attached hereto as Exhibit L, and (ii) the approval of the stockholders of the Company necessary to approve the conversion or redemption of all the Preferred Stock, and the exercise of all the Warrants, for Common Stock for purposes of Section 312.03 of the New York Stock Exchange Listed Company Manual, or if shares of the Ordinary Common Stock become listed and traded on another Approved Market, so as to permit all such conversions, redemptions and exercises (the “Share Issuance Approval” and together with the Charter Amendment Approval, the “Stockholder Approvals”) and the Company shall have filed the Series B-2 Certificate of Designation and the Charter Amendment (or the restated Certificate of Incorporation as permitted by this subsection) with the Secretary of State of the State of Delaware.

(g) DOE Financial Closing.  The DOE Financial Closing shall have been consummated.

6.2 Conditions to the Obligations of Each Investor

.  The obligations of each Investor to consummate the transactions contemplated hereby at the Third Closing are subject to the fulfillment or waiver by such Investor (to the extent permitted by Law) on or before the Third Closing of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall have been true and correct as of the date hereof, except as would not result in a Material Adverse Effect.  The Closing Representations made by the Company at the Third Closing that constitute Designated Representations shall be true and correct at the Third Closing, after giving effect to the Signing Disclosures.  The Closing Representations made by the Company at the Third Closing that do not constitute Designated Representations, after giving effect to the Signing Disclosures and the Updated Disclosures, shall be true and correct at the Third Closing, except for such breaches as would not reasonably be expected to have a Material Adverse Effect.  For the avoidance of doubt, any representations and warranties of the Company referenced in this Section 6.2(a) which address matters only as of a particular date need only be true and correct as of such date.

(b) Updated Disclosure.  No Updated Disclosure shall reflect a Company Effect that has had or is reasonably likely to have a Material Adverse Effect.

(c) Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by the Transaction Documents to be performed or complied with by it on or before the Third Closing.

(d) Officer’s Certificate.  The Company shall have delivered to each Investor a certificate, dated the date of the Third Closing and signed by its duly authorized officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(c) have been satisfied.

(e) Alternative Sourcing Agreement.  The Company shall have executed and delivered one or more agreements for the supply of separative work units to the Company on terms with respect to quantity, pricing and duration not less favorable to the Company than those set forth in that certain letter dated as of the date of this Agreement, from the Company to the Investors, or such other alternative supply arrangements reasonably acceptable to each Investor.

(f) Foreign Ownership Restrictions Determination.  The Foreign Ownership Restrictions Determination shall be in full force and effect, and the Board shall have taken no action contrary thereto.

(g) Compliance with Strategic Plan.  Other than due to a breach of the Transaction Documents by an Investor, since the Second Closing, the Company shall have conducted the business of the Company in material compliance with the Strategic Plan, as the same may be from time to time amended or modified with the consent of the Investors, such consent not to be unreasonably withheld, conditioned or delayed.

(h) Opinions of Counsel.  The Investors shall have received from the General Counsel of the Company, Latham & Watkins LLP, special counsel for the Company, and Morgan Lewis & Bockius LLP, regulatory counsel for the Company, opinions, dated as of the Third Closing, as to the respective matters set forth on Exhibit J.

(i) Concurrent Investment.  The Company shall have received proceeds from the sale of Series B-2 11.5% Preferred Stock and Warrants at the Third Closing to the other Investor of not less than $37,500,000.00.

(j) No Material Adverse Effect.  Since the date of the Second Closing, there shall not have occurred any Material Adverse Effect (for the avoidance of doubt, taking into account applicable Company Effects arising since the date hereof but not giving rise to a Material Adverse Effect prior to the Second Closing).

6.3 Conditions to the Obligations of the Company

.  The obligations of the Company to consummate the transactions contemplated hereby at the Third Closing with respect to an Investor are subject to the fulfillment or waiver by the Company (to the extent permitted by Law) on or before the Third Closing of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of such Investor contained in Section 3 shall be true and correct in all material respects as of the date hereof and as of the date of the Third Closing (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date).

(b) Covenants.  Such Investor shall have performed or complied in all material respects with all agreements and covenants required by each Transaction Document to be performed or complied with by such Investor on or before the Third Closing.

(c) Officer’s Certificates.  Such Investor shall have delivered to the Company a certificate, dated the date of the Third Closing and signed by a duly authorized officer of such Investor, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied with respect to such Investor.

(d) Investment.  The Company shall have received the proceeds from the sale of Series B-2 11.5% Preferred Stock and Warrants at the Third Closing to the Investor(s) of not less than $75,000,000.00.

(e) Opinions of Counsel.  The Company shall have received from special counsel to such Investor an opinion dated as of the Third Closing, as to the matters set forth on Exhibit J.

7. Covenants

.

7.1 State Securities Laws

.  The Company shall use all commercially reasonable efforts to (a) obtain all necessary permits and qualifications, if any, or secure an exemption therefrom, required by any state or country prior to the offer and sale of the Series B Preferred Stock and Warrants, and (b) cause such authorization, approval, permit or qualification to be effective as of the applicable Closing.

7.2 Submittal of Update to Loan Guarantee Application; Approval of Regulatory Bodies

.

(a) As promptly as reasonably practicable following execution of this Agreement, the Company, after considering in good faith and reasonably reflecting appropriate input from the Investors, shall update the Company’s application for a Loan Guarantee Agreement under the 2008 Solicitation and submit such update to the application to the DOE.  The Company shall use commercially reasonable efforts to take all other actions reasonably necessary, proper or advisable to cause the DOE to grant the Conditional Commitment no later than June 30, 2011 and to consummate the DOE Financial Closing no later than December 31, 2011. Each Investor shall, at the Company’s request reasonably cooperate with the Company on such Loan Guarantee Agreement application consistent with this Agreement or any other Transaction Document, including (i) participating in discussions or meetings where requested to do so (and reasonable advance notice is provided) by the Company and (ii) timely providing information, data, and documents with respect to such Investor to the Company or Governmental Authorities where reasonably required by the Company in connection with the preparation of such application or requested by a Regulatory Body in connection with consideration thereof.

(b) Promptly following execution of this Agreement, the Company shall use its commercially reasonable efforts to seek the Regulatory Approvals set forth on Schedule B under the heading “First Closing”, or written confirmation from the relevant Regulatory Body that any such approvals are not required.  Promptly following the First Closing, the Company shall use its commercially reasonable efforts to seek the Regulatory Approvals set forth on Schedule B under the heading “Second Closing”, or written confirmation from the relevant Regulatory Body that any such approvals are not required.  Promptly following the Second Closing, the Company shall use its commercially reasonable efforts to seek the Regulatory Approvals set forth on Schedule B under the heading “Third Closing”, or written confirmation from the relevant Regulatory Body that any such approvals are not required.  Each Investor shall, at the Company’s request reasonably cooperate with the Company on the Regulatory Approvals set forth on Schedule B, including (i) participating in discussions or meetings where requested to do so (and reasonable advance notice is provided) by the Company and (ii) timely providing information, data, and documents with respect to such Investor to the Company or Governmental Authorities where reasonably required by the Company in connection with the preparation of such application or requested by a Regulatory Body in connection with consideration thereof.

(c) To the extent permitted by Law, the Company agrees to keep the Investors informed regarding the Conditional Commitment, the DOE Financial Closing and the approval of the Transactions, on a timely basis, including with respect to any material communications received by the Company from, or given by the Company to, the Regulatory Bodies, or confirmations that any such approvals are not required (and including, to the extent permitted by Law, providing the Investors with copies of any material written correspondence).  In connection with the foregoing, the Company shall, to the extent reasonably practicable and otherwise permitted by Law, (i) provide the Investors with reasonable advance notice of any scheduled meetings with the Regulatory Bodies at which the Company reasonably anticipates approval of the Transactions will be discussed; and (ii) seek to allow the Investors to participate in such meetings with the Regulatory Bodies.

(d) Following the First Closing, the Company agrees that the BSRs (as defined in the Strategic Relationship Agreement) appointed by the Investors may, to the extent permitted by Law, participate in any discussions and correspondence with the Regulatory Bodies of the kind described in Section 7.2(c).

7.3 Negation Plans

.  To the extent necessary to obtain the approval of any of the Regulatory Bodies in connection with any of the Closings, the Company shall (i) prepare and submit such foreign ownership, control, domination or influence negation action plans relating to the Company or other mitigation measures as may be required to gain the approval or concurrence of any such Regulatory Body as soon as practicable and within the time periods set forth in this Agreement or to negate any material adverse impact upon the Permits held by the Company and its Affiliates as a result of the Transactions (each such plan or measure, a “Negation Plan”); and (ii) comply at the earliest practicable date with any requests from the Regulatory Bodies for additional information, documents or other materials related to the negation of any foreign ownership, control, domination or influence.  Each Investor shall reasonably cooperate with such actions by the Company.  Any Negation Plan proposed to be applied to an Investor must be acceptable to such Investor, but such Investor will not unreasonably withhold its approval of any such plan that it reasonably determines (i) will not materially or adversely affect any of the rights intended to be provided to such Investor pursuant to the Transaction Documents and (ii) does not restrict or limit such Investor’s business activities other than with respect to the Company and its Affiliates.  For avoidance of doubt, and without limiting the foregoing it is understood and agreed that an Investor may withhold its consent under the foregoing in the event the Negation Plan materially restricts any of the following essential rights of an Investor in accordance with the Transaction Documents:  (1) the senior executive consultations as provided in Article III of the Strategic Relationship Agreement; (2) the appointment of directors including the appointment by Toshiba of a non-US national or U.S. national employed by an Agreed Affiliates, or other Person who is not fully dis-interested relative to Toshiba, and their full participation on the Board (without access to Classified Information or Export Controlled Information); (3) the Investor Director information rights provided in Section 1.1 of the Investor Rights Agreement; (4) the seconding of BSRs by each Investor under Article II of the Strategic Relationship Agreement, including the appointment by Toshiba of a non-US national or U.S. national employed by an Agreed Affiliates (and the rights of such BSR provided under the Strategic Relationship Agreement); (5) the Investor Informational Rights provided in Section 3.3 of the Strategic Relationship Agreement; (6) the rights under Section 3.6 of the Strategic Relationship Agreement; (7) the Special Approval Rights provided in Article II of the Investor Rights Agreement and Section 7.10 of this Agreement; (8) the rights related to the supply of SWU to Toshiba and its Prospective Customers as provided in Article I of the Strategic Relationship Agreement, and (9) the purchase, ownership, holding and conversion, and disposition rights with respect to Securities as provided in the Transaction Documents subject to the restrictions on voting, holding, redemption and orderly sale as provided in the Transaction Documents.  Each Investor shall also execute any agreements ancillary to, and required for the enforcement of, any Negation Plan acceptable to the Investor.  Capitalized terms that are used in this Section 7.3 and not defined in this Agreement shall have the meanings ascribed to such terms in the Strategic Relationship Agreement or the Investor Rights Agreement, as applicable.

7.4 Antitrust

.

(a) To the extent the transactions contemplated by the Second Closing or the Third Closing are subject to the notification requirements under the HSR Act, in each case as determined by each Investor with respect to its investment, the Company and such Investor shall use all commercially reasonable efforts to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the acquisition of the Preferred Stock and Warrants contemplated by such Closing as promptly as practicable, and supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act, (ii) subject to the provisions of Section 7.4(b), take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act, as promptly as practicable, (iii) subject to applicable Law, keep the other Parties hereto informed of any communication received by the Company or such Investor (as the case may be) from, or given by the Company or such Investor (as the case may be) to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other Governmental Authority and of any communication received or given in connection with any legal, administrative, arbitral or other proceeding by a private party, in each case regarding the issuance and sale of the Preferred Stock or Warrants, (iv) subject to applicable Law and all applicable privileges, including the attorney-client privilege, permit any other Party to review in advance any communication intended to be given by it to, and consult with it in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Authority, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority, give any other Party the opportunity to attend and participate in such meetings and conferences, (v) subject to applicable Law, consult and cooperate with the other Parties in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party hereto relating to proceedings under the HSR Act or other antitrust Laws, and (vi) comply at the earliest practicable date with any request under the HSR Act or other antitrust Laws for additional information, documents or other materials received by each of them or any of their respective Subsidiaries from the FTC, the DOJ or any other Governmental Authority in respect of such filings or such transactions.

(b) If any objections are asserted with respect to the transactions contemplated hereby under the HSR Act, or any other antitrust Law, each of the Parties shall use all commercially reasonable efforts to resolve such objections as such Governmental Authority may have to such transactions under antitrust Law, through the completion of the investigative processes of the Governmental Authority.  In connection therewith, if any legal proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as in violation of any antitrust Laws, whether by a Governmental Authority or private party, nothing herein shall require any Party to contest or resist the objections beyond the completion of the investigative processes of the Governmental Authority.  If mutually agreed by the Parties to contest or resist the objections beyond such investigative processes, then each of the Investors and the Company shall cooperate and use their respective commercially reasonable efforts to contest and resist any such legal proceeding, and to have vacated, lifted, reversed or overturned any order of any Governmental Authority, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.  For purposes of this Section 7.4(b), the term “commercially reasonable efforts” shall not require any Party to provide for the license, sale or other disposition or holding separate of any shares or assets of such Party, or to agree to the imposition of any material limitation on the ability of any of them to freely conduct their business or effectuate the business purposes of this Agreement; and in no event shall the Company engage in such actions without the prior written consent of the Investors.

7.5 Other Government Approvals

.

(a) The Investors and the Company shall cooperate with each other and shall cause their agents and representatives to cooperate with each other to determine and timely make any pre-Closing and post-Closing submissions, applications or notices for approvals or other consents from any Governmental Authority, other than those set forth in Sections 7.2, 7.3, 7.4, or 7.5(b)-(d).  For the avoidance of doubt, such Sections (and not this Section 7.5(a)) shall apply to the approvals and other matters referenced in such Sections.

(b) The Company and Toshiba shall:  (i) make or cause to be made a joint voluntary notice to CFIUS with respect to the transactions contemplated hereby as promptly as practicable, (ii) comply at the earliest practicable date with any requests from CFIUS or other Governmental Authority for additional information, documents or other materials required or related to the CFIUS notice and any subsequent investigation, and (iii) cooperate with each other in connection with any such filing (including, to the extent permitted by applicable Law, providing copies of drafts of such filing to the non-filing Parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any inquires from CFIUS or any other Governmental Authority with respect to the CFIUS filing or any investigation with respect to any such filing.

(c) If (A) following consultation with CFIUS, Toshiba and the Company, B&W shall reasonably determine that its failure to make a voluntary notice to CFIUS with respect to the Transactions or to be a party to the joint voluntary notice to CFIUS referenced in Section 7.5(b) could cause the satisfaction of the condition set forth in Section 4.1(c) hereof to be materially delayed or fail, or (B) CFIUS has formally requested that B&W make a voluntary notice to CFIUS or be a party to the joint voluntary notice to CFIUS with respect to the Transactions, or CFIUS determines that in the absence of the foregoing, it will initiate an investigation with respect to the Transactions (and after consultation with B&W, CFIUS has not withdrawn such request or determination), B&W shall (i) after further consultation with Toshiba and the Company, as promptly as practicable, within 14 days thereafter, unless the 14th day is prior to July 15, 2010, in which case, on July 15, 2010 (x) make a voluntary notice to CFIUS, (y) make a voluntary joint notice to CFIUS with Toshiba and the Company, or (z) if such notice has already been submitted, submit such documentation as may be necessary to become a party to the notice, and otherwise provide sufficient information to CFIUS to enable CFIUS to review B&W’s proposed involvement in the transactions contemplated hereby, and (ii) the terms set forth in Sections 7.5(b)(ii) and 7.5(b)(iii) shall apply to B&W as if B&W were specifically mentioned therein.

(d) Each Party shall use its commercially reasonable efforts to furnish to the other Parties all information required for any CFIUS notice or other filing to be made pursuant to such notice under any applicable Law in connection with the transactions contemplated by this Agreement.  Each Party shall promptly inform the other Parties hereto of any oral communication with, and provide copies of written communications with, any Governmental Authority regarding any CFIUS notice or investigation.  No Party hereto shall independently participate in any meeting or discussion, either in person or by telephone, with any Governmental Authority in respect of any such filings, investigation or other inquiry without giving the other Parties hereto prior notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and/or participate.  Subject to applicable Law, the Parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party hereto relating to the CFIUS notice and any investigation.  Notwithstanding anything to the contrary contained in this Agreement, the Investors and the Company each reserve the right to limit disclosure of any document, or portion thereof, submitted to any Governmental Authority with respect to any CFIUS notice to the Investors’ and the Company’s outside counsel only.  Notwithstanding anything to the contrary contained in this Agreement, the Investors and the Company each reserve the right to limit disclosure of any document, or portion thereof, submitted to any Governmental Authority with respect to any CFIUS notice to the Investors’ and the Company’s outside counsel only.

7.6 Negative Covenants Prior to First Closing

.  From the date of this Agreement through the First Closing, the Company agrees that except as expressly permitted by any Transaction Document, or as required by applicable Law or the regulations and requirements of the New York Stock Exchange, unless each Investor otherwise grants its prior written approval, the Company will, and will cause each of its Subsidiaries to: (i) conduct its operations in the ordinary and usual course of its business; (ii) use its commercially reasonable efforts to keep available the services of the current officers of the Company and preserve the goodwill and current relationships of the Company with customers, suppliers and other Persons with which the Company has significant business relations; (iii) use its commercially reasonable efforts to preserve substantially intact its business organization; and (iv) comply in all material respects with applicable Law.  Without limiting the foregoing, and as a non-exclusive extension thereof, except as expressly permitted by any Transaction Document, as required by applicable Law or the regulations and requirements of the New York Stock Exchange or with the prior written approval of each Investor (which approval shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement through the First Closing, the Company shall not:

(a) Declare, or make payment in respect of, any dividend or other distribution upon any shares of capital stock of the Company;

(b) Reclassify, combine, split, subdivide or amend the terms of, or, other than with respect to capital stock issued pursuant to a Company Plan, redeem, repurchase or acquire any capital stock of the Company or any of its Subsidiaries;

(c) Amend the Company’s Certificate of Incorporation or Bylaws;

(d) Other than capital stock pursuant to a Company Plan in existence as of the date of this Agreement, as may be amended, establish a new Company Plan, authorize or issue any capital stock, or debt securities convertible into capital stock, of the Company;

(e) except as required by the Board’s fiduciary duties, merge or consolidate the Company with any Person; or

(f) make or authorize any capital expenditures in excess of $175,000,000 in the aggregate prior to December 31, 2010.

7.7 Use of Proceeds

.  Prior to the Third Closing, the Company shall apply the net proceeds from the issuance and sale of the Series B-1 12.75% Preferred Stock for general corporate purposes and for expenditures on ACP, and in a manner consistent with the Strategic Plan.

7.8 Reservation of Common Stock; Issuance of Shares of Common Stock

.  For as long as any Preferred Stock, Class B Common Stock or Warrants remain outstanding, subject to the Stockholder Approvals, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Series C Preferred Stock, Class B Common Stock and Ordinary Common Stock or shares of Series C Preferred Stock, Class B Common Stock and Ordinary Common Stock held in treasury by the Company, for the purpose of effecting the conversion or redemption of the Preferred Stock and the Class B Common Stock or permitting the exercise of Warrants, as subject to the Share Issuance Limitation (as such term is defined in the Certificates of Designation), if any, the full number of shares of Ordinary Common Stock, Class B Common Stock and Series C Preferred Stock then issuable upon the conversion or redemption of all Preferred Stock and Class B Common Stock and the full exercise of all outstanding Warrants (in each case, after giving effect to all anti-dilution adjustments) then outstanding.  For the purposes hereof, reservations hereunder shall be based on the Base Price equal to the closing price of the Company’s Ordinary Common Stock on the New York Stock Exchange on the second to last Trading Day prior to the date of this Agreement, provided, however, if the Base Price for the date that is four Trading Days prior to the First Closing, the Second Closing or the Third Closing or on June 30 of any year is less than such amount, then that lower amount shall be used as the Base Price for purposes of this calculation.  To the extent that the number of shares reserved or authorized by the Company is not sufficient to meet its obligations under this Section 7.8 at the date set forth in the immediately preceding sentence, the Company shall use its commercially reasonable efforts to take such actions as are necessary to reserve or authorize such shares in sufficient amounts to meet the Company’s obligations hereunder, including to the extent necessary and as expeditiously as reasonably possible, amendments to the Company’s Certificate of Incorporation.  All shares of Common Stock and Series C Preferred Stock delivered upon conversion or redemption of the Preferred Stock or the Class B Common Stock or the exercise of Warrants shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights, other than established by the Transaction Documents, and free of any Lien or adverse claim.  The Company shall use commercially reasonable efforts to cause the shares of Ordinary Common Stock issuable upon the conversion or redemption of the Preferred Stock and the Class B Common Stock and the exercise of the Warrants received at the Closings to be approved for listing by an Approved Market in connection with the applicable Closing, subject to official notice of issuance.

7.9 Filing of Certificates of Designation

.  The Company shall file with the Secretary of State for the State of Delaware (i) the Series B-1 Certificate of Designation and the Series C Certificate of Designation and (ii) the Series B-2 Certificate of Designation, at or prior to the time that the closing conditions for the First Closing and the Second Closing, respectively, are satisfied (other than the closing condition related to such filing).

7.10 Special Approval Rights

.

(a) The Company agrees that, between the First Closing and the earlier of (i) the Third Closing or (ii) the termination of this Agreement pursuant to Section 10, so long as either Investor maintains its Minimum Preferred Holdings the Company shall not (and shall not permit any of its Subsidiaries to) take or agree to take any of the following actions without the prior written approval of the holders of a majority of the Preferred Stock then outstanding (voting together as a single class) (which decisions shall not be unreasonably delayed):

(i) any issuance of equity securities of the Company senior to or pari passu with the Preferred Stock, except as the Board determines is necessary to obtain the Conditional Commitment or to consummate the DOE Financial Closing;

(ii) the undertaking of any new business inconsistent with the Strategic Plan;

(iii) any incurrence of Indebtedness by the Company or any of its Subsidiaries, except as permitted under the terms of the Credit Facility or a Transaction Document or as provided in the Strategic Plan, and excluding debt incurred effective upon, and for purposes of funding, the DOE Financial Closing;

(iv) any redemption by the Company of the Preferred Stock, except for any Permitted Redemption;

(v) any payment of Indebtedness (other than Indebtedness that can be reborrowed under the terms of the applicable credit facility, or any such payment made in order to consummate the DOE Financial Closing or a refinancing of the Credit Facility complying with clause (iii)) by the Company or any of its Subsidiaries prior to the stated maturity thereof; or

(vi) except as provided in the Strategic Plan, any (A) disposition of assets or business of the Company or any of its Subsidiaries, except as permitted under the terms of the Credit Facility, (B) acquisition, binding capital commitment, guarantee of third-party obligations or investment by the Company or any of its Subsidiaries, except as permitted under the terms of the Credit Facility, or (C) joint venture involving the Company or any of its Subsidiaries; or

(vii) Any liquidation or dissolution of the Company.

For purposes of this Section 7.10, the exceptions based upon the Credit Facility shall apply whether or not such facility remains outstanding.

(b) An Investor will be deemed to maintain its “Minimum Preferred Holdings” for purposes of this Section 7.10 if such Investor continues to hold shares of Preferred Stock representing no less than 75% of the aggregate initial liquidation preference of the Preferred Stock issued to such Investor in the First Closing and, if the Second Closing has occurred, the Second Closing (excluding for purposes of this definition shares of Preferred Stock issued to the Investors as payment of dividends on the Preferred Stock).

7.11 Stockholder Meeting; Proxy Materials

.

(a) As promptly as reasonably practicable following the Second Closing (or earlier at the Company’s election), the Company shall prepare and file with the Commission a proxy statement relating to the meeting of the Company’s stockholders to be held in connection with the Stockholder Approvals (together with any amendments thereof or supplements thereto, the “Proxy Statement”).  Prior to filing the Proxy Statement, the Company shall provide each Investor with a reasonable opportunity to review and comment thereon, and the Company shall reasonably consider such comments in finalizing the Proxy Statement.  The Company shall use commercially reasonable efforts to respond to any comments made by the Commission with respect to the Proxy Statement.  The Investors shall furnish the Company with all information concerning the Investors as the Company may reasonably request in connection with the preparation of the Proxy Statement.  Subject to the Board’s right to make any disclosure to the Company’s stockholders as the Board determines in good faith should be disclosed pursuant to applicable Law, the Proxy Statement shall include the determination of the Board that the Charter Amendment Approval and the Share Issuance Approval are advisable.

(b) The Company shall call and hold a meeting of its stockholders as promptly as reasonably practicable following the Second Closing (or earlier at the Company’s election) for the purpose of obtaining the Charter Amendment Approval and the Share Issuance Approval.

(c) The Company shall file the Charter Amendment with the Secretary of State of the State of Delaware promptly after the Charter Amendment Approval.

7.12 [Reserved]

.

7.13 Foreign Ownership Provisions

.

(a) Except as required as a result of changes in applicable Law administered by a Regulatory Body, where the failure to so act could reasonably be expected to (i) have a Material Adverse Effect, (ii) result in criminal liability for an officer, director or employee of the Company or their banning for any period from employment in any licensed nuclear facility, or (iii) result in the violation of a directive, order or decree to the Company from a Governmental Authority, from the date of this Agreement until (x) the termination of this Agreement pursuant to Section 10 or (y) should the First Closing occur, the date on which the Investors cease to hold Common Stock (or Preferred Stock or Warrants convertible into or exercisable for Common Stock) equal to less than five percent (5%) of the outstanding Common Stock (based on the Base Price then used to reserve shares under Section 7.8), the Company shall not (A) take any action to revoke the Foreign Ownership Restrictions Determination, or (B) amend or adopt any foreign ownership provisions in its Certificate of Incorporation or Bylaws (including in Article Eleventh of the Company’s Certificate of Incorporation), in each case without the prior written consent of any Investor adversely affected thereby (each a “Company Action”).

(b) If the Company reasonably anticipates such a change in applicable Law that could require a Company Action, or determines that such a change in applicable Law has occurred, the Company will promptly provide each Investor with written notice thereof, describing in reasonable detail the relevant change or anticipated change in Law, the reason such change would require the Company to take a Company Action, and the Company Action anticipated.  At the request of an Investor who might be affected by such Company Action made within ten (10) Business Days after the delivery of such notice, the Company will meet with such Investor, promptly and in any event within the next ten (10) Business Days, to discuss the matter with the goal of agreeing in good faith on a Company Action reasonably intended to address the actual or anticipated change in Law while minimizing the effect on such Investor’s rights under the Transaction Documents, including with respect to the Securities then held by such Investor.  The Company shall not take any Company Action during such additional ten (10) Business Day period to allow for such consultations.  After such period, the Company may, without limitation of the Investor’s rights under Section 7.13(c), take the Company Action agreed upon in discussions with such Investor, or failing any such agreement, such Company Action as the Company may reasonably determine is required to address such change of applicable Law while still giving effect to the fullest extent possible to the original intent of the Investor and the Company in entering into the Transaction Documents.

(c) If, notwithstanding compliance with Section 7.13(b), the Company takes a Company Action which would adversely impact any rights of the Investor under any of Transaction Documents or with respect to its Securities, the Company and the Investor shall negotiate in good faith to amend this Agreement and the other Transaction Documents so as to effect the original intent of the Company and the Investor as closely as possible.  If the Company and the Investor fail to reach agreement on such amendments within thirty (30) days after such Company Action (or such longer period as such Parties may agree), then the Company shall take all actions necessary to facilitate the Investor’s prompt sale of its interest in the Company, including, as appropriate, without regard to, or subject to amended, volume limitations on block or brokered sales (and the other Investor will reasonably cooperate with respect thereto).

7.14 Tax Matters

.

(a) Prior to the First Closing, upon the reasonable request of the Company or as otherwise required by applicable Law, each Investor shall deliver to the Company a properly completed and executed IRS Form W-9 (or successor form), evidencing a complete exemption from United States withholding tax (including back-up withholding tax).  To the extent required by law, the Company is hereby authorized to withhold taxes from any distributions to an Investor and any amounts so withheld shall be treated as otherwise paid to the applicable Investor.  In no event shall any distribution to an Investor be reduced by the withholdings applicable to the other Investor.

(b) Prior to the First Closing, Toshiba shall assign its rights to purchase Preferred Stock and Warrants under this Agreement to an Affiliate that is a U.S. Person.

(c) The Parties agree to reasonably and mutually agree upon the allocation of the purchase price at each Closing to the Series B Preferred Stock and Warrants (as applicable) as promptly as reasonably practicable following such Closing.

7.15 Disclosure Updates

.  The Company may deliver to the Investors amendments to the Disclosure Letter setting forth in reasonable detail such information with respect to developments since the date hereof and prior to such Closing as are required to make the Closing Representations made at a Closing true and correct as of such Closing (the Signing Disclosures and the matters disclosed in such amendments to the Disclosure Letter or in SEC Reports filed after the date hereof are collectively as of the applicable Closing, the “Updated Disclosures”).

7.16 Investor Directors

.  Not later than 14 days after the date of this Agreement, the Investors shall notify the Company of the two Persons whom the Investors intend to elect as directors to the Board.  Thereafter, to the extent any such Person is not reasonably acceptable to the Nominating and Corporate Governance Committee of the Board, the Investors shall promptly notify the Company of a replacement.

7.17 ACM

.  The Company and B&W shall endeavor in good faith to satisfy the conditions set forth in Section 4.2(g).

8. [Reserved]

.

9. Restrictions on Transfer

.

9.1 Transfer of Preferred Stock and Warrants

.  Each Investor hereby agrees that it will not transfer any Preferred Stock or any Warrants to any Person, other than to (i) its Wholly-Owned Affiliate, or Westinghouse Electric Company, LLC if controlled by Toshiba, in each case that is a U.S. Person (or a special purpose entity jointly formed and controlled by the Investors) that agrees to be bound by the terms of, and become a party to, this Agreement and the Investor Rights Agreement, (ii) the other Investor or its Wholly-Owned Affiliate, or Westinghouse Electric Company, LLC if controlled by Toshiba, in each case that is a U.S. Person, or (iii) the Company and its Subsidiaries, but in the case of either clause (i) or (ii) above, only to the extent such transfer, if it would require filings with or approvals from any Regulatory Body in order not to adversely affect the Permits or regulatory status of the Company or its Subsidiaries, has received such approvals.  Any such transfer shall not occur until the Investor provides the Company at least 20 Business Days prior notice of the planned transfer and obtains any such approvals.  The Company and the Investors shall cooperate in good faith to obtain any such approvals.  Any transfer of Preferred Stock, Series C Preferred Stock or Warrants pursuant to this Section shall be subject to any Negation Plan to which the applicable Investor is then a party.  Any transfer of Preferred Stock, Series C Preferred Stock or Warrants other than pursuant to this section shall be null and void, ab initio.

9.2 Orderly Sale of Common Stock

.

(a) Notwithstanding anything to the contrary in this Agreement, the Certificate of Incorporation, the Certificates of Designation, the Warrants, the Investor Rights Agreement or the Strategic Relationship Agreement, at any time an Investor is required to or otherwise determines to sell any shares of Common Stock upon the conversion or redemption of Preferred Stock, the conversion of the Class B Common Stock or the exercise of any Warrant, (i) the Company shall use its commercially reasonable efforts to assist the Holder in promptly disposing of such shares upon receipt thereof pursuant to an Orderly Sale Arrangement, including complying with all applicable covenants in the Investor Rights Agreement, and (ii) the Holder shall cooperate with such efforts by the Company and comply with the applicable provisions of the Orderly Sale Arrangement including complying with all covenants in the Investor Rights Agreement.

(b) The term “Orderly Sale Arrangement” shall mean sales pursuant to any of the following methods acting reasonably and in good faith, that does not result in the Holder having record ownership, possession or voting power over Ordinary Common Stock (such as, for illustrative purposes only, directing the Company (or its transfer agent) to deliver the shares of Ordinary Common Stock to a brokerage account for the benefit of the purchaser without such shares being issued in the name of the Holder):

(i) the sale of Common Stock in an underwritten offering pursuant to the Investor Rights Agreement;

(ii) the sale of Common Stock by a Holder or its Affiliates in compliance with Rule 144(f) promulgated under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as if such sales were effected pursuant to such rule; provided that under this clause (ii), on a daily basis on any Trading Day, the sales of Common Stock by any Holder or its Affiliates shall not exceed 10% of an average daily trading volume of the Ordinary Common Stock for the four-week period immediately preceding the week during which such Trading Day occurs, as reported on Bloomberg Financial L.P. (or any successor thereof) using the HP function (or any equivalent thereof), or (b) if greater, 10% of the daily trading volume of the Ordinary Common Stock for that particular Trading Day; provided, that any additional sales made based on this clause 9.2(b)(ii) must be made at a price above the volume weighted average price for the immediately preceding Trading Day;

(iii) a block sale of Common Stock, at a price per share no less than 90% of the volume weighted average price of the Company’s Ordinary Common Stock on an Approved Market on the immediately preceding Trading Day, to a transferee that would not violate the restrictions set forth in Section 9.3 below, such sale not to exceed at any one time that number of shares equal to the lesser of (A) the average daily trading volume of the Ordinary Common Stock for the four-week period immediately preceding the week during which such sale occurs, or (B) 10% of the Ordinary Common Stock outstanding at such time and, in either case, and to be executed through a broker dealer that, immediately prior to such sale, represents one of the institutions listed on Schedule C hereto, which list may be updated from time to time by the Company upon notice to the Holders to replace any Person thereon with any of the five largest market makers for the Company’s Ordinary Common Stock; provided that no Holder shall be permitted to undertake more than one block sale of Common Stock in any three-month period; provided, further that the Holder delivers a certification to the Company stating that to the knowledge of such Holder, after due inquiry, such transfer will not violate the transfer restrictions set forth in Section 9.3 and the Person acquiring such shares is not a Contravening Person (as defined in the Certificate of Incorporation); or

(iv) any other method of sale mutually agreed by the Company and such Holder, acting reasonably and in good faith;

Notwithstanding anything herein or in any of the other Transaction Documents to the contrary, no Investor shall have any obligation to take any actions or make any efforts (commercially reasonable or otherwise) related to selling any shares of Common Stock or entering into a Sales Plan (as defined in the Certificates of Designations) during the pendency of the period that an Investor agrees not to sell any shares of Common Stock pursuant to Section 4.7 of the Investors Rights Agreement.

9.3 No Transfer to Competitors; Block Transfers

.  Each Investor hereby agrees that, with respect to the Common Stock referred to in Section 9.2(a), it will not directly or indirectly:

(a) in a transaction or a series of transactions, knowingly transfer any Common Stock to any Person that is a Competitor or any controlled Affiliate of a Competitor, other than (absent willful misconduct by the Investors) through brokers’ transactions (except for such transactions relying upon the exemptions in clauses (i) or (ii) of Rule 144(g)(3) promulgated under the Securities Act); or

(b) individually or acting together with any other Holders, at any time transfer shares of Common Stock to any Person (except as permitted under Section 9.1) that has filed a Schedule 13D or a Schedule 13G with respect to the Company’s Common Stock that has not been terminated, or to the knowledge of such Investor, would be required to file a Schedule 13D or Schedule 13G as a result of the purchase of Common Stock from the transferring Investor, in each case other than through brokers’ transactions.  Notwithstanding the foregoing sentence, an Investor shall be permitted to sell Common Stock to a Person that at such time has filed on Schedule 13G with the Commission with respect to Ordinary Common Stock, provided, based upon such filed Schedule 13G (i) such Person beneficially owns less than 10% of the Company’s outstanding Ordinary Common Stock, and (ii) as a result of the purchase of Common Stock from the transferring Investor, such Person will beneficially own in the aggregate less than 10% of the Company’s outstanding Common Stock.

9.4 Restriction on Hedging, Etc.

  Neither Investor nor any other Holder shall enter into any swap, hedge, forward contract or other arrangement or transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Preferred Stock or Warrants, or of the shares of Common Stock issuable upon conversion or exercise thereof.  Neither Investor, nor any of their respective Affiliates, shall directly or indirectly sell any Ordinary Common Stock that such Investor does not at the time of sale own.  The restrictions in this Section 9.4 shall terminate as to each Investor when such Investor no longer owns any Common Stock referred to in Section 9.2(a), Preferred Stock or Warrants.

10. Termination

.

10.1 Termination of Agreement Prior to First Closing

.  This Agreement may be terminated at any time prior to the First Closing:

(a) by each Investor (as to such Investor’s obligations hereunder) or the Company if the First Closing shall not have occurred by December 31, 2010; provided, however, that the right to terminate this Agreement under this Section 10.1(a) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the First Closing to occur on or prior to such date;

(b) by each Investor (as to such Investor’s obligations hereunder) or the Company in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, such action of a Governmental Authority;

(c) by each Investor (as to such Investor’s obligations hereunder) upon the occurrence of a material breach of this Agreement by the Company, which breach is incapable of being cured by December 31, 2010 or is not cured within 30 days of written notice from an Investor;

(d) by the Company upon the occurrence of a material breach of this Agreement by an Investor, which breach is incapable of being cured by December 31, 2010 or is not cured within 30 days of written notice from the Company, unless within 30 days of written notice from the Company, the non-breaching Investor irrevocably agrees in writing to assume the obligations of such breaching Investor to purchase shares of Preferred Stock and Warrants at each Closing; or

(e) by the mutual written consent of the Investors (acting together) and the Company.

In the event of termination of this Agreement as provided in this Section 10.1, except for Section 13, which shall survive the termination of this Agreement, this Agreement shall forthwith become void with respect to the applicable Parties and there shall be no liability on the part of any such Party, except that nothing in this Section 10.1 shall relieve any Party from liability for any willful breach of this Agreement.

10.2 Termination of Agreement Prior to Second Closing

.  This Agreement may be terminated at any time prior to the Second Closing:

(a) by each Investor (as to such Investor’s obligations hereunder) or the Company if the Second Closing shall not have occurred by June 30, 2011; provided, however, that the right to terminate this Agreement under this Section 10.2(a) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Second Closing to occur on or prior to such date;

(b) by each Investor (as to such Investor’s obligations hereunder) or the Company in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 10.2(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, such action of a Governmental Authority;

(c) by each Investor (as to such Investor’s obligations hereunder) upon the occurrence of a material breach of this Agreement or any other Transaction Document by the Company, which breach is incapable of being cured by June 30, 2011 or is not cured within 30 days of written notice from an Investor;

(d) by the Company upon the occurrence of a material breach of this Agreement or any other Transaction Document by an Investor, which breach is incapable of being cured by June 30, 2011 or is not cured within 30 days of written notice from the Company, unless within 30 days of written notice from the Company, the non-breaching Investor irrevocably agrees in writing to assume the obligations of such breaching Investor to purchase shares of Preferred Stock and Warrants at the Second Closing and the Third Closing; or

(e) by the mutual written consent of the Investors (acting together) and the Company.

In the event of termination of this Agreement as provided in this Section 10.2, except for Sections 7.13, 7.14(b), 9, 11, 12 and 13, which shall survive the termination of this Agreement, this Agreement shall forthwith become void with respect to the applicable Parties and there shall be no liability on the part of any such Party, except that nothing in this Section 10.2 shall relieve any Party from liability for any breach of this Agreement.

10.3 Termination of Agreement Prior to Third Closing

.  This Agreement may be terminated at any time prior to the Third Closing:

(a) by each Investor (as to such Investor’s obligations hereunder) or the Company if the Third Closing shall not have occurred by December 31, 2011 (as such date may be extended as provided herein, the “Third Closing Termination Date”); provided, however, if all conditions to the Third Closing have been satisfied or waived, or are reasonably capable of being satisfied by December 31, 2011, other than the condition set forth in Section 6.1(g), and such condition its reasonably capable of being satisfied, the Investors may, by written notice to the Company, extend the Third Closing Termination Date up to December 31, 2012, and provided, further, that the right to terminate this Agreement under this Section 10.3(a) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Third Closing to occur on or prior to such date;

(b) by each Investor (as to such Investor’s obligations hereunder) or the Company in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 10.3(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, such action of a Governmental Authority;

(c) by each Investor (as to such Investor’s obligations hereunder) upon the occurrence of a material breach of this Agreement or any other Transaction Document by the Company, which breach is incapable of being cured by December 31, 2011 or is not cured within 30 days of written notice from an Investor;

(d) by the Company upon the occurrence of a material breach of this Agreement or any other Transaction Document by an Investor, which breach is incapable of being cured by December 31, 2011 or is not cured within 30 days of written notice from the Company, unless within 30 days of written notice from the Company, the non-breaching Investor irrevocably agrees in writing to satisfy the obligations of such breaching Investor to purchase shares of Series B-2 11.5% Preferred Stock and Warrants at the Third Closing; or

(e) by the mutual written consent of the Investors (acting together) and the Company.

In the event of termination of this Agreement as provided in this Section 10.3, except for Sections 7.13, 7.14(b), 9, 11, 12 and 13, which shall survive the termination of this Agreement, this Agreement shall forthwith become void with respect to the applicable Parties and there shall be no liability on the part of any such Party, except that nothing in this Section 10.3 shall relieve any Party from liability for any breach of this Agreement.

11. Indemnification

.

11.1 Survival

.

(a) The representations and warranties contained in this Agreement made at the date hereof shall survive for one (1) year following the First Closing, and the Closing Representations made at a Closing shall survive for one (1) year following such Closing, and thereafter shall have no further force and effect; provided, however, that the representations and warranties contained in Section 2.7 (Taxes) (including when made as Closing Representations at any Closing) shall survive the execution of this Agreement and the completion of the Transactions until the expiration of the applicable statute of limitations, and provided, further, that the representations and warranties of the Company contained in Sections 2.3 (Corporate Power; Authorization; Enforceable Agreement) and 2.12 (Valid Issuance of Preferred Stock and Common Stock) (including when made as Closing Representations at any Closing) and the representations and warranties of each Investor contained in Sections 3.3 (Power and Authority) and 3.4 (Authorization; Enforceability) shall survive the execution of this Agreement and the completion of the Transactions indefinitely.

(b) All covenants, agreements and obligations of each Party contained in this Agreement shall survive each Closing indefinitely in accordance with their respective terms.

11.2 Company Indemnified Parties

.

(a) Following the First Closing, the Company hereby agrees to indemnify, pay and hold each Investor, and each of its officers, directors and employees (collectively, the “Company Indemnified Parties”) harmless from and against any and all liabilities, costs, expenses, obligations, losses, damages, penalties, actions, judgments, suits, claims and disbursements of any kind or nature whatsoever (but including only the reasonable fees and expenses of one counsel) actually incurred by a Company Indemnified Party, in any manner relating to or arising out of any of the following (collectively, “Company Indemnified Liabilities”):

(i) the failure of any of the representations and warranties set forth in Section 2 of this Agreement to be true and correct as of the date of this Agreement;

(ii) the failure of any of the Closing Representations that constitute Designated Representations made at a Closing that is consummated to be true and correct as of the date of such Closing, after giving effect to the Signing Disclosures (and for the avoidance of doubt, without giving effect to any Updated Disclosures); or

(iii) the failure of any of the Closing Representations that do not constitute Designated Representations made at a Closing that is consummated to be true and correct as of the date of such Closing, after giving effect to the Signing Disclosures and the Updated Disclosures as of such Closing.

(b) Each Company Indemnified Party shall give the Company prompt written notice of any third-party claim (a “Third-Party Claim”) that might give rise to Company Indemnified Liabilities setting forth a description of those elements of such Third-Party Claim of which such Indemnified Party has knowledge; provided, that any delay or failure to give such notice shall not affect the obligations of the Company unless (and then solely to the extent) the Company is prejudiced by such delay or failure.  The Company shall have the right at any time during which such Third-Party Claim is pending to select counsel to defend and control the defense thereof and settle any claims for which it is responsible for indemnification hereunder (provided, that the Company will not settle any such Third-Party Claim without (i) the appropriate Company Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed or (ii) obtaining an unconditional release of the appropriate Company Indemnified Party from all claims arising out of or in any way relating to the circumstances involving such Third-Party Claim) so long as in any such event the Company shall have stated in a writing delivered to the Company Indemnified Party that, as between the Company and the Company Indemnified Party, the Company is responsible to the Company Indemnified Party with respect to such Third-Party Claim to the extent and subject to the limitations set forth herein; provided, that with respect to any Third-Party Claim as to which the Company Indemnified Party is controlling the defense, the Company will not be liable to any Company Indemnified Party for any settlement of any Third-Party Claim pursuant to this Section 11.2 that is effected without its prior written consent, not to be unreasonably withheld, conditioned or delayed.  To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any Law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Company Indemnified Liabilities incurred by the Company Indemnified Parties or any of them.  The obligations of the Company set forth in this Section 11.2 shall survive for the survival periods set forth in Section 11.1 and, with respect to any Third-Party Claim for Company Indemnified Liabilities made and for which proper notice has been provided hereunder prior to the date set forth in Section 11.1, until the final resolution thereof.  The indemnity provided in this Section 11.2 shall be the sole and exclusive remedy of the Company Indemnified Parties for any inaccuracy or breach of the representations and warranties set forth in this Agreement.

11.3 Investor Indemnified Parties

. Following the First Closing, each Investor (an “Indemnifying Investor”) hereby agrees, severally and not jointly, to indemnify, pay and hold the Company and each of its officers, directors and employees (collectively, the “Investor Indemnified Parties”) harmless from and against any and all liabilities, costs, expenses, obligations, losses, damages, penalties, actions, judgments, suits, claims and disbursements of any kind or nature whatsoever (but including only the reasonable fees and expenses of one counsel) actually incurred by an Investor Indemnified Party, in any manner relating to or arising out of the failure of any of the representations and warranties of the Indemnifying Investor set forth in Section 3 of this Agreement to be true and correct as of the date of this Agreement or any Closing (the “Investor Indemnified Liabilities”).  Each Investor Indemnified Party shall give the Indemnifying Investor prompt written notice of any Third-Party Claim that might give rise to Investor Indemnified Liabilities setting forth a description of those elements of such Third-Party Claim of which such Investor Indemnified Party has knowledge; provided, that any delay or failure to give such notice shall not affect the obligations of the Indemnifying Investor unless (and then solely to the extent) the Indemnifying Investor is prejudiced by such delay or failure.  The Indemnifying Investor shall have the right at any time during which such Third-Party Claim is pending to select counsel to defend and control the defense thereof and settle any claims for which it is responsible for indemnification hereunder (provided, that the Indemnifying Investor will not settle any such Third-Party Claim without (i) the appropriate Investor Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, or (ii) obtaining an unconditional release of the appropriate Investor Indemnified Party from all claims arising out of or in any way relating to the circumstances involving such Third-Party Claim) so long as in any such event the Indemnifying Investor shall have stated in a writing delivered to the Investor Indemnified Party that, as between the Indemnifying Investor and the Investor Indemnified Party, the Indemnifying Investor is responsible to the Investor Indemnified Party with respect to such Third-Party Claim to the extent and subject to the limitations set forth herein; provided, that with respect to any Third-Party Claim as to which the Investor Indemnified Party is controlling the defense, the Indemnifying Investor will not be liable to any Investor Indemnified Party for any settlement of any claim pursuant to this Section 11.3 that is effected without its prior written consent, not to unreasonably withheld, conditioned or delayed.  To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any Law or public policy, the Indemnifying Investor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Investor Indemnified Liabilities incurred by the Investor Indemnified Parties or any of them.  The obligations of each Investor set forth in this Section 11.3 shall survive for the survival periods set forth in Section 11.1 and, with respect to any Third-Party Claim for Investor Indemnified Liabilities made and for which proper notice has been provided hereunder prior to the date set forth in Section 11.1, until the final resolution thereof.  The indemnity provided in this Section 11.3 shall be the sole and exclusive remedy of the Investor Indemnified Parties for any inaccuracy or breach of the representations and warranties set forth in this Agreement.

11.4 Waiver

. Except for the recourse set forth in this Section 11, the Investors and the Company hereby waive any and all remedies which may be available to them, at law or equity, for any breach or inaccuracy or alleged breach or inaccuracy of the representations or warranties of any other Party hereto; provided, however, that nothing herein shall limit in any way the remedies of either Investor or the Company in respect of fraud or willful misconduct in connection with the Transactions.

12. Publicity

.  On the date hereof, the Company and the Investors shall issue a joint press release substantially in the form of Exhibit K hereto.  No other written public release or written announcement concerning the purchase of the Series B-1 12.75% Preferred Stock, Series B-2 11.5% Preferred Stock or Warrants contemplated hereby shall be issued by any Party without the prior written consent of the other Parties (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by Law or the rules or regulations of any securities exchange, in which case the Party required to make the release or announcement shall, to the extent reasonably practicable, allow the other Parties reasonable time to comment on such release or announcement in advance of such issuance.  The provisions of this Section shall not restrict the ability of a Party to summarize or describe the Transactions in any prospectus or similar offering document so long as the other Parties are provided a reasonable opportunity to review such disclosure in advance.

13. Miscellaneous

.

13.1 Governing Law

.  This Agreement shall be governed in all respects by the laws of the State of New York without regard to choice of laws or conflict of laws provisions thereof that would require the application of the Laws of any other jurisdiction.

13.2 Dispute Resolution

.

(a) Executive Meetings.  Prior to submitting any dispute or controversy arising from or in connection with this Agreement, including the breach, termination or invalidity thereof (a “Dispute”), to arbitration pursuant to Section 13.2(b), upon written request of any Party, each Party shall appoint a designated representative whose task it will be to meet promptly for the purpose of endeavoring to resolve such Dispute.  The designated representatives shall meet, in person or by telephone or video conference as deemed appropriate by the Parties, as often as the Parties reasonably deem necessary to discuss the Dispute in an effort to resolve the Dispute without the necessity of any further proceeding.  The Parties agree to negotiate, in good faith, in an attempt to resolve the Dispute for a period of not greater than thirty (30) days after notice of the Dispute is received by the Parties.

(b) Arbitration; Rules; Location.  Any Dispute that is not resolved pursuant to Section 13.2(a) shall be referred to and finally determined under the Rules of Arbitration of the International Chamber of Commerce then in effect (the “ICC Rules”).  The place of arbitration shall be San Francisco, California, or such other location as the Parties may agree in writing.

(c) Arbitrators.  There shall be three (3) arbitrators, nominated in accordance with the ICC Rules.  Each arbitrator on the arbitral tribunal shall be disinterested in the Dispute and shall have no connection to any Party thereto.

(d) Award.  The arbitral award shall be in writing, state the reasons for the award, and be the sole and exclusive binding remedy with respect to the Dispute between and among the Parties.  Judgment on the award rendered may be entered in any court having jurisdiction thereof.  The Parties hereby waive any right to refer any question of law and right of appeal on the law and/or merits to any court, except as provided by the Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958.  For purposes of such convention, the award shall be deemed an award of the United States, the relationship between the Parties shall be deemed commercial in nature, and any Dispute arbitrated pursuant to this Section 13.2 shall be deemed commercial.  The arbitrators shall have the authority to grant any equitable or legal remedies that would be available in any judicial proceeding intended to resolve a Dispute.

(e) Language of Proceedings.  The language of the arbitral proceedings shall be English.

(f) Confidentiality of Proceedings.  The Parties agree that any arbitration hereunder shall be kept confidential, and that the existence of the Dispute, the proceeding and all of its elements (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall be (i) prior to the First Closing, deemed Confidential Information for purposes of the confidentiality agreements referenced in Section 13.7, and (ii) following the First Closing, subject to the provisions of Section 7.4 of the Investor Rights Agreement, and in either case, without limiting the foregoing, shall not be disclosed beyond the tribunal, the International Court of Arbitration, the parties to the Dispute, their counsel, and any Person necessary to the conduct of the proceeding, except as and to the extent required to enforce any arbitral award, or as otherwise contemplated by such confidentiality agreements.

(g) Expenses.  Each party hereto to a Dispute shall bear its own legal fees and costs in connection therewith.

(h) Notwithstanding the foregoing, any Party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction to preserve the status quo, pending the final decision or award of the arbitrators.

(i) Each of the Parties hereby irrevocably consents to jurisdiction of any court in the United States of America (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding pursuant to Section 13.2(h), or enforcing any award under Section 13.2(d), and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.8 shall be deemed effective service of process on such Party.

(j) To the extent of concurrent Disputes (as such term is used in each of the Transaction Documents) under multiple Transaction Documents, the Parties agree to consolidate any and all such Disputes into a single proceeding pursuant to the procedures set forth in this Section 13.2.

13.3 Enforcement of Agreement

.  The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court, subject to the provisions of Section 13.2, this being in addition to any other remedy to which they are entitled at Law or in equity, including monetary damages.  Additionally, each Party hereto irrevocably waives any defenses based on adequacy of any other remedy, whether at Law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor.

13.4 Successors and Assigns

.  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the Parties hereto.  The rights of each Party under this Agreement shall not be assignable to any Person without the consent of each other Party; provided, however, that the Investors shall be permitted, without the consent of the Company, to assign all or a portion of their respective rights and obligations to purchase Preferred Stock or Warrants at any Closing to one or more controlled Affiliates, but only if such controlled Affiliate would, on such purchase, constitute a permitted transferee under Section 9.1 hereof (including obtaining required approvals therefore), and such Affiliate shall thereafter constitute an “Investor” for all purposes hereunder as if it were an Investor as of the date hereof, and Schedule A hereto shall be modified to reflect such assignment of rights and obligations accordingly; and provided further, that any assignment pursuant to the preceding proviso shall not relieve the assigning Investor of any obligation under this Agreement.

13.5 No Third Party Beneficiaries

.  Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no Person that is not a Party to this Agreement (including any partner, member, stockholder, director, officer, employee or other beneficial owner of any Party hereto, in its own capacity as such or in bringing a derivative action on behalf of a Party hereto) shall have any standing as third party beneficiary with respect to this Agreement or the transactions contemplated hereby.

13.6 No Personal Liability of Directors, Officers, Owners, Etc.

  No director, officer, employee, incorporator, stockholder, managing member, member, general partner, limited partner, principal or other agent of any of the Investors or the Company shall have any liability for any obligations of the Investors under this Agreement or for any claim based on, in respect of, or by reason of, the respective obligations of the Investors or the Company hereunder.  Each Party hereto hereby waives and releases all such liability.  This waiver and release is a material inducement to each Party’s entry into this Agreement.

13.7 Entire Agreement

.  This Agreement and the other Transaction Documents (including the schedule and exhibits attached hereto and thereto, which are incorporated herein by reference), together with, prior to the First Closing, the Confidentiality Agreement between the Company and Toshiba, dated October 8, 2009 (in the case of Toshiba and the Company) and the Confidentiality Agreement between the Company and The Babcock & Wilcox Company, dated October 12, 2009 (in the case of B&W and the Company) constitute the entire agreement among the Parties with respect to their subject matter.  This Agreement and the other Transaction Documents, together with the confidentiality agreements referenced in the foregoing sentence (prior to the First Closing and subject to Section 4.1(b) of the Strategic Relationship Agreement) supersede all previous, contemporaneous and inconsistent agreements, negotiations, representations and promises between or among the Parties, written or oral, regarding the subject matter hereof.  There are no oral or written collateral representations, agreements or understandings except as provided herein and in the other Transaction Documents.

13.8 Notices, Etc.

  Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, sent by reputable overnight courier service, delivery fees prepaid, or otherwise delivered by hand or by messenger, addressed:

(a) if to Toshiba, to:

Toshiba Corporation
1-1 Shibaura 1-chome
Minato-ku, Tokyo 105-8001
Japan
Telephone: 011-81-3457-3706
Attention:  General Manager
Legal Affairs Division
Power Systems Company

With a copy to:

Morrison & Foerster LLP
Shin-Marunouchi Building, 29th floor
5-1, Marunouchi 1-chome
Chiyoda-ku, Tokyo 100-6529
Japan
Telephone:  011-81-3-3214-6522
Attention:  Ken Siegel, Esq.

if to B&W, to:

Babcock & Wilcox Investment Company
800 Main Street
Lynchburg, VA 24502
U.S.A.
Telephone: (434) 522-5589
Attention:  James D. Canafax, Esq.

With a copy to:

Baker Botts LLP
The Warner
1299 Pennsylvania Avenue, NW
Washington, DC 20004-2400
U.S.A.
Telephone: (202) 639-7724
Attention:  Michael Gold, Esq.

(b) if to any other Holder (other than the Investors), at such address as such Holder shall have furnished to the Company in writing or, until any such Holder so furnishes an address to the Company, then to and at the address of the last Holder of such Preferred Stock who has so furnished an address to the Company, and

(c) if to the Company, to:

USEC Inc.
6903 Rockledge Drive
Bethesda, Maryland  20817
Telephone:  (301) 564-3200
Attention:  General Counsel

With a copy to:

Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000
Washington, D.C.  20004-1304
Telephone:  (202) 637-2200
Attention:  Scott Herlihy

or in any such case to such other address as a Party may, from time to time, designate in a written notice given in a like manner.  If notice is provided by hand, mail, messenger or overnight courier service, it shall be deemed to be delivered upon actual delivery or refusal of delivery.

13.9 Delays or Omissions

.  No delay or omission to exercise any right, power, or remedy accruing to a Party upon any breach or default by another Party under this Agreement shall impair any such right, power, or remedy of such Party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement, must be in writing, specifically referring to this Agreement and the rights to be waived, and shall be effective only to the extent specifically set forth in such writing and as to the specific events or rights that are waived (and not for any other or subsequent or other event giving rise to rights hereunder).  All remedies, either under this Agreement or otherwise afforded to a Party, shall be cumulative and not alternative.

13.10 Expenses

.  Each Party shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

13.11 Amendments and Waivers

.  Any term of this Agreement may be amended only with the written consent of the Company and each Investor.  Any waiver by a Party of an instance of another Party’s noncompliance with any obligation or responsibility contained herein shall be in writing and signed by the waiving Party, shall only be effective to the extent set forth in such waiver, and shall not be deemed a waiver of other instances of such other Party’s noncompliance hereunder.  Any amendment or waiver effected in accordance with this Section 13.11 shall be binding upon each Holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

13.12 Rights of the Parties

.  Each Party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such Party may have by reason of this Agreement, including the right to consent to the waiver or modification of any obligation under this Agreement, and such Party shall not incur any liability to any other Party or other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

13.13 Counterparts

.  This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format (i.e., “PDF”), each of which may be executed by less than all Parties, each of which shall be enforceable against the Parties actually executing such counterparts, and all of which together shall constitute one instrument.

13.14 Severability

.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

13.15 Titles and Subtitles; Interpretation

.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The definitions contained in Exhibit A to this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.  Each of the Parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

13.16 Several Liability of Investors

.  Each Investor shall be severally (and not jointly and severally or jointly with any other Person) liable for its own actions, representations, warranties, covenants and obligations under this Agreement and the other Transaction Documents.

13.17 Limitation on Damages

.  In no event shall any Party have any liability for loss of profits, revenue or goodwill, loss or interruption of business, loss of data, or for any indirect, incidental, special, consequential or punitive damages, arising out of or relating to this Agreement or any breach hereof, no matter what theory of liability, and even if advised of the possibility or probability of such damages.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the Parties have executed this Securities Purchase Agreement as of the date first above written.

USEC INC.

By:                   /s/ John K. Welch
Name:   John K. Welch
Title:  President and Chief Executive Officer

Signature page to the USEC Inc.
Securities Purchase Agreement

TOSHIBA CORPORATION

By:                 /s/ Yasuharu Igarashi___________
Name:  Yasuharu Igarashi
Title:  Corporate Senior Vice President
President & CEO
Power Systems Company

BABCOCK & WILCOX INVESTMENT COMPANY

By:                 /s/ David S. Black________________
Name:  David S. Black
Title:  Vice President and Controller

Signature page to the USEC Inc.
Securities Purchase Agreement

SCHEDULE A

SCHEDULE OF INVESTORS

First Closing

Investor	Number of Shares of Series B-1 12.75% Preferred Stock	Aggregate Purchase Price	Warrants to Purchase Common Stock
Toshiba	37,500	$37,500,000.00	3,125,000
B&W	37,500	$37,500,000.00	3,125,000

Second Closing

Investor	Number of Shares of Series B-1 12.75% Preferred Stock	Aggregate Purchase Price	Warrants to Purchase Common Stock
Toshiba	25,000	$25,000,000.00	0
B&W	25,000	$25,000,000.00	0

Third Closing

Investor	Number of Shares of Series B-2 11.5% Preferred Stock	Aggregate Purchase Price	Warrants to Purchase Common Stock
Toshiba	37,500	$37,500,000.00	3,125,000
B&W	37,500	$37,500,000.00	3,125,000

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SCHEDULE B

(a)	First Closing

(i)	NRC Review

a.
NRC written concurrence that the First Closing does not constitute a direct or indirect transfer of control of the Company’s ACP licenses or Gaseous Diffusion Plant certificates (“NRC Licenses”) to the Investors, which transfer would otherwise be subject to NRC prior written consent under the Atomic Energy Act, 10 CFR Part 70 and 10 CFR Part 76, including the implementation by the Company of a Negation Plan as may be required by NRC; or

b.
in the event the foregoing NRC written concurrence is not obtained, NRC prior written consent to the Company’s application for a direct or indirect transfer of control of the NRC Licenses to the Investors pursuant to the Atomic Energy Act, 10 CFR Part 70 and 10 CFR Part 76, including the implementation by the Company of a Negation Plan as may be required by NRC.  Such NRC prior written consent may be obtained separately or in conjunction with the Company’s application to transfer the NRC Licenses to American Centrifuge Operating LLC or other Company-affiliated entities to facilitate the DOE Loan Closing.

(ii)	DOE Review

a.
DOE written concurrence that the First Closing does not result in foreign ownership, control or influence under the NISPOM (“FOCI”) regarding the Company, which approval may be evidenced by receipt of an NRC written determination (in consultation with DOE) that the First Closing will not result in FOCI; or

b.	DOE written approval of a Negation Plan to address FOCI, which approval may be evidenced by receipt of an NRC written approval (in consultation with DOE) of such Negation Plan.

(b)	Second Closing

(i)	NRC Review1

a.
NRC written concurrence that the Second Closing does not constitute a direct or indirect transfer of control of the NRC Licenses, which transfer would otherwise be subject to NRC prior written consent under Section Atomic Energy Act, 10 CFR Part 70 and 10 CFR Part 76, including the implementation by the Company of a Negation Plan as may be required by NRC; or

b.
in the event the foregoing NRC written concurrence is not obtained, NRC prior written consent to the Company’s application for a direct or indirect transfer of control of the NRC Licenses to the Investors pursuant to the Atomic Energy Act, 10 CFR Part 70 and 10 CFR Part 76, including the implementation by the Company of a Negation Plan as may be required by NRC.  Such NRC prior written consent may be obtained separately or in conjunction with the Company’s application to transfer the NRC Licenses to American Centrifuge Operating LLC or other Company-affiliated entities to facilitate the DOE Loan Closing.

(ii)	DOE Review2

a.
DOE written concurrence that the Second Closing does not result in FOCI regarding the Company, which approval may be evidenced by receipt of an NRC written determination (in consultation with DOE) that the Second Closing will not result in FOCI; or

b.
DOE written approval of a Negation Plan to address FOCI, which approval may be evidenced by receipt of an NRC written determination (in consultation with DOE) that the Second Closing will not result in FOCI.

(c)	Third Closing

(i)	NRC Review3

a.
NRC prior written consent to the Company’s application for a direct or indirect transfer of control of the NRC Licenses to the Investors, pursuant to the Atomic Energy Act, 10 CFR Part 70 and 10 CFR Part 76, including the implementation by the Company of a Negation Plan as may be required by NRC.  Such NRC prior written consent may be obtained separately or in conjunction with the Company’s application to transfer the NRC Licenses to American Centrifuge Operating LLC or other Company-affiliated entities to facilitate the DOE Loan Closing; or

b.
in the event that the foregoing prior written consent is not required, NRC written concurrence that the Third Closing does not constitute a direct or indirect transfer of control of the NRC Licenses, which transfer would otherwise be subject to NRC prior written consent under the Atomic Energy Act, 10 CFR Part 70 and 10 CFR Part 76, including the implementation by the Company of a Negation Plan approved by NRC.

(ii)	DOE Review4

a.
DOE written concurrence that the Third Closing does not result in FOCI regarding the Company which approval may be evidenced by receipt of an NRC written determination (in consultation with DOE) that the Third Closing will not result in FOCI; or

b.
DOE written approval of a Negation Plan to address FOCI and written concurrence with the Negation Plan, which may be combined with the approval of such Negation Plan, as may be required by NRC in connection with the prior written consent under C.1. (a) of this Schedule B.

Schedule B Definitions

“Atomic Energy Act” means the Atomic Energy Act of 1954, as amended (42 U.S.C. 2011 et seq.).

“Classified Information” means (i) information classified as either Restricted Data or Formerly Restricted Data or (ii) National Security Information.

“DOE Loan Closing” means the closing of a DOE loan guarantee arrangement between the DOE and the Company, pursuant to the Conditional Commitment, providing not less than $2 billion of governmental financing for the ACP and contemporaneous funding, or current availability to the Company pursuant to definitive loan agreements, of Third Party Financing.

“Export Controlled Information” means any unclassified information, the export of which is controlled by law or regulation under the International Traffic in Arms Regulations (22 CFR Part 120 et seq.), the Export Administration Regulations (14 CFR Part 730 et seq.), or the U.S. Department of Energy regulations (10 CFR Part 810), and including Unclassified Controlled Nuclear Information, Safeguards Information (Section 147 of the Atomic Energy Act  of 1954 as amended), Sensitive Unclassified Non-Safeguards Information (NRC Regulatory Information Summary 2005-31), and Official Use Only information (DOE Order 471.3), except to the extent that the export or deemed export thereof arising by virtue of a disclosure hereunder has been licensed or approved under, or is authorized by, Applicable Law.

“Formerly Restricted Data” means information jointly determined by DOE and the Department of Defense to be related primarily to the military utilization of nuclear weapons and removed (by transclassification) from the Restricted Data category pursuant to section 142(d) of the Atomic Energy Act.

“National Security Information” means information that has been determined pursuant to Executive Order 12958, as amended (68 Federal Register 15315 (March 28, 2003)), or prior or subsequent Executive Orders to require protection against unauthorized disclosure and is marked to indicate its classification status when in document form.  National Security Information is referred to as 'defense information' in the Atomic Energy Act.

“Negation Plan” means (i) a plan to negate foreign ownership, control or influence required by the DOE or the NRC, as necessary, for the protection of Classified Information and Export Controlled Information in accordance with applicable regulations and the NISPOM or (ii) a plan to negate foreign ownership, control or domination as may be required by the NRC in connection with a license transfer application.

“NISPOM” means the National Industrial Security Program Operating Manual as required by Executive Order 12829 and under the authority of Department of Defense Directive 5220.22, “National Industrial Security Program (NISP)” or subsequent Executive Orders, directives, or regulations for the protection of classified information released or disclosed to industry in connection with classified contracts under the NISP.

“NRC” means the U.S. Nuclear Regulatory Commission, and any successor Governmental Authority thereto.

“Restricted Data” means a kind of classified information that consists of all data concerning the following, but not including data declassified or removed from the Restricted Data category pursuant to section 142 of the Atomic Energy Act: (i) design, manufacture, or utilization of atomic weapons; (ii) production of special nuclear material; or (iii) use of special nuclear material in the production of energy.

“Unclassified Controlled Nuclear Information” means certain unclassified Government information concerning nuclear facilities, materials, weapons, and components whose dissemination is controlled under section 148 of the Atomic Energy Act and 10 CFR 1017.

1 May be included in NRC action in connection with First Closing as set forth in Section A.1. of this Schedule B.

2 May be included in DOE action in connection with First Closing as set forth in Section A.2. of this Schedule B.

3 May be included in NRC action in connection with First Closing or Second Closing as set forth in Section A.1 or B.1 of this Schedule B.

4 May be included in DOE action in connection with First Closing or Second Closing as set forth in Section B.1 or B.2. of this Schedule B.

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SCHEDULE C

•	Bank of Am\Merrill Lynch
•	Citigroup
•	Credit Suisse
•	JP Morgan
•	UBS
•	Morgan Stanley

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EXHIBIT A

DEFINITIONS

The following terms shall have the respective meanings for all purposes of the Agreement:

“2002 Agreement” shall mean that certain Agreement between the Company and the DOE, dated July 17, 2002, as amended.

“2008 Solicitation” shall have the meaning ascribed to it in Section 4.2(e).

“ACM” shall have the meaning ascribed to it in Section 4.2(g).

“ACP” shall mean the design, manufacture, construction, development, startup, completion, operation, financing, maintenance and improvement of a front-end nuclear fuel facility utilizing U.S. gas centrifuge enrichment technology and related infrastructure assets and properties.

“Affiliate” shall mean any Person controlling, controlled by or under common control with any other Person.  For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, partnership or other ownership interests, by contract or otherwise.

“Agreement” shall have the meaning ascribed to it in the Preamble.

“Approved Market” shall mean, if the Common Stock is then listed or quoted thereon, the New York Stock Exchange, The NASDAQ Stock Market or the American Stock Exchange.

“Base Price” shall have the meaning set forth in the applicable Certificate of Designation.

“Base Price Determination Date” shall have the meaning set forth in the applicable Certificate of Designation.

“Board” shall mean the board of directors of the Company or any duly authorized committee thereof.

“brokers’ transaction” shall have the meaning ascribed to such term under Rule 144(g) under the Securities Act.

“Business Day” shall mean any calendar day other than (1) a Saturday or Sunday or (2) a calendar day on which banking institutions in either the City of New York or Tokyo, Japan are authorized by Law, regulation or executive order to remain closed.

“Bylaws” shall have the meaning ascribed to it in Section 2.1.

“B&W” shall have the meaning ascribed to it in the Preamble.

“Capital Lease Obligations” shall mean the obligations of the Company and its Subsidiaries on a consolidated basis to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a consolidated balance sheet of the Company and its Subsidiaries under Generally Accepted Accounting Principles (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board, as amended) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with Generally Accepted Accounting Principles (including such Statement No. 13).

“Certificate of Incorporation” shall have the meaning ascribed to it in Section 2.1.

“Certificates of Designation” shall have the meaning ascribed to it in Section 1.1.

“CFIUS” shall have the meaning ascribed to it in Section 2.9.

“Charter Amendment” shall mean that certain amendment to the Certificate of Incorporation, substantially in the form attached hereto as Exhibit L.

“Charter Amendment Approval” shall have the meaning ascribed to it in Section 6.1(f).

“Class B Common Stock” shall have the meaning ascribed to it in Section 1.2(c).

“Closing” shall mean the First Closing, the Second Closing or the Third Closing, as applicable.

“Closing Representations” shall mean those representations and warranties contained in Section 2 as made by the Company at a Closing.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

“Commission” shall have the meaning ascribed to it in Section 2.

“Common Stock” shall mean collectively, the Ordinary Common Stock and the Class B Common Stock.

“Company” shall have the meaning ascribed to it in the Preamble.

“Company Action” shall have the meaning ascribed to it in 7.13(a).

“Company Effect” shall have the meaning ascribed to it in the definition of “Material Adverse Effect.”

“Company Indemnified Liabilities” shall have the meaning ascribed to it in Section 11.2.

“Company Indemnified Parties” shall have the meaning ascribed to it in Section 11.2.

“Company Plans” shall mean the Company’s 1999 Equity Incentive Plan, as amended, and the Company’s 2009 Equity Incentive Plan, as may be amended, the Company’s 1999 Employee Stock Purchase Plan, as amended, the Company’s 2009 Employee Stock Purchase Plan, as may be amended, and any similar plans entered into after the date hereof, and any inducement grants.

“Company Rights Agreement” shall have the meaning ascribed to it in Section 2.13.

“Competitor” shall have the meaning ascribed to it in the Strategic Relationship Agreement.

“Conditional Commitment” shall mean a conditional commitment (as defined in 10 CFR 609.2) from DOE to the Company in an amount not less than $2 billion, and specifying the detailed conditions to be satisfied for the DOE Financial Closing.

“Contingent Obligations” shall mean, as to any Person, without duplication, any obligation of such Person guaranteeing or intended to guarantee the payment or performance of any Indebtedness, leases, dividends or other obligations (collectively “primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the Person for whom Contingent Obligations is being determined, whether or not contingent, (a) to purchase any such primary obligation or other property constituting direct or indirect security therefor, (b) assume or contingently agree to become or be secondarily liable in respect of any such primary obligation, (c) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital for the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (d) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (e) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligations” shall not include endorsements of checks or other negotiable instruments in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming the Person for whom Contingent Obligations is being determined is required to perform thereunder).

“Convertible Notes” shall have the meaning ascribed to it in Section 2.13.

“Credit Facility” shall mean the Second Amended and Restated Revolving Credit Agreement, dated as of February 26, 2010, among the Company and United States Enrichment Corporation, as joint and several co-borrowers; the Lenders party thereto from time to time; J.P. Morgan Chase Bank, N.A., as Administrative and Collateral Agent; J.P. Morgan Securities, Inc., Wachovia Capital Finance Corporation (New England) and UBS Securities LLC, as Joint Book Managers and Joint Lead Arrangers; Wachovia Capital Finance Corporation (New England), as Syndication Agent; and UBS Securities LLC, as Documentation Agent (each of the foregoing capitalized terms not otherwise defined herein to be defined as set forth in the Credit Facility) as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time (except for purposes of clause (a)(iii) of Section 7.10, the funds borrowed thereunder cannot exceed $350,000,000 outstanding).

“Designated Representations” shall mean the Company’s representations and warranties contained in Sections 2.3, 2.10(c) and 2.12 made as of the date hereof, and each of the foregoing representations and warranties made as Closing Representations at any Closing.

“Disclosure Letter” shall have the meaning ascribed to it in Section 2.

“Dispute” shall have the meaning ascribed to it in Section 13.2(a).

“DOE” shall have the meaning ascribed to it in Section 4.2(e).

“DOE Financial Closing” shall mean the closing of a Loan Guarantee Agreement, as defined in 10 CFR 609.2, between DOE, an eligible lender, and the Company, pursuant to the Conditional Commitment, guaranteeing a loan or other debt obligation in an amount not less than $2 billion for the ACP and there shall have been an initial draw of the funds guaranteed pursuant to the Loan Guarantee Agreement in an amount not less than the minimum amount permitted thereunder.

“DOJ” shall have the meaning ascribed to it in Section 7.4(a).

“Enforceability Exceptions” shall have the meaning ascribed to it in Section 2.3(a).

“Environmental Claim” shall mean any third party (including any Governmental Authority) action, lawsuit, claim, investigation, or proceeding (including claims or proceedings at common law) which seeks to impose, allege or investigate liability for (i) preservation, protection, conservation, pollution, contamination of, or releases or threatened releases of Hazardous Substances into the air, surface water, ground water or land or the clean-up, abatement, removal, remediation or monitoring of such pollution, contamination or Hazardous Substances; (ii) generation, recycling, reclamation, handling, treatment, storage, disposal or transportation of Hazardous Substances or solid waste (as defined under the Resource Conservation and Recovery Act and its regulations, as amended from time to time); (iii) exposure to Hazardous Substances; (iv) the safety or health of employees or other Persons in connection with any of the activities specified in any other subclause of this definition; or (v) the manufacture, processing, distribution in commerce, presence or use of Hazardous Substances.  An “Environmental Claim” includes a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit, or to adopt or amend a regulation to the extent that the Company or its Subsidiaries are parties to such a proceeding and such a proceeding attempts to redress violations of the applicable permit, license, or regulation as alleged by any Governmental Authority.

“Environmental Liabilities” shall mean all liabilities arising from any Environmental Claim, Environmental Permit or Requirement of Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including: remedial, removal, response, abatement, restoration (including natural resources) investigative, or environmental or medical monitoring liabilities, personal injury, and damage to property, natural resources, or injuries or increased risks or injuries to persons, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, and all costs and expenses necessary to cause the issuance, re-issuance or renewal of any Environmental Permit including attorney’s fees and court costs.  “Environmental Liability” shall mean any one of them.

“Environmental Permit” shall mean any permit, license, approval or other authorization under any applicable law, regulation and other requirement of the United States or of any state, municipality or other subdivision thereof relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, recycling, presence, use, treatment, storage, disposal, transport or handling of, wastes, pollutants, contaminants or Hazardous Substances.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company or any of its Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Exchange Act” shall have the meaning ascribed to it in Section 2.

“FINSA” shall mean the Foreign Investment and National Security Act of 2007, 50 U.S.C. App. 2061, amending the Defense Production Act of 1950, 50 U.S.C. App. 2170.

“First Closing” shall have the meaning ascribed to it in Section 1.3(a).

“Foreign Ownership Restrictions Determination” shall mean that certain irrevocable determination pursuant to Article Eleventh of the Certificate of Incorporation attached as Exhibit G.

“FTC” shall have the meaning ascribed to it in Section 7.4(a).

“Generally Accepted Accounting Principles” shall mean those United States generally accepted accounting principles and practices which are (a) recognized as such by the Financial Accounting Standards Board or successor organization, and (b) applied by the Company and its Subsidiaries in a manner consistent with the manner in which such principles and practices were applied to the audited financial statements of the Company set forth in its Annual Report filed on Form 10-K for the year ended December 31, 2009.

“Governmental Authority” shall mean any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court, arbitral body or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative, having jurisdiction over the Investor, any of the Holders or the Company, any of the Company’s Subsidiaries or their respective Property.

“Hazardous Substance” shall mean any hazardous or toxic waste, substance or product or material defined or regulated by any applicable law, rule, regulation or order described in the definition of “Requirements of Environmental Law,” including solid waste (as defined under the Resource Conservation and Recovery Act of 1976 or its regulations, as amended), asbestos, petroleum and any fraction thereof, and any radioactive materials and waste.

“Hedging Agreements” shall mean any transaction (including an agreement with respect thereto) now or hereafter existing which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Holders” shall have the meaning ascribed to it in the Preamble.

“HSR Act” shall have the meaning ascribed to it in Section 2.9.

“ICC Rules” shall have the meaning ascribed to it in Section 13.2(b).

“Incidental Liens” shall mean (i) Liens for taxes, assessments, levies or other governmental charges (but not Liens for clean up expenses arising pursuant to Requirements of Environmental Law) not yet due (subject to applicable grace periods) or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with Generally Accepted Accounting Principles; (ii) carriers’, warehousemen’s, mechanics’, landlords’, vendors’, materialmen’s, repairmen’s, sureties’ or other like Liens (other than Liens for clean up expenses arising pursuant to Requirements of Environmental Law) arising in the ordinary course of business (or deposits to obtain the release of any such Lien) and securing amounts not yet due or which are being contested in good faith and by appropriate proceedings if, in the case of such contested Liens, adequate reserves with respect thereto are maintained on the books of the Company in accordance with Generally Accepted Accounting Principles; (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation; (iv) easements, rights-of-way, covenants, reservations, exceptions, encroachments, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case singly or in the aggregate materially detract from the value or usefulness of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole; (v) bankers’ liens arising by operation of law; (vi) Liens arising pursuant to any order of attachment, distraint or similar legal process arising in connection with any court proceeding the payment of which is covered in full (subject to customary deductibles) by insurance; (vii) inchoate Liens arising under ERISA to secure contingent liabilities of the Company; (viii) rights of lessees and sublessees in assets leased by the Company or any Subsidiary not prohibited elsewhere herein and (ix) Liens arising under or related to the Credit Facility.

“Indebtedness” shall mean, as to any Person, without duplication: (a) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of Property or services; (b) any other indebtedness which is evidenced by a promissory note, bond, debenture or similar instrument; (c) any obligation under or in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person; (d) all Capital Lease Obligations of such Person; (e) all indebtedness, liabilities, and obligations secured by any Lien on any Property owned by such Person even though such Person has not assumed or has not otherwise become liable for the payment of any such indebtedness, liabilities or obligations secured by such Lien; (f) any obligation under or in respect of Hedging Agreements and (g) all Contingent Obligations and Synthetic Indebtedness of such Person.

“Indemnifying Investor” shall have the meaning ascribed to it in Section 11.3.

“Investor” shall have the meaning ascribed to it in the Preamble.

“Investor Indemnified Liabilities” shall have the meaning ascribed to it in Section 11.3.

“Investor Indemnified Parties” shall have the meaning ascribed to it in Section 11.3.

“Investor Rights Agreement” shall mean an Investor Rights Agreement by and among the Parties substantially in the form attached as Exhibit F.

“Investors” shall have the meaning ascribed to it in the Preamble.

“Knowledge” of the Company shall mean the actual knowledge of any of the following individuals:  John Welch, Chief Executive Officer; John Barpoulis, Chief Financial Officer; Peter Saba, Senior Vice President, General Counsel and Secretary; Philip Sewell, Senior Vice President, American Centrifuge and Russian HEU; Robert Van Namen, Senior Vice President, Uranium Enrichment; and Dennis J. Scott, Assistant General Counsel and Director, Corporate Compliance.

“Laws” shall have the meaning ascribed to it in Section 2.17.

“Lien” shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions.

“Loan Guarantee Agreement” shall have the meaning ascribed to it in Section 4.2(f).

“Loan Guarantee Program” shall mean the loan guarantee program at DOE implementing Title XVII – Incentives for Innovative Technologies of the Energy Policy Act of 2005 (42 U.S.C. 16511-16514).

“Material Adverse Effect” means any change, development, occurrence or event (each, a “Company Effect”) that, when considered either individually or together with all other Company Effects, is or would reasonably be expected to be materially adverse to (a) the business, properties, assets, liabilities, consolidated results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or (b) the ability of the Company to consummate the Transactions; provided that any such Company Effect shall not be deemed to include the effects of the following when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur:

(i) any change, development, occurrence or event generally affecting the businesses or industries in which the Company and its Subsidiaries operate;

(ii) any conditions affecting the United States general economy or the general economy in any geographic area in which the Company or its Subsidiaries operate or developments or changes therein or the financial and securities markets and credit markets in the United States or elsewhere in the world;

(iii) any conditions resulting from natural disasters;

(iv) global or regional political conditions, including acts of war (whether or not declared), armed hostilities and terrorism, or similar developments;

(v) any decision by DOE to enter into a Conditional Commitment or a Loan Guarantee Agreement with any Person other than the Company or any of its Subsidiaries;

(vi) changes in any Laws or Generally Accepted Accounting Principles;

(vii) any action taken or omitted to be taken by or at the written request or with the written consent of the Investor;

(viii) any announcement of the execution or filing of any Transaction Documents, or consummation of any Closing, in each case, solely to the extent due to such announcement;

(ix) changes in the market price or trading volume of Common Stock or any other equity, equity-related or debt securities of the Company or its Affiliates (it being understood that the underlying circumstances, events or reasons giving rise to any such change may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); or

(x) any failure to meet any internal or public projections, forecasts, estimates or guidance for any period (it being understood that the underlying circumstances, events or reasons giving rise to any such failure may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur).

provided, however, that Company Effects set forth in clauses (i), (ii), (iii), (iv) and (vi) above may be taken into account in determining whether there has been or is a Material Adverse Effect if and only to the extent such Company Effects have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other companies in the Company’s industry.

“Minimum Preferred Holdings” shall have the meaning ascribed to it in Section 7.10(b).

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Negation Plan” shall have the meaning ascribed to it in Section 7.3.

“Orderly Sale Arrangement” shall have the meaning ascribed to it in Section 9.2(b).

“Ordinary Common Stock” shall have the meaning ascribed to it in Section 2.13.

“Parties” shall have the meaning ascribed to it in the Preamble.

“Permit” shall mean any approval, authorization, certificate, consent, license or permit of or from any Governmental Authority.

“Permitted Redemption” shall mean the Company’s redemption of shares of Preferred Stock in accordance with the Certificates of Designation.

“Person” shall mean any individual, corporation, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or any other entity.

“Plan” shall mean any employee pension benefit plan (as defined in Section 3(2)(A) of ERISA) subject to Title IV of ERISA and maintained for employees of the Company or of any member of a “controlled group,” as such term is defined in Section 4001(a)(14) of ERISA, of which the Company or any of its Subsidiaries it may acquire from time to time is a part, or any such employee pension benefit plan to which the Company or any of its Subsidiaries it may acquire from time to time is required to contribute on behalf of its employees.

“Preferred Stock” shall mean the Series B-1 12.75% Preferred Stock, the Series B-2 11.5% Preferred Stock and the Series C Preferred Stock.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Proxy Statement” shall have the meaning ascribed to it in Section 7.11(a).

“Regulatory Approvals” shall mean the approvals or consents of the Governmental Authorities set forth on Schedule B, including any required Negation Plans.

“Regulatory Bodies” shall mean the DOE and the U.S. Nuclear Regulatory Commission, and any successor Governmental Authorities thereto.

“Regulatory Restrictions” shall have the meaning ascribed to it in the Certificate of Incorporation (in effect at the date hereof).

“Reprogramming” shall have the meaning ascribed to it in Section 4.2(e).

“Requirements of Environmental Law” shall mean all requirements imposed by any law (including the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act, and any state analogues of any of the foregoing), rule, regulation or order of any Governmental Authority which relate to (i) noise; (ii) pollution, protection or clean-up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste or Hazardous Substance generation, recycling, reclamation, release, threatened release, treatment, storage, disposal or transportation; (iv) exposure of Persons or property to Hazardous Substances; (v) the safety or health of employees or other Persons or (vi) the manufacture, presence, processing, distribution in commerce, use, discharge, releases, threatened releases, emissions or storage of Hazardous Substances into the environment.  Requirement of Environmental Law shall mean any one of them.

“Second Closing” shall have the meaning ascribed to it in Section 1.3(b).

“SEC Reports” shall have the meaning ascribed to it in Section 2.

“Securities” shall have the meaning ascribed to it in Section 3.1(a).

“Securities Act” shall have the meaning ascribed to it in Section 2.9.

“Series A Preferred Stock” shall have the meaning ascribed to it in Section 2.13.

“Series B Preferred Stock” shall mean the Series B-1 12.75% Preferred Stock and the Series B-2 11.5% Preferred Stock.

“Series B-1 12.75% Preferred Stock” shall have the meaning ascribed to it in Section 1.2(a).

“Series B-1 Certificate of Designation” shall have the meaning ascribed to it in Section 1.1.

“Series B-2 11.5% Preferred Stock” shall have the meaning ascribed to it in Section 1.2(c).

 “Series B-2 Certificate of Designation” shall have the meaning ascribed to it in Section 1.1.

 “Series C Certificate of Designation” shall have the meaning ascribed to it in Section 1.1.

“Series C Preferred Stock” shall mean the Company’s Series C Convertible Participating Preferred Stock, par value $1.00 per share.

“Share Issuance Approval” shall have the meaning ascribed to it in Section 6.1(f).

“Signing Disclosures” shall mean matters disclosed in the Disclosure Letter as of the date hereof and the SEC Reports filed through the date hereof (and for the avoidance of doubt, without taking into account any amendments to the Disclosure Letter or matters disclosed in SEC Reports filed after the date hereof).

“Stockholder Approvals” shall have the meaning ascribed to it in Section 6.1(f).

“Strategic Plan” shall mean the strategic plan then in effect for the operation of the Company’s business, initially in the form attached to the Strategic Relationship Agreement.

“Strategic Relationship Agreement” shall mean the Strategic Relationship Agreement by and among Toshiba, The Babcock & Wilcox Company and the Company, dated as of the date hereof.

“Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than fifty percent (50%) of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.  Notwithstanding the foregoing, American Centrifuge Manufacturing, LLC, a Delaware limited liability company, shall not be considered a Subsidiary of B&W or the Company.

“Synthetic Indebtedness” shall mean the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person (excluding operating leases) but which upon the insolvency or bankruptcy of such Person, to the extent functioning as debt for borrowed money, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Third Closing” shall have the meaning ascribed to it in Section 1.3(c).

“Third Closing Termination Date” shall have the meaning ascribed to it in Section 10.3(a).

“Third-Party Claim” shall have the meaning ascribed to it in Section 11.2.

“Toshiba” shall have the meaning ascribed to it in the Preamble.

“Trading Day” shall mean any day on which shares of the Company’s equity securities are traded, or able to be traded, on the Approved Market on which shares of the Company’s equity securities are listed or traded.

“Transaction Documents” shall mean this Agreement, the Certificates of Designation, the Charter Amendment, the Investor Rights Agreement, and the Strategic Relationship Agreement.

“Transactions” shall mean the transactions contemplated by the Transaction Documents.

“U.S. Person” shall mean any person that is treated as a “United States Person” under Code Section 7701(a)(30) and that provides an IRS Form W-9 (or successor form), evidencing a complete exemption from United States withholding tax (including backup withholding tax), on or before the time at which it acquires securities pursuant to this Agreement.

“Warrants” shall have the meaning ascribed to it in Section 1.2(a).

“Wholly-Owned Affiliate” shall mean, as to any Person, any Affiliate that, directly or indirectly, is wholly-owned and controlled (other than by contract) by a Person.

EXHIBIT B

FORM OF SERIES B-1 CERTIFICATE OF DESIGNATION

FORM OF

CERTIFICATE OF DESIGNATION OF

SERIES B-1 12.75% CONVERTIBLE PREFERRED STOCK

of

USEC INC.

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

We, James R. Mellor, Chairman of the Board, and Peter B. Saba, Secretary, of USEC Inc., a corporation organized and existing under the General Corporation Law (the “DGCL”) of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors on May 24, 2010 adopted the following resolution creating a series of 300,000 shares of Preferred Stock, par value $1.00 per share, designated as Series B-1 12.75% Convertible Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

Section 1. Designation.  The designation of this series of Preferred Stock, par value $1.00 per share, of the Corporation is “Series B-1 12.75% Convertible Preferred Stock” (“Series B-1 12.75% Preferred Stock”).  Each share of Series B-1 12.75% Preferred Stock shall be identical in all respects to every other share of Series B-1 12.75% Preferred Stock.

Section 2. Number of Shares.  The authorized number of shares of Series B-1 12.75% Preferred Stock is 300,000.  Shares of Series B-1 12.75% Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock or into Common Stock, shall revert to authorized but unissued shares of Preferred Stock and shall not be reissued as shares of Series B-1 12.75% Preferred Stock.

Section 3. Definitions.  As used herein with respect to Series B-1 12.75% Preferred Stock:

(a) “ACP” shall mean the design, manufacture, construction, development, startup, completion, operation, financing, maintenance and improvement of a front-end nuclear fuel facility utilizing U.S. gas centrifuge enrichment technology and related infrastructure assets and properties.

(b) “Affiliate” shall mean any Person controlling, controlled by or under common control with any other Person.  For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, partnership or other ownership interests, by contract or otherwise.

(c) “Aggregate Outstanding Value” shall mean, at any time and from time to time and subject to the Automatic Redemption Adjustment, if any, (1) the Original Issue Value of all of the outstanding shares of Series B Preferred Stock, plus (2) for each share of Series C Preferred Stock then held by the Permitted Holders, excluding those shares of Series C Preferred Stock issued upon exercise of the Warrants, the Base Price upon which the Permitted Holders’ acquisition of such share was calculated, plus (3) for each share of Common Stock then held by the Permitted Holders, excluding those shares of Class B Common Stock issued upon exercise of the Warrants or Ordinary Common Stock purchased in the market, the Base Price upon which the Permitted Holders’ acquisition of such share was calculated, plus (4) the aggregate amount of accrued and unpaid Dividends on outstanding shares of Series B Preferred Stock which have been added to the Liquidation Preference pursuant to Section 5(a).

(d) “Approved Market” shall have the meaning ascribed to it in the definition of “Base Price.”

(e) “Automatic Redemption” shall mean an automatic redemption pursuant to Section 7(g) of this Certificate of Designation subsequent to a Conversion Election, Section 8(c) of this Certificate of Designation or Section 8(c) of the Series B-2 Certificate of Designation.

(f) “Automatic Redemption Adjustment” shall mean, for purposes of determining the Aggregate Outstanding Value, the Permitted Holder Outstanding Value, the Original Issue Value and the Permitted Holder Original Issue Value, that if an Automatic Redemption has been effected prior to the date of determining such values, (1) the aggregate amount of the Liquidation Preference, as of the date of redemption, of a Permitted Holder’s Series B Preferred Stock (excluding shares issued as a Dividend) redeemed in connection with the Automatic Redemption shall be added to such Permitted Holder’s Aggregate Outstanding Value and Permitted Holder Outstanding Value and (2) the aggregate amount of the Liquidation Preference, as of the date of redemption, of such Permitted Holder’s Series B Preferred Stock (excluding shares issued as a Dividend) redeemed in connection with the Automatic Redemption shall be added to such Permitted Holder’s Original Issue Value and Permitted Holder Original Issue Value; provided, however, that, if at any time after any Automatic Redemption, such Permitted Holder’s Deemed Holder Percentage is less than 8%, then such adjustment to the Aggregate Outstanding Value, the Permitted Holder Outstanding Value, the Original Issue Value and the Permitted Holder Original Issue Value shall not be made.

(g) “B&W” shall mean Babcock & Wilcox Investment Company, a Delaware corporation.

(h) “Base Price” shall mean for any date, the price determined by the first of the following clauses that applies: (1) if the Ordinary Common Stock is then listed or quoted on the New York Stock Exchange, The NASDAQ Stock Market or the American Stock Exchange (each an “Approved Market”), the arithmetic average of the daily volume weighted average prices per share of the Ordinary Common Stock for each of the 20 consecutive Trading Days immediately preceding (but not including) such date, as reported for the regular trading session (including any extensions thereof) on the primary Approved Market on which the Ordinary Common Stock is then listed or quoted (without regard to pre-open or after hours trading outside of such regular trading session on such Trading Day), as reported by Bloomberg Financial L.P. (or any successor thereof) using the HP function (or any equivalent thereof); (2) if the Ordinary Common Stock has not been listed or quoted on an Approved Market for a minimum of 20 consecutive Trading Days immediately preceding (but not including) such date and if prices for the Ordinary Common Stock are then quoted on the OTC Bulletin Board, the arithmetic average of the daily volume weighted average prices per share of the Ordinary Common Stock for each of the 20 consecutive Trading Days immediately preceding (but not including) such date, as quoted for the regular trading session on the OTC Bulletin Board; (3) if the Ordinary Common Stock has not been listed or quoted on the OTC Bulletin Board for a minimum of 20 consecutive Trading Days immediately preceding (but not including) such date and if prices for the Ordinary Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Ordinary Common Stock so reported; or (4) in all other cases, the fair market value of a share of Ordinary Common Stock as determined by the Board of Directors acting reasonably and in good faith; provided that if the Series B-1 12.75% Preferred Stock is converting into Series C Preferred Stock, the Base Price, as calculated above, shall be multiplied by one thousand (1,000).

(i) “Beneficially Own” shall mean “beneficially own” as defined in Rule 13d-3 promulgated under Section 13(d) of the Exchange Act or any successor provisions thereto, and “Beneficial Ownership” shall have a correlative meaning.

(j) “Board of Directors” shall mean the board of directors of the Corporation or any duly authorized committee thereof.

(k) “Business Day” shall mean any calendar day other than (1) a Saturday or Sunday or (2) a calendar day on which banking institutions in either the City of New York or Tokyo, Japan are authorized by law, regulation or executive order to remain closed.

(l) “Bylaws” shall mean the Amended and Restated Bylaws of the Corporation, as amended from time to time.

(m) “Certificate of Designation” shall mean this Certificate of Designation of Series B-1 12.75% Convertible Preferred Stock of the Corporation, as amended from time to time.

(n) “Certificate of Incorporation” shall mean the Certificate of Incorporation of the Corporation, as amended from time to time.

(o) “Change of Control” shall mean the occurrence of any of the following:

(1) any Person shall Beneficially Own, directly or indirectly, through a merger, business combination, purchase, or other transaction or series of transactions, shares of the Corporation’s capital stock entitling such Person at such time to exercise 50% or more of the total voting power of the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors, other than as a result of an acquisition of such stock by the Corporation, any of the Corporation’s Subsidiaries or any of the Corporation’s employee benefit plans (for purposes of this subsection (1), “Person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act);

(2) the Corporation (A) merges or consolidates with or into any other Person, another Person merges with or into the Corporation, or the Corporation conveys, sells, transfers or leases all or substantially all of the Corporation’s assets to another Person or (B) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than a merger or consolidation:

(i) that does not result in a reclassification, conversion, exchange or cancellation of the Corporation’s outstanding Common Stock;

(ii) that is effected solely to change the Corporation’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of any class or series of common stock of the surviving entity; or

(iii) where the issued and outstanding capital stock having voting power to vote generally to elect a majority of the Board of Directors outstanding immediately prior to such transaction is converted into or exchanged for such voting stock of the surviving or transferee Person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee Person (immediately after giving effect to such issuance).

(p) “Charter Amendment Approval” shall mean the approval of the stockholders of the Corporation necessary to amend the Corporation’s Certificate of Incorporation to approve the authorization of Class B Common Stock and the proper filing of such amendment with the Secretary of State of the State of Delaware.

(q) “Class B Common Stock” shall mean the Class B Common Stock of the Corporation, par value $.10 per share, to be authorized by the Charter Amendment Approval.

(r) “Closing Deadline Failure” shall mean, unless waived in writing (1) by the Corporation if such Closing Deadline Failure is as a result of breach by a Permitted Holder, (2) by the Permitted Holders if such Closing Deadline Failure is as a result of breach by the Corporation, or (3) by the Permitted Holders and the Corporation if such Closing Deadline Failure is not as a result of a breach by the Permitted Holders or the Corporation, either, (A) with respect to the Second Closing (as defined in the Securities Purchase Agreement), that the Second Closing shall not have occurred by June 30, 2011 and the Securities Purchase Agreement shall have been terminated pursuant to Section 10.2 thereof, or (B) with respect to the Third Closing (as defined in the Securities Purchase Agreement), that the Third Closing shall not have occurred by the Third Closing Termination Date (as defined in the Securities Purchase Agreement) and the Securities Purchase Agreement shall have been terminated pursuant to Section 10.3 thereof.

(s) “Code” shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

(t) “Common Stock” shall mean collectively, the Ordinary Common Stock and the Class B Common Stock.

(u) “Conditional Commitment” shall mean a conditional commitment (as defined in 10 CFR 609.2) from DOE to the Corporation in an amount not less than $2 billion, and specifying the detailed conditions to be satisfied for the DOE Financial Closing.

(v) “Conversion Cap”, with respect to a conversion hereunder, shall mean that the total number of shares of Class B Common Stock received upon such conversion shall not, when combined with the total number of shares of Class B Common Stock (1) issued or issuable upon the exercise of the Warrants and (2) issued by the Corporation upon conversion of securities issued pursuant to the Transactions (as defined in the Securities Purchase Agreement) exceed 49.99% of the total number of outstanding shares of Ordinary Common Stock and Class B Common Stock at the time of any such conversion, subject to adjustments for stock splits, stock dividends, reorganizations or similar transactions.

(w) “Conversion Election” shall have the meaning ascribed to it in Section 7(a).

(x) “Corporation” shall have the meaning ascribed to it in the recitals.

(y) “Corporation Plans” shall mean the Corporation’s 1999 Equity Incentive Plan, as amended, and the Corporation’s 2009 Equity Incentive Plan, as may be amended, the Corporation’s 2009 Employee Stock Purchase Plan, as may be amended, and any similar plans entered into after the date hereof, and any inducement grants.

(z) “Deemed Holder Percentage” shall mean, as to any Permitted Holder, the percentage resulting from the following calculation, (1)(A) the number of shares of Ordinary Common Stock equal to the quotient of (w) the Liquidation Preference plus an amount per share equal to the accrued but unpaid Dividends not previously added to the Liquidation Preference on the outstanding shares of Series B Preferred Stock held by such Permitted Holder from and including the immediately preceding Dividend Payment Date to, but excluding, the date of conversion and (x) the Base Price for the date of such calculation, plus (B) the number of outstanding of shares of (y) Series C Preferred Stock multiplied by 1000 plus, (z) if then outstanding, Class B Common Stock, in each case held by such Permitted Holder divided by (2)(A) the total number of shares of Ordinary Common Stock equal to the quotient of (v) the Liquidation Preference plus an amount per share equal to the accrued but unpaid Dividends not previously added to the Liquidation Preference on all outstanding shares of Series B Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, the date of conversion and (w) the Base Price for the date of such calculation, plus (B) the total number of all outstanding shares of (x) Series C Preferred Stock multiplied by 1000 plus (y) if then outstanding, Class B Common Stock, plus (z) Ordinary Common Stock.

(aa) “DGCL” shall have the meaning ascribed to it in the Preamble.

(bb) “Dividend” shall have the meaning ascribed to it in Section 5(a).

(cc) “Dividend Payment Date” shall mean January 1, April 1, July 1 and October 1 of each year, commencing on April 1, 2010; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any Dividend payable on Series B-1 12.75% Preferred Stock on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day.

(dd) “Dividend Period” shall mean the period commencing on and including a Dividend Payment Date and shall end on and include the calendar day preceding the next Dividend Payment Date; provided, however, that with respect to any shares of Series B-1 12.75% Preferred Stock not outstanding for the entirety of any such Dividend Period, there shall be an initial pro-rated Dividend Period for such shares that shall commence on and include the issue date of such shares.

(ee) “Dividend Rate” shall mean 12.75% per annum.

(ff) “DOE” shall mean the United States Department of Energy.

(gg) “DOE Financial Closing” shall mean the closing of a Loan Guarantee Agreement (as defined in 10 CFR 609.2), between DOE, an eligible lender, and the Corporation, pursuant to the Conditional Commitment, guaranteeing a loan or other debt obligation in an amount not less than $2 billion for the ACP and there shall have been an initial draw of the funds guaranteed pursuant to the Loan Guarantee Agreement in an amount not less than the minimum amount permitted thereunder.

(hh) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(ii) “Exchange Property” shall have the meaning ascribed to it in Section 10(a).

(jj) “Excluded Lender” shall mean a bank or other financial institution providing indebtedness for borrowed money which is guaranteed by the Loan Guarantee Agreement (as defined in 10 CFR 609.2) pertaining to the DOE Financial Closing; provided, however “Excluded Lender” shall not include a Person providing funding or committed funding (pursuant to definitive binding agreements) for debt or equity of the Corporation in an amount of at least $100,000,000 that is not guaranteed by such Loan Guarantee Agreement.

(kk) “Factor” shall be the Factor established in accordance with the provisions of Section 7(h)(1).

(ll) “Final Determination” shall mean the earlier to occur of (1) the conclusion of the litigation or binding arbitration (as applicable), including any and all appeals (whether by final determination or the expiration of any applicable appeal periods), regarding the dispute between the Permitted Holders and the Corporation, or (2) a written agreement between the Corporation and the appropriate Permitted Holder or Permitted Holders resolving such dispute.

(mm) “Governmental Authority” shall mean any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court, arbitral body or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative, having jurisdiction over any of the Permitted Holders, the Corporation, any of the Corporation’s Subsidiaries or their respective Property.

(nn) “Initial Liquidation Preference” shall mean $1,000 per share of Series B Preferred Stock.

(oo) “Initial Preferred Director” shall have the meaning ascribed to it in Section 9(b)(1).

(pp) “Internal Reorganization Event” shall have the meaning ascribed to it in Section 10(c).

(qq) “Investor Rights Agreement” shall mean that certain Investor Rights Agreement, dated [●], 2010 among the Corporation, Toshiba and B&W, as amended from time to time.

(rr) “Junior Stock” shall mean the Common Stock and any other class or series of capital stock of the Corporation that ranks junior to the Series B Preferred Stock (1) as to the priority of payment of dividends and/or (2) as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.  For the avoidance of doubt, Junior Stock shall include the Series A Preferred Stock and the Series C Preferred Stock.

(ss) “Liquidation Preference” shall initially mean $1,000 per share of Series B Preferred Stock; provided, however, that to the extent that the Corporation does not declare and pay a Dividend on a Dividend Payment Date pursuant to Section 5(a), an amount equal to the Dividend shall be added to the Liquidation Preference of such share on the applicable Dividend Payment Date.

(tt) “Orderly Sale Arrangement” shall have the meaning set forth in the Securities Purchase Agreement.

(uu) “Ordinary Common Stock” shall mean the common stock of the Corporation, par value $.10 per share.  For the avoidance of doubt, the Ordinary Common Stock shall not include the Class B Common Stock.

(vv) “Original Issuance Date” shall mean, with respect to each share of Series B Preferred Stock issued to the Permitted Holders, the date on which such share was issued by the Corporation.

(ww) “Original Issue Value” shall mean, subject to the Automatic Redemption Adjustment, if any, the aggregate Initial Liquidation Preference of all the shares of Series B Preferred Stock issued to the Permitted Holders excluding those shares issued as a Dividend.

(xx) “Parity Stock” shall mean any class or series of stock of the Corporation that ranks equally with Series B-1 12.75% Preferred Stock (1) in the priority of payment of dividends and/or (2) in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (in each case, without regard to whether dividends accrue cumulatively or non-cumulatively).  For the avoidance of doubt, Parity Stock shall include the Series B-2 11.5% Preferred Stock.

(yy) “Permit” shall mean any approval, authorization, certificate, consent, license or permit of or from any Governmental Authority.

(zz) “Permitted Holder Material Breach” shall mean a material breach of the Securities Purchase Agreement or the Investor Rights Agreement by any Permitted Holder.

(aaa) “Permitted Holder Original Issue Value” shall mean, subject to the Automatic Redemption Adjustment, if any, for any Permitted Holder, the aggregate Initial Liquidation Preference of all shares of Series B Preferred Stock issued to such Permitted Holder excluding those shares issued as a Dividend.

(bbb) “Permitted Holder Outstanding Value” shall mean, as to any Permitted Holder, at any time and from time to time and subject to the Automatic Redemption Adjustment, if any, (1) the Original Issue Value of all of the outstanding shares of Series B Preferred Stock then held by such Permitted Holder, plus, (2) for each share of Series C Preferred Stock then held by a Permitted Holder, excluding those shares of Series C Preferred Stock issued upon exercise of the Warrants, the Base Price upon which such Permitted Holder’s acquisition of such share was calculated, plus (3) for each share of Common Stock then held by such Permitted Holder, excluding those shares of Class B Common Stock issued upon exercise of the Warrants or Ordinary Common Stock purchased in the market, the Base Price upon which such Permitted Holder’s acquisition of such share was calculated, plus (4) the aggregate amount of accrued and unpaid Dividends on outstanding shares of Series B Preferred Stock, which have been added to the Liquidation Preference pursuant to Section 5(a).

(ccc) “Permitted Holders” shall mean (1) [Toshiba U.S. Co.] and its Wholly-Owned Affiliates, (2) B&W and its Wholly-Owned Affiliates, (3) a special purpose entity jointly and wholly controlled by Toshiba and B&W and (4) Westinghouse Electric Company, LLC, to the extent it is controlled by Toshiba or a Permitted Holder described under (1) above; provided, however, that each Permitted Holder must be a U.S. Person.

(ddd) “Person” shall mean any individual, corporation, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or any other entity.

(eee) “Preferred Director” shall have the meaning ascribed to it in Section 9(b)(2).

(fff) “Preferred Stock” shall mean any and all series of preferred stock, par value $1.00 per share, of the Corporation, including the Series B Preferred Stock.

(ggg) “Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

(hhh) “Qualified Director” shall mean any individual reasonably acceptable to the Nominating and Governance Committee of the Board of Directors.

(iii) “Regulatory Bodies” shall mean the DOE and the U.S. Nuclear Regulatory Commission, and any successor Governmental Authorities thereto.

(jjj) “Reorganization Event” shall have the meaning ascribed to it in Section 10(a).

(kkk) “Sale Plan” shall have the meaning ascribed to it in Section 7(c)(1).

(lll) “Securities Purchase Agreement” shall mean that certain Securities Purchase Agreement, dated May 25, 2010, among the Corporation, Toshiba and B&W, as amended from time to time.

(mmm) “Senior Stock” shall mean any class or series of capital stock of the Corporation that ranks senior to the Series B Preferred Stock (1) as to the priority of dividends and/or (2) as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(nnn) “Series A Preferred Stock” shall mean the series of Preferred Stock of the Corporation, par value $1.00 per share, designated as “Series A Junior Participating Preferred Stock.”

(ooo) “Series B Preferred Stock” shall mean the Series B-1 12.75% Preferred Stock together with the Series B-2 11.5% Preferred Stock.

(ppp) “Series B-1 12.75 % Preferred Stock” shall have the meaning ascribed to it in Section 1.

(qqq) “Series B-2 11.5% Preferred Stock” shall mean the series of Preferred Stock of the Corporation, par value $1.00 per share, designated as “Series B-2 11.5% Convertible Preferred Stock.”

(rrr) “Series B-2 Certificate of Designation” shall mean that certain Certificate of Designation of Series B-2 11.5% Preferred Stock, as filed with the Secretary of State of the State of Delaware.

(sss) “Series C Preferred Stock” shall mean the series of Preferred Stock of the Corporation, par value $1.00 per share, designated as “Series C Participating Convertible Preferred Stock.”

(ttt) “Share Issuance Approval” shall mean the approval of the stockholders of the Corporation necessary to approve the conversion of all the Series B Preferred Stock and the Series C Preferred Stock, and the exercise of all the Warrants, for Common Stock for purposes of Section 312.03 of the New York Stock Exchange Listed Company Manual, or if shares of the Ordinary Common Stock become listed and traded on another Approved Market, the approval required by such Approved Market, or the time at which all such approvals shall for any reason become inapplicable or not required so as to permit all such conversions and exercises.

(uuu) “Share Issuance Limitation” shall mean the total number of shares of Common Stock or securities convertible into Common Stock that can be issued by the Corporation upon conversion or exercise of securities issued pursuant to the Transactions (as defined in the Securities Purchase Agreement) in accordance with the rules and regulations of the Approved Market on which shares of the Corporation’s equity securities are listed or traded prior to receipt of the Share Issuance Approval.

(vvv) “Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (1) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (2) the interest in the capital or profits of such partnership, joint venture or limited liability company or (3) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.  Notwithstanding the foregoing, American Centrifuge Manufacturing, LLC, a Delaware limited liability company, shall not be considered a Subsidiary of B&W or the Corporation.

(www) “SWU” shall have the meaning ascribed to it in the definition of “SWU Consideration.”

(xxx) “SWU Consideration” shall mean the fair market value of separative work units with respect to low enriched uranium (“SWU”) (as determined reasonably and in good faith by the Board of Directors, taking into account the applicable volume of SWU, the then-current market price for SWU and other relevant factors) provided by the Corporation to the Permitted Holders minus any consideration paid by the Permitted Holders for such SWU.

(yyy) “Third Party Financing” shall mean the funding or committed funding (pursuant to definitive binding agreements) for debt or equity of the Corporation in an amount of at least $100,000,000 from a third party that is not an Affiliate of the Corporation, a Japanese export credit agency, a U.S. Governmental Authority or an Excluded Lender where (1) such funds, together with such other additional funds available to the Corporation at such time, is necessary and sufficient to consummate the DOE Financial Closing, and (ii) the third-party requires, as a condition to the funding, that the Preferred Stock be converted in accordance with the terms hereof.

(zzz) “Third Party Transfer” shall mean an irrevocable Transfer in compliance with Section 11 of all legal ownership, Voting Control and Beneficial Ownership of any share or shares of Series B-1 12.75% Preferred Stock to a Person other than a Permitted Holder or its Affiliates.

(aaaa) “Toshiba” shall mean Toshiba Corporation, a corporation organized under the laws of Japan.

(bbbb) “Trading Day” shall mean any day on which shares of the Corporation’s equity securities are traded, or able to be traded, on the Approved Market on which shares of the Corporation’s equity securities are listed or traded.

(cccc) “Transfer” shall mean, with respect to any shares of Series B-1 12.75% Preferred Stock, any direct or indirect assignment, sale, exchange, transfer, tender or other disposition of such shares or any interest therein, whether voluntary or involuntary, by operation of law or otherwise (and includes any sale or other disposition in any one transaction or series of transactions and the grant or transfer of an option or derivative security covering such shares), and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing; provided, however, that a “Transfer” shall not occur simply as a result of the grant of a proxy in connection with a solicitation of proxies subject to the provisions of Section 14 of the Exchange Act.

(dddd) “U.S. Person” shall mean any person that is treated as a “United States Person” under Code Section 7701(a)(30) and that provides an IRS Form W-9 (or successor form), evidencing a complete exemption from United States withholding tax (including backup withholding tax), on or before the time at which it acquires securities pursuant to this Certificate of Designation.

(eeee) “Voting Control” shall mean, with respect to a share or shares of Series B-1 12.75% Preferred Stock, the power, whether exclusive or shared, revocable or irrevocable, to vote or direct the voting of such share or shares of Series B-1 12.75% Preferred Stock, by proxy, voting agreement or otherwise.

(ffff)  “Warrants” shall mean those warrants to purchase Class B Common Stock or Series C Preferred Stock originally issued by the Corporation to the Permitted Holders pursuant to the Securities Purchase Agreement.

(gggg) “Wholly-Owned Affiliate” shall mean, as to any Person, any Affiliate that, directly or indirectly, is wholly-owned and controlled (other than by contract) by a Person, or any other Affiliate to which the Corporation, in its sole discretion, consents.

Section 4. Titles and Subtitles; Interpretation.  The titles and subtitles used in this Certificate of Designation are used for convenience only and are not to be considered in construing or interpreting this Certificate of Designation.  The definitions contained in this Certificate of Designation are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

Section 5. Dividends.

(a) Rate.  Holders of Series B-1 12.75% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds or assets available therefor, subject to the provisions of the DGCL, on each share of Series B-1 12.75% Preferred Stock, Dividends with respect to each Dividend Period in an amount equal to the Dividend Rate on the Liquidation Preference per share of Series B-1 12.75% Preferred Stock, payable, at the Corporation’s election, in (1) cash, (2) additional shares (including fractional shares) of Series B-1 12.75% Preferred Stock having a deemed value of $1,000 per share for purposes of the number of such additional shares or (3) any combination of (1) and (2) (the “Dividend”).  If and to the extent that the Corporation does not pay the entire Dividend for a particular Dividend Period on the applicable Dividend Payment Date for such period, the amount of such Dividend not paid shall be added to the Liquidation Preference in accordance with the definition thereof.  Dividends payable at the Dividend Rate shall begin to accrue (whether or not earned or declared, whether or not there are funds legally available for the payment thereof and whether or not restricted by the terms of any of the Corporation’s indebtedness outstanding at any time) and be cumulative from the Original Issuance Date, shall compound on each Dividend Payment Date (i.e., no Dividends shall accrue on other Dividends unless and until the first Dividend Payment Date for such other Dividends has passed without such other Dividends having been paid on such date) and shall be payable in arrears on the first Dividend Payment Date after such Dividend Period.  Dividends that are payable on Series B-1 12.75% Preferred Stock in the form of additional shares of such stock shall, except as specifically provided in this Certificate of Designation, have all rights granted hereunder, including the payment of Dividends.  Dividends that are payable on Series B-1 12.75% Preferred Stock on any Dividend Payment Date shall be payable to holders of record of Series B-1 12.75% Preferred Stock as they appear on the stock register of the Corporation on the record date for such Dividend, which shall be the date 10 Business Days prior to the applicable Dividend Payment Date, or such other date as determined by the Board of Directors.  The Corporation shall elect the form of such payment by giving notice at least 5 Business Days prior to the applicable Dividend Payment Date.  If no such notice is given, the Corporation shall be deemed to have elected a payment through the issuance of shares of Series B-1 12.75% Preferred Stock.  Dividends paid on the shares of Series B-1 12.75% Preferred Stock in an amount less than accumulated and unpaid Dividends payable thereon shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

Dividends payable at the Dividend Rate on Series B-1 12.75% Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of Dividends payable at the Dividend Rate on Series B-1 12.75% Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over such 30-day months.

(b) Priority of Dividends.  Subject to any approvals required pursuant to Section 9, such Dividends (payable in cash, securities or other property) as may be determined by the Board of Directors may be declared and paid on any capital stock, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment.

(c) Payment in Shares.  Any shares of Series B-1 12.75% Preferred Stock paid as a Dividend pursuant to this Section 5 shall be duly authorized, validly issued, fully paid and non-assessable, and shall be free of preemptive rights and free of any lien or adverse claim.

Section 6. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation.  In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series B-1 12.75% Preferred Stock shall be entitled to receive on par with each share of Parity Stock ranking equally with Series B-1 12.75% Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation for each share of Series B-1 12.75% Preferred Stock, out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Junior Stock, an amount equal to the greater of (1) the Liquidation Preference per share of Series B-1 12.75% Preferred Stock plus an amount per share equal to the accrued but unpaid Dividends not previously added to the Liquidation Preference from and including the immediately preceding Dividend Payment Date to, but excluding, the date fixed for such liquidation, dissolution or winding up of the Corporation and (2) the per share amount of all cash, securities and other property (such securities or other property having a value equal to its fair market value as reasonably and in good faith determined by the Board of Directors) to be distributed in respect of the Common Stock such holder would have been entitled to receive had it converted such Series B-1 12.75% Preferred Stock (without regard to the Conversion Cap or Share Issuance Limitation) immediately prior to the date fixed for such liquidation, dissolution or winding up of the Corporation.  To the extent that such amount is paid in full to all holders of Series B-1 12.75% Preferred Stock and all holders of Parity Stock ranking equally with Series B-1 12.75% Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, the holders of other capital stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(b) Partial Payment.  If, in connection with any distribution described in Section 6(a) above, the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences in full to all holders of Series B-1 12.75% Preferred Stock and all holders of Parity Stock ranking equally with Series B-1 12.75% Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, then the amounts paid to the holders of Series B-1 12.75% Preferred Stock and to the holders of all such other Parity Stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series B-1 12.75% Preferred Stock and the holders of all such other Parity Stock.

(c) Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 6, the merger or consolidation of the Corporation with any other corporation or other Person, including a merger or consolidation in which the holders of Series B-1 12.75% Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation, but shall instead be subject to the provisions of Section 10.

Section 7. Mandatory Redemption or Conversion on a Closing Deadline Failure.

(a) Permitted Holder Election on a Closing Deadline Failure.  Within 20 Business Days of a Closing Deadline Failure, each Permitted Holder shall deliver a written notice to the Corporation stating, with respect to all of its outstanding shares of Series B-1 12.75% Preferred Stock, whether such Permitted Holder elects to convert such shares pursuant to Section 7(b) (a “Conversion Election”) or sell such shares pursuant to Section 7(c) (a “Sale Election”).  If any Permitted Holder does not make such election by such deadline, such Permitted Holder shall be deemed to have irrevocably made a Sale Election with respect to all of its outstanding shares of Series B-1 12.75% Preferred Stock.

(b) Conversion Election Procedures.  Within 40 Business Days of a Closing Deadline Failure, the Corporation shall, with respect to the outstanding shares of Series B-1 12.75% Preferred Stock held by all Permitted Holders that made a Conversion Election, convert such shares (i) if the Charter Amendment Approval has been obtained and subject to the making of any filing or receipt of any approval from any Regulatory Body in order not to adversely affect the Permits or regulatory status of the Corporation or its Subsidiaries, into Class B Common Stock, or (ii) if the Charter Amendment Approval has not been obtained or such regulatory approvals cannot be obtained, into Series C Preferred Stock, in either case into the number of shares of the Class B Common Stock or Series C Preferred Stock, as applicable, equal to the product of (A) the quotient of (1) the Liquidation Preference plus an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B-1 12.75% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, such date of conversion, and (2) the Base Price for such conversion date and (B) the Factor.  Any outstanding shares of Series B-1 12.75% Preferred Stock not converted pursuant to this Section 7(b) as a result of the limitations set forth in Section 7(d) shall remain outstanding until the earlier of (x) the date on which the Share Issuance Approval is obtained (on which date any then outstanding shares of Series B-1 12.75% Preferred Stock held by all Permitted Holders that made a Conversion Election shall be converted pursuant to this Section 7(b) using the Base Price for such conversion date) and (y) such time the outstanding shares of Series B-1 12.75% Preferred Stock are redeemed pursuant to Section 7(g).

(c) Sale Election Procedures.

(1) If a Permitted Holder makes or is deemed to make a Sale Election, such Permitted Holder shall use commercially reasonable efforts to sell and dispose of such Permitted Holder’s shares of Series B-1 12.75% Preferred Stock in accordance with Section 11 and the Orderly Sale Arrangement.  In furtherance of the foregoing and without limitation, such Permitted Holder shall use commercially reasonable efforts to, as promptly as is practicable, either (x) enter into an agreement with a broker dealer that represents one of the institutions listed on Schedule C to the Securities Purchase Agreement as of such date pursuant to which all of the shares of Ordinary Common Stock into which the outstanding shares of Series B-1 12.75% Preferred Stock held by such Permitted Holder shall be converted and sold (the “Sale Plan”) or (y) sell pursuant to such other method as shall be mutually agreed upon between the Corporation and the Permitted Holder.  The Sale Plan shall, inter alia:

(A) constitute a written binding contract between such Permitted Holder and such broker dealer pursuant to which such Permitted Holder instructs the broker dealer to sell such shares on its account;

(B) result in the sale as promptly as practicable and in brokers transactions of the shares of Ordinary Common Stock into which such Permitted Holder’s outstanding shares of Series B-1 12.75% Preferred Stock shall be converted, as provided below pursuant to the Orderly Sale Arrangement;

(C) permit such Permitted Holder no influence over when or whether to effect the sale of such shares of Ordinary Common Stock underlying such Permitted Holder’s outstanding shares of Series B-1 12.75% Preferred Stock (other than initiating a separate block trade undertaken in accordance with the Orderly Sale Arrangement); and

(D) except as provided in clause (C), require that such shares of Ordinary Common Stock underlying such Permitted Holder’s outstanding shares of Series B-1 12.75% Preferred Stock are sold pursuant to the terms of the Sale Plan;

(2) Upon a Third Party Transfer, shares of Series B-1 12.75% Preferred Stock when sold pursuant to a Sale Plan shall automatically convert into the number of shares of Ordinary Common Stock equal to the following:  (x) if sold pursuant to a brokers transaction, the product of (A) the quotient of (1) the Liquidation Preference plus an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B-1 12.75% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, such date of conversion, and (2) the price per share reported for the sale of the underlying Ordinary Common Stock and (B) the Factor; or (y) if sold other than through a brokers transaction, the product of (A) the quotient of (1) the Liquidation Preference plus an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B-1 12.75% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, such date of conversion, and (2) the price per share at which the underlying Ordinary Common Stock is agreed to be sold in such transaction and (B) the Factor.

(d) Share Issuance Limitation.  Notwithstanding anything in this Certificate of Designation to the contrary, any issuance of Common Stock or Series C Preferred Stock shall be limited to the total number of shares that may be issued in compliance with the Share Issuance Limitation to the extent applicable.

(e) Deferred Implementation of Sale Plan.  In the event that a Permitted Holder at the time of a Sale Election advises the Corporation that it in good faith believes that it is in possession of material non-public information concerning the Corporation, such Permitted Holder may defer implementation of the Sale Plan until the next period of time during which directors and executive officers of the Corporation are permitted to purchase and sell shares of Ordinary Common Stock in a trading “window” or similar period pursuant to the Corporation’s trading policies in effect at such time.  Without limiting a Permitted Holder’s obligation to do so, if a Permitted Holder shall fail to enter into and initiate a Sale Plan within 180 days of a Sale Election and shall at any time thereafter fail to use commercially reasonable efforts to implement a Sale Plan (tolling such period to the extent it is prevented from doing so pursuant to the provisions of Section 4.7 of the Investor Rights Agreement) the Corporation may, if the Permitted Holder fails to resume and maintain such commercially reasonable efforts within ten (10) Business Days after notice of such failure from the Corporation, convert such Permitted Holder’s shares of Series B-1 12.75% Preferred Stock pursuant to the provisions of Section 7(b) (without regard for the deadline or notice provided for therein) as of the date of such failure applying the Base Price as of the date of such conversion.  With respect to a Permitted Holder’s obligation in the immediately preceding sentence, such commercially reasonable efforts shall include such Permitted Holder causing any Initial Preferred Director or the Preferred Director, as applicable, to resign within 90 days of the delivery of the notice pursuant to Section 7(a) if such Initial Preferred Director’s or the Preferred Director’s access, as applicable, to material non-public information concerning the Corporation is preventing the Permitted Holder from entering into the Sale Plan or otherwise disposing of its shares in accordance with Section 11 and the Orderly Sale Arrangement.

(f) Optional Redemption.  Notwithstanding any Sale Plan, at any time from and after a Sale Election, the Corporation may, subject to the provisions of the DGCL, and from time to time, upon 10 Business Days prior written notice, redeem all or any portion of the outstanding shares of Series B-1 12.75% Preferred Stock for, at the Corporation’s sole discretion, cash or SWU Consideration in an amount equal to the product of (i) the Liquidation Preference of such shares plus an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B-1 12.75% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, the date of redemption and (ii) the Factor.

(g) Automatic Redemption.  If a Closing Deadline Failure occurs and shares of Series B-1 12.75% Preferred Stock remain outstanding on the later of (i) December 31, 2012 or (ii) the one-year anniversary of such Closing Deadline Failure, the Corporation shall, subject to the provisions of the DGCL, redeem all outstanding shares of Series B-1 12.75% Preferred Stock for, at the Corporation’s sole discretion, cash or SWU Consideration in an amount equal to (i) the product of (A) the Liquidation Preference of such shares plus an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B-1 12.75% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, the date of redemption and (B) the Factor.

(h) Determination of Factor.

(1) The Factor shall be (i)  if at the time of the Closing Deadline Failure the Securities Purchase Agreement was not terminable pursuant to Section 10.2(c) or (d) or Section 10.3(c) or (d) thereof, 1.0 (one); (ii) if at the time of the Closing Deadline Failure the Securities Purchase Agreement was terminable pursuant to Sections 10.2(c) or 10.3(c) thereof, 1.1 (one and one-tenth); or (iii) if at the time of the Closing Deadline Failure the Securities Purchase Agreement was terminable as to such Permitted Holder pursuant to Sections 10.2(d) or 10.3(d) thereof, 0.9 (nine-tenths).

(2) Together with the notice delivered by each Permitted Holder pursuant to Section 7(a), each Permitted Holder shall state the Factor to be applied with respect to the Conversion Election or the Sale Election.  If any Permitted Holder does not make such determination in its notice, the Factor deemed noticed and applicable to such Permitted Holder shall be 1.0.  Within 20 Business Days of receipt by the Corporation of a notice pursuant to Section 7(a), the Corporation may deliver a written notice to a Permitted Holder disputing such Permitted Holder’s determination of the Factor or, if the Permitted Holder did not include a Factor in its notice, the deemed Factor.  If the Corporation does not timely provide such notice, such Permitted Holder’s determination of the Factor or the deemed Factor, as the case may be, shall be final and binding on such Permitted Holder and the Corporation.  If the Corporation timely objects to a Permitted Holder’s determination of the Factor, the Factor shall be initially 1.0 for purposes of such conversion or redemption and all of such Permitted Holder’s outstanding shares of Series B-1 12.75% Preferred Stock shall be converted pursuant to Section 7(b), sold pursuant to Section 7(c) or redeemed pursuant to Sections 7(f) or (g) based upon such Factor and either the Corporation or such Permitted Holder may seek a Final Determination pursuant to the procedures set forth in Section 13.2 of the Securities Purchase Agreement, and following any such Final Determination, such final Factor shall be applied hereunder.

Section 8. Other Conversion.

(a) Conversion by the Corporation.

(1) Conversion Upon Third Party Financing.  Effective upon the DOE Financial Closing that follows or is contemporaneous with a Third Party Financing or immediately prior thereto, the Corporation may convert all of the outstanding shares of Series B-1 12.75% Preferred Stock (i) if the Charter Amendment Approval has been obtained, into Class B Common Stock, or (ii) if the Charter Amendment Approval has not been obtained, into Series C Preferred Stock, in either case into the number of shares of the Class B Common Stock or Series C Preferred Stock, as applicable, equal to the quotient of (A) 120% of the sum of (i) the Liquidation Preference plus (ii) an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B-1 12.75% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, the date of conversion and (B) the Base Price for the date that the Corporation provides notice pursuant to Section 8(a)(2).

(2) Conversion Timing.  If the Corporation elects to convert pursuant to this Section 8(a), the Corporation shall provide written notice to the Permitted Holders of record at their respective last addresses appearing on the books of the Corporation.  Such notice shall state the conversion date of Series B-1 12.75% Preferred Stock, which date shall be no less than 5 days and no more than 60 days from the date of such notice; provided, however, that the effectiveness of the conversion (and the Corporation’s right and obligation to effect the conversion) shall be conditioned upon the DOE Financial Closing.  Notwithstanding the foregoing, if, after delivery of such notice, the Corporation desires to specify a different conversion date, the Corporation shall not be required to notify the Permitted Holders of such change until after the conversion is effected unless such changed conversion date is more than 15 days prior to or after the original conversion date.  The conversion date shall be the date specified in such written notice or such different date as specified by the Corporation in accordance with this Section 8(a)(2).

(b) Conversion by the Permitted Holders.

(1) Post-Third Closing Conversion.  At any time and from time to time after the Third Closing (as defined in the Securities Purchase Agreement), any Permitted Holder’s shares of Series B-1 12.75% Preferred Stock shall be converted, in whole or in part, upon the request of such Permitted Holder, subject to the Conversion Cap, into the number of shares of Class B Common Stock equal to the quotient of (A) the Liquidation Preference plus an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B-1 12.75% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, such date of conversion and (B) the Base Price for the conversion date specified in the written notice provided by such Permitted Holder pursuant to Section 8(b)(2).  Shares of Series B-1 12.75% Preferred Stock not converted as a result of the foregoing limitations shall remain outstanding except as provided herein.

(2) Conversion Timing.  If a Permitted Holder elects to convert pursuant to this Section 8(b), such Permitted Holder shall provide written notice to the Corporation.  Such notice shall state the conversion date of Series B-1 12.75% Preferred Stock, which date shall be no less than 5 days and no more than 60 days from the date of such notice.  The conversion date shall be the date specified in such written notice.

(c) Automatic Conversion and Redemption.  On December 31, 2016, all outstanding shares of Series B-1 12.75% Preferred Stock shall be automatically converted, without any action on the part of the holder and subject to the Conversion Cap, into the number of shares of Class B Common Stock equal to the quotient of (i) the Liquidation Preference plus an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B-1 12.75% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, such date of conversion and (ii) the Base Price for December 31, 2016.  Shares of Series B-1 12.75% Preferred Stock not converted as a result of the foregoing limitation shall remain outstanding except as provided herein.  If shares of Series B-1 12.75% Preferred Stock remain outstanding on February 28, 2017 due to the Conversion Cap, the Corporation shall, subject to the provisions of the DGCL, redeem all outstanding shares of Series B-1 12.75% Preferred Stock for cash in an amount equal to the Liquidation Preference of such shares plus an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B-1 12.75% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, the date of redemption.  If the Corporation fails to pay such redemption amount by March 15, 2017, the Conversion Cap shall no longer apply and all outstanding shares of Series B-1 12.75% Preferred Stock shall be automatically converted, without any action on the part of the holder, into the number of shares of Class B Common Stock equal to the quotient of (A) the Liquidation Preference plus an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B-1 12.75% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, such date of conversion and (B) the Base Price for March 15, 2017. In the event of any automatic conversion or redemption pursuant to this Section 8(c), the conversion or redemption shall be deemed to have been effected at the time that the event triggering such automatic conversion or redemption occurred.

(d) Conversion Mechanics. A Permitted Holder shall cease to be a record holder of each share of Series B-1 12.75% Preferred Stock on the date such share is converted.  As promptly as practicable on or after the conversion date (and in any event no later than three Trading Days thereafter), the Corporation or its agent, including its transfer agent, shall issue the number of shares of Class B Common Stock or Series C Preferred Stock (including fractional shares) issuable pursuant to Section 8(a), (b) or (c).  Any such certificate or certificates shall be delivered by the Corporation or its agent, including its transfer agent, to the appropriate holder on a book-entry basis or by mailing certificates evidencing the shares to the holders at their respective addresses as set forth in the records of the Corporation, subject in each case to the provisions of Section 9 of the Securities Purchase Agreement.

(e) Reservation of Class B Common Stock.  Subject to receiving the Charter Amendment Approval and for as long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Ordinary Common Stock or Class B Common Stock, or shares of Ordinary Common Stock or Class B Common Stock held in treasury by the Corporation, for the purpose of effecting the conversion of the Series B Preferred Stock, the full number of shares of Ordinary Common Stock or Class B Common Stock then issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding.  For purposes hereof, reservations hereunder shall be at the Base Price equal to the closing price of the Corporation’s Ordinary Common Stock on the New York Stock Exchange on the second to last Trading Day prior to the date of the Securities Purchase Agreement; provided, however, if the Base Price for the date four Trading Days prior to the First Closing, the Second Closing or the Third Closing (each as defined in the Securities Purchase Agreement) or on June 30 of any year is less than such amount, then that lower amount shall be used as the Base Price for purposes of this calculation.  All shares of Class B Common Stock delivered upon conversion of Series B Preferred Stock shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

(f) Partial Conversion.  In case of any conversion of any of the shares of Series B Preferred Stock at the time outstanding, the shares to be converted shall be selected pro rata among the shares of Series B Preferred Stock held by each Permitted Holder and among each such Permitted Holder’s shares of Series B-1 12.75% Preferred Stock and Series B-2 11.5% Preferred Stock.  If fewer than all of the shares represented by any certificate are converted, a new certificate shall be issued representing the unconverted shares without charge to the holder thereof.

(g) Taxes.  The Corporation shall pay any and all taxes that may be payable in respect of the issue or delivery of shares of Ordinary Common Stock, Class B Common Stock or Series C Preferred Stock on conversion of Series B-1 12.75% Preferred Stock.  The Corporation shall not, however, be required to pay any tax that may be payable in respect of any Transfer involved in the issue and delivery of shares of Ordinary Common Stock, Class B Common Stock or Series C Preferred Stock in a name other than that in which Series B-1 12.75% Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

Section 9. Voting Rights.

(a) General.  The holders of shares of Series B-1 12.75% Preferred Stock shall not be entitled to vote, except as otherwise provided herein or required by applicable law.

(b) Election of Directors.

(1) Effective as of the first Original Issuance Date, the number of directors constituting the Board of Directors shall be increased by two Persons and the holders of a majority of the outstanding Series B Preferred Stock, voting together as a separate class to the exclusion of the holders of Common Stock and any other series of Preferred Stock, shall be entitled to elect two Qualified Directors to the Board of Directors (each such director, an “Initial Preferred Director”) until the earliest to occur of (i) a Closing Deadline Failure as a result of a Permitted Holder Material Breach at a time when the Securities Purchase Agreement is terminable pursuant to Sections 10.2(d) and 10.3(d) thereof, (ii) a Change of Control or (iii) such time as the Permitted Holders’ Aggregate Outstanding Value is equal to or less than (x) prior to or on December 31, 2016, 75% of the Original Issue Value or, (y) after December 31, 2016, 50% of the Original Issue Value, whereupon at any such time (A) the right of the holders of a majority of the outstanding Series B Preferred Stock to elect the Initial Preferred Directors shall cease, (B) the term of office of the Initial Preferred Directors shall immediately and automatically terminate, (C) the Initial Preferred Directors will no longer be qualified to serve and (D) the number of directors constituting the Board of Directors shall be immediately and automatically reduced by two Persons.

(2) Effective as of the first Original Issuance Date and at such time as when the Permitted Holders do not have the right to elect the Initial Preferred Directors pursuant to Section 9(b)(1)(iii) and any Permitted Holder’s Permitted Holder Outstanding Value is greater than (x) prior to or on December 31, 2016, 75% of such Permitted Holder’s Permitted Holder Original Issue Value or, (y) after December 31, 2016, 50% of such Permitted Holder’s Permitted Holder Original Issue Value, the number of directors constituting the Board of Directors shall be increased by one Person and the holders of a majority of the outstanding Series B Preferred Stock, voting together as a separate class to the exclusion of the holders of Common Stock and any other series of Preferred Stock, shall be entitled to elect one Qualified Director to the Board of Directors (such director, the “Preferred Director”) until the earliest to occur of (i) an event described in Section 9(b)(1)(i) or (ii) or (ii) such time as each Permitted Holder’s Permitted Holder Outstanding Value is equal to or less than (x) prior to or on December 31, 2016, 75% of such Permitted Holder’s Permitted Holder Original Issue Value or (y) after December 31, 2016, 50% of such Permitted Holder’s Permitted Holder Original Issue Value, whereupon at any such time (A) the right of the holders of a majority of the outstanding Series B Preferred Stock to elect the Preferred Director shall cease, (B) the term of office of the Preferred Director shall immediately and automatically terminate, (C) the Preferred Director will no longer be qualified to serve and (D) the number of directors constituting the Board of Directors shall be immediately and automatically reduced by one Person.

(3) For the avoidance of doubt, except for the increase or decrease in the number of directors provided for herein, nothing in this Section 9(b) shall prohibit the Board of Directors from fixing the number of directors constituting the Board of Directors pursuant to the Bylaws.

(4) Term.  Subject to the provisions of this Section 9(b), each Initial Preferred Director or the Preferred Director, as applicable, shall serve until the next annual meeting of the stockholders of the Corporation and until his or her successor is elected and qualified in accordance with this Section 9(b) and the Bylaws, unless any such Initial Preferred Director or the Preferred Director, as applicable, is earlier removed in accordance with the Bylaws, resigns or is otherwise unable to serve; provided, however, that only the holders of a majority of the outstanding shares of the Series B Preferred Stock may remove any such Initial Preferred Director or the Preferred Director, as applicable, without cause at any time and the holders of a majority of the voting power of the outstanding shares of the capital stock of the Corporation entitled to vote on the matter may remove any such Initial Preferred Director or the Preferred Director, as applicable, with cause at any time.  Subject to the provisions of this Section 9(b), in the event any Initial Preferred Director or the Preferred Director, as applicable, is removed, resigns or is unable to serve as a member of the Board of Directors, the holders of a majority of the outstanding shares of Series B Preferred Stock, voting together as a separate class to the exclusion of the holders of Common Stock and any other series of Preferred Stock, shall have the right to fill such vacancy.  Each Initial Preferred Director or the Preferred Director, as applicable, may only be elected to the Board of Directors by the holders of the Series B Preferred Stock in accordance with this Section 9(b), and any such Initial Preferred Director’s or the Preferred Director’s seat, as applicable, shall otherwise remain vacant.

(c) Class Voting Rights as to Particular Matters.  In addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting together as a single class to the exclusion of the holders of the Common Stock and any other series of Preferred Stock, then outstanding and entitled to vote on the matter, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any of the actions described in (x) Section 9(c)(1) if any shares of Series B Preferred Stock are outstanding and (y) Sections 9(c)(2) and 9(c)(3) if the number shares of Series B Preferred Stock outstanding is greater than 10% of all of the shares of Series B Preferred Stock issued to the Permitted Holders, in each case excluding shares issued as a Dividend.

(1) Amendment of Series B Preferred Stock.  Any amendment, alteration or repeal (by merger, consolidation or otherwise) of any provision of the Certificate of Incorporation or this Certificate of Designation so as to adversely affect the powers, preferences and relative participating, optional and other rights of Series B-1 12.75% Preferred Stock.

(2) Dividends, Repurchase and Redemption.

(A) The declaration or payment of any dividend or distribution of Common Stock or other Junior Stock (other than a dividend payable solely in Junior Stock provided such dividend is not treated as a distribution of property for purposes of Section 305 of the Code, the Treasury Regulations promulgated thereunder or any successor provision); or

(B) the purchase, redemption or other acquisition for consideration by the Corporation, directly or indirectly, of any Common Stock, other Junior Stock or Parity Stock, (except as necessary (i) to effect a reclassification of Junior Stock for or into other Junior Stock, (ii) to effect a reclassification of Parity Stock for or into other Parity Stock with the same or lesser aggregate liquidation preference, (iii) to effect a reclassification of Parity Stock into Junior Stock, (iv) to effect the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (v) to effect the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock with the same or lesser per share liquidation amount (vi) to effect the exchange or conversion of one share of Parity Stock into Junior Stock or (vii) pursuant to the Corporation Plans).

(3) Issuance of Senior Stock or Parity Stock.  Prior to the Third Closing (as defined in the Securities Purchase Agreement), the issuance of any Senior Stock or Parity Stock, except as specifically provided for herein or in the Certificate of Designation for the Series B-2 11.5% Preferred Stock.

(d) Changes after Provision for Redemption or Conversion.  No vote or consent of the holders of Series B-1 12.75% Preferred Stock shall be required pursuant to Section 9(c)(x) or Section 9(c)(y) if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series B-1 12.75% Preferred Stock (1) shall have been redeemed or converted, or (2) shall have been irrevocably elected for redemption or conversion in accordance with Sections 7(f), 7(g) or 8(a) and will, subject to the passage of time, be redeemed or converted; provided, that if, on or before the redemption date specified by the Corporation, all funds required for the redemption of the shares called for redemption have been deposited by the Corporation in trust for the benefit of the Permitted Holders with a bank or trust company doing business in the City of New York having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date, Dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Permitted Holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest.  Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the Permitted Holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 10. Reorganization Events.

(a) In the event of:

(1) any consolidation or merger of the Corporation with or into another Person or of another Person with or into the Corporation; or

(2) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation,

in each case in which holders of Ordinary Common Stock would be entitled to receive cash, securities or other property for their shares of Ordinary Common Stock (any such event specified in this Section 10(a), a “Reorganization Event”), the outstanding shares of Series B Preferred Stock shall be deemed for the purposes of this Section 10 only to be converted into the number of shares of Ordinary Common Stock equal to the quotient of (x) the Liquidation Preference plus an amount per share equal to the accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding the date of conversion and (y) the Base Price for the date of effectiveness of such Reorganization Event and each such share shall, (A) become convertible into securities and other property receivable in such Reorganization Event by and in the same relative amounts as a holder of Ordinary Common Stock other than securities issued or other property distributed by such holder or its Affiliates if such Reorganization Event is entered into with such holder or its Affiliates; provided, however, that if such consideration consists, in whole or in part, of shares of capital stock of, or other equity interests in, the Corporation or any other Person, then the designation and the powers, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions of such shares of capital stock or other equity interests may differ only to the extent that the then existing designation and powers, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions of the Ordinary Common Stock and Series B Preferred Stock differ as provided in this Certificate of Designation or the Certificate of Designation for the Series B-2 11.5% Preferred Stock (including, without limitation, with respect to the voting rights and conversion provisions thereof) or, at the Corporation’s sole discretion, (B) be redeemed by the Corporation for a cash price equal to 105% of the fair value of the consideration that would have otherwise been received under subsection (A), as determined by the Board of Directors acting reasonably and in good faith (such cash, securities and other property, the “Exchange Property”).

(b) Subject to the restrictions set forth in Section 10(a), in the event that holders of the shares of the Ordinary Common Stock have the opportunity to elect the form of Exchange Property to be received in such transaction, the Exchange Property that holders of the Series B Preferred Stock shall be entitled to receive shall be determined by the holders of a majority of the outstanding shares of Series B Preferred Stock.

(c) Notwithstanding anything in this Certificate of Designation to the contrary, Section 10(a) shall not apply to a merger, consolidation, asset sale, reorganization or statutory share exchange (1) among the Corporation and its direct and indirect Subsidiaries or (2) between the Corporation and any Person for the primary purpose of changing the domicile of the Corporation (an “Internal Reorganization Event”) and no such transaction shall be deemed to be a Reorganization Event.  Without limiting the rights of the holders of the Series B Preferred Stock set forth in Section 9(c)(1), the Corporation shall not effectuate an Internal Reorganization Event without the consent of the holders of a majority of the outstanding shares of the Series B Preferred Stock unless the Series B Preferred Stock shall be outstanding as a class or series of preferred stock of the surviving entity having the same rights, terms, preferences, liquidation preference and accrued and unpaid Dividends as the Series B Preferred Stock in effect immediately prior to such Internal Reorganization Event, as adjusted for such Internal Reorganization Event pursuant to this Certificate of Designation after giving effect to any such Internal Reorganization Event.

(d) The Corporation (or any successor) shall, within 20 days after the occurrence of any Reorganization Event or Internal Reorganization Event, provide written notice to the holders of the Series B Preferred Stock of the occurrence of such event and, in the case of a Reorganization Event, of the kind and amount of the cash, securities or other property that constitutes the Exchange Property.  Failure to deliver such notice shall not affect the operation of this Section 10 or the validity of any Reorganization Event or Internal Reorganization Event.

Section 11. Restrictions.

(a) Notwithstanding anything in this Certificate of Designation to the contrary and unless the Corporation, in its sole discretion, otherwise agrees in writing, Permitted Holders may not Transfer shares of Series B-1 12.75% Preferred Stock if such Transfer would require approvals from or filings with any Regulatory Bodies in order not to adversely affect the Permits or regulatory status of the Corporation or its Subsidiaries, unless such approvals and/or filings have been made and received; provided, however, this Section 11(a) shall not apply to any transfer where the transferee received Ordinary Common Stock pursuant to the terms hereof.

(b) Notwithstanding anything in this Certificate of Designation to the contrary and unless the Corporation, in its sole discretion, otherwise agrees in writing, the conversion of Series B-1 12.75% Preferred Stock for Ordinary Common Stock shall also be subject to the requirements of Section 9.2 of the Securities Purchase Agreement.

(c) Any purported conversion or Transfer of Series B-1 12.75% Preferred Stock in violation of these restrictions shall be null and void ab initio.

Section 12. Record Holders.  To the fullest extent permitted by applicable law, the Corporation may deem and treat the record holder of any share of Series B-1 12.75% Preferred Stock as the true and lawful owner thereof for all purposes.

Section 13. No Standing to Bring Derivative Action.  Notwithstanding any provision of the DGCL, the Rules of the Court of Chancery of the State of Delaware or any other applicable law, rule or regulation which would otherwise confer such standing or empower a holder of Series B-1 12.75% Preferred Stock to take such action, no holder of any share of Series B-1 12.75% Preferred Stock shall have standing to bring an action, suit or proceeding derivatively or otherwise in the right of the Corporation.

Section 14. Legends.  All certificates representing shares of Series B-1 12.75% Preferred Stock shall bear a legend or other restriction substantially to the following effect (it being agreed that if such shares are not certificated, other appropriate restrictions shall be implemented to give effect to the following):

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR AS MAY BE HELD BY A PERSON DEEMED AN “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER OF THIS SECURITY, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.  THIS SECURITY MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF THE CERTIFICATE OF DESIGNATION OF SERIES B-1 CONVERTIBLE PREFERRED STOCK OF USEC INC. (THE “COMPANY”), AS AMENDED.

THIS SECURITY IS SUBJECT TO THE RESTRICTIONS (INCLUDING THE VOTING AND TRANSFER RESTRICTIONS) SET FORTH IN ARTICLES FOURTH AND ELEVENTH OF USEC INC.’S CERTIFICATE OF INCORPORATION, AS AMENDED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER, CONVERSION AND REDEMPTION) STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF SECTION 9 OF THE SECURITIES PURCHASE AGREEMENT BY AND AMONG THE COMPANY, TOSHIBA CORPORATION (“TOSHIBA”) AND BABCOCK & WILCOX INVESTMENT COMPANY (“B&W”), DATED AS OF MAY 25, 2010.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS (INCLUDING RESTRICTIONS ON THE DISPOSITION OF SECURITIES) STATED IN THE PROVISIONS OF SECTION 4.7 OF THE INVESTOR RIGHTS AGREEMENT BY AND AMONG THE COMPANY, TOSHIBA AND B&W, DATED AS OF ____, 2010.”

Section 15. Written Consent.  Any action as to which a class vote of the holders of Preferred Stock, or the holders of Preferred Stock and Class B Common Stock voting together, is required pursuant to the terms of this Certificate of Designation or the Securities Purchase Agreement may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation.

Section 16. Notices. All notices or communications in respect of Series B-1 12.75% Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Certificate of Incorporation or Bylaws or by applicable law or regulation.  Notwithstanding the foregoing, if Series B-1 12.75% Preferred Stock is issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of Series B-1 12.75% Preferred Stock in any manner permitted by such facility.

Section 17. Other Rights.  The shares of Series B-1 12.75% Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law and regulation.

[THIS SPACE LEFT BLANK INTENTIONALLY]

tk-363863
CH\1164191

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed and acknowledged by its undersigned duly authorized officers this [•] day of [•], 2010.

USEC INC. By: Name: James R. Mellor Title: Chairman of the Board

Attest:

By:
Name:  Peter B. Saba
Title:    Secretary

SIGNATURE PAGE TO THE CERTIFICATE OF DESIGNATION OF
SERIES B-1 CONVERTIBLE PREFERRED STOCK OF USEC INC.

EXHIBIT C

FORM OF SERIES B-2 CERTIFICATE OF DESIGNATION

FORM OF

CERTIFICATE OF DESIGNATION OF

SERIES B-2 11.5% CONVERTIBLE PREFERRED STOCK

of

USEC INC.

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

We, James R. Mellor, Chairman of the Board, and Peter B. Saba, Secretary, of USEC Inc., a corporation organized and existing under the General Corporation Law (the “DGCL”) of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors on May 24, 2010 adopted the following resolution creating a series of 150,000 shares of Preferred Stock, par value $1.00 per share, designated as Series B-2 11.5% Convertible Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

Section 1. Designation.  The designation of this series of Preferred Stock, par value $1.00 per share, of the Corporation is “Series B-2 11.5% Convertible Preferred Stock” (“Series B-2 11.5% Preferred Stock”).  Each share of Series B-2 11.5% Preferred Stock shall be identical in all respects to every other share of Series B-2 11.5% Preferred Stock.

Section 2. Number of Shares.  The authorized number of shares of Series B-2 11.5% Preferred Stock is 150,000.  Shares of Series B-2 11.5% Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock or into Common Stock, shall revert to authorized but unissued shares of Preferred Stock and shall not be reissued as shares of Series B-2 11.5% Preferred Stock .

Section 3. Definitions.  As used herein with respect to Series B-2 11.5% Preferred Stock:

(a) “ACP” shall mean the design, manufacture, construction, development, startup, completion, operation, financing, maintenance and improvement of a front-end nuclear fuel facility utilizing U.S. gas centrifuge enrichment technology and related infrastructure assets and properties.

(b) “Affiliate” shall mean any Person controlling, controlled by or under common control with any other Person.  For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, partnership or other ownership interests, by contract or otherwise.

(c) “Aggregate Outstanding Value” shall mean, at any time and from time to time and subject to the Automatic Redemption Adjustment, if any, (1) the Original Issue Value of all of the outstanding shares of Series B Preferred Stock, plus (2) for each share of Series C Preferred Stock then held by the Permitted Holders, excluding those shares of Series C Preferred Stock issued upon exercise of the Warrants, the Base Price upon which the Permitted Holders’ acquisition of such share was calculated, plus (3) for each share of Common Stock then held by the Permitted Holders, excluding those shares of Class B Common Stock issued upon exercise of the Warrants or Ordinary Common Stock purchased in the market, the Base Price upon which the Permitted Holders’ acquisition of such share was calculated, plus (4) the aggregate amount of accrued and unpaid Dividends on outstanding shares of Series B Preferred Stock which have been added to the Liquidation Preference pursuant to Section 5(a).

(d) “Approved Market” shall have the meaning ascribed to it in the definition of “Base Price.”

(e) “Automatic Redemption” shall mean an automatic redemption pursuant to Section 8(c) of this Certificate of Designation, Section 7(g) of the Series B-1 Certificate of Designation subsequent to a Conversion Election (as defined in the Series B-1 Certificate of Designation) or Section 8(c) of the Series B-1 Certificate of Designation.

(f) “Automatic Redemption Adjustment” shall mean, for purposes of determining the Aggregate Outstanding Value, the Permitted Holder Outstanding Value, the Original Issue Value and the Permitted Holder Original Issue Value, that if an Automatic Redemption has been effected prior to the date of determining such values, (1) the aggregate amount of the Liquidation Preference, as of the date of redemption, of a Permitted Holder’s Series B Preferred Stock (excluding shares issued as a Dividend) redeemed in connection with the Automatic Redemption shall be added to such Permitted Holder’s Aggregate Outstanding Value and Permitted Holder Outstanding Value and (2) the aggregate amount of the Liquidation Preference, as of the date of redemption, of such Permitted Holder’s Series B Preferred Stock (excluding shares issued as a Dividend) redeemed in connection with the Automatic Redemption shall be added to such Permitted Holder’s Original Issue Value and Permitted Holder Original Issue Value; provided, however, that, if at any time after any Automatic Redemption, such Permitted Holder’s Deemed Holder Percentage is less than 8%, then such adjustment to the Aggregate Outstanding Value, the Permitted Holder Outstanding Value, the Original Issue Value and the Permitted Holder Original Issue Value shall not be made.

(g) “B&W” shall mean Babcock & Wilcox Investment Company, a Delaware corporation.

(h) “Base Price” shall mean for any date, the price determined by the first of the following clauses that applies: (1) if the Ordinary Common Stock is then listed or quoted on the New York Stock Exchange, The NASDAQ Stock Market or the American Stock Exchange (each an “Approved Market”), the arithmetic average of the daily volume weighted average prices per share of the Ordinary Common Stock for each of the 20 consecutive Trading Days immediately preceding (but not including) such date, as reported for the regular trading session (including any extensions thereof) on the primary Approved Market on which the Ordinary Common Stock is then listed or quoted (without regard to pre-open or after hours trading outside of such regular trading session on such Trading Day), as reported by Bloomberg Financial L.P. (or any successor thereof) using the HP function (or any equivalent thereof); (2) if the Ordinary Common Stock has not been listed or quoted on an Approved Market for a minimum of 20 consecutive Trading Days immediately preceding (but not including) such date and if prices for the Ordinary Common Stock are then quoted on the OTC Bulletin Board, the arithmetic average of the daily volume weighted average prices per share of the Ordinary Common Stock for each of the 20 consecutive Trading Days immediately preceding (but not including) such date, as quoted for the regular trading session on the OTC Bulletin Board; (3) if the Ordinary Common Stock has not been listed or quoted on the OTC Bulletin Board for a minimum of 20 consecutive Trading Days immediately preceding (but not including) such date and if prices for the Ordinary Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Ordinary Common Stock so reported; or (4) in all other cases, the fair market value of a share of Ordinary Common Stock as determined by the Board of Directors acting reasonably and in good faith.

(i)  “Beneficially Own” shall mean “beneficially own” as defined in Rule 13d-3 promulgated under Section 13(d) of the Exchange Act or any successor provision thereto, and “Beneficial Ownership” shall have a correlative meaning.

(j) “Board of Directors” shall mean the board of directors of the Corporation or any duly authorized committee thereof.

(k) “Business Day” shall mean any calendar day other than (1) a Saturday or Sunday or (2) a calendar day on which banking institutions in either the City of New York or Tokyo, Japan are authorized by law, regulation or executive order to remain closed.

(l) “Bylaws” shall mean the Amended and Restated Bylaws of the Corporation, as amended from time to time.

(m) “Certificate of Designation” shall mean this Certificate of Designation of Series B-2 11.5% Convertible Preferred Stock of the Corporation, as amended from time to time.

(n) “Certificate of Incorporation” shall mean the Certificate of Incorporation of the Corporation, as amended from time to time.

(o) “Change of Control” shall mean the occurrence of any of the following:

(1) any Person shall Beneficially Own, directly or indirectly, through a merger, business combination, purchase, or other transaction or series of transactions, shares of the Corporation’s capital stock entitling such Person at such time to exercise 50% or more of the total voting power of the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors, other than as a result of an acquisition of such stock by the Corporation, any of the Corporation’s Subsidiaries or any of the Corporation’s employee benefit plans (for purposes of this subsection (1), “Person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act);

(2) the Corporation (A) merges or consolidates with or into any other Person, another Person merges with or into the Corporation, or the Corporation conveys, sells, transfers or leases all or substantially all of the Corporation’s assets to another Person or (B) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than a merger or consolidation:

(i) that does not result in a reclassification, conversion, exchange or cancellation of the Corporation’s outstanding Common Stock;

(ii) that is effected solely to change the Corporation’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of any class or series of common stock of the surviving entity; or

(iii) where the issued and outstanding capital stock having voting power to vote generally to elect a majority of the Board of Directors outstanding immediately prior to such transaction is converted into or exchanged for such voting stock of the surviving or transferee Person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee Person (immediately after giving effect to such issuance).

(p) “Charter Amendment Approval” shall mean the approval of the stockholders of the Corporation necessary to amend the Corporation’s Certificate of Incorporation to approve the authorization of Class B Common Stock and the proper filing of such amendment with the Secretary of State of the State of Delaware.

(q) “Class B Common Stock” shall mean the Class B Common Stock of the Corporation, par value $.10 per share, to be authorized by the Charter Amendment Approval.

(r) “Closing Deadline Failure” shall mean, unless waived in writing (1) by the Corporation if such Closing Deadline Failure is as a result of breach by a Permitted Holder, (2) by the Permitted Holders if such Closing Deadline Failure is as a result of breach by the Corporation, or (3) by the Permitted Holders and the Corporation if such Closing Deadline Failure is not as a result of a breach by the Permitted Holders or the Corporation, either, (A) with respect to the Second Closing (as defined in the Securities Purchase Agreement), that the Second Closing shall not have occurred by June 30, 2011 and the Securities Purchase Agreement shall have been terminated pursuant to Section 10.2 thereof, or (B) with respect to the Third Closing (as defined in the Securities Purchase Agreement), that the Third Closing shall not have occurred by the Third Closing Termination Date (as defined in the Securities Purchase Agreement) and the Securities Purchase Agreement shall have been terminated pursuant to Section 10.3 thereof.

(s) “Code” shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

(t) “Common Stock” shall mean collectively, the Ordinary Common Stock and the Class B Common Stock.

(u) “Conditional Commitment” shall mean a conditional commitment (as defined in 10 CFR 609.2) from DOE to the Corporation in an amount not less than $2 billion, and specifying the detailed conditions to be satisfied for the DOE Financial Closing.

(v) “Conversion Cap”, with respect to a conversion hereunder, shall mean that the total number of shares of Class B Common Stock received upon such conversion shall not, when combined with the total number of shares of Class B Common Stock (1) issued or issuable upon the exercise of the Warrants and (2) issued by the Corporation upon conversion of securities issued pursuant to the Transactions (as defined in the Securities Purchase Agreement) exceed 49.99% of the total number of outstanding shares of Ordinary Common Stock and Class B Common Stock at the time of any such conversion, subject to adjustments for stock splits, stock dividends, reorganizations or similar transactions.

(w) “Corporation” shall have the meaning ascribed to it in the recitals.

(x) “Corporation Plans” shall mean the Corporation’s 1999 Equity Incentive Plan, as amended, and the Corporation’s 2009 Equity Incentive Plan, as may be amended, the Corporation’s 2009 Employee Stock Purchase Plan, as may be amended, and any similar plans entered into after the date hereof, and any inducement grants.

(y) “Deemed Holder Percentage” shall mean, as to any Permitted Holder, the percentage resulting from the following calculation, (1)(A) the number of shares of Ordinary Common Stock equal to the quotient of (w) the Liquidation Preference plus an amount per share equal to the accrued but unpaid Dividends not previously added to the Liquidation Preference on the outstanding shares of Series B Preferred Stock held by such Permitted Holder from and including the immediately preceding Dividend Payment Date to, but excluding, the date of conversion and (x) the Base Price for the date of such calculation, plus (B) the number of outstanding of shares of (y) Series C Preferred Stock multiplied by 1000 plus, (z) if then outstanding, Class B Common Stock, in each case held by such Permitted Holder divided by (2)(A) the total number of shares of Ordinary Common Stock equal to the quotient of (v) the Liquidation Preference plus an amount per share equal to the accrued but unpaid Dividends not previously added to the Liquidation Preference on all outstanding shares of Series B Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, the date of conversion and (w) the Base Price for the date of such calculation, plus (B) the total number of all outstanding shares of (x) Series C Preferred Stock multiplied by 1000 plus (y) if then outstanding, Class B Common Stock, plus (z) Ordinary Common Stock

(z) “DGCL” shall have the meaning ascribed to it in the Preamble.

(aa) “Dividend” shall have the meaning ascribed to it in Section 5(a).

(bb) “Dividend Payment Date” shall mean January 1, April 1, July 1 and October 1 of each year, commencing on April 1, 2010; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any Dividend payable on Series B-2 11.5% Preferred Stock on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day.

(cc) “Dividend Period” shall mean the period commencing on and including a Dividend Payment Date and shall end on and include the calendar day preceding the next Dividend Payment Date; provided, however, that with respect to any shares of Series B-2 11.5% Preferred Stock not outstanding for the entirety of any such Dividend Period, there shall be an initial pro-rated Dividend Period for such shares that shall commence on and include the issue date of such shares.

(dd) “Dividend Rate” shall mean 11.50% per annum.

(ee) “DOE” shall mean the United States Department of Energy.

(ff) “DOE Financial Closing” shall mean the closing of a Loan Guarantee Agreement (as defined in 10 CFR 609.2), between DOE, an eligible lender, and the Corporation, pursuant to the Conditional Commitment, guaranteeing a loan or other debt obligation in an amount not less than $2 billion for the ACP and there shall have been an initial draw of the funds guaranteed pursuant to the Loan Guarantee Agreement in an amount not less than the minimum amount permitted thereunder.

(gg) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(hh) “Exchange Property” shall have the meaning ascribed to it in Section 10(a).

(ii) “Excluded Lender” shall mean a bank or other financial institution providing indebtedness for borrowed money which is guaranteed by the Loan Guarantee Agreement (as defined in 10 CFR 609.2) pertaining to the DOE Financial Closing; provided, however “Excluded Lender” shall not include a Person providing funding or committed funding (pursuant to definitive binding agreements) for debt or equity of the Corporation in an amount of at least $100,000,000 that is not guaranteed by such Loan Guarantee Agreement.

(jj) “Factor” shall be the Factor established in accordance with the provisions of Section 7(h)(1).

(kk) “Final Determination” shall mean the earlier to occur of (1) the conclusion of the litigation or binding arbitration (as applicable), including any and all appeals (whether by final determination or the expiration of any applicable appeal periods), regarding the dispute between the Permitted Holders and the Corporation, or (2) a written agreement between the Corporation and the appropriate Permitted Holder or Permitted Holders resolving such dispute.

(ll) “Governmental Authority” shall mean any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court, arbitral body or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative, having jurisdiction over any of the Permitted Holders, the Corporation, any of the Corporation’s Subsidiaries or their respective Property.

(mm) “Initial Liquidation Preference” shall mean $1,000 per share of Series B Preferred Stock.

(nn) “Initial Preferred Director” shall have the meaning ascribed to it in Section 9(b)(1).

(oo) “Internal Reorganization Event” shall have the meaning ascribed to it in Section 10(c).

(pp) “Investor Rights Agreement” shall mean that certain Investor Rights Agreement, dated [●], 2010 among the Corporation, Toshiba and B&W, as amended from time to time.

(qq) “Junior Stock” shall mean the Common Stock and any other class or series of capital stock of the Corporation that ranks junior to the Series B Preferred Stock (1) as to the priority of payment of dividends and/or (2) as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.  For the avoidance of doubt, Junior Stock shall include the Series A Preferred Stock and the Series C Preferred Stock.

(rr) “Liquidation Preference” shall initially mean $1,000 per share of Series B Preferred Stock; provided, however, that to the extent that the Corporation does not declare and pay a Dividend on a Dividend Payment Date pursuant to Section 5(a), an amount equal to the Dividend shall be added to the Liquidation Preference of such share on the applicable Dividend Payment Date.

(ss) “Orderly Sale Arrangement” shall have the meaning set forth in the Securities Purchase Agreement.

(tt) “Ordinary Common Stock” shall mean the common stock of the Corporation, par value $.10 per share.  For the avoidance of doubt, the Ordinary Common Stock shall not include the Class B Common Stock.

(uu) “Original Issuance Date” shall mean, with respect to each share of Series B Preferred Stock issued to the Permitted Holders, the date on which such share was issued by the Corporation.

(vv) “Original Issue Value” shall mean, subject to the Automatic Redemption Adjustment, if any, the aggregate Initial Liquidation Preference of all the shares of Series B Preferred Stock issued to the Permitted Holders excluding those shares issued as a Dividend.

(ww) “Parity Stock” shall mean any class or series of stock of the Corporation that ranks equally with Series B-2 11.5% Preferred Stock (1) in the priority of payment of dividends and/or (2) in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (in each case, without regard to whether dividends accrue cumulatively or non-cumulatively).  For the avoidance of doubt, Parity Stock shall include the Series B-1 12.75% Preferred Stock.

(xx) “Permit” shall mean any approval, authorization, certificate, consent, license or permit of or from any Governmental Authority.

(yy) “Permitted Holder Material Breach” shall mean a material breach of the Securities Purchase Agreement or the Investor Rights Agreement by any Permitted Holder.

(zz) “Permitted Holder Original Issue Value” shall mean, subject to the Automatic Redemption Adjustment, if any, for any Permitted Holder, the aggregate Initial Liquidation Preference of all shares of Series B Preferred Stock issued to such Permitted Holder excluding those shares issued as a Dividend.

(aaa) “Permitted Holder Outstanding Value” shall mean, as to any Permitted Holder, at any time and from time to time and subject to the Automatic Redemption Adjustment, if any, (1) the Original Issue Value of all of the outstanding shares of Series B Preferred Stock then held by such Permitted Holder, plus (2) for each share of Series C Preferred Stock then held by a Permitted Holder, excluding those shares of Series C Preferred Stock issued upon exercise of the Warrants, the Base Price upon which such Permitted Holder’s acquisition of such share was calculated, plus (3) for each share of Common Stock then held by such Permitted Holder, excluding those shares of Class B Common Stock issued upon exercise of the Warrants or Ordinary Common Stock purchased in the market, the Base Price upon which such Permitted Holder’s acquisition of such share was calculated, plus (4) the aggregate amount of accrued and unpaid Dividends on outstanding shares of Series B Preferred Stock, which have been added to the Liquidation Preference pursuant to Section 5(a).

(bbb) “Permitted Holders” shall mean (1) [Toshiba U.S. Co.] and its Wholly-Owned Affiliates, (2) B&W and its Wholly-Owned Affiliates, (3) a special purpose entity jointly and wholly controlled by Toshiba and B&W and (4) Westinghouse Electric Company, LLC, to the extent it is controlled by Toshiba or a Permitted Holder described under (1) above; provided, however, that each Permitted Holder must be a U.S. Person.

(ccc) “Person” shall mean any individual, corporation, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or any other entity.

(ddd) “Preferred Director” shall have the meaning ascribed to it in Section 9(b)(2).

(eee) “Preferred Stock” shall mean any and all series of preferred stock, par value $1.00 per share, of the Corporation, including the Series B Preferred Stock.

(fff) “Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

(ggg) “Qualified Director” shall mean any individual reasonably acceptable to the Nominating and Governance Committee of the Board of Directors.

(hhh) “Regulatory Bodies” shall mean the DOE and the U.S. Nuclear Regulatory Commission, and any successor Governmental Authorities thereto.

(iii) “Reorganization Event” shall have the meaning ascribed to it in Section 10(a).

(jjj) “Sale Plan” shall have the meaning ascribed to it in Section 7(c)(1).

(kkk) “Securities Purchase Agreement” shall mean that certain Securities Purchase Agreement, dated May 25, 2010, among the Corporation, Toshiba and B&W, as amended from time to time.

(lll) “Senior Stock” shall mean any class or series of capital stock of the Corporation that ranks senior to the Series B Preferred Stock (1) as to the priority of dividends and/or (2) as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(mmm) “Series A Preferred Stock” shall mean the series of Preferred Stock of the Corporation, par value $1.00 per share, designated as “Series A Junior Participating Preferred Stock.”

(nnn) “Series B Preferred Stock” shall mean the Series B-1 12.75% Preferred Stock together with the Series B-2 11.5% Preferred Stock.

(ooo) “Series B-1 12.75% Preferred Stock” shall mean the series of Preferred Stock of the Corporation, par value $1.00 per share, designated as “Series B-1 12.75% Convertible Preferred Stock.”

(ppp) “Series B-1 Certificate of Designation” shall mean that certain Certificate of Designation of Series B-1 12.75% Preferred Stock, as filed with the Secretary of State of the State of Delaware.

(qqq) “Series B-2 11.5 % Preferred Stock” shall have the meaning ascribed to it in Section 1.

(rrr) “Series B-2 Certificate of Designation” shall mean that certain Certificate of Designation of Series B-2 11.5% Preferred Stock, as filed with the Secretary of State of the State of Delaware.

(sss) “Series C Preferred Stock” shall mean the series of Preferred Stock of the Corporation, par value $1.00 per share, designated as “Series C Participating Convertible Preferred Stock.”

(ttt) “Share Issuance Approval” shall mean the approval of the stockholders of the Corporation necessary to approve the conversion of all the Series B Preferred Stock and the Series C Preferred Stock, and the exercise of all the Warrants, for Common Stock for purposes of Section 312.03 of the New York Stock Exchange Listed Company Manual, or if shares of the Ordinary Common Stock become listed and traded on another Approved Market, the approval required by such Approved Market, or the time at which all such approvals shall for any reason become inapplicable or not required so as to permit all such conversions and exercises.

(uuu) “Share Issuance Limitation” shall mean the total number of shares of Common Stock or securities convertible into Common Stock that can be issued by the Corporation upon conversion or exercise of securities issued pursuant to the Transactions (as defined in the Securities Purchase Agreement) in accordance with the rules and regulations of the Approved Market on which shares of the Corporation’s equity securities are listed or traded prior to receipt of the Share Issuance Approval.

(vvv) “Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (1) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (2) the interest in the capital or profits of such partnership, joint venture or limited liability company or (3) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.  Notwithstanding the foregoing, American Centrifuge Manufacturing, LLC, a Delaware limited liability company, shall not be considered a Subsidiary of B&W or the Corporation.

(www) “SWU” shall have the meaning ascribed to it in the definition of “SWU Consideration.”

(xxx) “SWU Consideration” shall mean the fair market value of separative work units with respect to low enriched uranium (“SWU”) (as determined reasonably and in good faith by the Board of Directors, taking into account the applicable volume of SWU, the then-current market price for SWU and other relevant factors) provided by the Corporation to the Permitted Holders minus any consideration paid by the Permitted Holders for such SWU.

(yyy) “Third Party Financing” shall mean the funding or committed funding (pursuant to definitive binding agreements) for debt or equity of the Corporation in an amount of at least $100,000,000 from a third party that is not an Affiliate of the Corporation, a Japanese export credit agency, a U.S. Governmental Authority or an Excluded Lender where (1) such funds, together with such other additional funds available to the Corporation at such time, is necessary and sufficient to consummate the DOE Financial Closing, and (ii) the third-party requires, as a condition to the funding, that the Preferred Stock be converted in accordance with the terms hereof.

(zzz) “Third Party Transfer” shall mean an irrevocable Transfer in compliance with Section 11 of all legal ownership, Voting Control and Beneficial Ownership of any share or shares of Series B-2 11.5% Preferred Stock to a Person other than a Permitted Holder or its Affiliates.

(aaaa) “Toshiba” shall mean Toshiba Corporation, a corporation organized under the laws of Japan.

(bbbb) “Trading Day” shall mean any day on which shares of the Corporation’s equity securities are traded, or able to be traded, on the Approved Market on which shares of the Corporation’s equity securities are listed or traded.

(cccc) “Transfer” shall mean, with respect to any shares of Series B-2 11.5% Preferred Stock, any direct or indirect assignment, sale, exchange, transfer, tender or other disposition of such shares or any interest therein, whether voluntary or involuntary, by operation of law or otherwise (and includes any sale or other disposition in any one transaction or series of transactions and the grant or transfer of an option or derivative security covering such shares), and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing; provided, however, that a “Transfer” shall not occur simply as a result of the grant of a proxy in connection with a solicitation of proxies subject to the provisions of Section 14 of the Exchange Act.

(dddd) “U.S. Person” shall mean any person that is treated as a “United States Person” under Code Section 7701(a)(30) and that provides an IRS Form W-9 (or successor form), evidencing a complete exemption from United States withholding tax (including backup withholding tax), on or before the time at which it acquires securities pursuant to this Certificate of Designation.

(eeee) “Voting Control” shall mean, with respect to a share or shares of Series B-2 11.5% Preferred Stock, the power, whether exclusive or shared, revocable or irrevocable, to vote or direct the voting of such share or shares of Series B-2 11.5% Preferred Stock, by proxy, voting agreement or otherwise.

(ffff)  “Warrants” shall mean those warrants to purchase Class B Common Stock or Series C Preferred Stock originally issued by the Corporation to the Permitted Holders pursuant to the Securities Purchase Agreement.

(gggg) “Wholly-Owned Affiliate” shall mean, as to any Person, any Affiliate that, directly or indirectly, is wholly-owned and controlled (other than by contract) by a Person, or any other Affiliate to which the Corporation, in its sole discretion, consents.

Section 4. Titles and Subtitles; Interpretation.  The titles and subtitles used in this Certificate of Designation are used for convenience only and are not to be considered in construing or interpreting this Certificate of Designation.  The definitions contained in this Certificate of Designation are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

Section 5. Dividends.

(a) Rate.  Holders of Series B-2 11.5% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds or assets available therefor, subject to the provisions of the DGCL, on each share of Series B-2 11.5% Preferred Stock, Dividends with respect to each Dividend Period in an amount equal to the Dividend Rate on the Liquidation Preference per share of Series B-2 11.5% Preferred Stock, payable, at the Corporation’s election, in (1) cash, (2) additional shares (including fractional shares) of Series B-2 11.5% Preferred Stock having a deemed value of $1,000 per share for purposes of the number of such additional shares or (3) any combination of (1) and (2) (the “Dividend”).  If and to the extent that the Corporation does not pay the entire Dividend for a particular Dividend Period on the applicable Dividend Payment Date for such period, the amount of such Dividend not paid shall be added to the Liquidation Preference in accordance with the definition thereof.  Dividends payable at the Dividend Rate shall begin to accrue (whether or not earned or declared, whether or not there are funds legally available for the payment thereof and whether or not restricted by the terms of any of the Corporation’s indebtedness outstanding at any time) and be cumulative from the Original Issuance Date, shall compound on each Dividend Payment Date (i.e., no Dividends shall accrue on other Dividends unless and until the first Dividend Payment Date for such other Dividends has passed without such other Dividends having been paid on such date) and shall be payable in arrears on the first Dividend Payment Date after such Dividend Period.  Dividends that are payable on Series B-2 11.5% Preferred Stock in the form of additional shares of such stock shall, except as specifically provided in this Certificate of Designation, have all rights granted hereunder, including the payment of Dividends.  Dividends that are payable on Series B-2 11.5% Preferred Stock on any Dividend Payment Date shall be payable to holders of record of Series B-2 11.5% Preferred Stock as they appear on the stock register of the Corporation on the record date for such Dividend, which shall be the date 10 Business Days prior to the applicable Dividend Payment Date, or such other date as determined by the Board of Directors.  The Corporation shall elect the form of such payment by giving notice at least 5 Business Days prior to the applicable Dividend Payment Date.  If no such notice is given, the Corporation shall be deemed to have elected a payment through the issuance of shares of Series B-2 11.5% Preferred Stock.  Dividends paid on the shares of Series B-2 11.5% Preferred Stock in an amount less than accumulated and unpaid Dividends payable thereon shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

Dividends payable at the Dividend Rate on Series B-2 11.5% Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of Dividends payable at the Dividend Rate on Series B-2 11.5% Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over such 30-day months.

(b) Priority of Dividends.  Subject to any approvals required pursuant to Section 9, such Dividends (payable in cash, securities or other property) as may be determined by the Board of Directors may be declared and paid on any capital stock, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment.

(c) Payment in Shares.  Any shares of Series B-2 11.5% Preferred Stock paid as a Dividend pursuant to this Section 5 shall be duly authorized, validly issued, fully paid and non-assessable, and shall be free of preemptive rights and free of any lien or adverse claim.

Section 6. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation.  In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series B-2 11.5% Preferred Stock shall be entitled to receive on par with each share of Parity Stock ranking equally with Series B-2 11.5% Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation for each share of Series B-2 11.5% Preferred Stock, out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Junior Stock, an amount equal to the greater of (1) the Liquidation Preference per share of Series B-2 11.5% Preferred Stock plus an amount per share equal to the accrued but unpaid Dividends not previously added to the Liquidation Preference from and including the immediately preceding Dividend Payment Date to, but excluding, the date fixed for such liquidation, dissolution or winding up of the Corporation and (2) the per share amount of all cash, securities and other property (such securities or other property having a value equal to its fair market value as reasonably and in good faith determined by the Board of Directors) to be distributed in respect of the Common Stock such holder would have been entitled to receive had it converted such Series B-2 11.5% Preferred Stock (without regard to the Conversion Cap or Share Issuance Limitation) immediately prior to the date fixed for such liquidation, dissolution or winding up of the Corporation.  To the extent that such amount is paid in full to all holders of Series B-2 11.5% Preferred Stock and all holders of Parity Stock ranking equally with Series B-2 11.5% Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, the holders of other capital stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(b) Partial Payment.  If, in connection with any distribution described in Section 6(a) above, the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences in full to all holders of Series B-2 11.5% Preferred Stock and all holders of Parity Stock ranking equally with Series B-2 11.5% Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, then the amounts paid to the holders of Series B-2 11.5% Preferred Stock and to the holders of all such other Parity Stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series B-2 11.5% Preferred Stock and the holders of all such other Parity Stock.

(c) Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 6, the merger or consolidation of the Corporation with any other corporation or other Person, including a merger or consolidation in which the holders of Series B-2 11.5% Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation, but shall instead be subject to the provisions of Section 10.

Section 7. [Reserved].

Section 8. Other Conversion.

(a) Conversion by the Corporation.

(1) Conversion Upon Third Party Financing.  Effective upon the DOE Financial Closing that follows or is contemporaneous with a Third Party Financing or immediately prior thereto, the Corporation may convert all of the outstanding shares of Series B-2 11.5% Preferred Stock (i) if the Charter Amendment Approval has been obtained, into Class B Common Stock, or (ii) if the Charter Amendment Approval has not been obtained, into Series C Preferred Stock, in either case into the number of shares of the Class B Common Stock or Series C Preferred Stock, as applicable, equal to the quotient of (A) 120% of the sum of (i) the Liquidation Preference plus (ii) an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B-2 11.5% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, the date of conversion and (B) the Base Price for the date that the Corporation provides notice pursuant to Section 8(a)(2).

(2) Conversion Timing.  If the Corporation elects to convert pursuant to this Section 8(a), the Corporation shall provide written notice to the Permitted Holders of record at their respective last addresses appearing on the books of the Corporation.  Such notice shall state the conversion date of Series B-2 11.5% Preferred Stock, which date shall be no less than 5 days and no more than 60 days from the date of such notice; provided, however, that the effectiveness of the conversion (and the Corporation’s right and obligation to effect the conversion) shall be conditioned upon the DOE Financial Closing.  Notwithstanding the foregoing, if, after delivery of such notice, the Corporation desires to specify a different conversion date, the Corporation shall not be required to notify the Permitted Holders of such change until after the conversion is effected unless such changed conversion date is more than 15 days prior to or after the original conversion date.  The conversion date shall be the date specified in such written notice or such different date as specified by the Corporation in accordance with this Section 8(a)(2).

(b) Conversion by the Permitted Holders.

(1) Post-Third Closing Conversion.  At any time and from time to time after the Third Closing (as defined in the Securities Purchase Agreement), any Permitted Holder’s shares of Series B-2 11.5% Preferred Stock shall be converted, in whole or in part, upon the request of such Permitted Holder, subject to the Conversion Cap, into the number of shares of Class B Common Stock equal to the quotient of (A) the Liquidation Preference plus an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B-2 11.5% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, such date of conversion and (B) the Base Price for the conversion date specified in the written notice provided by such Permitted Holder pursuant to Section 8(b)(2).  Shares of Series B-2 11.5% Preferred Stock not converted as a result of the foregoing limitations shall remain outstanding except as provided herein.

(2) Conversion Timing.  If a Permitted Holder elects to convert pursuant to this Section 8(b), such Permitted Holder shall provide written notice to the Corporation.  Such notice shall state the conversion date of Series B-2 11.5% Preferred Stock, which date shall be no less than 5 days and no more than 60 days from the date of such notice.  The conversion date shall be the date specified in such written notice.

(c) Automatic Conversion and Redemption.  On December 31, 2016, all outstanding shares of Series B-2 11.5% Preferred Stock shall be automatically converted, without any action on the part of the holder and subject to the Conversion Cap, into the number of shares of Class B Common Stock equal to the quotient of (i) the Liquidation Preference plus an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B-2 11.5% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, such date of conversion and (ii) the Base Price for December 31, 2016.  Shares of Series B-2 11.5% Preferred Stock not converted as a result of the foregoing limitation shall remain outstanding except as provided herein.  If shares of Series B-2 11.5% Preferred Stock remain outstanding on February 28, 2017 due to the Conversion Cap, the Corporation shall, subject to the provisions of the DGCL, redeem all outstanding shares of Series B-2 11.5% Preferred Stock for cash in an amount equal to the Liquidation Preference of such shares plus an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B-2 11.5% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, the date of redemption.  If the Corporation fails to pay such redemption amount by March 15, 2017, the Conversion Cap shall no longer apply and all outstanding shares of Series B-2 11.5% Preferred Stock shall be automatically converted, without any action on the part of the holder, into the number of shares of Class B Common Stock equal to the quotient of (A) the Liquidation Preference plus an amount per share equal to accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B-2 11.5% Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, such date of conversion and (B) the Base Price for March 15, 2017. In the event of any automatic conversion or redemption pursuant to this Section 8(c), the conversion or redemption shall be deemed to have been effected at the time that the event triggering such automatic conversion or redemption occurred.

(d) Conversion Mechanics. A Permitted Holder shall cease to be a record holder of each share of Series B-2 11.5% Preferred Stock on the date such share is converted.  As promptly as practicable on or after the conversion date (and in any event no later than three Trading Days thereafter), the Corporation or its agent, including its transfer agent, shall issue the number of shares of Class B Common Stock or Series C Preferred Stock (including fractional shares) issuable pursuant to Section 8(a), (b) or (c).  Any such certificate or certificates shall be delivered by the Corporation or its agent, including its transfer agent, to the appropriate holder on a book-entry basis or by mailing certificates evidencing the shares to the holders at their respective addresses as set forth in the records of the Corporation, subject in each case to the provisions of Section 9 of the Securities Purchase Agreement.

(e) Reservation of Class B Common Stock.  Subject to receiving the Charter Amendment Approval and for as long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Ordinary Common Stock or Class B Common Stock, or shares of Ordinary Common Stock or Class B Common Stock held in treasury by the Corporation, for the purpose of effecting the conversion of the Series B Preferred Stock, the full number of shares of Ordinary Common Stock or Class B Common Stock then issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding.  For purposes hereof, reservations hereunder shall be at the Base Price equal to the closing price of the Corporation’s Ordinary Common Stock on the New York Stock Exchange on the second to last Trading Day prior to the date of the Securities Purchase Agreement; provided, however, if the Base Price for the date four Trading Days prior to the First Closing, the Second Closing or the Third Closing (each as defined in the Securities Purchase Agreement) or on June 30 of any year is less than such amount, then that lower amount shall be used as the Base Price for purposes of this calculation.  All shares of Class B Common Stock delivered upon conversion of Series B Preferred Stock shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

(f) Partial Conversion.  In case of any conversion of any of the shares of Series B Preferred Stock at the time outstanding, the shares to be converted shall be selected pro rata among the shares of Series B Preferred Stock held by each Permitted Holder and among each such Permitted Holder’s shares of Series B-2 11.5% Preferred Stock and Series B-1 12.75% Preferred Stock.  If fewer than all of the shares represented by any certificate are converted, a new certificate shall be issued representing the unconverted shares without charge to the holder thereof.

(g) Taxes.  The Corporation shall pay any and all taxes that may be payable in respect of the issue or delivery of shares of Ordinary Common Stock, Class B Common Stock or Series C Preferred Stock on conversion of Series B-2 11.5% Preferred Stock.  The Corporation shall not, however, be required to pay any tax that may be payable in respect of any Transfer involved in the issue and delivery of shares of Ordinary Common Stock, Class B Common Stock or Series C Preferred Stock in a name other than that in which Series B-2 11.5% Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

Section 9. Voting Rights.

(a) General.  The holders of shares of Series B-2 11.5% Preferred Stock shall not be entitled to vote, except as otherwise provided herein or required by applicable law.

(b) Election of Directors.

(1) Effective as of the first Original Issuance Date, the number of directors constituting the Board of Directors shall be increased by two Persons and the holders of a majority of the outstanding Series B Preferred Stock, voting together as a separate class to the exclusion of the holders of Common Stock and any other series of Preferred Stock, shall be entitled to elect two Qualified Directors to the Board of Directors (each such director, an “Initial Preferred Director”) until the earliest to occur of (i) a Closing Deadline Failure as a result of a Permitted Holder Material Breach at a time when the Securities Purchase Agreement is terminable pursuant to Sections 10.2(d) and 10.3(d) thereof, (ii) a Change of Control or (iii) such time as the Permitted Holders’ Aggregate Outstanding Value is equal to or less than (x) prior to or on December 31, 2016, 75% of the Original Issue Value or, (y) after December 31, 2016, 50% of the Original Issue Value, whereupon at any such time (A) the right of the holders of a majority of the outstanding Series B Preferred Stock to elect the Initial Preferred Directors shall cease, (B) the term of office of the Initial Preferred Directors shall immediately and automatically terminate, (C) the Initial Preferred Directors will no longer be qualified to serve and (D) the number of directors constituting the Board of Directors shall be immediately and automatically reduced by two Persons.

(2) Effective as of the first Original Issuance Date and at such time as when the Permitted Holders do not have the right to elect the Initial Preferred Directors pursuant to Section 9(b)(1)(iii) and any Permitted Holder’s Permitted Holder Outstanding Value is greater than (x) prior to or on December 31, 2016, 75% of such Permitted Holder’s Permitted Holder Original Issue Value or, (y) after December 31, 2016, 50% of such Permitted Holder’s Permitted Holder Original Issue Value, the number of directors constituting the Board of Directors shall be increased by one Person and the holders of a majority of the outstanding Series B Preferred Stock, voting together as a separate class to the exclusion of the holders of Common Stock and any other series of Preferred Stock, shall be entitled to elect one Qualified Director to the Board of Directors (such director, the “Preferred Director”) until the earliest to occur of (i) an event described in Section 9(b)(1)(i) or (ii) or (ii) such time as each Permitted Holder’s Permitted Holder Outstanding Value is equal to or less than (x) prior to or on December 31, 2016, 75% of such Permitted Holder’s Permitted Holder Original Issue Value or (y) after December 31, 2016, 50% of such Permitted Holder’s Permitted Holder Original Issue Value, whereupon at any such time (A) the right of the holders of a majority of the outstanding Series B Preferred Stock to elect the Preferred Director shall cease, (B) the term of office of the Preferred Director shall immediately and automatically terminate, (C) the Preferred Director will no longer be qualified to serve and (D) the number of directors constituting the Board of Directors shall be immediately and automatically reduced by one Person.

(3) For the avoidance of doubt, except for the increase or decrease in the number of directors provided for herein, nothing in this Section 9(b) shall prohibit the Board of Directors from fixing the number of directors constituting the Board of Directors pursuant to the Bylaws.

(4) Term.  Subject to the provisions of this Section 9(b), each Initial Preferred Director or the Preferred Director, as applicable, shall serve until the next annual meeting of the stockholders of the Corporation and until his or her successor is elected and qualified in accordance with this Section 9(b) and the Bylaws, unless any such Initial Preferred Director or the Preferred Director, as applicable, is earlier removed in accordance with the Bylaws, resigns or is otherwise unable to serve; provided, however, that only the holders of a majority of the outstanding shares of the Series B Preferred Stock may remove any such Initial Preferred Director or the Preferred Director, as applicable, without cause at any time and the holders of a majority of the voting power of the outstanding shares of the capital stock of the Corporation entitled to vote on the matter may remove any such Initial Preferred Director or the Preferred Director, as applicable, with cause at any time.  Subject to the provisions of this Section 9(b), in the event any Initial Preferred Director or the Preferred Director, as applicable, is removed, resigns or is unable to serve as a member of the Board of Directors, the holders of a majority of the outstanding shares of Series B Preferred Stock, voting together as a separate class to the exclusion of the holders of Common Stock and any other series of Preferred Stock, shall have the right to fill such vacancy.  Each Initial Preferred Director or the Preferred Director, as applicable, may only be elected to the Board of Directors by the holders of the Series B Preferred Stock in accordance with this Section 9(b), and any such Initial Preferred Director’s or the Preferred Director’s seat, as applicable, shall otherwise remain vacant.

(c) Class Voting Rights as to Particular Matters.  In addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting together as a single class to the exclusion of the holders of the Common Stock and any other series of Preferred Stock, then outstanding and entitled to vote on the matter, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any of the actions described in (x) Section 9(c)(1) if any shares of Series B Preferred Stock are outstanding and (y) Sections 9(c)(2) and 9(c)(3) if the number shares of Series B Preferred Stock outstanding is greater than 10% of all of the shares of Series B Preferred Stock issued to the Permitted Holders, in each case excluding shares issued as a Dividend.

(1) Amendment of Series B Preferred Stock.  Any amendment, alteration or repeal (by merger, consolidation or otherwise) of any provision of the Certificate of Incorporation or this Certificate of Designation so as to adversely affect the powers, preferences and relative participating, optional and other rights of Series B-2 11.5% Preferred Stock.

(2) Dividends, Repurchase and Redemption.

(A) The declaration or payment of any dividend or distribution of Common Stock or other Junior Stock (other than a dividend payable solely in Junior Stock provided such dividend is not treated as a distribution of property for purposes of Section 305 of the Code, the Treasury Regulations promulgated thereunder or any successor provision); or

(B) the purchase, redemption or other acquisition for consideration by the Corporation, directly or indirectly, of any Common Stock, other Junior Stock or Parity Stock, (except as necessary (i) to effect a reclassification of Junior Stock for or into other Junior Stock, (ii) to effect a reclassification of Parity Stock for or into other Parity Stock with the same or lesser aggregate liquidation preference, (iii) to effect a reclassification of Parity Stock into Junior Stock, (iv) to effect the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (v) to effect the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock with the same or lesser per share liquidation amount (vi) to effect the exchange or conversion of one share of Parity Stock into Junior Stock or (vii) pursuant to the Corporation Plans).

(3) Issuance of Senior Stock or Parity Stock.  Prior to the Third Closing (as defined in the Securities Purchase Agreement), the issuance of any Senior Stock or Parity Stock, except as specifically provided for herein or in the Certificate of Designation for the Series B-1 12.75% Preferred Stock.

(d) Changes after Provision for Redemption or Conversion.  No vote or consent of the holders of Series B-2 11.5% Preferred Stock shall be required pursuant to Section 9(c)(x) or Section 9(c)(y) if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series B-2 11.5% Preferred Stock (1) shall have been redeemed or converted, or (2) shall have been irrevocably elected for redemption or conversion in accordance with Sections 7(f), 7(g) or 8(a) and will, subject to the passage of time, be redeemed or converted; provided, that if, on or before the redemption date specified by the Corporation, all funds required for the redemption of the shares called for redemption have been deposited by the Corporation in trust for the benefit of the Permitted Holders with a bank or trust company doing business in the City of New York having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date, Dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Permitted Holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest.  Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the Permitted Holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 10. Reorganization Events.

(a) In the event of:

(1) any consolidation or merger of the Corporation with or into another Person or of another Person with or into the Corporation; or

(2) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation,

in each case in which holders of Ordinary Common Stock would be entitled to receive cash, securities or other property for their shares of Ordinary Common Stock (any such event specified in this Section 10(a), a “Reorganization Event”), the outstanding shares of Series B Preferred Stock shall be deemed for the purposes of this Section 10 only to be converted into the number of shares of Ordinary Common Stock equal to the quotient of (x) the Liquidation Preference plus an amount per share equal to the accrued but unpaid Dividends not previously added to the Liquidation Preference on such shares of Series B Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding the date of conversion and (y) the Base Price for the date of effectiveness of such Reorganization Event and each such share shall, (A) become convertible into securities and other property receivable in such Reorganization Event by and in the same relative amounts as a holder of Ordinary Common Stock other than securities issued or other property distributed by such holder or its Affiliates if such Reorganization Event is entered into with such holder or its Affiliates; provided, however, that if such consideration consists, in whole or in part, of shares of capital stock of, or other equity interests in, the Corporation or any other Person, then the designation and the powers, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions of such shares of capital stock or other equity interests may differ only to the extent that the then existing designation and powers, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions of the Ordinary Common Stock and Series B Preferred Stock differ as provided in this Certificate of Designation or the Certificate of Designation for the Series B-1 12.75% Preferred Stock (including, without limitation, with respect to the voting rights and conversion provisions thereof) or, at the Corporation’s sole discretion, (B) be redeemed by the Corporation for a cash price equal to 105% of the fair value of the consideration that would have otherwise been received under subsection (A), as determined by the Board of Directors acting reasonably and in good faith (such cash, securities and other property, the “Exchange Property”).

(b) Subject to the restrictions set forth in Section 10(a), in the event that holders of the shares of the Ordinary Common Stock have the opportunity to elect the form of Exchange Property to be received in such transaction, the Exchange Property that holders of the Series B Preferred Stock shall be entitled to receive shall be determined by the holders of a majority of the outstanding shares of Series B Preferred Stock.

(c) Notwithstanding anything in this Certificate of Designation to the contrary, Section 10(a) shall not apply to a merger, consolidation, asset sale, reorganization or statutory share exchange (1) among the Corporation and its direct and indirect Subsidiaries or (2) between the Corporation and any Person for the primary purpose of changing the domicile of the Corporation (an “Internal Reorganization Event”) and no such transaction shall be deemed to be a Reorganization Event.  Without limiting the rights of the holders of the Series B Preferred Stock set forth in Section 9(c)(1), the Corporation shall not effectuate an Internal Reorganization Event without the consent of the holders of a majority of the outstanding shares of the Series B Preferred Stock unless the Series B Preferred Stock shall be outstanding as a class or series of preferred stock of the surviving entity having the same rights, terms, preferences, liquidation preference and accrued and unpaid Dividends as the Series B Preferred Stock in effect immediately prior to such Internal Reorganization Event, as adjusted for such Internal Reorganization Event pursuant to this Certificate of Designation after giving effect to any such Internal Reorganization Event.

(d) The Corporation (or any successor) shall, within 20 days after the occurrence of any Reorganization Event or Internal Reorganization Event, provide written notice to the holders of the Series B Preferred Stock of the occurrence of such event and, in the case of a Reorganization Event, of the kind and amount of the cash, securities or other property that constitutes the Exchange Property.  Failure to deliver such notice shall not affect the operation of this Section 10 or the validity of any Reorganization Event or Internal Reorganization Event.

Section 11. Restrictions.

(a) Notwithstanding anything in this Certificate of Designation to the contrary and unless the Corporation, in its sole discretion, otherwise agrees in writing, Permitted Holders may not Transfer shares of Series B-2 11.5% Preferred Stock if such Transfer would require approvals from or filings with any Regulatory Bodies in order not to adversely affect the Permits or regulatory status of the Corporation or its Subsidiaries, unless such approvals and/or filings have been made and received; provided, however, this Section 11(a) shall not apply to any transfer where the transferee received Ordinary Common Stock pursuant to the terms hereof.

(b) Notwithstanding anything in this Certificate of Designation to the contrary and unless the Corporation, in its sole discretion, otherwise agrees in writing, the conversion of Series B-2 11.5% Preferred Stock for Ordinary Common Stock shall also be subject to the requirements of Section 9.2 of the Securities Purchase Agreement.

(c) Any purported conversion or Transfer of Series B-2 11.5% Preferred Stock in violation of these restrictions shall be null and void ab initio.

Section 12. Record Holders.  To the fullest extent permitted by applicable law, the Corporation may deem and treat the record holder of any share of Series B-2 11.5% Preferred Stock as the true and lawful owner thereof for all purposes.

Section 13. No Standing to Bring Derivative Action.  Notwithstanding any provision of the DGCL, the Rules of the Court of Chancery of the State of Delaware or any other applicable law, rule or regulation which would otherwise confer such standing or empower a holder of Series B-2 11.5% Preferred Stock to take such action, no holder of any share of Series B-2 11.5% Preferred Stock shall have standing to bring an action, suit or proceeding derivatively or otherwise in the right of the Corporation.

Section 14. Legends.  All certificates representing shares of Series B-2 11.5% Preferred Stock shall bear a legend or other restriction substantially to the following effect (it being agreed that if such shares are not certificated, other appropriate restrictions shall be implemented to give effect to the following):

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR AS MAY BE HELD BY A PERSON DEEMED AN “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER OF THIS SECURITY, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.  THIS SECURITY MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF THE CERTIFICATE OF DESIGNATION OF SERIES B-2 CONVERTIBLE PREFERRED STOCK OF USEC INC. (THE “COMPANY”), AS AMENDED.

THIS SECURITY IS SUBJECT TO THE RESTRICTIONS (INCLUDING THE VOTING AND TRANSFER RESTRICTIONS) SET FORTH IN ARTICLES FOURTH AND ELEVENTH OF USEC INC.’S CERTIFICATE OF INCORPORATION, AS AMENDED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER, CONVERSION AND REDEMPTION) STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF SECTION 9 OF THE SECURITIES PURCHASE AGREEMENT BY AND AMONG THE COMPANY, TOSHIBA CORPORATION (“TOSHIBA”) AND BABCOCK & WILCOX INVESTMENT COMPANY (“B&W”), DATED AS OF MAY 25, 2010.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS (INCLUDING RESTRICTIONS ON THE DISPOSITION OF SECURITIES) STATED IN THE PROVISIONS OF SECTION 4.7 OF THE INVESTOR RIGHTS AGREEMENT BY AND AMONG THE COMPANY, TOSHIBA AND B&W, DATED AS OF __, 2010.”

Section 15. Written Consent.  Any action as to which a class vote of the holders of Preferred Stock, or the holders of Preferred Stock and Class B Common Stock voting together, is required pursuant to the terms of this Certificate of Designation or the Securities Purchase Agreement may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation.

Section 16. Notices. All notices or communications in respect of Series B-2 11.5% Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Certificate of Incorporation or Bylaws or by applicable law or regulation.  Notwithstanding the foregoing, if Series B-2 11.5% Preferred Stock is issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of Series B-2 11.5% Preferred Stock in any manner permitted by such facility.

Section 17. Other Rights.  The shares of Series B-2 11.5% Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law and regulation.

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tk-365252
CH\1167463

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed and acknowledged by its undersigned duly authorized officers this [•] day of [•], 20[•].

USEC INC. By: Name: James R. Mellor Title: Chairman of the Board

Attest:

By:
Name:  Peter B. Saba
Title:    Secretary

SIGNATURE PAGE TO THE CERTIFICATE OF DESIGNATION OF
SERIES B-2 CONVERTIBLE PREFERRED STOCK OF USEC INC.

EXHIBIT D

FORM OF SERIES C CERTIFICATE OF DESIGNATION

FORM OF

CERTIFICATE OF DESIGNATION OF

SERIES C CONVERTIBLE PARTICIPATING PREFERRED STOCK

of

USEC INC.

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

We, James R. Mellor, Chairman of the Board, and Peter B. Saba, Secretary, of USEC Inc., a corporation organized and existing under the General Corporation Law (“DGCL”) of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors on May 24, 2010 adopted the following resolution creating a series of 25,000 shares of Preferred Stock, par value $1.00 per share, designated as Series C Convertible Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

Section 1. Designation.  The designation of this series of Preferred Stock, par value $1.00 per share, of the Corporation is “Series C Convertible Participating Preferred Stock” (“Series C Preferred Stock”).  Each share of Series C Preferred Stock shall be identical in all respects to every other share of Series C Preferred Stock.

Section 2. Number of Shares.  The authorized number of shares of Series C Preferred Stock is 25,000.  Shares of Series C Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock or into Common Stock, shall revert to authorized but unissued shares of Preferred Stock and shall not be reissued as shares of Series C Preferred Stock.

Section 3. Definitions.  As used herein with respect to Series C Preferred Stock:

(a) “Affiliate” shall mean any Person controlling, controlled by or under common control with any other Person.  For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, partnership or other ownership interests, by contract or otherwise.

(b) “Aggregate Outstanding Value” shall mean, at any time and from time to time and subject to the Automatic Redemption Adjustment, if any, (1) the Original Issue Value of all of the outstanding shares of Series B Preferred Stock, plus, (2) for each share of Series C Preferred Stock then held by the Permitted Holders, excluding those shares of Series C Preferred Stock issued upon exercise of the Warrants, the Base Price (as defined in the Series B-1 Certificate of Designation) upon which the Permitted Holders’ acquisition of such share was calculated, plus, (3) for each share of Common Stock then held by the Permitted Holders, excluding those shares of Class B Common Stock issued upon exercise of the Warrants or Ordinary Common Stock purchased in the market, the Base Price upon which the Permitted Holders’ acquisition of such share was calculated, plus (4) the aggregate amount of accrued and unpaid Dividends on outstanding shares of Series B Preferred Stock which have been added to the Liquidation Preference pursuant to Section 5(a).

(c) “Approved Market” shall mean, if the Ordinary Common Stock is then listed or quoted on the New York Stock Exchange, The NASDAQ Stock Market or the American Stock Exchange, such market or exchange.

(d) “Automatic Redemption” shall mean an automatic redemption pursuant to Section 7(g) of the Series B-1 Certificate of Designation subsequent to a Conversion Election (as defined in the Series B-1 Certificate of Designation), Section 8(c) of the Series B-1 Certificate of Designation or Section 8(c) of the Series B-2 Certificate of Designation.

(e) “Automatic Redemption Adjustment” shall mean, for purposes of determining the Aggregate Outstanding Value, the Permitted Holder Outstanding Value, the Original Issue Value and the Permitted Holder Original Issue Value, that if an Automatic Redemption has been effected prior to the date of determining such values, (1) the aggregate amount of the Liquidation Preference, as of the date of redemption, of a Permitted Holder’s Series B Preferred Stock (excluding shares issued as a Dividend) redeemed in connection with the Automatic Redemption shall be added to such Permitted Holder’s Aggregate Outstanding Value and Permitted Holder Outstanding Value and (2) the aggregate amount of the Liquidation Preference, as of the date of redemption, of such Permitted Holder’s Series B Preferred Stock (excluding shares issued as a Dividend) redeemed in connection with the Automatic Redemption shall be added to such Permitted Holder’s Original Issue Value and Permitted Holder Original Issue Value; provided, however, that, if at any time after any Automatic Redemption, such Permitted Holder’s Deemed Holder Percentage is less than 8%, then such adjustment to the Aggregate Outstanding Value, the Permitted Holder Outstanding Value, the Original Issue Value and the Permitted Holder Original Issue Value shall not be made.

(f) “B&W” shall mean Babcock & Wilcox Investment Company, a Delaware corporation.

(g) “Beneficially Own” shall mean “beneficially own” as defined in Rule 13d-3 promulgated under Section 13(d) of the Exchange Act or any successor provisions thereto, and “Beneficial Ownership” shall have a correlative meaning.

(h) “Board of Directors” shall mean the board of directors of the Corporation or any duly authorized committee thereof.

(i) “Bylaws” shall mean the Amended and Restated Bylaws of the Corporation, as amended from time to time.

(j) “Certificate of Designation” shall mean this Certificate of Designation of Series C Convertible Participating Preferred Stock of the Corporation, as amended from time to time.

(k) “Certificate of Incorporation” shall mean the Certificate of Incorporation of the Corporation, as amended from time to time.

(l) “Change of Control” shall mean the occurrence of any of the following:

(1) any Person shall Beneficially Own, directly or indirectly, through a merger, business combination, purchase, or other transaction or series of transactions, shares of the Corporation’s capital stock entitling such Person at such time to exercise 50% or more of the total voting power of the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors, other than as a result of an acquisition of such stock by the Corporation, any of the Corporation’s Subsidiaries or any of the Corporation’s employee benefit plans (for purposes of this subsection (1), “Person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act);

(2) the Corporation (A) merges or consolidates with or into any other Person, another Person merges with or into the Corporation, or the Corporation conveys, sells, transfers or leases all or substantially all of the Corporation’s assets to another Person or (B) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than a merger or consolidation:

(i) that does not result in a reclassification, conversion, exchange or cancellation of the Corporation’s outstanding Common Stock;

(ii) that is effected solely to change the Corporation’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of any class or series of common stock of the surviving entity; or

(iii) where the issued and outstanding capital stock having ordinary voting power to vote generally to elect a majority of the Board of Directors outstanding immediately prior to such transaction is converted into or exchanged for such voting stock of the surviving or transferee Person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee Person (immediately after giving effect to such issuance).

(m) “Charter Amendment Approval” shall mean the approval of the stockholders of the Corporation necessary to amend the Corporation’s Certificate of Incorporation to approve the authorization of Class B Common Stock and the proper filing of such amendment with the Secretary of State of the State of Delaware.

(n) “Class B Common Stock” shall mean the Class B Common Stock of the Corporation, par value $.10 per share, to be authorized by the Charter Amendment Approval.

(o) “Closing Deadline Failure” shall mean, unless waived in writing (1) by the Corporation if such Closing Deadline Failure is as a result of breach by a Permitted Holder, (2) by the Permitted Holders if such Closing Deadline Failure is as a result of breach by the Corporation, or (3) by the Permitted Holders and the Corporation if such Closing Deadline Failure is not as a result of a breach by the Permitted Holders or the Corporation, either, (A) with respect to the Second Closing (as defined in the Securities Purchase Agreement), that the Second Closing shall not have occurred by June 30, 2011 and the Securities Purchase Agreement shall have been terminated pursuant to Section 10.2 thereof, or (B) with respect to the Third Closing (as defined in the Securities Purchase Agreement), that the Third Closing shall not have occurred by the Third Closing Termination Date (as defined in the Securities Purchase Agreement) and the Securities Purchase Agreement shall have been terminated pursuant to Section 10.3 thereof.

(p) “Code” shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

(q) “Common Stock” shall mean collectively, the Ordinary Common Stock and the Class B Common Stock.

(r) “Converted Series C Preferred Stock” shall have the meaning ascribed to it in Section 10(b).

(s) “Corporation” shall have the meaning ascribed to it in the recitals.

(t) “Deemed Holder Percentage” shall mean, as to any Permitted Holder, the percentage resulting from the following calculation, (1)(A) the number of shares of Ordinary Common Stock equal to the quotient of (w) the Liquidation Preference plus an amount per share equal to the accrued but unpaid Dividends not previously added to the Liquidation Preference on the outstanding shares of Series B Preferred Stock held by such Permitted Holder from and including the immediately preceding Dividend Payment Date (as defined in the Series B-1 Certificate of Designation or the Series B-2 Certificate of Designation, as applicable) to, but excluding, the date of conversion and (x) the Base Price for the date of such calculation, plus (B) the number of outstanding of shares of (y) Series C Preferred Stock multiplied by 1000 plus, (z) if then outstanding, Class B Common Stock, in each case held by such Permitted Holder divided by (2)(A) the total number of shares of Ordinary Common Stock equal to the quotient of (v) the Liquidation Preference plus an amount per share equal to the accrued but unpaid Dividends not previously added to the Liquidation Preference on all outstanding shares of Series B Preferred Stock from and including the immediately preceding Dividend Payment Date (as defined in the Series B-1 Certificate of Designation) to, but excluding, the date of conversion and (w) the Base Price for the date of such calculation, plus (B) the total number of all outstanding shares of (x) Series C Preferred Stock multiplied by 1000 plus (y) if then outstanding, Class B Common Stock, plus (z) Ordinary Common Stock.

(u) “DGCL” shall have the meaning ascribed to it in the recitals.

(v) “Dividend” shall have the meaning ascribed to it in the Series B-1 Certificate of Designation or the Series B-2 Certificate of Designation, as applicable.

(w) “DOE” shall mean the United States Department of Energy.

(x) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(y) “Governmental Authority” shall mean any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court, arbitral body or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative, having jurisdiction over any of the Permitted Holders, the Corporation, any of the Corporation’s Subsidiaries or their respective Property.

(z) “Initial Investor Director” shall have the meaning ascribed to it in Section 5(b)(1) hereof.

(aa) “Initial Liquidation Preference” shall mean $1,000 per share of each of Series B-1 12.75% Preferred Stock and Series B-2 11.5% Preferred Stock.

(bb)  “Investor Director” shall have the meaning ascribed to it in Section 5(b)(2).

(cc) “Investor Rights Agreement” shall mean that certain Investor Rights Agreement, dated [_______], 2010 among the Corporation, Toshiba and B&W, as amended from time to time.

(dd) “Junior Stock” shall mean the Common Stock and any other class or series of capital stock of the Corporation that ranks junior to the Series C Preferred Stock (1) as to the priority of payment of dividends and/or (2) as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.  For the avoidance of doubt, Junior Stock shall include the series of Preferred Stock of the Corporation, par value $1.00 per share, designated as “Series A Junior Participating Preferred Stock.”

(ee) “Liquidation Preference” shall mean $.01 per share of Series C Preferred Stock.

(ff) “Ordinary Common Stock” shall mean the common stock of the Corporation, par value $.10 per share.  For the avoidance of doubt, the Ordinary Common Stock shall not include the Class B Common Stock.

(gg) “Original Issuance Date” shall mean, with respect to each share of Series C Preferred Stock issued to the Permitted Holders, the date on which such share was issued by the Corporation.

(hh) “Original Issue Value” shall mean, subject to the Automatic Redemption Adjustment, if any, the aggregate Initial Liquidation Preference of all the shares of Series B Preferred Stock issued to the Permitted Holders excluding those shares issued as a Dividend.

(ii) “Parity Stock” shall mean any class or series of stock of the Corporation that ranks equally with Series C Preferred Stock (1) in the priority of payment of dividends and/or (2) in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation (in each case, without regard to whether dividends accrue cumulatively or non-cumulatively).

(jj) “Permit” shall mean any approval, authorization, certificate, consent, license or permit of or from any Governmental Authority.

(kk) “Permitted Holder Material Breach” shall mean the material breach of the Securities Purchase Agreement or the Investor Rights Agreement by any Permitted Holder.

(ll) “Permitted Holder Original Issue Value” shall mean, subject to the Automatic Redemption Adjustment, if any, for any Permitted Holder, the aggregate Initial Liquidation Preference of all shares of Series B Preferred Stock issued to such Permitted Holder excluding those shares issued as a Dividend and those shares acquired upon exercise of the Warrants.

(mm) “Permitted Holder Outstanding Value” shall mean, as to any Permitted Holder, at any time and from time to time and subject to the Automatic Redemption Adjustment, if any, (1) the Original Issue Value of all of the outstanding shares of Series B Preferred Stock then held by such Permitted Holder, plus, (2) for each share of Series C Preferred Stock then held by a Permitted Holder, excluding those shares of Series C Preferred Stock issued upon exercise of the Warrants, the Base Price upon which such Permitted Holder’s acquisition of such share was calculated, plus, (3) for each share of Common Stock then held by such Permitted Holder, excluding those shares of Class B Common Stock issued upon exercise of the Warrants or Ordinary Common Stock purchased in the market, the Base Price (as defined in the Series B-1 Certificate of Designation) upon which such Permitted Holder’s acquisition of such share was calculated, plus, (4) the aggregate amount of accrued and unpaid Dividends on outstanding shares of Series B Preferred Stock which have been added to the Liquidation Preference pursuant to Section 5(a) of the Series B-1 Certificate of Designation or Series B-2 Certificate of Designation, as applicable.

(nn) “Permitted Holders” shall mean (1) [Toshiba U.S. Co.] and its Wholly-Owned Affiliates, (2) B&W and its Wholly-Owned Affiliates, (3) a special purpose entity jointly and wholly controlled by Toshiba and B&W and (4) Westinghouse Electric Company, LLC, to the extent that it is controlled by Toshiba or a Permitted Holder described under (1) above; provided, however, that each Permitted Holder must be a U.S. Person.

(oo) “Person” shall mean any individual, corporation, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or any other entity.

(pp) “Preferred Stock” shall mean any and all series of preferred stock, par value $1.00 per share, of the Corporation, including the Series C Preferred Stock.

(qq) “Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

(rr) “Qualified Director” shall mean any individual reasonably acceptable to the Nominating and Governance Committee of the Board of Directors.

(ss) “Regulatory Bodies” shall mean the DOE and the U.S. Nuclear Regulatory Commission and any successor Governmental Authorities thereto.

(tt) “Securities Purchase Agreement” shall mean that certain Securities Purchase Agreement, dated May 25, 2010, among the Corporation, Toshiba and B&W, as amended from time to time.

(uu) “Senior Stock” shall mean any class or series of capital stock of the Corporation that ranks senior to the Series C Preferred Stock (1) as to the priority of dividends and/or (2) as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.  For the avoidance of doubt, Senior Stock shall include the Series B Preferred Stock.

(vv) “Series B Preferred Stock” shall mean the Series B-1 12.75% Preferred Stock together with the Series B-2 11.5% Preferred Stock.

(ww) “Series B-1 12.75 % Preferred Stock” shall mean the series of Preferred Stock of the Corporation, par value $1.00 per share, designated as “Series B-1 12.75% Convertible Preferred Stock.”

(xx) “Series B-1 Certificate of Designation” shall mean that certain Certificate of Designation of Series B-1 12.75% Convertible Preferred Stock of the Corporation as filed with the Secretary of State of the State of Delaware.

(yy) “Series B-2 11.5% Preferred Stock” shall mean the series of preferred stock of the Corporation, par value $1.00 per share, designated as “Series B-2 11.5% Convertible Preferred Stock.”

(zz) “Series B-2 Certificate of Designation” shall mean that certain Certificate of Designation of Series B-2 11.5% Convertible Preferred Stock of the Corporation as filed with the Secretary of State of the State of Delaware.

(aaa) “Series C Preferred Stock” shall have the meaning ascribed to it in Section 1.

(bbb) “Series C Preferred Stock Automatic Conversion Time” shall have the meaning ascribed to it in Section 10(b).

(ccc) “Share Issuance Approval” shall mean the approval of the stockholders of the Corporation necessary to approve the conversion of all the Series B Preferred Stock and the Series C Preferred Stock, and the exercise of all the Warrants, for Common Stock for purposes of Section 312.03 of the New York Stock Exchange Listed Company Manual, or if shares of the Ordinary Common Stock become listed and traded on another Approved Market, the approval required by such Approved Market, or the time at which all such approvals shall for any reason become inapplicable or not required so as to permit all such conversions and exercises.

(ddd) “Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (1) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (2) the interest in the capital or profits of such partnership, joint venture or limited liability company or (3) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.  Notwithstanding the foregoing, American Centrifuge Manufacturing, LLC, a Delaware limited liability company, shall not be considered a Subsidiary of B&W or the Corporation.

(eee) “Third Party Transfer” shall mean an irrevocable Transfer in compliance with Section 11 of all legal ownership, Voting Control and Beneficial Ownership of any share or shares of Series C Preferred Stock to a Person other than a Permitted Holder or its Affiliates.

(fff) “Toshiba” shall mean Toshiba Corporation, a corporation organized under the laws of Japan.

(ggg) “Transfer” shall mean, with respect to any shares of Series C Preferred Stock, any direct or indirect assignment, sale, exchange, transfer, tender or other disposition of such shares or any interest therein, whether voluntary or involuntary, by operation of law or otherwise (and includes any sale or other disposition in any one transaction or series of transactions and the grant or transfer of an option or derivative security covering such shares), and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing; provided, however, that a “Transfer” shall not occur simply as a result of the grant of a proxy in connection with a solicitation of proxies subject to the provisions of Section 14 of the Exchange Act.

(hhh) “U.S. Person” shall mean any person that is treated as a “United States Person” under Code Section 7701(a)(30) and that provides an IRS Form W-9 (or successor form), evidencing a complete exemption from United States withholding tax (including backup withholding tax), on or before the time at which it acquires securities pursuant to this Certificate of Designation.

(iii) “Voting Control” shall mean, with respect to a share or shares of Series C Preferred Stock, the power, whether exclusive or shared, revocable or irrevocable, to vote or direct the voting of such share or shares of Series C Preferred Stock, by proxy, voting agreement or otherwise.

(jjj) “Warrants” shall mean those warrants to purchase Class B Common Stock or Series C Preferred Stock originally issued by the Corporation to the Permitted Holders pursuant to the Securities Purchase Agreement.

(kkk) “Wholly-Owned Affiliate” shall mean, as to any Person, any Affiliate that, directly or indirectly, is wholly-owned and controlled (other than by contract) by a Person, or any other Affiliate to which the Corporation, in its sole discretion, consents.

Section 4. Titles and Subtitles; Interpretation.  The titles and subtitles used in this Certificate of Designation are used for convenience only and are not to be considered in construing or interpreting this Certificate of Designation.  The definitions contained in this Certificate of Designation are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

Section 5. Voting Rights.

(a) General.  The holders of shares of Series C Preferred Stock shall not be entitled to vote, except as otherwise provided herein or required by applicable law on any matter as to which the shares of Series C Preferred Stock shall be entitled to vote, each share shall entitle the holder thereof to 1,000 votes.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Election of Directors.

(1) Effective at the time no Series B Preferred Stock shall be outstanding, the number of directors constituting the Board of Directors shall be increased by two Persons and the holders of a majority of the voting power of the outstanding Class B Common Stock and Series C Preferred Stock, voting together as a separate class to the exclusion of the holders of any other Common Stock and any other series of Preferred Stock, shall be entitled to elect two Qualified Directors to the Board of Directors (each such director, an “Initial Investor Director”) until the earliest to occur of (i) a Closing Deadline Failure as a result of a Permitted Holder Material Breach at a time when the Securities Purchase Agreement is terminable pursuant to Sections 10.2(d) and 10.3(d) thereof, (ii) a Change of Control or (iii) such time as the Permitted Holders’ Aggregate Outstanding Value is equal to or less than (x) prior to or on December 31, 2016, 75% of the Original Issue Value or, (y) after December 31, 2016, 50% of the Original Issue Value, whereupon at any such time (A) the right of the holders of a majority of the voting power of the outstanding Series B Preferred Stock to elect the Initial Investor Directors shall cease, (B) the term of office of the Initial Investor Directors shall immediately and automatically terminate, (C) the Initial Investor Directors will no longer be qualified to serve and (D) the number of directors constituting the Board of Directors shall be immediately and automatically reduced by two Persons.

(2) Effective as of the first Original Issuance Date and at such time as when the Permitted Holders do not have the right to elect the Initial Investor Directors pursuant to Section 5(b)(1)(iii) and any Permitted Holder’s Permitted Holder Outstanding Value is greater than (x) prior to or on December 31, 2016, 75% of such Permitted Holder’s Permitted Holder Original Issue Value or (y) after December 31, 2016, 50% of such Permitted Holder’s Permitted Holder Original Issue Value, the number of directors constituting the Board of Directors shall be increased by one Person and the holders of a majority of the voting power of the outstanding Class B Common Stock and Series C Preferred Stock, voting together as a separate class to the exclusion of the holders of Ordinary Common Stock and any other series of Preferred Stock, shall be entitled to elect one Qualified Director to the Board of Directors (such director, the “Investor Director”) until the earliest to occur of (i) an event described in Section 5(b)(1)(i) or (ii) or (ii) such time as each Permitted Holder’s Permitted Holder Outstanding Value is equal to or less than (x) prior to or on December 31, 2016, 75% of such Permitted Holder’s Permitted Holder Original Issue Value or (y) after December 31, 2016, 50% of such Permitted Holder’s Permitted Holder Original Issue Value, whereupon at any such time (A) the right of the holders of a majority of the voting power of the outstanding Class B Common Stock and Series C Preferred Stock to elect the Investor Director shall cease, (B) the term of office of the Investor Director shall immediately and automatically terminate, (C) the Investor Director will no longer be qualified to serve and (D) the number of directors constituting the Board of Directors shall be immediately and automatically reduced by one Person.

(3) For the avoidance of doubt, except for the increase or decrease in the number of directors provided for herein, nothing in this Section 5(b) shall prohibit the Board of Directors from fixing the number of directors constituting the Board of Directors pursuant to the Bylaws.

(4) Term.  Subject to the provisions of this Section 5(b), each Initial Investor Director or the Investor Director, as applicable, shall serve until the next annual meeting of the stockholders of the Corporation and until his or her successor is elected and qualified in accordance with this Section 5(b) and the Bylaws, unless any such Initial Investor Director or the Investor Director, as applicable, is earlier removed in accordance with the Bylaws, resigns or is otherwise unable to serve; provided, however, that only the holders of a majority of the voting power of the outstanding Class B Common Stock and the Series C Preferred Stock may remove any such Initial Investor Director or the Investor Director, as applicable, without cause at any time, and the holders of a majority of the voting power of the outstanding shares of the capital stock of the Corporation entitled to vote on the matter may remove any such Initial Investor Director or the Investor Director, as applicable, with cause at any time.  Subject to the provisions of this Section 5(b), in the event any Initial Investor Director or the Investor Director, as applicable, is removed, resigns or is unable to serve as a member of the Board of Directors, the holders of a majority of the voting power of the outstanding Class B Common Stock and Series C Preferred Stock, voting together as a separate class to the exclusion of the holders of any other Common Stock and any other series of Preferred Stock, shall have the right to fill such vacancy.  Each Initial Investor Director or the Investor Director, as applicable, may only be elected to the Board of Directors by the holders of the Class B Common Stock and Series C Preferred Stock in accordance with this Section 5(b), and each such Initial Investor Director’s or the Investor Director’s seat, as applicable, shall otherwise remain vacant.

(d)           Notwithstanding Section 5(a), the holders of Series C Preferred Stock and Class B Common Stock shall be entitled to vote together with the holders of Common Stock (and any other class or series of capital stock entitled to vote on the matter with the Common Stock) as a single class with respect to any transactions involving a merger of the Corporation or sale of substantially all of the Corporation’s assets, which must be submitted to the Corporation’s stockholders pursuant to the DGCL; provided, however, that each holder of Class B Common Stock shall be entitled to (A) one vote for each outstanding share of Class B Common Stock held of record by such holder as of the applicable record date, but only to the extent that the aggregate voting power of all of the outstanding Series C Preferred Stock and Class B Common Stock does not exceed 20% of the total voting power of all outstanding shares of all classes and series of capital stock entitled to vote thereon or (B) if pursuant to clause (A) the aggregate voting power of all of the outstanding Series C Preferred Stock and Class B Common Stock would exceed 20% of the total voting power of all outstanding shares of all classes and series of capital stock entitled to vote on the matter, such fraction of one vote for (i) each one-one thousandth (1/1000) of a share of Series C Preferred Stock and (ii) each share of Class B Common Stock held of record by such holder as of the applicable record date such that the aggregate voting power of all of the outstanding Series C Preferred Stock and Class B Common Stock equaled 20% of the total voting power of all outstanding shares of all classes and series of capital stock entitled to vote thereon.

(e)           Notwithstanding Section 5(a), the vote or consent of the holders of at least a majority of the outstanding shares of Series C Preferred Stock, voting together as a separate class to the exclusion of the holders of the Common Stock and any other series of Preferred Stock then outstanding and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of the Certificate of Incorporation or this Certificate of Designation (by merger, consolidation or otherwise) so as to adversely affect the powers, preferences and relative participating, optional and other rights of Series C Preferred Stock.

Section 6. Dividends and Distributions. Subject to applicable law and the rights, if any, of the holders of any Senior Stock, the holders of Series C Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series C Preferred Stock in an amount equal to the product of (a) the aggregate per share amount of all dividends declared and paid on the Ordinary Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board of Directors in its discretion shall determine and (b) 1000.  Except as otherwise required by the DGCL and Section 7(a), in any circumstance where the Corporation may declare dividends or otherwise make distributions (including, without limitation, any distribution on liquidation, dissolution or winding-up of the Corporation) on the Common Stock, the Corporation shall declare the same per share dividends or make the same per share distributions, as the case may be, on the Series C Preferred Stock; provided, however, that if any such dividends or distributions are declared with respect to the Common Stock in the form of additional shares of Common Stock (or rights to acquire Common Stock), such dividends or distributions shall be made with respect to the Series C Preferred Stock in the form of an equivalent number of shares of Series C Preferred Stock (or rights to acquire Series C Preferred Stock) and if any such dividends or distributions are declared with respect to Series C Preferred Stock in the form of additional shares of Series C Preferred Stock (or rights to acquire Series C Preferred Stock), such dividends or distributions shall be made with respect to the Common Stock in the form of an equivalent number of shares of Common Stock (or rights to acquire Ordinary Common Stock).

Section 7. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation.  Subject to the rights of the holders of any Senior Stock outstanding at any time, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of the Series C Preferred Stock shall be entitled to receive for each outstanding share of Series C Preferred Stock, out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Junior Stock, an amount equal to the per share amount of all cash and other property to be distributed in respect of the Common Stock into which the Series C Preferred Stock is then convertible.

(b) Partial Payment.  If, in connection with any distribution described in Section 7(a) above, the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences, plus an amount equal to any dividends declared but unpaid thereon, in full to all holders of Series C Preferred Stock and all holders of Parity Stock, then the amounts paid to the holders of Series C Preferred Stock and to the holders of all such other capital stock ranking equally on liquidation shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences, plus any dividends declared but unpaid thereon, of the holders of Series C Preferred Stock and the holders of all such other Parity Stock.

(c) Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 7, the merger or consolidation of the Corporation with any other corporation or other Person, including a merger or consolidation in which the holders of Series C Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation, but shall instead be subject to the provisions of Section 9.

Section 8. Subdivision or Combination.  If the Corporation in any manner subdivides or combines the outstanding shares of any of the Ordinary Common Stock, Class B Common Stock or Series C Preferred Stock, then the outstanding shares of the Ordinary Common Stock, Class B Common Stock or Series C Preferred Stock, as applicable, will be subdivided or combined in the same manner.

Section 9. Equal Status.  Except as expressly provided in this Certificate of Designation, shares of Ordinary Common Stock and Series C Preferred Stock shall have the same rights, powers, preferences and restrictions and rank equally, share ratably and be identical in all respect as to all matters.  In any merger, consolidation, reorganization or other business combination, the consideration received per share by the holders of the Ordinary Common Stock and per 1/1000 of a share of Series C Preferred Stock in such merger, consolidation, reorganization or other business combination shall be identical; provided, however, that if such consideration consists, in whole or in part, of shares of capital stock of, or other equity interests in, the Corporation or any other corporation, partnership, limited liability company or other entity, then the designation and the powers, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions of such shares of capital stock or other equity interests may differ to the extent that the designation and the powers, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions of the Ordinary Common Stock and the Series C Preferred Stock differ as provided herein or in the Certificate of Incorporation (including, without limitation, with respect to the voting rights and conversion provisions hereof) if and to the extent necessary due to regulatory requirements or restrictions applicable to the entity surviving such merger, consolidation, reorganization or other business combination that are similar in nature to those applicable to the Corporation; and provided, further, that if the holders of the Ordinary Common Stock or Series C Preferred Stock are granted the right to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of the other class or series are granted identical election rights, subject to the preceding proviso.

Section 10. Automatic Conversion.

(a) Subject to Section 11, a share of the Series C Preferred Stock shall be automatically converted, without any action on the part of the Corporation (other than the subsequent exchange of Series C Preferred Stock certificates for Ordinary Common Stock certificates or, in the case of uncertificated shares of Series C Preferred Stock, upon receipt of proper transfer instructions from the registered holder of the shares of Series C Preferred Stock or by his, her or its attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form), or any holder of the Series C Preferred Stock or any other Person, into 1000 fully paid and nonassessable shares of Ordinary Common Stock upon a Third Party Transfer of such share.

(b) In the event of any automatic conversion pursuant to the terms of Section 10(a), the conversion shall be deemed to have been effected upon such Third-Party Transfer (the “Series C Preferred Stock Automatic Conversion Time”).  At the Series C Preferred Stock Automatic Conversion Time, the certificate or certificates that represented the shares of Series C Preferred Stock that were so converted immediately prior to such conversion (the “Converted Series C Preferred Stock”) shall, automatically and without further action, represent 1000 fully paid and non-assessable shares of Ordinary Common Stock per share of Series C Preferred Stock.  Permitted Holders of the Converted Series C Preferred Stock shall deliver their certificates, duly endorsed in blank or accompanied by proper instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by such Permitted Holder or such Permitted Holder’s authorized attorney to the principal office of the Corporation (or such other office or agency (including the transfer agent, if applicable) of the Corporation as it may designate by notice in writing to the registered Permitted Holder at the address of such Permitted Holder appearing on the books of the Corporation), together with a written notice stating the name or names (with addresses) and denominations in which the certificate or certificates representing such shares of Ordinary Common Stock are to be issued and including instructions for delivery thereof.  Upon such delivery, the Corporation or its agent shall promptly issue and deliver at such stated address to such holder of shares of Ordinary Common Stock a certificate or certificates representing the number of shares of Ordinary Common Stock to which such holder is entitled by reason of such conversion, and shall cause such shares of Ordinary Common Stock to be registered in the name of such holder.  The Person entitled to receive the shares of Ordinary Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Ordinary Common Stock at and as of the Series C Preferred Stock Automatic Conversion Time, and the rights of such Person as a holder of shares of the Series C Preferred Stock that have been converted shall cease and terminate at and as of the Series C Preferred Stock Automatic Conversion Time, in each case without regard to any failure by such Permitted Holder to deliver the certificates or the notice required by this Section.

Section 11. Restrictions.

(a) Notwithstanding anything in this Certificate of Designation to the contrary and unless the Corporation, in its sole discretion, otherwise agrees in writing, Permitted Holders may not Transfer shares of Series C Preferred Stock if such Transfer would require approvals from or filings with any Regulatory Bodies in order not to adversely affect the Permits or regulatory status of the Corporation or its Subsidiaries, unless such approvals and/or filings have been made and received; provided, however, this Section 11(a) shall not apply to any transfer where the transferee received Ordinary Common Stock pursuant to the terms hereof.

(b) Notwithstanding anything in this Certificate of Designation to the contrary and unless the Corporation, in its sole discretion, otherwise agrees in writing, the conversion of Series C Preferred Stock for Ordinary Common Stock shall also be subject to the requirements of Section 9.2 of the Securities Purchase Agreement.

(c) Any purported conversion or Transfer of Series C Preferred Stock in violation of these restrictions shall be null and void ab initio.

Section 12. Record Holders.  To the fullest extent permitted by applicable law, the Corporation may deem and treat the record holder of any share of the Series C Preferred Stock as the true and lawful owner thereof for all purposes.

Section 13. Legends.  All certificates representing shares of Series C Preferred Stock shall bear a legend or other restriction substantially to the following effect (it being agreed that if such shares are not certificated, other appropriate restrictions shall be implemented to give effect to the following):

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR AS MAY BE HELD BY A PERSON DEEMED AN “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER OF THIS SECURITY, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.  THIS SECURITY MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF THE CERTIFICATE OF DESIGNATION OF SERIES C CONVERTIBLE PARTICIPATING PREFERRED STOCK OF USEC INC. (THE “COMPANY”), AS AMENDED.

THIS SECURITY IS SUBJECT TO THE RESTRICTIONS (INCLUDING THE VOTING AND TRANSFER RESTRICTIONS) SET FORTH IN ARTICLES FOURTH AND ELEVENTH OF USEC INC.’S CERTIFICATE OF INCORPORATION, AS AMENDED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER, CONVERSION AND REDEMPTION) STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF SECTION 9 OF THE SECURITIES PURCHASE AGREEMENT BY AND AMONG THE COMPANY, TOSHIBA CORPORATION (“TOSHIBA”) AND BABCOCK & WILCOX INVESTMENT COMPANY (“B&W”), DATED AS OF MAY 25, 2010.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS (INCLUDING RESTRICTIONS ON THE DISPOSITION OF SECURITIES) STATED IN THE PROVISIONS OF SECTION 4.7 OF THE INVESTOR RIGHTS AGREEMENT BY AND AMONG THE COMPANY, TOSHIBA AND B&W, DATED AS OF _____, 2010.”

Section 14. Written Consent.  Any action as to which a class vote of the holders of Series C Preferred Stock, or the holders of Series C Preferred Stock and Class B Common Stock voting together, is required pursuant to the terms of this Certificate of Designation or the Securities Purchase Agreement may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation.

Section 15. Notices. All notices or communications in respect of Series C Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, in the Certificate of Incorporation or Bylaws or by applicable law or regulation.  Notwithstanding the foregoing, if Series C Preferred Stock is issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of the Series C Preferred Stock in any manner permitted by such facility.

Section 16. Other Rights.  The shares of Series C Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law and regulation.

[THIS SPACE LEFT BLANK INTENTIONALLY]

tk-365001
CH\1164682

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed and acknowledged by its undersigned duly authorized officers this [•] day of [•], 20[•].

USEC INC. By: Name: James R. Mellor Title: Chairman of the Board

Attest:

By:
Name:  Peter B. Saba
Title:    Secretary

SIGNATURE PAGE TO THE CERTIFICATE OF DESIGNATION OF
SERIES C PARTICIPATING PREFERRED STOCK OF USEC INC.

EXHIBIT E

FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUED PURSUANT TO THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE SECURITIES ACT OR THAT THE PROSPECTUS DELIVERY REQUIREMENTS HAVE BEEN MET.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER, CONVERSION AND REDEMPTION) STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF SECTION 9 OF THE SECURITIES PURCHASE AGREEMENT BY AND AMONG THE COMPANY, TOSHIBA CORPORATION AND BABCOCK & WILCOX INVESTMENT COMPANY, DATED MAY 25, 2010.

THIS WARRANT AND THE SECURITIES ISSUED PURSUANT TO THIS WARRANT ARE SUBJECT TO THE RESTRICTIONS (INCLUDING THE VOTING AND TRANSFER RESTRICTIONS) SET FORTH IN ARTICLE ELEVENTH OF USEC INC.’S CERTIFICATE OF INCORPORATION, AS AMENDED.

THIS WARRANT AND THE SECURITIES ISSUED PURSUANT TO THIS WARRANT ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS (INCLUDING RESTRICTIONS ON THE DISPOSITION OF SECURITIES) STATED IN THE PROVISIONS OF SECTION 4.7 OF THE INVESTOR RIGHTS AGREEMENT BY AND AMONG THE COMPANY, TOSHIBA AND B&W, DATED AS OF ____, 2010.

WARRANT NO. [•]
DATE OF ISSUANCE: [•], 20[•]

WARRANT TO PURCHASE

[X] SHARES OF CLASS B COMMON STOCK
or

[X/1000] SHARES OF SERIES C PREFERRED STOCK

OF USEC INC.

THIS STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, [INVESTOR] (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after January 1, 2015 (the “Initial Exercise Date”) and on or prior to the close of business, New York City time, on the Termination Date but not thereafter (the “Exercise Period”), to subscribe for and purchase from USEC Inc., a Delaware corporation (the “Company”), up to [X] shares of Class B Common Stock, par value $0.10 per share of the Company (“Class B Common Stock”), to be authorized by the Company pursuant to the Charter Amendment, or in lieu thereof, up to [X/1000] shares of Series C Preferred Stock (together with the Class B Common Stock, the “Stock”) (such shares of Class B Common Stock or Series C Preferred Stock, as applicable, the “Warrant Shares”), as provided in Section 2(c).  The purchase price for each share of Class B Common Stock under this Warrant shall be U.S. $7.50 (the “Common Exercise Price”), and the purchase price for each share of Series C Preferred Stock under this Warrant shall be U.S. $7,500.00 (the “Preferred Exercise Price”) (such Common Exercise Price or Preferred Exercise Price, as applicable, the “Exercise Price”); the Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.  The term “Holder” shall refer to the Holder identified above or any subsequent permitted transferee of this Warrant.  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement, dated May 25, 2010, among the Company, Toshiba Corporation , a corporation organized under the laws of Japan (“Toshiba”), and Babcock & Wilcox Investment Company,  a Delaware corporation (“B&W”), as amended from time to time (the “Securities Purchase Agreement”).

1. Authorization of Warrant Shares.  The Company shall at all times keep reserved for issuance and delivery upon exercise of this Warrant such number of its authorized and unissued shares of Stock of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant in accordance with the terms set forth herein.  The Company represents and warrants that all shares of Stock delivered upon the exercise of this Warrant shall have been duly authorized and validly issued, shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

2. Exercise of Warrant.

(a) Except as provided in Section 9 of the Securities Purchase Agreement and Sections 2(c) and 2(e) herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and before or on the Termination Date by (i) surrendering this Warrant, with the Notice of Exercise Form annexed hereto completed and duly executed, to the offices of the Company (or such other office or agency (including the transfer agent, if applicable) of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and (ii) delivering payment of the Exercise Price for the shares of Stock thereby purchased by wire transfer of immediately available funds in accordance with written wire instructions to be provided by the Company promptly on the Holder’s request.  Subject to the restrictions of Section 9 of the Securities Purchase Agreement, the Holder exercising its purchase rights in accordance with the preceding sentence shall be entitled to receive a certificate (or designate to whom such certificate shall be issued) for the number of Warrant Shares so purchased; certificates for shares so purchased hereunder shall be issued and delivered to the Holder (or issued at its direction) within three Trading Days after the date on which this Warrant shall have been exercised as aforesaid.  This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder shall be deemed to no longer hold this Warrant with respect to such shares, as of the date this Warrant has been exercised by payment to the Company of the Exercise Price (including by exercising the Net Exercise Right pursuant to Section 2(b)) and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid, notwithstanding that the stockholder books or records of the Company may be closed or certificates representing such shares may not be actually delivered on such date.

(b) Notwithstanding the foregoing, subject to the restrictions of Section 9 of the Securities Purchase Agreement, the Holder may, it its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise” (the “Net Exercise Right”), in which case the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y[(A-B)/A]

where:
X = the number of Warrant Shares to be issued to the Holder;
Y = the total number of Warrant Shares with respect to which this Warrant is being exercised;
A = the Warrant Base Price as of the date of exercise; and
B = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(c) If, at the time this Warrant is exercised, the Charter Amendment Approval or the Regulatory Approvals have not been obtained, the Holder of this Warrant shall be entitled to exercise this Warrant only for shares of Series C Preferred Stock.  If, however, the Charter Amendment Approval and Regulatory Approvals have been obtained, the Holder of this Warrant shall be entitled, subject to the Share Issuance Limitation (if any), to exercise this Warrant only for shares of Class B Common Stock.

(d) Subject to Section 2(c) and Section 2(e) herein and Section 9 of the Securities Purchase Agreement, the Holder may exercise all or any portion of this Warrant during the Exercise Period.  In the event that this Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised and/or surrendered, and the Company, if requested by the Holder and at its expense, shall within 10 Business Days issue and deliver to the Holder a new Warrant of like tenor in the name of the Holder or as the Holder may direct, to a Permitted Holder transferee (upon payment by Holder of any applicable transfer taxes pursuant to Section 5), reflecting such adjusted Warrant Shares.

(e) For the avoidance of doubt, this Warrant shall be exercisable for either Class B Common Stock or Series C Preferred Stock, but not both.

3. Definitions.  As used herein with respect to this Warrant:

“Approved Market” shall have the meaning ascribed to it in the definition of “Warrant Base Price.”

“B&W” shall have the meaning ascribed to it in the Preamble.

“Business Day” shall mean any calendar day other than (1) a Saturday or Sunday or (2) a calendar day on which banking institutions in either the City of New York or Tokyo, Japan are authorized by law, regulation or executive order to remain closed.

“Charter Amendment Approval” shall mean, collectively, (i) the approval of the stockholders of the Company necessary to adopt that certain amendment to the Company’s Certificate of Incorporation, as amended, substantially in the form attached to the Securities Purchase Agreement, which amendment shall approve the authorization of Class B Common Stock, and (ii) the proper filing of such amendment with the Secretary of State of the State of Delaware.

“Class B Common Stock” shall have the meaning ascribed to it in the Preamble.

“Common Exercise Price” shall have the meaning ascribed to it in the Preamble.

“Company” shall have the meaning ascribed to it in the Preamble.

“Exchange Property” shall have the meaning ascribed to it in Section 12.

“Exercise Period” shall have the meaning ascribed to it in the Preamble.

“Exercise Price” shall have the meaning ascribed to it in the Preamble.

“Holder” shall have the meaning ascribed to it in the Preamble.

“Initial Exercise Date” shall have the meaning ascribed to it in the Preamble.

“Net Exercise Right” shall have the meaning ascribed to it in Section 2(b).

“Ordinary Common Stock” shall mean the Common Stock of the Company, par value $0.10 per share.

“Permitted Holders” shall mean (a) [Toshiba U.S. Subsidiary] and its Wholly-Owned Affiliates, (b) B&W and its Wholly-Owned Affiliates, (c) a special purpose entity jointly and wholly controlled by [Toshiba U.S. Subsidiary] and B&W and (d) Westinghouse Electric Company, LLC, to the extent it is controlled by Toshiba or a Permitted Holder described under (a) above; provided, however, that each Permitted Holder must be a U.S. Person.

“Preferred Exercise Price” shall have the meaning ascribed to it in the Preamble.

“Preferred Stock” shall mean the Company’s Series B-1 12.75% Convertible Preferred Stock, par value $1.00 per share, the Company’s Series B-2 11.5% Preferred Stock, par value $1.00 per share, and the Company’s Series C Convertible Participating Preferred Stock, par value $1.00 per share.

“Pro Rata Repurchases” means any purchase of shares of Ordinary Common Stock by the Company or any Affiliate thereof pursuant to (a) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder, or (b) any other offer available to substantially all holders of Ordinary Common Stock, in the case of (a) or (b), whether for cash, shares of Ordinary Common Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person, assets or any other property (including, without limitation, shares of common stock, other securities or evidences of indebtedness of a Subsidiary), or any combination thereof, effected while this Warrant is outstanding. The “effective date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Reorganization Event” shall have the meaning ascribed to it in Section 12.

“Securities Purchase Agreement” shall have the meaning ascribed to it in the Preamble.

“Series C Preferred Stock” shall mean the Company’s Series C Convertible Participating Preferred Stock, par value $1.00 per share.

“Share Issuance Limitation” shall mean the total number of shares of Common Stock or securities convertible into Common Stock that can be issued by the Corporation upon conversion or exercise of securities issued pursuant to the Transactions (as defined in the Securities Purchase Agreement) in accordance with the rules and regulations of the Approved Market on which shares of the Corporation’s equity securities are listed or traded prior to receipt of the Share Issuance Approval.

“Stock” shall have the meaning ascribed to it in the Preamble.

“Termination Date” shall mean December 31, 2016.

“Toshiba” shall have the meaning ascribed to it in the Preamble.

“Trading Day” shall mean any day on which shares of the Company’s equity securities are traded, or able to be traded, on the Approved Market on which shares of the Company’s equity securities are listed or traded.

“Warrant” shall have the meaning ascribed to it in the Preamble.

“Warrant Base Price” shall mean for any date, the price determined by the first of the following clauses that applies:  (a) if the Ordinary Common Stock is then listed or quoted on the New York Stock Exchange, The NASDAQ Stock Market or the American Stock Exchange (each an “Approved Market”), the daily volume-weighted average price per share of the Ordinary Common Stock for the Trading Day immediately preceding such date, as reported for the regular trading session (including any extensions thereof) on the primary Approved Market on which the Ordinary Common Stock is then listed or quoted (without regard to pre-open or after-hours trading outside of such regular trading session on such Trading Day), as reported by Bloomberg Financial L.P. (or any successor thereof) using the HP function (or any equivalent thereof); (b) if the Ordinary Common Stock has not been listed or quoted on an Approved Market and if prices for the Ordinary Common Stock are then quoted on the OTC Bulletin Board, the daily volume-weighted average price per share of the Ordinary Common Stock for the Trading Day immediately preceding such date, as quoted for the regular trading session on the OTC Bulletin Board; (c) if the Ordinary Common Stock has not been listed or quoted on the OTC Bulletin Board and if prices for the Ordinary Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Ordinary Common Stock so reported; or (d) in all other cases, the fair market value of a share of Ordinary Common Stock as determined by the Company’s Board of Directors acting reasonably and in good faith; provided, however, for any calculation pertaining to Series C Preferred Stock, the result of the calculations in any of (a) through (d) shall be multiplied by 1,000 to arrive at the Warrant Base Price.

“Warrant Shares” shall have the meaning ascribed to it in the Preamble.

“Wholly-Owned Affiliate” shall mean, as to any Person, any Affiliate that, directly or indirectly, is wholly-owned and controlled (other than by contract) by a Person, or any other Affiliate to which the Company, in its sole discretion, consents.

4. Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares of Class B Common Stock shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Warrant Base Price on the date of exercise.  Fractional shares of Series C Preferred Stock shall be issued, if necessary.

5. Taxes.  The Company shall pay any and all taxes that may be payable in respect of the issue or delivery of shares of Class B Common Stock or Series C Preferred Stock, as applicable, on exercise of this Warrant.  The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Class B Common Stock or Series C Preferred Stock, as applicable, in a name other than that in which this Warrant was issued, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid.

6. Closing of Books.  The Company shall not close its stockholder books or records in any manner which prevents a timely exercise of this Warrant permitted hereby.

7. Division and Combination.

(a) This Warrant may be divided or combined with other Warrants upon presentation hereof to the Company, together with a written notice specifying the denominations in which new Warrants are to be issued and signed by the Holder or its agent or attorney.  The Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(b) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes as provided in Section 5) the new Warrant or Warrants under this Section 7.

8. No Rights as Stockholder until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company.  Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or satisfaction thereof through the Net Exercise Right), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder or its designated transferee, as required pursuant to Section 9 of the Securities Purchase Agreement, as the record owner of such shares as of the close of business on the later of the date of such surrender or payment/satisfaction, and this Warrant shall no longer be issuable with respect to such Warrant Shares.

9. Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company shall make and deliver a new Warrant or stock certificate of like tenor, and dated as of such cancellation, in lieu of such Warrant or stock certificate.

10. Business Days.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

11. Adjustments of Exercise Price and Number / Kind of Warrant Shares.  The Exercise Price and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of any of the following:

(a) In case the Company shall (i) pay a dividend in shares of Ordinary Common Stock or make a distribution in shares of Ordinary Common Stock to holders of its outstanding Ordinary Common Stock, (ii) subdivide its outstanding shares of Ordinary Common Stock into a greater number of shares, (iii) combine its outstanding shares of Ordinary Common Stock into a smaller number of shares of Ordinary Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Ordinary Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be proportionately adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other shares of capital stock of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof; provided, however, that if any such dividend is paid in the form of Ordinary Common Stock or rights to acquire Ordinary Common Stock, at a time this Warrant is exercisable for Series C Preferred Stock, the Holder shall receive at the time of exercise shares of Series C Preferred Stock or rights to acquire shares of Series C Preferred Stock, as the case may be, and at a time this Warrant is exercisable for Class B Common Stock, the Holder shall receive at the time of exercise shares of Class B Common Stock or rights to acquire shares of Class B Common Stock, as the case may be.  Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other shares of capital stock resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company purchasable pursuant hereto as a result of such adjustment.  An adjustment made pursuant to this Section 11 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b) If the Company shall distribute to all holders of Ordinary Common Stock (and not to the Holder of this Warrant) securities, evidences of the indebtedness of the Company or any other Person, assets (including cash and cash dividends), rights, options, warrants or other property (excluding dividends of its Ordinary Common Stock and other distributions referred to in Section 11(a)), in each such case, (i) the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction, the denominator of which shall be the Warrant Base Price determined as of such record date, and the numerator of which shall be such Warrant Base Price on the date following such record date, and (ii) the number of Warrant Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by multiplying the number of Warrant Shares issuable upon the exercise of the Warrant immediately prior to such adjustment by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the new Exercise Price determined in accordance with subsection (i) above.  Such adjustments shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.  Notwithstanding the foregoing, the Exercise Price shall never be adjusted below the par value of the shares of Class B Common Stock or Series C Preferred Stock, as applicable, for which this Warrant is then exercisable.

(c) If the Company shall effect a Pro Rata Repurchase of Ordinary Common Stock prior to the Exercise Period, then (i) the Exercise Price shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction, the numerator of which shall be the product of the number of shares of Ordinary Common Stock outstanding immediately before such Pro Rata Repurchase and the Warrant Base Price determined as of the date of the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus the aggregate purchase price of the Pro Rata Repurchase, and the denominator of which shall be the product of the number of shares of Ordinary Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Ordinary Common Stock so repurchased and the Warrant Base Price determined as of the date of the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, and (ii) the number of Warrant Shares issuable upon the exercise of this Warrant shall be adjusted to the number obtained by multiplying the number of Warrant Shares issuable upon the exercise of the Warrant immediately prior to such adjustment by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the new Exercise Price determined in accordance with subsection (i) above.  Such adjustments shall be made whenever any such Pro Rata Repurchase is made and shall become effective immediately after the effective date mentioned above.  Notwithstanding the foregoing, the Exercise Price shall never be adjusted below the par value of the shares of Stock for which this Warrant is then exercisable.

12. Reorganization Events.  In the event of:

(a) any consolidation or merger of the Company with or into another Person or of another Person with or into the Company; or

(b) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company;

in each case in which holders of Ordinary Common Stock would be entitled to receive cash, securities or other property for their shares of Ordinary Common Stock (any such event specified in this Section 12, a “Reorganization Event”), this Warrant shall, following the effective time of such Reorganization Event, without the consent of the Holder and at the sole discretion of the Company, (i) be converted into the cash, securities and other property receivable in such Reorganization Event by and in the same relative amounts as a holder of Ordinary Common Stock (other than securities issued or other property distributed by such holder or its Affiliates) holding, immediately prior to the Reorganization Event, a number of shares of Ordinary Common Stock equal to the number of Warrant Shares which would be issuable for Class B Common Stock or Series C Preferred Stock, as applicable, under this Warrant (disregarding the Share Issuance Limitation, if any) immediately prior to such Reorganization Event; provided, however, that if such consideration consists, in whole or in part, of shares of capital stock of, or other equity interests in, the Company or any other Person, then the designation and the powers, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions of such shares of capital stock or other equity interests may differ only to the extent that the then existing designation and powers, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions of the Ordinary Common Stock, Class B Common Stock or Series C Preferred Stock differ as provided in the Certificate of Incorporation (including, without limitation, with respect to the voting rights and conversion provisions thereof) if and to the extent necessary due to regulatory requirements or restrictions applicable to the entity surviving the Reorganization Event that are similar in nature to those applicable to the Company; and provided, further, that, if the holders of the Ordinary Common Stock, Class B Common Stock or Series C Preferred Stock are granted the right to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of the other class are granted identical election rights, subject to the previous proviso, or (ii) be redeemed by the Company for a cash price equal to 100% of the fair value of the consideration as determined by the Board of Directors, acting reasonably and in good faith, received under clause (i) (such cash, securities or other property, the “Exchange Property”); provided, however, that the Exchange Property shall be reduced by an amount equal to the Exercise Price that the Holder would have paid had the Holder exercised this Warrant on the date of such Reorganization Event; and provided, further, that, if the Exercise Price would exceed the value of the Exchange Property, then the Warrant shall be cancelled for no consideration in connection with the Reorganization Event.  Notwithstanding anything to the contrary, this Section 12 shall not apply in the case of, and a Reorganization Event shall not be deemed to be, a merger, consolidation, reorganization or statutory share exchange (A) among the Company and its direct and indirect Subsidiaries or (B) between the Company and any Person for the primary purpose of changing the domicile of the Company.

13. Notice to Holder.

(a) Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as provided herein, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

(b) If at any time during the Exercise Period (i) the Company shall take a record of the holders of its Ordinary Common Stock and Class B Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of capital stock or any other securities or property or to receive any other right; (ii) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company to, another Person; or (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall give to the Holder at least five Business Days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 Business Days’ prior written notice of the date when the same shall take place.  Failure to provide such notice, or any defect therein, shall not affect the legality or validity of any such action.

14. Transfer Restrictions.  Except for transfers to Permitted Holders, consistent with Section 9 of the Securities Purchase Agreement, the Company shall refuse to register any attempted transfer of this Warrant and any such purported transfer shall be null and void.

15. Termination of Warrant.  If the Securities Purchase Agreement is terminated by the Company pursuant to Sections 10.2(d) or 10.3(d) thereof, or is subject to termination thereto at the time of termination as a result of a breach of the Securities Purchase Agreement by the Holder, this Warrant shall become immediately, automatically and irrevocably unexercisable and shall expire without any action required of the Company.

16. Miscellaneous.

(a) Governing Law.  This Warrant shall be governed in all respects by the laws of the State of New York without regard to choice of laws or conflict of laws provisions thereof that would require the application of the Laws of any other jurisdiction.

(b) Dispute Resolution.

(i) Executive Meetings.  Prior to submitting any dispute or controversy arising from or in connection with this Agreement, including the breach, termination or invalidity thereof (a “Dispute”), to arbitration pursuant to Section 16(b)(ii), upon written request of any Party, each Party shall appoint a designated representative whose task it will be to meet promptly for the purpose of endeavoring to resolve such Dispute.  The designated representatives shall meet, in person or by telephone or video conference as deemed appropriate by the Parties, as often as the Parties reasonably deem necessary to discuss the Dispute in an effort to resolve the Dispute without the necessity of any further proceeding.  The Parties agree to negotiate, in good faith, in an attempt to resolve the Dispute for a period of not greater than thirty (30) days after notice of the Dispute is received by the Parties.

(ii) Arbitration; Rules; Location.  Any Dispute that is not resolved pursuant to Section 16(b)(i) shall be referred to and finally determined under the Rules of Arbitration of the International Chamber of Commerce then in effect (the “ICC Rules”).  The place of arbitration shall be San Francisco, California, or such other location as the Parties may agree in writing.

(iii) Arbitrators.  There shall be three (3) arbitrators, nominated in accordance with the ICC Rules.  Each arbitrator on the arbitral tribunal shall be disinterested in the Dispute and shall have no connection to any Party thereto.

(iv) Award.  The arbitral award shall be in writing, state the reasons for the award, and be the sole and exclusive binding remedy with respect to the Dispute between and among the Parties.  Judgment on the award rendered may be entered in any court having jurisdiction thereof.  The Parties hereby waive any right to refer any question of law and right of appeal on the law and/or merits to any court, except as provided by the Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958.  For purposes of such convention, the award shall be deemed an award of the United States, the relationship between the Parties shall be deemed commercial in nature, and any Dispute arbitrated pursuant to this Section 16(b) shall be deemed commercial.  The arbitrators shall have the authority to grant any equitable or legal remedies that would be available in any judicial proceeding intended to resolve a Dispute.

(v) Language of Proceedings.  The language of the arbitral proceedings shall be English.

(vi) Confidentiality of Proceedings.  The Parties agree that any arbitration hereunder shall be kept confidential, and that the existence of the Dispute, the proceeding and all of its elements (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall be deemed Confidential Information for purposes of the confidentiality agreements referenced in Section 13.7 of the Securities Purchase Agreement, and shall not be disclosed beyond the tribunal, the International Court of Arbitration, the parties to the dispute, their counsel, and any Person necessary to the conduct of the proceeding, except as and to the extent required to enforce any arbitral award, or as otherwise contemplated by such confidentiality agreements.

(vii) Expenses.  Each party hereto to a Dispute shall bear its own legal fees and costs in connection therewith.

(viii) Notwithstanding the foregoing, any Party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction to preserve the status quo, pending the final decision or award of the arbitrators.  Each of the Parties hereby irrevocably consents to jurisdiction of any court in the United States of America (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding pursuant to this Section 16(b)(viii), or enforcing any award under Section 16(b)(iv), and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 16(d) shall be deemed effective service of process on such Party.

(ix) To the extent of concurrent Disputes (as such term is used in each of the Transaction Documents) under multiple Transaction Documents, the Parties agree to consolidate any and all such Disputes into a single proceeding pursuant to the procedures set forth in this Section 16(b).

(c) Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder or the Company shall operate as a waiver of such right or otherwise prejudice the Holder’s or the Company’s rights, powers or remedies; provided, however, that all rights hereunder shall terminate on the Termination Date, or such earlier termination of this Warrant pursuant to Section 15 hereof.

(d) Notices.  All notices, requests, consents and other communications provided for herein shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger, addressed:

(i) If to the Holder, to:

[For Toshiba:

Toshiba U.S. Co
1-1 Shibaura 1-chome
Minato-ku, Tokyo 105-8001
JAPAN
Telephone: 011-81-3457-3706
Attention:   General Manager
Legal Affairs Division,
Power Systems Company

With a copy to:

Morrison & Foerster LLP
Shin-Marunouchi Building, 29th floor
5-1, Marunouchi 1-chome
Chiyoda-ku, Tokyo 100-6529
JAPAN
Telephone: 011-81-3-3214-6522
Attention:  Ken Siegel, Esq.]

[For B&W:

Babcock & Wilcox Investment Company
800 Main Street
Lynchburg, VA 24502
U.S.A.
Telephone: (434) 522-5589
Attention:    James D. Canafax, Esq.

With a copy to:

Baker Botts
The Warner
1299 Pennsylvania Avenue, NW
Washington, D.C. 20004-2400
U.S.A.
Telephone: (202) 639-7724
Attention:  Michael A. Gold, Esq.]

(ii)           If to the Company, to:

USEC Inc.
6903 Rockledge Drive
Bethesda, MD  20817
Telephone: (301) 564-3200
Attention:  General Counsel

With a copy to:

Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000
Washington, D.C.  20004-1304
Telephone: (202) 637-2200
Attention:  Scott Herlihy

or in any such case to such other address, facsimile number or telephone as either Party may, from time to time, designate in a written notice given in a like manner.  If notice is provided by mail, it shall be deemed to be delivered five Business Days following proper deposit in a mailbox, and if notice is delivered by hand, messenger or overnight courier service, it shall be deemed to be delivered upon actual delivery.

(e) Amendment.  This Warrant may be modified or amended or the provisions hereof waived, only upon the written consent of the Company and the Holder.

(f) Severability.  If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant and the balance of this Warrant shall be enforceable in accordance with its terms.

(g) Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

17. Entire Agreement.  This Warrant, the form attached hereto, and the Securities Purchase Agreement and the exhibits thereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[THIS SPACE LEFT BLANK INTENTIONALLY]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

USEC INC.

       By:
        Name:
Title:

AGREED AND ACKNOWLEDGED:

[WARRANT HOLDER]

By:
Name:
Title:

SIGNATURE PAGE TO WARRANT

FORM OF NOTICE OF EXERCISE

To:           USEC Inc.

The undersigned hereby elects to purchase ________ Warrant Shares of USEC Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment, in lawful money of the United States, of the Exercise Price in full, together with all applicable transfer taxes, if any; OR the undersigned hereby elects to exercise the Net Exercise Right to purchase ________ Warrant Shares of USEC Inc. pursuant to the terms of the attached Warrant.

Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned.  The Warrant Shares shall be delivered to the following:

_______________________________
_______________________________
_______________________________

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act.

If applicable, a new Warrant evidencing the remaining Warrant Shares covered by the attached Warrant shall be issued in the name of the undersigned.  The new Warrant shall be delivered to the following:

_______________________________
_______________________________
_______________________________

[PURCHASER]

By:
Name:
Title:

Dated:

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EXHIBIT F

FORM OF INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of ________, 2010, by and among Toshiba Corporation, a Japanese corporation (“Toshiba”), Babcock & Wilcox Investment Company, a Delaware corporation (“B&W”, and together with Toshiba, the “Investors”), and USEC Inc., a Delaware corporation (the “Company”).  The Investors and the Company are referred to herein collectively as the “Parties”, and each individually as a “Party”.

RECITALS

WHEREAS, the Investors and the Company are parties to a Securities Purchase Agreement, dated as of May 25, 2010 (the “SPA”), providing for the Company’s issuance and sale to the Investors of shares of Series B-1 12.75% Convertible Preferred Stock of the Company, par value $1.00 per share and the Series B-2 11.5% Convertible Preferred Stock of the Company, par value $1.00 per share (together, the “Preferred Stock”), and certain other transactions, in each case on the terms set forth therein (collectively, the “Transaction”); and

WHEREAS, the Parties are entering into this Agreement concurrently with the consummation of the First Closing under the SPA, in accordance therewith.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Parties agree as follows:

ARTICLE I
INVESTOR DIRECTORS

1.1 Information Rights.  For so long as an Investor Director continues to serve as a Director, the Company shall provide such Investor Director with all information made available to other Directors, as and when so made available to such other Directors; provided, however, that the Company shall not provide to (a) any Investor Director that is or is appointed or elected by a non-U.S. Person, any Classified Information or Export Controlled Information, except as permitted by an approved Negation Plan or applicable Laws, or (b) any Investor Director, any Competitively Sensitive Information.

1.2 Indemnification and Insurance.

(a) For so long as an Investor Director continues to serve as a Director, and for a period of six (6) years thereafter:

(i) (x) The Company shall, to the extent permitted by applicable Laws, indemnify and hold harmless all current and former Directors on terms that are no less favorable than the provisions contained in the Certificate of Incorporation and Bylaws of the Company as of the date hereof, and (y) such provisions shall not, except as required to comply with changes in applicable Laws, be amended, repealed or otherwise modified in any manner that would adversely affect the rights of such Directors; and

(ii) The Company shall maintain in full force and effect Directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers on terms no less favorable in the aggregate than those now applicable to Directors and officers of the Company, to the extent commercially reasonably available.

(b) In all D&O Insurance policies, each Investor Director shall be covered as an insured in such a manner as to provide the Investor Director with rights and benefits no less favorable than provided to the other Directors.

(c) Notwithstanding the foregoing, the Company shall not be obligated to make annual premium payments for D&O Insurance to the extent that such premiums exceed three hundred percent (300%) of the annual premiums paid as of the date hereof by the Company for such insurance (such three hundred percent (300%) amount, the “Maximum Premium”).  If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, the Company shall maintain the most advantageous policies of D&O Insurance obtainable for an annual premium equal to the Maximum Premium; provided, that in all events the coverage for the Investor Directors shall be no less favorable than that accorded to any other Director of the Company.

 1.3 Qualified Directors.

(a) Notwithstanding the right of the Investors to elect the Investor Directors, no Investor Director shall be, and no Investor shall have the right to elect an Investor Director who is a director, officer or employee of, works for or on, or is assigned to any Competitor Affiliate (as defined in the Strategic Relationship Agreement dated as of May 25, 2010, by and among the Parties) of an Investor (any such Person engaged in such activities or having such position or capacity shall be considered “Unqualified”).

(b) Each Investor hereby covenants that for a period of eighteen (18) months after such Investor Director no longer serves as a Director, such former Investor Director will not be permitted to serve as a director, officer or employee of, or work for, or be assigned to any Competitor Affiliate of such Investor.

(c) For the avoidance of doubt, the Parties agree that Westinghouse Electric Company, LLC, is not a Competitor Affiliate of Toshiba.

(d) If at any time an Investor Director becomes Unqualified, the Investors hereby agree to promptly cause such Investor Director to resign from the Board and take all other actions necessary to effect such removal, including acting by written consent, to remove such Investor Director from the Board.

ARTICLE II
APPROVAL RIGHTS

2.1 Special Approval Rights.  Following the Third Closing, for so long as either Investor maintains its Minimum Equity Holdings, the Company shall not (and shall not permit any of its Subsidiaries to) adopt a plan of complete or partial dissolution or liquidation of the Company (other than in connection with a merger, sale of substantially all of the Company’s assets or other business combination transaction) without the prior written approval of the holders of a majority of the Preferred Stock then outstanding (voting together as a single class).

2.2 Minimum Equity Holdings.  An Investor will be deemed to maintain its “Minimum Equity Holdings”:

(a) (1) from the date of the First Closing until December 31, 2016, so long as, at any time and from time to time, (1) the Original Issue Value (as defined below) of all of the then-outstanding shares of the Preferred Stock acquired by such Investor in the Closings (excluding PIK Shares and shares acquired upon exercise of the Warrants), plus (2) for each share of Series C Preferred Stock then held by such Investor, excluding those shares of Series C Preferred Stock issued upon exercise of the Warrants, the Base Price upon which such Investor’s acquisition of such shares was calculated, plus (3) the aggregate Base Price for each share of the Class B Common Stock received upon conversion of the Preferred Stock then held by such Investor, plus (4) the aggregate amount of accrued and unpaid Dividends on such Investor’s outstanding shares of Series B Preferred Stock which have been added to the Liquidation Preference pursuant to Section 5(a) of the Series B-1 Certificate of Designation or the Series B-2 Certificate of Designation, as applicable (collectively, such Investor’s “Aggregate Outstanding Value”) exceeds seventy-five percent (75%) of the aggregate Initial Liquidation Preference of all of the shares of the Preferred Stock issued in the Closings to such Investor, excluding PIK Shares and shares of Class B Common Stock and Series C Preferred Stock acquired on the exercise of Warrants (such Investor’s “Original Issue Value”); and

(b) after December 31, 2016, so long as such Investor’s Aggregate Outstanding Value exceeds fifty percent (50%) of such Investor’s Original Issue Value.

In each case, for purposes of determining Aggregate Outstanding Value and Original Issue Value, if there has been an automatic redemption pursuant to Section 7(g) of the Series B-1 Certificate of Designation, subsequent to a Conversion Election, Section 8(c) of the Series B-1 Certificate of Designation or Section 8(c) of the Series B-2 Certificate of Designation (each, an “Automatic Redemption”), the aggregate amount of the Liquidation Preference as of the date of redemption of such Investor’s Securities (excluding PIK Shares and shares acquired upon exercise of the Warrants) so redeemed shall be added to such Investor’s Aggregate Outstanding Value and the aggregate amount of the Liquidation Preference as of the date of redemption of such Investor’s Securities so redeemed shall be added to such Investor’s Original Issue Value; provided, however, that, if at any time after any Automatic Redemption, such Investor’s Deemed Holder Percentage is less than eight percent (8%), then such adjustment to Aggregate Outstanding Value and Original Issue Value shall not be made for purposes of determining such Investor’s Investor Director appointment rights under the Transaction Documents; for the avoidance of doubt, such adjustment shall continue to be made for purposes of determining any other rights of such Investor, including any rights of such Investor under Article II of the Strategic Relationship Agreement.

ARTICLE III
SUBSCRIPTION RIGHTS

3.1 Subscription Rights.

(a) If the Company proposes to sell shares of any preferred stock (other than Preferred Stock or in exchange therefore) (“Additional Securities”), including in a private placement, a public offering, as part of an acquisition, share exchange or otherwise, the Company shall, at least thirty (30) days prior to issuing such Additional Securities, notify each Investor in writing of such proposed issuance specifying the material terms and conditions thereof, including: (i) the number and description of such Additional Securities proposed to be issued and the percentage of the Company’s outstanding equity interests that such issuance would represent; (ii) the proposed issuance date; and (iii) the form of consideration and the proposed purchase price per share (such notice, the “Subscription Right Notice”), and shall, subject to the receipt by the Company of any required Nuclear and National Security Approvals (and to the Company’s compliance with Section 3.7 in respect thereof), offer to sell such Additional Securities to the Investors in the amounts set forth in Section 3.1(c), upon the terms and subject to the conditions set forth in the Subscription Right Notice and at the Purchase Price as set forth in Section 3.1(d) (the “Subscription Rights”); provided, that, if the purchase price for, or any of the other material terms and conditions of, the proposed issuance change or are not known at the time of provision of the Subscription Right Notice, the Company shall provide the Subscription Right Notice specifying that the price or other such terms and conditions are not yet available, and shall provide a supplemental notice (the “Additional Notice”), adding the missing terms, to the Investors as soon as they are known to the Company, and in no event later than ten (10) Business Days prior to such issuance.

(b) If an Investor wishes to subscribe for a number of Additional Securities less than the number to which it is entitled under this Section 3.1, such Investor may do so (but not less than 10% of the number to which it is entitled) and shall, in the notice of exercise of the offer, specify the number of Additional Securities that it wishes to purchase, which shall not be less than 10% of the shares to which it is entitled.

(c) The Company shall offer each Investor all, or any portion specified by the Investor in accordance with Section 3.1(b), of an amount of such Additional Securities such that, after giving effect to the proposed issuance (including the issuance to the Investor pursuant to the Subscription Rights and including any related issuance resulting from the exercise of preemptive or similar rights by any unrelated Person with respect to the same issuance that gave rise to the exercise of the Subscription Rights by the Investor), the Investor’s Equity Interest after such issuance would equal the Investor’s Equity Interest immediately prior to such issuance, such number of Additional Securities to constitute the “Subscription Share Amount”.  If, at the time of the determination of any Subscription Share Amount under this Section 3.1(c), any other Person has subscription or other equity purchase rights similar to the Subscription Rights, such Subscription Share Amount shall be recalculated to take into account the amount of Additional Securities such Persons have committed to purchase, rounding up such Subscription Share Amount to the nearest whole Additional Security.

(d) The “Purchase Price” for the Additional Securities to be issued pursuant to the exercise of Subscription Rights shall be payable to the extent practicable, in the same form of consideration set forth in the Subscription Right Notice (unless otherwise agreed by the Company and the applicable Investor) and, except as otherwise set forth below, shall equal per Additional Security the per Security issuance price for the Additional Securities giving rise to such Subscription Right.  In the case of any issuance of Additional Securities other than solely for cash, the Company and each Investor making a non-cash payment shall in good faith seek to agree upon the value of the non-cash consideration; provided, that the value of any publicly traded securities shall be deemed to be the closing price of such securities on the applicable national securities exchange as of the Trading Day immediately prior to the consummation of such issuance.  If the Company and such Investor fail to agree on the value of such non-cash consideration during the period contemplated by the first sentence of Section 3.2, then the Company shall refer the items in dispute to a nationally recognized investment banking firm that is selected by the Board and acceptable to the Investor and that shall be instructed to make a final and binding determination of the fair market value of such items within ten (10) Business Days.  If such a determination is required, the deadline for an Investor’s exercise of its Subscription Rights with respect to such issuance pursuant to Section 3.1(b) shall be extended until the fifth (5th) Business Day following the date of such determination.  Whichever of the Company or the Investor whose last estimate communicated in writing to the other party differed in dollar value the most from that finally determined by such investment banking firm shall be responsible for and pay all of the fees and expenses of such investment banking firm.  All determinations made by such investment banking firm shall be final and binding on the Company and the Investor.

3.2 Exercise Period.  The Subscription Rights set forth in Section 3.1 must be exercised by acceptance in writing of an offer referred to in Section 3.1(a) deliverable to the Company within ten (10) Business Days of receiving notice from the Company of its intention to sell Additional Securities, or, if applicable and later, within ten (10) days of any Additional Notice.  The closing of any purchase of Additional Securities pursuant to the exercise by the Investor of Subscription Rights hereunder shall occur on the closing of the transaction triggering such Subscription Rights, subject to the receipt of any necessary Governmental Approvals to which the issuance of Additional Securities is subject (and the Company shall use its commercially reasonable efforts to obtain such Governmental Approvals).

3.3 Sales to the Prospective Buyer.  If an Investor fails to elect to purchase all or part of its allotment of the Additional Securities described in the Subscription Right Notice within the time period described in Section 3.2, the Company shall be free to complete the proposed issuance or sale of Securities described in the Subscription Right Notice at a price and on other terms no less favorable to the Company than those set forth in the Subscription Right Notice.  If the Company does not enter into such an agreement for the sale of such Securities within thirty (30) Business Days after the expiration of the time period described in Section 3.2, or if such agreement is not consummated within ninety (90) days after the execution thereof, such Subscription Rights shall be deemed to be revived and such Additional Securities shall not be issued or sold unless first reoffered to the Investors in accordance with this Article III.

3.4 Survival of Rights.  The rights of an Investor set forth in this Article III shall continue for so long as such Investor maintains its Minimum Preferred Holdings.

3.5 No Subscription Rights for Third Party Financing.  Notwithstanding anything to the contrary set forth herein, the Investors shall not be entitled to their respective Subscription Rights with respect to issuances of securities in a Third Party Financing.

3.6 No Additional Funding Obligations.  For the avoidance of doubt, the Investors shall not have any obligation to fund or provide financial support of any kind (whether fixed, contingent, conditional or otherwise) to the Company beyond their respective obligations as to the Closings as set forth in the SPA.

3.7 Nuclear and National Security Approvals.  The Company shall use all commercially reasonable efforts to obtain any Nuclear and National Security Approvals required with respect to the Investors’ exercise of their respective rights under this Agreement, and each Investor shall reasonably cooperate with the Company in such efforts.

ARTICLE IV
REGISTRATION RIGHTS

4.1 Shelf Registration Statement.

(a) The Company shall, no later than the Filing Date, file with the SEC a Shelf Registration Statement (the “Initial Shelf”) relating to the offer and sale of the Registrable Securities by the Investors from time to time to permit the sale of Registrable Securities by the Investors pursuant to the Orderly Sale Arrangement set forth in Section 9 of the SPA and, thereafter, shall use its best efforts to cause the Initial Shelf to be declared effective under the Securities Act no later than ninety (90) calendar days following the date first filed with the SEC.  None of the Company’s securityholders (other than the Investors) shall have the right to include any Securities of the Company on the Initial Shelf.

(b) For so long as either Investor holds any Registrable Securities, the Company shall use its best efforts to maintain an effective Shelf Registration Statement registering all unsold Registrable Securities.  Subject to Section 4.3, the Company shall use its best efforts to keep a Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4.3(i), in order to permit the Prospectus forming a part thereof to be usable by the Investors until the date that the Investors no longer hold Registrable Securities (such period, the “Resale Period”).  The Company shall be deemed not to have used its best efforts to keep a Shelf Registration Statement effective during the Resale Period if the Company voluntarily takes any action that would result in the Investors’ not being able to offer and sell any of such Registrable Securities under such Shelf Registration Statement during that period, unless such action is (x) required by applicable Laws and the Company thereafter promptly complies with the requirements of Section 4.3 or (y) permitted pursuant to Section 4.3.

(c) For the avoidance of doubt, nothing in this Agreement shall require the Company to undertake or otherwise support an underwritten offering of Registrable Securities unless the Company determines to do so in its sole discretion.

(d) For the avoidance of doubt, any sale made pursuant to the Initial Shelf shall be subject to the Orderly Sale Arrangement set forth in Section 9 of the SPA.

4.2 Piggyback Rights.

(a) If at any time an Investor is in possession of Registrable Securities and the Company proposes to effect an underwritten registration of any of its securities (other than in a Third Party Financing) under the Securities Act (other than any registration of Securities on Form S-4 or Form S-8 or any successor forms), for its own account, or for the account of one or more stockholders of the Company (other than pursuant to the Initial Shelf) (each, a “Proposed Registration”), the Company shall give prompt written notice to the Investors of the Company’s intention to do so.  If an Investor’s Registrable Securities have not been included in the Proposed Registration, and within ten (10) Business Days of the receipt of any such notice such Investor delivers to the Company a written notice requesting to have any or all of its Registrable Securities included in such Proposed Registration (such notice to include the number of Registrable Securities that the Investor wishes to be included in the Proposed Registration), the Company shall use its commercially reasonable efforts to cause such shares to be registered as requested in such notice.  Notwithstanding any other provision of this Section 4.2(a), if the managing underwriter advises the Company that marketing factors require a limitation of the number of shares to be underwritten, the Company may limit the number of shares of Registrable Securities to be included in the Proposed Registration without requiring any limitation in the number of shares to be registered on behalf of the Company; provided, however, that the number of Registrable Securities included in the Proposed Registration pursuant to this Section 4.2(a) may not be reduced to less than twenty-five percent (25%) of the total number of shares requested by the Investors to be included in the Proposed Registration (the “Cut Back Limit”), and any such cut back will be implemented on a pro rata basis according to the number of shares requested by each Investor to be included in the Proposed Registration; provided, further, that nothing herein shall prevent the Company from canceling or withdrawing any Proposed Registration prior to the filing or effectiveness thereof.  Registrable Securities held by the Investors proposed to be included on a Proposed Registration shall have priority over all securities proposed to be included on such Registration Statement other than (i) securities to be sold by the Company unless the following clause (ii) applies, or (ii) if the Proposed Registration is pursuant to contractual demand rights of another Person, securities proposed to be included by such Person, which shall, subject to the Cut Back Limit, have priority over the Registrable Securities on such Registration Statement.

(b) No Investor’s Registrable Securities shall be registered unless such Investor accepts the terms of the underwriting as approved by the Company for the offering; provided that the Investor may independently negotiate with the underwriters for the offering any representations and warranties that the Investor shall give to such underwriters in connection with the offering.  In the event that an Investor is unable to agree with such underwriters on such representations and warranties or does not accept the terms of such underwriting, then the Company may proceed with the Proposed Registration without the participation of such Investor or the inclusion of any of such Investor’s Registrable Securities.

4.3 Registration Procedures.  In connection with the Registration Statements, the following provisions shall apply:

(a) The Company shall furnish to each Investor, prior to the Effective Time, a copy of any Registration Statement filed with the SEC (or to be filed in the case of an automatically effective Registration Statement), and shall furnish to each Investor, prior to filing with the SEC, copies of each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein, and shall in good faith consider the reasonable comments suggested by such counsel, including consideration of inclusion thereof in the Registration Statement or Prospectus.  The Company shall deliver promptly to counsel to the Investors and to each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the SEC and the Company, its counsel or its auditors with respect to such Registration Statement.

(b) The Company shall promptly take such action as may be necessary so that (i) each of the Registration Statements and any amendment thereto and the Prospectus forming a part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, as in effect at any relevant time, (ii) each of the Registration Statements and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) each Prospectus forming a part of any Registration Statement, and any amendment or supplement to such Prospectus, in the form delivered to purchasers of the Registrable Securities during the Resale Period, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) The Company shall promptly advise each Investor, and shall confirm such advice in writing if requested by either Investor:

(i) when any Registration Statement has been filed with the SEC and when any Registration Statement has become effective;

(ii) when any supplement to the Prospectus, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment thereto, when the same has been declared effective by the SEC;

(iii) of any SEC comments on, or request by the SEC for amendments or supplements to, any Registration Statement or the Prospectus included therein or for additional information;

(iv) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in any Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(vi) of the happening of any event or the existence of any state of facts that requires the making of any changes in any Registration Statement or the Prospectus included therein so that, as of such date, such Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to the Investors to suspend the use of the Prospectus until the requisite changes have been made).

(d) The Company shall use its commercially reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of any Registration Statement.

(e) As promptly as reasonably practicable, the Company shall furnish to each Investor, upon their request and without charge, one (1) conformed copy of any Registration Statement and any amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless reasonably requested in writing to the Company by such Investor).

(f) The Company shall, during the period that any Registration Statement is effective, deliver to each Investor, without charge, as many copies of each Prospectus included in the applicable Registration Statement and any amendment or supplement thereto as such Investor may reasonably request; and the Company consents (except during a Suspension Period or during the continuance of any event described in Section 4.3(c)(iii)-(vi)) to the use of the Prospectus and any amendment or supplement thereto by each of the Investors in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto during the period that any Registration Statement is effective.

(g) Prior to any offering of Registrable Securities pursuant to a Registration Statement, the Company shall use commercially reasonable efforts to (i) register or qualify or cooperate with the Investors and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Investor may reasonably request in writing, (ii) keep such registrations or qualifications or exemption therefrom in effect and comply with such Laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable any Investor or underwriter, if any, to complete its distribution of Registrable Securities pursuant to such Registration Statement, and (iii) take any and all other actions reasonably necessary to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that in no event shall the Company be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 4.3(g) or (B) subject itself or its Affiliates to general or unlimited service of process or to taxation in any such jurisdiction if they are not now so subject.

(h) Unless any Registrable Securities shall be in book-entry only form, if requested, the Company shall cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Registration Statement, which certificates, if so required by any Approved Market upon which any Registrable Securities are listed, shall be free of any restrictive legends other than those required by Article ELEVENTH of the Certificate of Incorporation, and in such permitted denominations and registered in such names as the Investors may request in connection with the sale of Registrable Securities pursuant to such Registration Statement.

(i) Upon the occurrence of any fact or event contemplated by Section 4.3(c)(vi), subject to Section 4.3(j), the Company shall use its best efforts to promptly, but in any event within ten (10) Business Days following such occurrence, prepare and file (and have declared effective) a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus included therein or file any other document with the SEC so that, as thereafter delivered to purchasers of the Registrable Securities, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  If the Company notifies the Investors of the occurrence of any fact or event contemplated by Section 4.3(c)(vi), the Investors shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, and shall thereafter distribute the updated Prospectus to purchasers of Registrable Securities to ensure that the Prospectus received by such purchaser does not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) After the Effective Time of any Registration Statement, the Company may suspend the use of any Prospectus by written notice to the Investors for a period not to exceed an aggregate of forty-five (45) calendar days in any ninety (90) calendar day period (each such period, a “Suspension Period”) if:

(i) an event has occurred and is continuing as a result of which the Registration Statement would, in the Company’s judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(ii) the Company determines in good faith that the disclosure of such event at such time would have a material adverse effect on the Company and its Subsidiaries taken as a whole;

provided, that in the event that such disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Company’s ability to consummate such transaction, the Company may extend the applicable Suspension Period from forty-five (45) calendar days to ninety (90) calendar days; provided, however, that Suspension Periods (including, without limitation, any such extension of a Suspension Period) shall not exceed an aggregate of one hundred twenty (120) calendar days in any three hundred sixty (360) calendar day period.  Each Investor shall keep confidential any communications received by it from the Company regarding the suspension of the use of the Prospectus, except as required by applicable Laws.

(k) The Company shall enter into such customary agreements and take all such other necessary actions in connection therewith (including those reasonably requested by any Investor) in order to expedite or facilitate disposition of such Registrable Securities; provided, that the Company shall not be required to take any action in connection with an underwritten offering without the Company’s consent (such consent not to be unreasonably withheld, conditioned or delayed).

(l) To the extent permitted by Law, the Company shall (i) make reasonably available for inspection by any Investor and by any underwriter participating in any disposition pursuant to any Registration Statement, and by any attorney, accountant or other agent retained by such Investor or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (ii) cause the Company’s officers, Directors and employees to make reasonably available for inspection all information reasonably requested by any Investor or any such underwriter, attorney, accountant or agent in connection with such Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that such Persons shall, at the Company’s request, first enter into the Company’s standard confidentiality agreement, which, among other things, requires that confidential information shall be used solely for the purposes of exercising rights under this Agreement, unless such disclosure is made in connection with a court proceeding or required by Law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; provided, further, that, if the foregoing inspection and information gathering would otherwise disrupt the Company’s conduct of its business, such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Investors and the other parties entitled thereto by one counsel designated by and on behalf of the Investors and other such parties.

(m) The Company shall use its best efforts to furnish to each Investor and, in any underwritten offering, each underwriter, a signed counterpart of (i) an opinion of counsel for the Company and (ii) a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such Registration Statement, in each case addressed to each Investor and, if applicable, each underwriter, covering matters with respect to such Registration Statement (and the Prospectus included therein) as the managing underwriter, if any, and the Investors shall request.

(n) The Company shall use its best efforts to cause the Registrable Securities to be listed on the NYSE or other market or stock exchange on which the Ordinary Common Stock primarily trades on or prior to the Effective Time of each Registration Statement hereunder.

(o) The Company shall cooperate and assist in any filings required to be made with Financial Industry Regulatory Authority, Inc.

(p) The Company shall use its best efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by each Registration Statement contemplated hereby, including by taking all appropriate steps with respect to the marketing of an offering of Registrable Securities and making its management available to participate in road shows and other marketing activities in connection therewith.

(q) Notwithstanding anything to the contrary set forth herein, the Initial Shelf and any subsequent Shelf Registration Statement shall be filed as an automatically effective registration statement if the Company is eligible to do so.

4.4 Registration Expenses.  The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under this Article IV whether or not any of the Registration Statements are declared effective.  Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including fees and expenses (x) with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc. and (y) of compliance with United States federal and state securities or “blue sky” laws to the extent that such filings or compliance are required pursuant to this Agreement (including reasonable fees and disbursements of the counsel specified in the next sentence in connection with “blue sky” qualifications of the Registrable Securities under the laws of such jurisdictions as any Investor may designate)), (ii) printing expenses, (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Investor hereunder, (iv) fees and disbursements of counsel for the Company in connection with any Registration Statement, (v) reasonable fees and disbursements of the transfer agent for the Common Stock, and (vi) all fees for any accountants, including in connection with any comfort letter.  In addition, the Company shall bear or reimburse the Investors for the reasonable fees and disbursements of legal counsel for the Investors, which amount shall not exceed $100,000 in the aggregate.  In addition, the Company shall pay the internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any Person, including special experts, retained by the Company.

4.5 Indemnification and Contribution.

(a) Indemnification by the Company.  The Company shall indemnify and hold harmless each Investor, each underwriter, if any, and each Person, if any, who controls any such Investor or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (for purposes of this Section 4.5(a), each an “indemnified party”), from and against any loss, claim, damage, liability or expense whatsoever as incurred (including reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such loss, claim, damage, liability or expense (or action in respect thereof) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereto or any related preliminary prospectus or the Prospectus or any amendment thereto of supplement thereof, or arises out of, or is based upon, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent that any such loss, claim, damage, liability or expense arises out of, or is based upon, (i) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of an indemnified party specifically for use therein; (ii) an offer or sale by an Investor of Registrable Securities during a Suspension Period, if such indemnified party is an Investor or an Affiliate of an Investor that, in either case, received from the Company a notice of the commencement of such Suspension Period prior to the making of such offer or sale; or (iii) in a case where a copy of a Prospectus required to be delivered by such indemnified party, is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in a preliminary Prospectus and a copy of the amended or updated Prospectus was not sent or given by or on behalf of such indemnified party to the Person asserting an such loss, claim, damage, liability or expense (if required by Law so to have been delivered) at or prior to the written confirmation of the sale of Registrable Securities as required by the Securities Act and the Prospectus would have corrected such untrue statement or omission or alleged untrue statement or omission; provided that in clause (iii) the Company had promptly notified the Investors of such untrue statement or alleged untrue statement or omission or alleged omission in compliance with Section 4.3(i).  The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any indemnified party.  The Company shall not be liable under this Section 4.5(a) for any settlement of any action effected without its written consent, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that with respect to actions pursuant to clauses (i), (ii) and (iii) of Section 4.6(c), no such consent shall be required.

(b) Indemnification by the Investors.  Each Investor, severally and not jointly, shall indemnify and hold harmless the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (for purposes of this Section 4.5(b), each an “indemnified party”), from and against any loss, claim, damage, liability or expense whatsoever as incurred (including reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such loss, claim, damage, liability or expense (or action in respect thereof) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereto or any related preliminary prospectus or the Prospectus or any amendment thereto or supplement thereof, or arises out of, or is based upon, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission made therein was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor specifically for use therein.  In no event shall the liability of any Investor hereunder be greater in amount than the dollar amount of the proceeds received by such Investor upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation, except in the case of fraud, willful misconduct or gross negligence by an Investor.  The foregoing indemnity agreement is in addition to any liability that any Investor may otherwise have to the Company and any such controlling Person.

(c) Notices of Claims, Etc.  Promptly after receipt by an indemnified party under this Section 4.5 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 4.5, notify the indemnifying party in writing of the claim or the commencement of such action; provided, however, that the failure to notify the indemnifying party shall not relieve it of any liability that it may have under this Section 4.5, unless the indemnifying party is materially prejudiced by such delay or failure.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 4.5 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and its respective directors, employees, officers and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 4.5 if (i) employment of such counsel has been authorized in writing by the indemnifying party, or (ii) such indemnifying party shall not have employed counsel to have charge of the defense of such proceeding within thirty (30) days of the receipt of notice thereof, or (iii) such indemnified party shall have reasonably concluded, based upon written advice of such indemnified party’s counsel, that the representation of such indemnified party and those directors, employees, officers and controlling persons by the same counsel representing the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them or where there may be one or more defenses available to them that are different from or in conflict with those available to the indemnifying party, and in any such event ((i), (ii) or (iii)) the fees and expenses of such separate counsel shall be paid by the indemnifying party as incurred.  It is understood that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm (in addition to local counsel in each jurisdiction) for all indemnified parties in connection with any proceeding or related proceedings.  No indemnifying party shall, without the prior written consent of the indemnified parties (which shall not be unreasonably withheld, conditioned or delayed), effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought hereunder (whether or not the indemnified party or parties are actual or potential parties thereto) unless (1) such settlement, compromise or judgment (x) includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party, and (2) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

(d) Contribution.  To the extent the indemnification provided for in this Section 4.5 is unavailable to or unenforceable an indemnified party under Section 4.5(a) or Section 4.5(b), then (i) each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to in Section 4.5(a) or Section 4.5(b) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the registration of the Registrable Securities pursuant to the applicable Registration Statement, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable Laws, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or such Investor or such other indemnified party, as the case may be, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 4.5(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this Section 4.5(d).  The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 4.5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein.  Notwithstanding any other provision of this Section 4.5(d), no Investor of the Registrable Securities shall be required to contribute any amount in excess of the amount by which the gross proceeds received by such Investor from the sale of the Registrable Securities pursuant to applicable Registration Statement exceeds the amount of damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 4.5(d), each Person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.  The Investors’ respective obligations to contribute pursuant to this Section 4.5(d) are several in proportion to the respective amount of Registrable Securities that they have sold pursuant to a Registration Statement and not joint.  The remedies provided for in this Section 4.5(d) are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(e) Survival.  The indemnity and contribution provisions contained in this Section 4.5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Investor or any Person controlling any Investor, or by or on behalf of the Company, its officers or Directors or any Person controlling the Company, and (iii) any sale of Registrable Securities pursuant to any Registration Statement.

4.6 Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC that may at times permit the sale of Registrable Securities to the public in the United States without registration after the Filing Determination Date, the Company shall use its commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) file, as and when applicable, with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) furnish to each Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act.

4.7 Lock Up.  In connection with any underwritten offering of the Company’s securities, each Investor and Permitted Holder of Registrable Securities agrees that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, that it will (a) not offer, sell, contract to sell, loan, grant any option to purchase, make any short sale or otherwise dispose of, hedge or transfer any of the economic interest in (or offer, agree or commit to do any of the foregoing) any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly (including holding as a custodian) or with respect to which such Person has beneficial ownership within the rules and regulations of the Commission (other than those included by such Person in the offering in question, if any) without the prior written consent of the Company or such underwriters, as the case may be, for up to fourteen (14) days prior to, and during the ninety (90) day period following, the effective date of the registration statement for such underwritten offering, and (b) enter into and be bound by such form of agreement with respect to the foregoing as the Company or such managing underwriter may reasonably request; provided that each executive officer and director of the Company also agrees to substantially similar restrictions.  The restrictions set forth in this Section 4.7 shall terminate, with respect to an Investor and its Permitted Holders, when such Investor and its Permitted Holders own less than 7.5% of the outstanding Common Stock, after giving effect to such Investor’s and its Permitted Holders’ Preferred Stock, Series C Preferred Stock and Class B Common Stock on an as converted basis using the Base Price on the date of the request of the Company or the underwriters mentioned above of in calculating the amount of outstanding Common Stock; provided that, unless the SPA is earlier terminated, no such termination shall be effective until the later of (i) the Third Closing and (ii) 90 days following completion of a Third Party Financing.

ARTICLE V
OTHER AGREEMENTS

 5.1   Standstill.  From the date hereof until the later of (i) such time as it ceases to own any Securities and (ii) nine (9) months after the Investors are no longer entitled to appoint an Investor Director pursuant to the Certificate of Incorporation (such period, the “Standstill Period”), each Investor agrees that it shall not and shall cause its Affiliates not to:

(a) acquire, or propose to acquire, beneficial ownership of any Securities or assets, or rights or options to acquire any Securities or assets, of the Company, including derivative securities representing the right to vote or economic benefits of any such Securities, other than pursuant to a Permitted Offer; provided, that the transfer of Securities among the Investors and to or from any special purpose company formed to hold the beneficial ownership of such Securities, to the extent in compliance with the transfer restrictions and procedures set forth in Section 9.1 of the SPA, shall not be deemed a violation of this Section 5.1(a), provided any such special purpose company is owned exclusively by the Investors and their controlled Affiliates;

(b) make, or effect or commence, any tender or exchange offer, merger or other business combination involving the Company, other than pursuant to a Permitted Offer;

(c) commence or complete, or propose to commence or complete, any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company, other than pursuant to a Permitted Offer;

(d) make, or in any way participate in, any Solicitation of proxies to vote or consent, or seek to advise or influence any Person with respect to the voting of, any Securities of the Company, or to become a Participant in any Election Contest with respect to the Company or grant a proxy to any other Person to vote any Securities held by such Investor;

(e) form, join or in any way participate in a 13D Group with respect to, or otherwise act in concert with any Person in respect of, any Securities of the Company; provided, that the Investors’ formation of a 13D Group among themselves and any special purpose company formed to hold the beneficial ownership of such Securities shall not be deemed a violation of this Section 5.1(e);

(f) otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, the Board or the policies of the Company, except as expressly granted pursuant to the definitive agreements for the Transaction or by the Board;

(g) negotiate with or provide any information to any Person with respect to, or make and statement or proposal to any Person with respect to, or make any public announcement or proposal or offer with respect to, or act as a financing source for or otherwise invest in any Person in connection with, or otherwise solicit, seek or offer to effect any transactions or actions that are prohibited pursuant to this Section 5.1; or

(h) advise, assist or encourage any other Person in connection with any transactions or actions prohibited pursuant to the foregoing (a)-(g).

Notwithstanding the foregoing, nothing in this Section 5.1 shall restrict in any way the actions of any Investor Director in such person’s capacity as a Director.

5.2 Use of Proceeds from the Third Closing.  The Company shall use the proceeds of the Third Closing in accordance with the funding plan and related provisions set forth in or established under the definitive agreements for the DOE Financial Closing.

5.3 Waiver of Appraisal and Dissenter’s Rights.  Each Investor shall waive any appraisal or dissenter’s rights to which they may be entitled under applicable Laws in connection with any Change of Control of the Company.

5.4 Voting Agreement.

(a) At any time at which the holders of Series C Preferred Stock and Class B Common Stock shall be entitled to vote together with the holders of Common Stock (and any other class or series of capital stock entitled to vote on the matter with the Common Stock) as a single class with respect to any transactions involving a merger of the Corporation or sale of all or substantially all of the Corporation’s assets which must be submitted to the Corporation’s stockholders pursuant to the Delaware General Corporation Law (a “Transaction Approval”), to the extent any Investor and its Affiliates in the aggregate beneficially own shares entitled to exercise voting power exceeding 10% of the aggregate voting power of such class (“Excess Voting Share”) on such matter, the Investor agrees to vote (or exercise a written consent in favor of), and to cause any of its Affiliates to vote (or exercise a written consent in favor of), all such Excess Voting Shares on such matter as recommended by the Board to stockholders generally.

(b) Each Investor hereby grants to the Company, and each officer of the Company holding the office of Vice President or Secretary, with full power of substitution, an irrevocable proxy (the “Proxy”) from the date hereof until the termination of this Agreement to act as the Investors’ proxy to vote the Excess Voting Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Excess Voting Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special, adjourned or postponed meeting of the stockholders of the Company and in every written consent in lieu of such a meeting, in each case as and to the extent provided in Section 5.4(a) in connection with a Transaction Approval. Each  Investor hereby affirms that the Proxy is given in connection with the Securities Purchase Agreement and this Agreement and that such Proxy is given to secure the performance of the duties of Investor under Section 5.4(a).  Each Investor hereby further affirms that the Proxy is coupled with an interest and may under no circumstances be revoked.  Each Investor hereby ratifies and confirms all that such Proxy may lawfully do or cause to be done by virtue hereof.  Without limiting the generality of the foregoing, such Proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law.  If for any reason the Proxy granted herein is not irrevocable, Investor agrees to vote the Excess Voting Shares in accordance with Section 5.4(a) hereof and to cause any of its Affiliates to vote any Excess Voting Shares in accordance with Section 5.4(a) hereof.  To the extent necessary to comply with the terms hereof, each Investor agrees to cause its Affiliates to execute irrevocable proxies consistent with the irrevocable Proxies given by each Investor pursuant to this Section 5.4(b).

ARTICLE VI
TERM

This Agreement is effective as of the date hereof.  Except as otherwise expressly provided herein with respect to specific provisions of this Agreement, this Agreement may be terminated only upon the mutual written agreement of the Parties; provided, however that the rights of an Investor pursuant to Article II hereof shall terminate at any time that such Investor fails to satisfy the Minimum Equity Holdings.  If this Agreement is terminated pursuant to this Article VI, all further obligations of each Party shall terminate without further liability or obligation of such Party to any other Party, including liability for damages; provided, however, that no such termination shall relieve any Party from any liability for any breach of this Agreement arising prior to the termination date; provided, further, that Section 3.6 and Section 7.4 shall survive any termination of this Agreement.

ARTICLE VII
MISCELLANEOUS

7.1 Certain Definitions.  Capitalized terms used herein, but not otherwise defined, in the body of this Agreement have the meanings set forth in Schedule 1 or, if not defined therein, the meanings set forth in the SPA.

7.2 Titles and Subtitles; Interpretation.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The definitions contained in Schedule 1 to this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.  Each of the Parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

7.3 Reasonable Efforts.   When used in this Agreement (including in any amendment to this Agreement), the terms “best efforts,” “reasonable efforts,” “commercially reasonable efforts” and “reasonable best efforts” shall mean efforts that are considered to be commercially reasonable under the circumstances prevailing at the time, taking into account the economic condition of the Party making such efforts, the information actually available to such Party at the time the efforts are made, and the internal resources and employees available to such Party to make such efforts. In no event shall it require a Party to undertake measures, which in its reasonable judgment, could materially jeopardize its ability to perform its other legal or contractual obligations to others (including to the other Parties) or to comply with applicable Laws or could adversely impact the licenses, permits or regulatory status of the Company or its Subsidiaries.  In all cases, such efforts shall be exercised diligently and in good faith and, in the case of the Company’s efforts to receive approvals that may be required under applicable Laws, consistent with its own efforts to obtain its most critical such approvals, on its own behalf, from time to time.

7.4 Confidentiality.  All Confidential Information (as defined in the Strategic Relationship Agreement) disclosed by a Party to another Party pursuant to this Agreement will be subject to the terms of Section 4.4 of the Strategic Relationship Agreement.  For clarity, (a) each Investor Director is a Representative (as defined in the Strategic Relationship Agreement) of the Investor appointing the Investor Director and (b) nothing herein shall be deemed to reduce or waive the fiduciary duties of a director of Company.

7.5 Representations and Warranties of Toshiba.  Toshiba represents and warrants to the Company as follows:

(a) Toshiba is a corporation duly organized and validly existing under the laws of Japan.

(b) Toshiba has all requisite corporate power, authority and capacity to execute and deliver this Agreement and to consummate the transactions contemplated to be performed by it hereby.  The execution, delivery and performance by Toshiba of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Toshiba.  No approval of Toshiba’s stockholders is required in connection with Toshiba’s execution, delivery and performance of this Agreement and the consummation by Toshiba of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Toshiba and, assuming the due authorization, execution and delivery of this Agreement by B&W and the Company, constitutes the legal, valid and binding agreement of Toshiba enforceable against it in accordance with its terms, except as may be limited by the Enforceability Exceptions.

7.6 Representations and Warranties of B&W.  B&W represents and warrants to the Company as follows:

(a) B&W is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) B&W has all requisite corporate power, authority and capacity to execute and deliver this Agreement and to consummate the transactions contemplated to be performed by it hereby.  The execution, delivery and performance by B&W of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of B&W.  This Agreement has been duly executed and delivered by B&W and, assuming the due authorization, execution and delivery of this Agreement by Toshiba and the Company, constitutes the legal, valid and binding agreement of B&W enforceable against it in accordance with its terms, except as may be limited by the Enforceability Exceptions.

7.7 Representations and Warranties of the Company.  The Company represents and warrants to the Investors as follows:

(a) The Company is a corporation organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated to be performed by it hereby.  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company other than the Stockholder Approvals.  This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Investor, constitutes the legal, valid and binding agreement of the Company enforceable against it in accordance with its terms, except as may be limited by the Enforceability Exceptions.

7.8 Further Assurances.  Each Party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement.

7.9 No Assignment or Transfer.  No Party shall assign this Agreement or its rights hereunder to any Person without the written consent of each other Party; provided, that (a) each Investor may assign its rights hereunder to any permitted transferee of its Securities in accordance with Section 9.1 of the SPA, and (b) the registration rights under Article IV shall be exercisable by any Permitted Holder of Registrable Securities, including after transfers of Registrable Shares provided such Permitted Holder becomes a party to and bound by this Agreement.  Except as expressly provided herein, any purported assignment by any Party shall be null and void.

7.10 Injunctive Relief.  The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court without the necessity of posting any bond or other security, this being in addition to any other remedy to which they are entitled at Law or in equity.  Additionally, each Party hereto irrevocably waives any defenses based on adequacy of any other remedy, whether at Law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor.

7.11 Severability.  If any provision of this Agreement, or the application thereof to any Person, place or circumstance, is held by a court of competent jurisdiction or in an arbitration under Section 7.16 to be invalid, void or otherwise unenforceable, such provision shall be enforced to the maximum extent possible so as to effect the intent of the Parties, or, if incapable of such enforcement, shall be deemed to be deleted from this Agreement, and the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect and, in such event, the Parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the Parties’ intentions hereunder.

7.12 Waivers.  The waiver by a Party of a breach of or a default under any provision of this Agreement (a) shall not be effective unless such waiver is in writing, expressly states that it is a waiver hereunder, and identifies the breach or default to be waived and (b) shall not be construed as effective against or with respect to any other Party.  No waiver hereunder shall, in any event, be construed as a waiver of any subsequent breach of, or default under, the same or any other provision of this Agreement, nor shall any delay or omission on the part of a Party in exercising or availing itself of any right or remedy, or any course of dealing hereunder, operate as a waiver of any right or remedy.

7.13 Amendments.  This Agreement may be amended only by written document, expressly stating that it is an amendment to this Agreement, identifying the provisions of this Agreement to be amended, and duly executed on behalf of each of the Parties.  No delay or omission on the part of a Party in exercising or availing itself of any right or remedy, or any course of dealing hereunder, shall operate as an amendment with respect to any provision hereof.

7.14 Governing Law.  This Agreement is to be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the Parties.

7.15 Conversion or Redemption Dispute.

(a) Resolution of Conversion or Redemption Dispute.   If a dispute between the Company and an Investor shall arise as to the appropriate Factor under Section 7 of the Series B-1 Certificate of Designation, upon a Final Determination (as defined in the Series B-1 Certificate of Designation) of the Factor, the obligations of the Parties shall be as follows:

(i) If the Factor is determined to be 1.1, the Corporation shall, within 20 Business Days, provide to the Investor, but only in respect of Series B-1 Preferred Stock redeemed or converted prior to such payments, (i) in the case of a redemption effected pursuant to Section 7(g) of Series B-1 Certificate of Designation, subject to the provisions of the Delaware General Corporation Law, cash in an amount equal to the difference between the amount that would have been paid to such Investor had such final Factor been applied at the time of redemption and the amount previously paid to such Investor pursuant to Section 7(h) of the Series B-1 Certificate of Designation, (ii) in the case of a Conversion Election, (x) the difference between the number of shares of Class B Common Stock or Series C  Preferred Stock (as applicable) as would have been issued to such Investor pursuant to Sections 7(b) of the Series B-1 Certificate of Designation had such final Factor been applied at the time of conversion and the number of shares previously issued to such Investor pursuant to Section 7(h) of the Series B-1 Certificate of Designation, or (y) subject to the Delaware General Corporation Law, in the sole discretion of the Company, cash in an amount equal to the value of the shares as would have been issued under clause (x) based upon the Base Price as of the date of payment, or (iii) in the case of a Sale Election (as defined in the Series B-1 Certificate of Designation), an amount in cash equal to the difference between (A) the product of the final Factor and the amount calculated pursuant to clause (2)(x)(A) of Section 7.2 of the Series B-1 Certificate of Designation and (B) the amount calculated pursuant to clause (2)(x)(A) of Section 7.2 of the Series B-1 Certificate of Designation, in accordance with Section 7(h) of the Series B-1 Certificate of Designation.

(ii) If the Factor is determined to be 0.9, such Investor shall, within 20 Business Days, provide to the Company, but only in respect of Series B-1 Preferred Stock redeemed or converted prior to such payments, (i) in the case of a redemption effected pursuant to Section 7(g) of the Series B-1 Certificate of Designation, cash in an amount equal to the difference between the amount previously paid to such Investor pursuant to Section 7(h) of the Series B-1 Certificate of Designation and the amount that would have been paid to such Investor thereunder had such Factor been applied,  (ii) in the case of a Conversion Election, either (x) cash in an amount equal to the value of the shares issuable under Clause (y) hereof (based upon the Base Price at date of payment, or (y) a number of shares of Class B Common Stock or Series C Preferred Stock (as applicable) equal to, the difference between the number of shares of Class B Common Stock or Series C  Preferred Stock (as applicable) as were issued to such Investor pursuant to Section 7(h) of the Series B-1 Certificate of Designation) at such conversion and the number of shares which have been issued had  such final Factor been applied at such time, or (iii) in the case of a Sale Election, an amount in cash equal to the difference between the (A) the amount previously calculated pursuant to clause (2)(x)(A) of Section 7.2 of the Series B-1 Certificate of Designation and (B) the product of the final Factor and the amount calculated pursuant to clause (2)(x)(A) of Section 7.2 of the Series B-1 Certificate of Designation; or

(iii) if the Factor is determined to be 1.0, then no transfers of cash or shares need be made.

7.16 Dispute Resolution.

(a) Executive Meetings.  Prior to submitting any dispute or controversy arising from or in connection with this Agreement, including the breach, termination or invalidity thereof (a “Dispute”), to arbitration pursuant to Section 7.16(b), upon written request of any Party, each Party shall appoint a designated representative whose task it will be to meet promptly for the purpose of endeavoring to resolve such Dispute.  The designated representatives shall meet, in person or by telephone or video conference as deemed appropriate by the Parties, as often as the Parties reasonably deem necessary to discuss the Dispute in an effort to resolve the Dispute without the necessity of any further proceeding.  The Parties agree to negotiate, in good faith, in an attempt to resolve the Dispute for a period of not greater than thirty (30) days after notice of the Dispute is received by the Parties.

(b) Arbitration; Rules; Location.  Any Dispute that is not resolved pursuant to Section 7.16(a) shall be referred to and finally determined under the Rules of Arbitration of the International Chamber of Commerce then in effect (the “ICC Rules”).  The place of arbitration shall be San Francisco, California, or such other location as the Parties may agree in writing

(c) Arbitrators.  There shall be three (3) arbitrators, nominated in accordance with the ICC Rules.  Each arbitrator on the arbitral tribunal shall be disinterested in the Dispute and shall have no connection to any Party thereto

(d) Award.  The arbitral award shall be in writing, state the reasons for the award, and be the sole and exclusive binding remedy with respect to the Dispute between and among the Parties.  Judgment on the award rendered may be entered in any court having jurisdiction thereof.  The Parties hereby waive any right to refer any question of law and right of appeal on the law and/or merits to any court, except as provided by the Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958.  For purposes of such convention, the award shall be deemed an award of the United States, the relationship between the Parties shall be deemed commercial in nature, and any Dispute arbitrated pursuant to this Section 7.16 shall be deemed commercial.  The arbitrators shall have the authority to grant any equitable or legal remedies that would be available in any judicial proceeding intended to resolve a Dispute.

(e) Language of Proceedings.  The language of the arbitral proceedings shall be English.

(f) Confidentiality of Proceedings.  The Parties agree that any arbitration hereunder shall be kept confidential, and that the existence of the Dispute, the proceeding and all of its elements (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall be deemed Confidential Information (as such term is used in the Strategic Relationship Agreement), and shall not be disclosed beyond the tribunal, the International Court of Arbitration, the parties to the Dispute, their counsel, and any Person necessary to the conduct of the proceeding, except as and to the extent required to enforce any arbitral award, or as otherwise contemplated by such confidentiality agreements.

(g) Expenses.  Each party hereto to a Dispute shall bear its own legal fees and costs in connection therewith.

(h) Injunctive Relief.  Notwithstanding the foregoing, any Party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction to preserve the status quo, pending the final decision or award of the arbitrators.

(i) Consent to Jurisdiction.  Each of the Parties hereby irrevocably consents to jurisdiction of any court State or Federal in the United States of America (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding pursuant to Section 7.16(h) or enforcing any award under Section 7.16(d), and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party by notice as provided in Section 7.20 shall be deemed effective service of process on such Party.

(j) Concurrent Disputes.  To the extent of concurrent Disputes (as such term is used in each of the Transaction Documents) under multiple Transaction Documents, the Parties agree to consolidate any and all such Disputes into a single proceeding pursuant to the procedures set forth in this Section 7.16.

7.17 Limitations on Damages.  In no event shall any Party have any liability for loss of profits, revenue or goodwill, loss or interruption of business, loss of data, or for any indirect, incidental, special, consequential or punitive damages, arising out of or relating to this Agreement or the subject matter hereof, no matter what theory of liability, and even if advised of the possibility or probability of such damages.

7.18 Independent Contractors.  Each Party is an independent contractor and no Party’s personnel are employees or agents of any other Party for federal, state or other taxes or any other purposes whatsoever, and are not entitled to compensation or benefits of the other.  Nothing hereunder shall be deemed to constitute, create, give effect to or otherwise recognize a joint venture, partnership or business entity of any kind, nor shall anything in this Agreement be deemed to constitute any Party the agent or representative of any other Party.

7.19 No Third-Party Beneficiaries.  Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no Person that is not a Party to this Agreement (including any partner, member, stockholder, director, officer, employee or other beneficial owner of either Party, in its own capacity as such or in bringing a derivative action on behalf of a Party hereto) shall have any standing as third party beneficiary with respect to this Agreement or the transactions contemplated hereby.

7.20 Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered by hand or upon confirmed receipt of a facsimile transmission, (b) when received if sent by an internationally recognized overnight courier service (receipt requested), or (c) ten (10) Business Days after mailing, postage prepaid, by registered or certified mail, return receipt requested, to the below address or such other addresses as a Party shall specify in a written notice to the other Parties provided as contemplated herein.

To Toshiba:                                                                To B&W:

Toshiba Corporation                                                                Babcock & Wilcox Investment Company
1-1 Shibaura 1-chome                                                               800 Main Street
Minato-ku, Tokyo 105-8001                                                     Lynchburg, VA 24502
JAPAN                                                                       U.S.A.
Attn: General Manager                                                             Attn: James D. Canafax, Esq.
Legal Affairs Division,                                                              Fax:  +1 434 522 6793
Power Systems Company
Fax:  +81 3 5444 9183

With a copy (which shall not                                                   With a copy (which shall not
constitute notice) to:                                                                 constitute notice) to:

    Morrison & Foerster                                                                Baker Botts
    Shin-Marunouchi Building, 29th floor                                  The Warner
    5-1, Marunouchi 1-chome                                                       1299 Pennsylvania Avenue, NW
    Chiyoda-ku, Tokyo 100-6529                                                  Washington, DC 20004-2400
    JAPAN                                                                      U.S.A.
    Attn: Ken Siegel, Esq.                                                              Attn: Michael Gold, Esq.
    Fax:  +81 3 3214 6512                                                                Fax:  +1 202 585 1024

    To the Company:

    USEC Inc.
    2 Democracy Center
    6903 Rockledge Drive
    Bethesda, MD 20817
    U.S.A.
    Attn: General Counsel
    Fax:  +1 301 564 3206

    With a copy (which shall not
    constitute notice) to:

    Latham & Watkins
    555 11th Street, N.W.
    Washington, DC 20004
    U.S.A.
    Attn: Scott C. Herlihy, Esq.
    Fax:  +1 202 637 2201

7.21 Entire Agreement.  This Agreement and the other Transaction Documents (including the schedule and exhibits attached hereto and thereto, which are incorporated herein by reference) constitute the entire agreement among the Parties with respect to its subject matter.  This Agreement and the other Transaction Documents supersede all previous, contemporaneous and inconsistent agreements, negotiations, representations and promises between among the Parties, written or oral, regarding the subject matter hereof.  There are no oral or written collateral representations, agreements or understandings except as provided herein and in the other Transaction Documents.

7.22 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument.  Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  The exchange of copies of this Agreement and of signature pages by facsimile transmission, portable document format (.pdf) or other electronic format shall be deemed to be their original signatures for all purposes.

[Remainder of page left intentionally blank.]

tk-362619
CH\1164045||

IN WITNESS WHEREOF, the Parties have entered into this Investor Rights Agreement as of the date first above written.

TOSHIBA: Toshiba Corporation By: ______________________ Name: Title:

B&W: Babcock & Wilcox Investment Company By: ______________________ Name: Title:

The Company: USEC Inc. By: ______________________ Name: Title:

Signature Page to the
Investor Rights Agreement

SCHEDULE 1

DEFINITIONS

Unless otherwise defined herein, terms used herein that are defined in the SPA shall have the meanings set forth for such terms in the SPA.

“13D Group” means any partnership, limited partnership, syndicate or other group, as those terms are used within the meaning of Section 13(d)(3) of the Exchange Act.

“ACP” means the design, manufacture, construction, development, startup, completion, operation, financing, maintenance and improvement of a front-end nuclear fuel facility utilizing U.S. gas centrifuge enrichment technology and related infrastructure assets and properties.

“Atomic Energy Act” means the Atomic Energy Act of 1954, as amended (42 U.S.C. 2011 et seq.).

“Beneficial Owner” means any Person who has beneficial ownership.

“Base Price” has the meaning ascribed to it in the Series B-1 Certificate of Designation or the Series B-2 Certificate of Designation, as applicable.

“beneficial ownership” shall mean any ownership that would be determined to be “beneficial ownership” pursuant to Rule 13d-3 promulgated pursuant to the Exchange Act.

“Board” means the board of directors of the Company or any duly authorized committee thereof.

“Business Day” means any calendar day other than (i) a Saturday or Sunday or (ii) a calendar day on which banking institutions in either the City of New York or Tokyo, Japan are authorized by Law, regulation or executive order to remain closed.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation, as amended, from time to time.

“CFIUS” means the Committee on Foreign Investment in the United States of the United States Treasury Department and any successor Governmental Authority thereto.

“Change of Control” shall mean the occurrence of any of the following:

(a) any Person shall Beneficially Own, directly or indirectly, through a merger, business combination, purchase, or other transaction or series of transactions, shares of the Corporation’s capital stock entitling such Person at such time to exercise 50% or more of the total voting power of the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors, other than as a result of an acquisition of such stock by the Corporation, any of the Corporation’s Subsidiaries or any of the Corporation’s employee benefit plans (for purposes of this subsection (1), “Person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act);

(b) the Corporation (A) merges or consolidates with or into any other Person, another Person merges with or into the Corporation, or the Corporation conveys, sells, transfers or leases all or substantially all of the Corporation’s assets to another Person or (B) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than a merger or consolidation:

(i) that does not result in a reclassification, conversion, exchange or cancellation of the Corporation’s outstanding Common Stock;

(ii) that is effected solely to change the Corporation’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of any class or series of common stock of the surviving entity; or

(iii) there the issued and outstanding capital stock having voting power to vote generally to elect a majority of the Board of Directors outstanding immediately prior to such transaction is converted into or exchanged for such voting stock of the surviving or transferee Person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Class B Common Stock” means shares of the class B common stock of the Company, par value $0.10 per share to be authorized by the Charter Amendment.

“Classified Information” means (i) information classified as either Restricted Data or Formerly Restricted Data or (ii) National Security Information.

“Closings” means the First Closing, the Second Closing and the Third Closing, each as defined in the SPA.

“Common Stock” means collectively, the Ordinary Common Stock and the Class B Common Stock.

“Competitively Sensitive Information” means any non-public information the Company possesses relating to (i) the prices, quantities and other terms of sale on which the Company supplies or offers to supply products or services to Toshiba’s competitors; and (ii) the prices, quantities and other terms of service on which a Toshiba competitor or B&W competitor supplies or offers to supply products or services to a customer, including the Company.

“Consent” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, registration, declaration, filing, report or notice of, with or to any Person.

“Conversion Election” has the meaning ascribed to it in the Series B-1 Certificate of Designation or the Series B-2 Certificate of Designation, as applicable.

“Deemed Holder Percentage” shall mean, as to any Permitted Holder, the percentage resulting from the following calculation, (1)(A) the number of shares of Ordinary Common Stock equal to the quotient of (w) the Liquidation Preference plus an amount per share equal to the accrued but unpaid Dividends not previously added to the Liquidation Preference on the outstanding shares of Series B Preferred Stock held by such Permitted Holder from and including the immediately preceding Dividend Payment Date to, but excluding, the date of conversion and (x) the Base Price for the date of such calculation, plus (B) the number of outstanding of shares of (y) Series C Preferred Stock multiplied by 1000 plus, (z) if then outstanding, Class B Common Stock, in each case held by such Permitted Holder divided by (2)(A) the total number of shares of Ordinary Common Stock equal to the quotient of (v) the Liquidation Preference plus an amount per share equal to the accrued but unpaid Dividends not previously added to the Liquidation Preference on all outstanding shares of Series B Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, the date of conversion and (w) the Base Price for the date of such calculation, plus (B) the total number of all outstanding shares of (x) Series C Preferred Stock multiplied by 1000 plus (y) if then outstanding, Class B Common Stock, plus (z) Ordinary Common Stock.

“Director” means a member of the Board.

“Dividends” has the meaning ascribed to it in the Series B-1 Certificate of Designation or the Series B-2 Certificate of Designation, as applicable.

“DOE” means the U.S. Department of Energy and any successor Governmental Authority thereto.

“Effective Time” means the time at which the SEC declares any Registration Statement effective or at which any Registration Statement otherwise becomes effective.

“Election Contest” means solicitations subject to Rule 14a-12(c) promulgated under the Exchange Act.

“Equity Interest” means, as to each Investor at any time, a percentage represented by a fraction, the numerator of which is the number of shares of preferred stock then held by the Investor and the denominator of which is the total number of shares of preferred stock of the Company then outstanding.

“Excess Voting Share” has the meaning ascribed to it in Section 5.4(a).

“Exchange Act” mean the United States Securities Exchange Act of 1934, as amended.

“Excluded Lender” shall mean a bank or other financial institution providing indebtedness for borrowed money which is guaranteed by the Loan Guarantee Agreement (as defined in 10 CFR 609.2) pertaining to the DOE Financial Closing; provided, however “Excluded Lender” shall not include a Person providing funding or committed funding (pursuant to definitive binding agreements) for debt or equity of the Corporation in an amount of at least $100,000,000 that is not guaranteed by such Loan Guarantee Agreement.

“Export Controlled Information” means any unclassified information, the export of which is controlled by law or regulation under the International Traffic in Arms Regulations (22 CFR Part 120 et seq.), the Export Administration Regulations (14 CFR Part 730 et seq.), or the U.S. Department of Energy regulations (10 CFR Part 810), and including Unclassified Controlled Nuclear Information, Safeguards Information (Section 147 of the Atomic Energy Act  of 1954 as amended), Sensitive Unclassified Non-Safeguards Information (NRC Regulatory Information Summary 2005-31), and Official Use Only information (DOE Order 471.3), except to the extent that the export or deemed export thereof arising by virtue of a disclosure hereunder has been licensed or approved under, or is authorized by, Applicable Law.

“Factor” has the meaning ascribed to it in the Series B-1 Certificate of Designation.

“Filing Date” means the earlier of (i) April 30, 2011, if the Second Closing has not occurred prior to that date, (ii) October 30, 2011, if the Third Closing has not occurred prior to that date and (iii) the date of the Third Closing.

 “FINSA” means the Foreign Investment and National Security Act of 2007, 50 U.S.C. App. 2061, amending the Defense Production Act of 1950, 50 U.S.C. App. 2170.

“Formerly Restricted Data” means classified information jointly determined by DOE and the Department of Defense to be related primarily to the military utilization of nuclear weapons and removed (by transclassification) from the Restricted Data category pursuant to section 142(d) of the Atomic Energy Act.

“Governmental Approval” means any Consent of any Governmental Authority.

“Initial Liquidation Preference” means $1,000.00 per share of Series B Preferred Stock.

“Investor Director” means a Director elected by the holders of Preferred Stock or the Class B Common Stock and the Series C Preferred Stock, as applicable, pursuant to the Certificate of Incorporation.

“Liquidation Preference” has the meaning ascribed to it in the Series B-1 Certificate of Designation or the Series B-2 Certificate of Designation, as applicable.

“Mitigation Agreement” means an agreement or other undertaking entered into with CFIUS or one or more of its members to address any national security concerns raised by CFIUS in connection with the transactions contemplated hereby.

“National Security Information” means information that has been determined pursuant to Executive Order 12958, as amended (68 Federal Register 15315 (March 28, 2003)), or prior Executive Orders to require protection against unauthorized disclosure and is marked to indicate its classification status when in document form.  National Security Information is referred to as 'defense information' in the Atomic Energy Act.

“Negation Plan” has the meaning set forth in the SPA.

“NISPOM” means the National Industrial Security Program Operating Manual as required by Executive Order 12829 and under the authority of Department of Defense Directive 5220.22, “National Industrial Security Program (NISP)” for the protection of classified information released or disclosed to industry in connection with classified contracts under the NISP.

“NRC” means the U.S. Nuclear Regulatory Commission and any successor Governmental Authority thereto.

“Nuclear and National Security Approvals” means approvals, licenses, permits, or other authorizations required: (i) from the NRC under of the Atomic Energy Act, 10 CFR Part 70 and 10 CFR Part 76, including any applicable Negation Plans; (ii) from the NRC and DOE pursuant to the NISPOM, including any applicable Negation Plans; and (iii) from DOE regarding access to Restricted Data pursuant to 10 CFR Part 725.

“Orderly Sale Arrangement” has the meaning set forth in the SPA.

“Ordinary Common Stock” means the shares of the common stock of the Company, par value $0.10 per share.

“Participant” has the meaning set forth in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act.

“Permitted Holder” means (i) Toshiba and its controlled Affiliates and (ii) B&W and its controlled Affiliates.

“Permitted Offer” means (a) an offer made to all of the holders of Common Stock in cash for any or all of the outstanding Common Stock that has been approved by the Directors of the Company other than the Investor Directors or (b) a private offer to acquire all of the Company’s Common Stock made to the Board in response to a third party’s offer to acquire a majority of the Company’s equity securities or an indication by the Board to the Investors that they would be interested in receiving such an offer.  The transaction proposed in a Permitted Offer must be approved or accepted by the holders of a majority of the outstanding shares of Ordinary Common Stock.

“PIK Shares” means the shares of Preferred Stock paid as in-kind dividends on Preferred Stock.

“Preferred Stock” has the meaning set forth in the recitals hereto.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

“Proxy” has the meaning ascribed to it in Section 5.4(b).

“Registrable Securities” means, at any time, all of the then issued and outstanding, or issuable, as the case may be, (a) shares of Common Stock issued or issuable to the Investors upon conversion of (x) the shares of Preferred Stock purchased by the Investors pursuant to the SPA or (y) any shares of Series B Common Stock, (b) all other shares of Common Stock issued or issuable to the Investors upon exercise of Warrants, (c) shares of any class of capital stock or other securities into which or for which any such shares of Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization, merger or consolidation of the Company or sale of all or substantially all of the assets of the Company and (d) shares of capital stock issued with respect to the foregoing pursuant to a stock split or stock dividend.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) they have been distributed to the public pursuant to an offering registered under the Securities Act, (ii) they have been sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or pursuant to the Orderly Sale Arrangement.

“Registration Statements” means the Initial Shelf and any subsequent Shelf Registration Statement registering the Registrable Securities.

“Restricted Data” means a kind of classified information that consists of all data concerning the following, but not including data declassified or removed from the Restricted Data category pursuant to section 142 of the Atomic Energy Act: (i) design, manufacture, or utilization of atomic weapons; (ii) production of special nuclear material; or (iii) use of special nuclear material in the production of energy.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means any shares of Common Stock or preferred stock of the Company and any securities that are convertible into, or any option or right to subscribe for or acquire, any shares of Common Stock or preferred stock of the Company.

“Securities Act” means the Securities Act of 1933 as amended.

“Series B-1 Certificate of Designation” means the Company’s Certificate of Designation of Series B-1 12.75% Convertible Preferred Stock.

“Series B-2 Certificate of Designation” shall mean the Company’s Certificate of Designation of series of preferred stock of Series B-2 11.5% Convertible Preferred Stock.

“Series C Certificate of Designation” shall mean the Certificate of Designation of the Series C Participating Convertible Preferred Stock.

“Shelf Registration Statement” means a “shelf” registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Investors of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the SEC, filed by the Company pursuant to the provisions of Article IV of this Agreement, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement, and any additional “shelf” registration statements filed under the Securities Act to permit the registration and sale of Registrable Securities pursuant to Article IV.

“Solicitation” has the meaning set forth in Regulation 14A promulgated under the Exchange Act.

“Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than fifty percent (50%) of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.  Notwithstanding the foregoing, American Centrifuge Manufacturing, LLC shall not be considered a Subsidiary of B&W or the Company.

“Third Party Financing” means the funding or committed funding (pursuant to definitive binding agreements) for debt or equity of the Company in an amount of at least $100,000,000 from a third party that is not an Affiliate of the Company, a Japanese export credit agency, a U.S. Governmental Authority or an Excluded Lender where (1) such funds, together with such other additional funds available to the Company at such time, is necessary and sufficient to consummate the DOE Financial Closing, and (2) the third-party requires, as a condition to the funding, that the Preferred Stock be converted in accordance with the terms hereof.

“Transaction Documents” means this Agreement, the Certificates of Designation, the Charter Amendment, the Investor Rights Agreement, and the Strategic Relationship Agreement.

“Unclassified Controlled Nuclear Information” means certain unclassified Government information concerning nuclear facilities, materials, weapons, and components whose dissemination is controlled under section 148 of the Atomic Energy Act and 10 CFR 1017.

EXHIBIT G

FORM OF FOREIGN OWNERSHIP RESTRICTIONS DETERMINATION

EXHIBIT G

Form of Foreign Ownership Restrictions Determination

WHEREAS, as of the date hereof, Toshiba Corporation (“Toshiba”) and Babcock & Wilcox Investment Company (“B&W”), or their ultimate corporate parents, constitute foreign persons;

WHEREAS, in connection with the Transactions as defined in that certain Securities Purchase Agreement, to be entered into by and among the Corporation, Toshiba and B&W (the “SPA”; capitalized terms used and not defined herein have the meanings ascribed thereto in the SPA), Toshiba and B&W will acquire beneficial ownership of equity securities of the Corporation that entitle Toshiba and B&W to control the appointment and tenure of two directors on the Corporation’s Board, as well as certain other rights, all as set forth in the SPA and the other Transaction Documents, and which, in the aggregate, shall constitute a “Foreign Ownership Review Event” under Section B of Article ELEVENTH of the Certificate of Incorporation of the Corporation;

WHEREAS, pursuant to Section I of Article ELEVENTH of the Corporation’s Certificate of Incorporation, the Board shall have the exclusive right to interpret all issues arising under such Article ELEVENTH, including determining whether an “Adverse Regulatory Occurrence”, as defined in Section J of such Article ELEVENTH, or a Foreign Ownership Review Event has occurred;

WHEREAS, Toshiba and B&W are only prepared to execute the Transaction Documents if the Board shall have determined that, upon the consummation of the Transactions contemplated under the Transaction Documents in accordance with their terms and conditions, the acquisition of beneficial ownership by Toshiba and B&W of equity securities of the Corporation, director appointment rights and other rights specified therein, on the terms and subject to the conditions of the Transaction Documents, will not constitute an Adverse Regulatory Occurrence; and

WHEREAS, the Corporation has, under the direction and oversight of the Board, participated in extensive negotiations with Toshiba and B&W, and the Board has received all of the information from Toshiba and B&W that it requires in order to make a fully-informed decision with respect to the Transactions contemplated in the Transaction Documents, and Toshiba and B&W’s proposed investment in the Corporation thereunder.

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby determines that (i) the consummation of the Transactions, on the terms and subject to the conditions set forth in the Transaction Documents, including, without limitation, the acquisition by Toshiba and B&W as they and their ownership are currently constituted (or, in each case, any permitted transferee pursuant to Section 9.1 of the SPA) of beneficial ownership, or continued beneficial ownership, of certain equity securities of the Corporation, Board appointment rights and other rights, all as set forth in the Transaction Documents, and the exercise of such rights in accordance with the Transaction Documents by Toshiba or B&W, as they and their ownership are currently constituted (or any permitted transferee pursuant to Section 9.1 of the SPA), will not constitute an Adverse Regulatory Occurrence, and (ii) the Corporation shall not request, and neither Toshiba, B&W nor any permitted transferee pursuant to Section 9.1 of the SPA shall be under any obligation to furnish, any information pursuant to Section C of Article ELEVENTH of the Certificate of Incorporation of the Corporation.

EXHIBIT H-1

FORM OF OPINION OF USEC INC. INTERNAL COUNSEL

Peter B. Saba                               (301) 564-3327 phone
General Counsel                               (301) 564-3205 fax

[date], 2010

Toshiba Corporation
1-1 Shibaura 1-chome
Minato-ku, Tokyo 105-8001
Japan

And

Babcock & Wilcox Investment Company
800 Main Street
Lynchburg, VA 24502

Re:	Securities Purchase Agreement

Ladies and Gentlemen:

I am the General Counsel of USEC Inc., a Delaware corporation (the “Company”).  This opinion is being delivered to you pursuant to Section 4.2(k) of that certain Securities Purchase Agreement dated as of May 25, 2010 among the Company, Toshiba Corporation and Babcock & Wilcox Investment Company (the “Securities Purchase Agreement”) in connection with the contemplated issuance and sale of 125,000 shares of the Company’s Series B-1 12.75% Convertible Preferred Stock, par value $1.00 per share, 75,000 shares of the Company’s Series B-2 11.5% Convertible Preferred Stock, par value $1.00 per share, and Warrants to purchase 12,500,000 shares of the Company’s Class B Common Stock, par value $0.10 per share, to be authorized pursuant to the Charter Amendment, and/or the Company’s Series C Preferred Stock, par value $1.00 per share, pursuant to the Securities Purchase Agreement.  Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

In rendering this opinion, I or attorneys on my staff have examined originals or copies (including facsimile transmissions), certified or otherwise identified to us as true and correct copies of originals, of the following documents:

(1)	the Securities Purchase Agreement;

(2)	the Investor Rights Agreement dated as of May __, 2010 between the Company and you (the “Investor Rights Agreement”);

(3)
the Strategic Relationship Agreement dated as of May 25, 2010 between the Company and you (the “Strategic Relationship Agreement,” and together with the Securities Purchase Agreement and Investor Rights Agreement, the “Transaction Agreements”);

(4)
the Certificate of Incorporation of the Company, in the form filed with the Secretary of State of the State of Delaware on June 29, 1998, the Certificate of Amendment to the Certificate of Incorporation of the Company, in the form filed with the Secretary of State of the State of Delaware on April 25, 2008, the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company, in the form filed with the Secretary of State of the State of Delaware on April 25, 2001 and the Certificate of Increase of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company, in the form filed with the Secretary of State of the State of Delaware on September 21, 2007 (collectively, the “Certificate of Incorporation”) and the Amended and Restated Bylaws of the Company in effect as of May __, 2010 (“Bylaws,” and together with the Certificate of Incorporation, the “Governing Documents”);

(5)	the Certificate of Designation of Series B-1 12.75% Convertible Preferred Stock of the Company, in the form filed with the Secretary of State of the State of Delaware on [_____________];

(6)	the Certificate of Designation of Series B-2 11.5% Convertible Preferred Stock of the Company, in the form filed with the Secretary of State of the State of Delaware on [_____________];

(7)	the Certificate of Designation of Series C Convertible Participating Preferred Stock of the Company, in the form filed with the Secretary of State of the State of Delaware on [_____________];

(8)	the form of Certificate of Amendment to the Certificate of Incorporation of USEC Inc. attached to the Securities Purchase Agreement as Exhibit L (the “Charter Amendment”);

(9)	the Warrant to Purchase Class B Common Stock or Series C Preferred Stock of USEC Inc. (the “Warrant”); and

(10)	such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of documents executed or to be executed by parties other than the Company (each such party, an “Other Party”), we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute the valid and binding obligations of such parties.  As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives and of public officials, including the facts and conclusions set forth therein.

I am admitted to practice in the State of New York and the District of Columbia. This opinion is limited to matters arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.  I do not express any opinion as to the laws of any other jurisdiction or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or in each case as to any matters arising thereunder or relating thereto. In giving the opinions in paragraph 1, I have assumed with your permission that to the extent any indenture, mortgage, lease, contract, agreement or instrument referenced therein is governed by laws other than the laws of the State of New York that such indenture, mortgage, lease, contract, agreement or instrument would be interpreted in the same manner as if they were governed by the laws of the State of New York.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1. The execution and delivery by the Company of each of the Transaction Agreements, the performance by the Company of its obligations thereunder and the issuance and sale at the First Closing of shares of Series B-1 12.75% Preferred Stock and the Warrants pursuant to the Securities Purchase Agreement by the Company on the date hereof do not constitute a violation of, or a default under any indenture, mortgage, lease, contract, agreement, instrument or other arrangement by which the Company is bound and listed as an exhibit to the Company’s most recent (x) Annual Report on Form 10-K or (y) Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission (collectively, the “SEC Exhibits”), except for violations or defaults which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2. The authorized capital stock of the Company consists of 250,000,000 shares of common stock, par value $0.10 per share and 25,000,000 shares of preferred stock, par value $1.00 per share, of which (i)      shares are designated Series A Preferred Stock, (ii)     shares are designated Series B-1 Preferred Stock, (iii)     shares are designated Series B-2 Preferred Stock, and (iv)      shares are designated Series C Preferred Stock.

3. The Foreign Ownership Restrictions Determination has been duly adopted.

4. To my knowledge, there is no action, litigation or proceeding pending or threatened in writing by or before any Governmental Authority which is reasonably likely to materially and adversely affect the ability of the Company to perform its obligations under the Transaction Agreements or which seeks to prevent the consummation of the transactions contemplated by the Transaction Agreements.

5. The issuance and sale of the shares of Series B-1 Preferred Stock and the Warrants by the Company at the First Closing, and the issuance of shares of Class B Common Stock or Series C Preferred Stock issuable upon conversion of the Series B-1 Preferred Stock issued in the First Closing or the Series C Preferred Stock and upon the exercise of the Warrants issued in the First Closing are free of preemptive or similar rights arising under the SEC Exhibits.

This opinion is given as of the date hereof and I assume no obligation to update or supplement this opinion to reflect any facts or circumstances, which may hereafter come to my attention or any changes in laws which may hereafter occur.  This opinion is solely for your benefit in connection with the above-referenced transaction and it may not be relied upon by any other person, and it may not be used for any other purpose, without my prior written consent, which may be granted or withheld in my sole discretion.

             Very truly yours,

EXHIBIT H-2

FORM OF OPINION OF LATHAM & WATKINS LLP

[L&W Letterhead]

[Date]

To the Investors party to the Securities Purchase Agreement
dated as of May 25, 2010, among USEC Inc.
and such Investors

Re:	Securities Purchase Agreement

Ladies and Gentlemen:

We have acted as special counsel to USEC Inc., a Delaware corporation (the “Company”), in connection with the contemplated issuance and sale of 125,000 shares of the Company’s Series B-1 12.75% Convertible Preferred Stock, par value $1.00 per share, 75,000 shares of the Company’s Series B-2 11.5% Convertible Preferred Stock, par value $1.00 per share, and Warrants to purchase 12,500,000 shares of the Company’s Class B Common Stock, par value $0.10 per share, to be authorized pursuant to the Charter Amendment, and/or the Company’s Series C Convertible Participating Preferred Stock, par value $1.00 per share, pursuant to that certain Securities Purchase Agreement dated as of May 25, 2010 (the “Securities Purchase Agreement”) among the Company and you.  This letter is furnished pursuant to Section 4.2(k) of the Securities Purchase Agreement.  Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specified fact confirmation procedure is stated to have been performed (in which case we have, with your consent, performed the stated procedure).  We have examined, among other things, the following:

(a)           The Securities Purchase Agreement;

(b)           The Investor Rights Agreement dated as of _____, 2010 between the Company and you (the “Investor Rights Agreement”);

(c)           The Strategic Relationship Agreement dated as of May 25, 2010 between the Company and you (the “Strategic Relationship Agreement,” and together with the Securities Purchase Agreement and Investor Rights Agreement, the “Transaction Agreements”);

(d)           The Rights Agreement dated as of April 24, 2001, by and between the Company, a Delaware corporation and Fleet National Bank, a [•] as the Rights Agent (the “Rights Agreement”) and the First Amendment to Rights Agreement dated May [•], 2010 by and between the Company and [•] (f/k/a) Fleet National Bank as the successor Rights Agent (the “Rights Agreement Amendment”);

(e)           The Certificate of Incorporation of the Company, in the form filed with the Secretary of State of the State of Delaware on June 29, 1998, the Certificate of Amendment to the Certificate of Incorporation of the Company, in the form filed with the Secretary of State of the State of Delaware on April 25, 2008, the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company, in the form filed with the Secretary of State of the State of Delaware on April 25, 2001 and the Certificate of Increase of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company, in the form filed with the Secretary of State of the State of Delaware on September 21, 2007 (collectively, the “Certificate of Incorporation”5) and the Amended and Restated Bylaws of the Company in effect as of May __, 2010 (“Bylaws,” and together with the Certificate of Incorporation, the “Governing Documents”) and certain resolutions of the Board of Directors of the Company and certain committees thereof; and

(f)           The form of Certificate of Designation of Series B-1 12.75% Convertible Preferred Stock of the Company attached to the Securities Purchase Agreement as Exhibit B proposed to be delivered to the Secretary of State of the State of Delaware for filing on [____________] to establish the designation of the Company’s Series B-1 12.75% Preferred Stock (“Series B-1 Certificate of Designation”6).

(g)           The form of Certificate of Designation of Series C Convertible Participating Preferred Stock of the Company attached to the Securities Purchase Agreement as Exhibit D proposed to be delivered to the Secretary of State of the State of Delaware for filing on [____________] to establish the designation of the Company’s Series C Convertible Participating Preferred Stock (“Series C Certificate of Designation”).7

Except as otherwise stated herein, as to factual matters we have, with your consent, relied upon the foregoing, and upon oral and written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Securities Purchase Agreement.  We have not independently verified such factual matters.

Except as otherwise stated herein, we are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York, and in paragraphs 1, 2, 4(i), 4(ii), 4(iii), 5, 6, 7 and 8 of this letter, the Delaware General Corporation Law, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.  Except as otherwise stated herein, our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to the sales of shares of convertible preferred stock and warrants in a private placement.  Various issues pertaining to [___________] are addressed in the opinions of the Company’s General Counsel and Morgan, Lewis & Bockius LLP, separately provided to you.  We express no opinion with respect to those matters, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:8

1. The Company is a corporation under the Delaware General Corporation Law, with corporate power and authority to enter into the Transaction Agreements and the Rights Agreement Amendment and perform its obligations thereunder.  With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

2. The execution, delivery and performance of the Transaction Agreements and the Rights Agreement Amendment have been duly authorized by all necessary corporate action of the Company, and the Transaction Agreements have been duly executed and delivered by the Company.

3. Each of the Transaction Agreements constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4. The execution and delivery of the Transaction Agreements by the Company, the performance by the Company of its obligations thereunder and the issuance and sale by the Company pursuant to the Securities Purchase Agreement at the First Closing of shares of Series B-1 12.75% Preferred Stock (the “First Closing Preferred Shares”)9 and the Warrants (the “First Closing Warrants”)10,11 on the date hereof do not:

(i) violate the provisions of the Governing Documents;

(ii) violate any United States federal or New York statute, rule or regulation applicable to the Company or the Delaware General Corporation Law; or

(iii) require any consents, approvals or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority, under any United States federal or New York statute, rule or regulation applicable to the Company or the Delaware General Corporation Law on or prior to the date hereof that have not been obtained or made.

5. The First Closing Preferred Shares have been duly authorized by all necessary corporate action of the Company, and, when issued to and paid for by you in accordance with the terms of the Securities Purchase Agreement and the Series B-1 Certificate of Designation, will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents.

6. The shares of the Series C Preferred Stock12 initially issuable upon conversion of the First Closing Preferred Shares or upon exercise of the First Closing Warrants have been duly authorized and reserved for issuance by all necessary corporate action of the Company, and, when issued to and, in the case of shares issuable upon exercise of the First Closing Warrants, paid for by, you in accordance with the terms of the Securities Purchase Agreement, the Series B-1 Certificate of Designation (in the case of shares of Series C Preferred Stock issuable upon conversion of First Closing Preferred Shares), the First Closing Warrants (in the case of shares of Series C Preferred Stock issuable upon exercise of the First Closing Warrants) and the Series C Certificate of Designation, will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents.

7. The shares of the Company’s Ordinary Common Stock initially issuable upon conversion of the First Closing Preferred Shares have been duly authorized and reserved for issuance by all necessary corporate action of the Company, and, when issued in accordance with the terms of the Securities Purchase Agreement and the Series B-1 Certificate of Designation will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents.13

8. The shares of the Company’s Ordinary Common Stock initially issuable upon conversion of the shares of Series C Preferred Stock which are initially issuable upon conversion of First Closing Preferred Shares or upon exercise of the First Closing Warrants, have been duly authorized and reserved for issuance by all necessary corporate action of the Company, and, assuming that such shares of Series C Preferred Stock have been validly issued, when such shares of the Company’s Ordinary Common Stock are issued in accordance with the terms of the Securities Purchase Agreement and the Series C Certificate of Designation,  such shares of Ordinary Common Stock will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents.

9. Assuming the representations and warranties of the parties thereto in the Transaction Agreements are true and assuming compliance by the parties thereto with their respective covenants and agreements set forth therein, no registration of the First Closing Preferred Shares or the First Closing Warrants under the Securities Act of 1933, as amended, is required for the purchase by you of such First Closing Preferred Shares or First Closing Warrants  in the manner contemplated by the Securities Purchase Agreement. We express no opinion, however, as to when or under what circumstances any First Closing Preferred Shares or First Closing Warrants, or any securities issuable upon conversion of the First Closing Preferred Shares or upon exercise of the First Closing Warrants, may be reoffered or resold.

Our opinions are subject to:

(a) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

(b) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought;

(c) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

(d) we express no opinion with respect to (i) consents to, or restrictions upon, governing law or jurisdiction, venue, arbitration, remedies or judicial relief; (ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iii) waivers of broadly or vaguely stated rights; (iv) covenants not to compete; (v) provisions for exclusivity, election, cumulation or limitation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers of attorney, and voting agreements or trusts; (x) provisions prohibiting, restricting or requiring consent to assignment or transfer of any right or property; (xi) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (xii) the severability, if invalid, of provisions to the foregoing effect.

We express no opinion as to United States federal or state securities laws (except as set forth in paragraph 9 with respect to federal securities laws), tax laws, antitrust or trade regulation laws (including Hart-Scott-Rodino), insolvency or fraudulent transfer laws, antifraud laws, or compliance with fiduciary duty requirements, margin regulations, FINRA rules, stock exchange rules, pension or employee benefit laws, usury laws, environmental laws, any law or regulation concerning energy or nuclear materials (including, for the avoidance of doubt, any regulation or other legal guidance of the Department of Energy or the Nuclear Regulatory Commission), any law, regulation or legal guidance concerning classified or sensitive information, export control, anti-money laundering or anti-terrorism laws (including Office of Foreign Assets Control Regulations), or laws governing foreign investments in the United States (including CFIUS) (without limiting other laws excluded by customary practice).

With your consent, we have assumed (a) that the Transaction Agreements have been duly authorized, executed and delivered by, and constitute legally valid and binding obligations of, the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, (b) that the status of the Transaction Agreements as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, provided that we make no such assumption to the extent we have specifically opined as to such matters with respect to the Company herein; and (c) that none of the Transaction Agreements has been amended, modified, supplemented or terminated since the original date of execution thereof and that no rights of any parties thereto have been waived by any action or inaction of theirs.  With your consent, for purposes of our opinions in paragraphs 6,7 and 8, we have further assumed that, at the time the shares of a particular class or series of capital stock are issued, the Company has sufficient authorized shares of that class or series.

This letter is furnished only to you and is solely for your benefit in connection with the transactions referenced in the first paragraph.  This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity for any purpose, without our prior written consent, which may be granted or withheld in our discretion.
             Very truly yours,

5 The reference to Certificate of Incorporation in subsequent opinions shall include references to the Series B-1 and Series C Certificates of Designation as filed at the First Closing.  The separate references to these docs will be deleted in this list.

6 In connection with the Third Closing, the references to Series B-1 Preferred Stock will be revised to refer to the Series B-2 Preferred Stock.

7 To be added in any opinion to be delivered subsequent to the Charter Amendment Approval having been obtained:

( )
The form of Charter Amendment attached to the Securities Purchase Agreement as Exhibit L proposed to be delivered to the Secretary of State of the State of Delaware for filing on [____________] for the purpose of amending Article 4 of the Certificate of Incorporation to, among other things, create the Class B Common Stock.  With your consent, we have assumed that on the date hereof, the Secretary of State of the State of Delaware has accepted the filing of the Charter Amendment.

8 The first three opinions will be omitted at the Second and Third Closings, as will related assumptions and references.

9 In connection with any opinion letter delivered at a subsequent closing, the definition of the series of Preferred Shares will be adjusted to reflect the series and number of shares being issued.

10  In connection with any opinion letter delivered at the Second Closing, all references to the Warrants will be omitted. In connection with any opinion delivered at the Third Closing, all references to the Warrants shall be to the “Third Closing Warrants”.

11 In connection with any opinion letter delivered at a subsequent closing, the opinions given in paragraph 4 shall be limited to the issuance and sale of the securities being issued at such closing.

12  In connection with any opinion letter delivered subsequent to the Charter Amendment Approval having been obtained, references to Series C Preferred Stock shall be changed to Class B Common Stock and references to the Series C Certificate of Designation shall be changed to the “Amended Certificate of Incorporation”, which shall be defined to include the Charter Amendment.

13 In connection with any opinion letter delivered subsequent to the Charter Amendment Approval having been obtained, paragraph 7 will be omitted.

EXHIBIT H-3

FORM OF OPINION OF MORGAN LEWIS & BOCKIUS LLP

Morgan, Lewis & Bockius llp 1111 Pennsylvania Avenue, NW Washington, DC 20004 Tel. 202.739.3000 Fax: 202.739.3001 www.morganlewis.com

Form of Regulatory Counsel
Legal Opinion – First Closing

_____________, 2010

Toshiba Corporation
1-1 Shibaura 1 – chome
Minato-ku, Tokyo 105-8001
Japan

Babcock & Wilcox Investment Company
800 Main Street
Lynchburg, VA 24502
USA

c/o Morrison & Foerster LLP
Shin – Marunouchi 1 – chome
Chiyoda-ku, Tokyo 100-6529
Japan

c/o Baker Botts LLP
1299 Pennsylvania Avenue, NW
Washington, DC 20004-2400
USA

Re:	Securities Purchase Agreement – USEC Inc., Toshiba Corporation and Babcock & Wilcox Investment Company – First Closing

Ladies and Gentlemen:

We have acted as special counsel for USEC Inc. on certain regulatory matters as specified below in connection with the purchase by you of Series B-1 12.5% Preferred Stock, Series B-2 11.5% Preferred Stock and Warrants issued by USEC Inc., pursuant to the “Securities Purchase Agreement among USEC Inc., Toshiba Corporation, and Babcock & Wilcox Investment Company,” dated as of May 25, 2010 (the “Purchase Agreement”), among USEC Inc. (the “Issuer”) and Toshiba Corporation and Babcock & Wilcox Investment Company (the “Purchasers”).

In rendering the opinions set forth below, we have reviewed copies of the following documents and instruments:

(i) the Purchase Agreement;

(ii) the Investor Rights Agreement;

(iii) the Series B-1 Certificate of Designation;

(iv) the Series B-2 Certificate of Designation;

(v) the Series C Certificate of Designation;

(vi) the Strategic Relationship Agreement;

(vii) the Charter Amendment;

(viii) the Foreign Ownership Restrictions Determination;

(ix) the Warrants;

such documents and instruments identified in (ii) – (ix) above being as defined in the Purchase Agreement.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

The documents listed in clauses (i) through (ix) above are referred to herein as the “Transaction Documents.”  In rendering the opinions set forth herein, we have, with your consent, relied only upon examination of the documents described above.  As to any facts material to our opinions, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon statements of public officials and officers or other representatives of the Issuer and the Purchasers and on the representations and warranties set forth in the Transaction Documents.

In rendering the opinions expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the accuracy and completeness of all corporate, limited liability company, partnership and other entity records made available to us, which assumptions we have not independently verified.

Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, it is our opinion that:

1.
The execution and delivery by the Issuer of the Transaction Documents to which it is a party in connection with the First Closing, and the performance by the Issuer of its obligations thereunder, including the issue and sale of the Preferred Stock and Warrants by the Issuer, will not:

(i)	result in any violation by the Issuer of any Applicable Regulatory Law (as defined below),

(ii)	result in any violation by the Issuer of any order, writ, judgment or decree known to us issued under Applicable Regulatory Laws.

“Applicable Regulatory Laws” means:  the Atomic Energy Act of 1954, as amended, and the related rules, regulations or orders of the U.S. Nuclear Regulatory Commission (“NRC”); the U.S. Department of Energy (DOE) foreign ownership, control or influence requirements and restrictions; the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and the requirements of the Committee on Foreign Investment in the United States (CFIUS) adopted pursuant to Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment and National Security Act of 2007, and as implemented by Executive Order 11858, as amended and 31 CFR Part 800.

2.
All required Regulatory Approvals have been obtained for the issuance and sale of the Preferred Stock and Warrants by the Issuer and the performance by the Issuer of its obligations under each Transaction Document in connection with the First Closing, as applicable.

“Regulatory Approvals” means any consent, clearance, approval, license, permit, registration, certification, authorization or validation of, or filing, recording or registration with, the NRC, DOE, the U.S. Department of Justice, the U.S. Federal Trade Commission, and CFIUS pursuant to any Applicable Regulatory Laws.

3.
Other than the Regulatory Approvals set forth on Schedule B under the heading “First Closing” that have been obtained and the Regulatory Approval set forth in Section 2.9 (vi) of the Purchase Agreement that has been obtained, no Permit or order of, or filing with, any Governmental Authority is required in connection with the First Closing and the performance by the Issuer of its obligations under the Transaction Documents in connection therewith.  No Permit or order of, or filing with, any Governmental Authority is required for the Transactions contemplated at the Second Closing and the Third Closing and the performance by the Issuer of its obligations under the Transaction Documents in connection therewith, except for the Regulatory Approvals set forth on Schedule B under the headings “Second Closing” and “Third Closing,” respectively and the Regulatory Approvals set forth in Sections 2.9 (iv) and (vi) of the Purchase Agreement that have not yet been obtained.

The opinions expressed herein are limited to the matters discussed above; no opinion is implied or may be inferred beyond such matters.

This opinion has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise recipients regarding, opinions of this kind.

We express no opinion as to the laws of any jurisdiction other than Applicable Regulatory Laws.

This letter is rendered as of the date set forth above.  We expressly disclaim any obligation to update this letter after such date.

This letter is given solely for your benefit in connection with the transactions contemplated by the Transaction Documents and may not be furnished to, or relied upon by, any other person or for any other purpose without our prior written consent.

Sincerely,

va-302662

EXHIBIT H-4

FORM OF OPINION OF SPECIAL COUNSEL TO INVESTOR

EXHIBIT H-4

OPINION OF SPECIAL COUNSEL TO INVESTOR

1)
The Investor is a corporation under _____________, with corporate power and authority to enter into the [Transaction Agreements] and perform its obligations thereunder.  With your consent, based solely on certificates from public officials, we confirm that the Investor is validly existing and in good standing under the laws of the State of Delaware.

2)
The execution, delivery and performance of the [Transaction Agreements] have been duly authorized by all necessary corporate action of the Investor, and the [Transaction Agreements] have been duly executed and delivered by the Investor.

3)	Each of the [Transaction Agreements] constitutes a legally valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

4)
The execution and delivery of the [Transaction Agreements] by the Investor, the performance by the Investor of its obligations thereunder and the purchase at the First Closing of shares of Series B-1 12.75% Preferred Stock and the Warrants pursuant to the Securities Purchase Agreement by the Investor on the date hereof do not:

(a)	violate the provisions of the [governing documents]14;

(b)
violate any United States federal or New York statute, rule or regulation applicable to the Investor, or the Delaware General Corporation Law15 other than U.S securities laws and such other laws as may customarily be excepted from opinions of this type; or

(c)
result in the breach of or a default under any [as to B&W, credit or debt instrument of B&W or its Affiliates that is filed as an exhibit to the Form 10 of Babcock & Wilcox Company, as amended prior to the date hereof]

14 to include the Investor’s charter documents and bylaws, unless, for Toshiba, the nature of  its jurisdiction would dictate otherwise.  For B&W, this opinion should also cover the form of restated certificate of incorporation and restated bylaws.

15 Appropriate analog for Toshiba to be provided.

EXHIBIT I-1

FORM OF OPINION OF USEC INC. INTERNAL COUNSEL

Peter B. Saba                              (301) 564-3327 phone
General Counsel                              (301) 564-3205 fax

[date], 2010

Toshiba Corporation
1-1 Shibaura 1-chome
Minato-ku, Tokyo 105-8001
Japan

And

Babcock & Wilcox Investment Company
800 Main Street
Lynchburg, VA 24502

Re:	Securities Purchase Agreement

Ladies and Gentlemen:

I am the General Counsel of USEC Inc., a Delaware corporation (the “Company”).  This opinion is being delivered to you pursuant to Section 4.2(k) of that certain Securities Purchase Agreement dated as of May 25, 2010 among the Company, Toshiba Corporation and Babcock & Wilcox Investment Company (the “Securities Purchase Agreement”) in connection with the contemplated issuance and sale of 125,000 shares of the Company’s Series B-1 12.75% Convertible Preferred Stock, par value $1.00 per share, 75,000 shares of the Company’s Series B-2 11.5% Convertible Preferred Stock, par value $1.00 per share, and Warrants to purchase 12,500,000 shares of the Company’s Class B Common Stock, par value $0.10 per share, to be authorized pursuant to the Charter Amendment, and/or the Company’s Series C Preferred Stock, par value $1.00 per share, pursuant to the Securities Purchase Agreement.  Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

In rendering this opinion, I or attorneys on my staff have examined originals or copies (including facsimile transmissions), certified or otherwise identified to us as true and correct copies of originals, of the following documents:

(1)	the Securities Purchase Agreement;

(2)	the Investor Rights Agreement dated as of _______, 2010 between the Company and you (the “Investor Rights Agreement”);

(3)
the Strategic Relationship Agreement dated as of May 25, 2010 between the Company and you (the “Strategic Relationship Agreement,” and together with the Securities Purchase Agreement and Investor Rights Agreement, the “Transaction Agreements”);

(4)
the Certificate of Incorporation of the Company, in the form filed with the Secretary of State of the State of Delaware on June 29, 1998, the Certificate of Amendment to the Certificate of Incorporation of the Company, in the form filed with the Secretary of State of the State of Delaware on April 25, 2008, the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company, in the form filed with the Secretary of State of the State of Delaware on April 25, 2001, the Certificate of Increase of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company, in the form filed with the Secretary of State of the State of Delaware on September 21, 2007, the Certificate of Designation of Series B-1 12.75% Convertible Preferred Stock of the Company, in the form filed with the Secretary of State of the State of Delaware on [_____________], the Certificate of Designation of Series B-2 11.5% Convertible Preferred Stock of the Company, in the form filed with the Secretary of State of the State of Delaware on [_____________] and the Certificate of Designation of Series C Convertible Participating Preferred Stock of the Company, in the form filed with the Secretary of State of the State of Delaware on [_____________] (collectively, the “Certificate of Incorporation”) and the Amended and Restated Bylaws of the Company in effect as of May __, 2010 (“Bylaws,” and together with the Certificate of Incorporation, the “Governing Documents”);

(5)	the form of Certificate of Amendment to the Certificate of Incorporation of USEC Inc. attached to the Securities Purchase Agreement as Exhibit L (the “Charter Amendment”);

(6)	the Warrant to Purchase Class B Common Stock or Series C Preferred Stock of USEC Inc. (the “Warrant”); and

(7)	such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of documents executed or to be executed by parties other than the Company (each such party, an “Other Party”), we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute the valid and binding obligations of such parties.  As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives and of public officials, including the facts and conclusions set forth therein.

I am admitted to practice in the State of New York and the District of Columbia. This opinion is limited to matters arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.  I do not express any opinion as to the laws of any other jurisdiction or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or in each case as to any matters arising thereunder or relating thereto. In giving the opinions in paragraph 1, I have assumed with your permission that to the extent any indenture, mortgage, lease, contract, agreement or instrument referenced therein is governed by laws other than the laws of the State of New York that such indenture, mortgage, lease, contract, agreement or instrument would be interpreted in the same manner as if they were governed by the laws of the State of New York.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1. The issuance and sale at the Second Closing of shares of Series B-1 12.75% Preferred Stock pursuant to the Securities Purchase Agreement by the Company on the date hereof do not constitute a violation of, or a default under any indenture, mortgage, lease, contract, agreement, instrument or other arrangement by which the Company is bound and listed as an exhibit to the Company’s most recent (x) Annual Report on Form 10-K or (y) Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission (collectively, the “SEC Exhibits”), except for violations or defaults which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2. The authorized capital stock of the Company consists of 250,000,000 shares of common stock, par value $0.10 per share and 25,000,000 shares of preferred stock, par value $1.00 per share, of which (i)      shares are designated Series A Preferred Stock, (ii)     shares are designated Series B-1 Preferred Stock, (iii)     shares are designated Series B-2 Preferred Stock, and (iv)      shares are designated Series C Preferred Stock.16

3. To my knowledge, there is no action, litigation or proceeding pending or threatened in writing by or before any Governmental Authority which is reasonably likely to materially and adversely affect the ability of the Company to perform its obligations under the Transaction Agreements or which seeks to prevent the consummation of the transactions contemplated by the Transaction Agreements.

4. The issuance and sale of the shares of Series B-1 Preferred Stock by the Company at the Second Closing, and the issuance of shares of Class B Common Stock or Series C Preferred Stock issuable upon conversion of the Series B-1 Preferred Stock issued in the Second Closing are free of preemptive or similar rights arising under the SEC Exhibits.

This opinion is given as of the date hereof and I assume no obligation to update or supplement this opinion to reflect any facts or circumstances, which may hereafter come to my attention or any changes in laws which may hereafter occur.  This opinion is solely for your benefit in connection with the above-referenced transaction and it may not be relied upon by any other person, and it may not be used for any other purpose, without my prior written consent, which may be granted or withheld in my sole discretion.

                   Very truly yours,

16 If the Charter Amendment is approved and filed, this Opinion will be modified as follows: “The authorized capital stock of the Company consists of 475,000,000 shares of common stock, par value $0.10 per share, of which (a) 350,000,000 shares are designated Common Stock and (b) 125,000,000 shares are designated Class B Common Stock; and 25,000,000 shares of preferred stock, par value $1.00 per share, of which (i)      shares are designated Series A Preferred Stock, (ii)     shares are designated Series B-1 Preferred Stock, (iii)     shares are designated Series B-2 Preferred Stock, and (iv)      shares are designated Series C Preferred Stock.”

DC\1304224.2
va-302613
| CH\1168062.2||

EXHIBIT I-2

FORM OF OPINION OF LATHAM & WATKINS LLP

[L&W Letterhead]

[Date]

To the Investors party to the Securities Purchase Agreement
dated as of May 25, 2010, among USEC Inc.
and such Investors

Re:	Securities Purchase Agreement

Ladies and Gentlemen:

We have acted as special counsel to USEC Inc., a Delaware corporation (the “Company”), in connection with the contemplated issuance and sale of 125,000 shares of the Company’s Series B-1 12.75% Convertible Preferred Stock, par value $1.00 per share, 75,000 shares of the Company’s Series B-2 11.5% Convertible Preferred Stock, par value $1.00 per share, and Warrants to purchase 12,500,000 shares of the Company’s Class B Common Stock, par value $0.10 per share, to be authorized pursuant to the Charter Amendment, and/or the Company’s Series C Convertible Participating Preferred Stock, par value $1.00 per share, pursuant to that certain Securities Purchase Agreement dated as of May 25, 2010 (the “Securities Purchase Agreement”) among the Company and you.  This letter is furnished pursuant to Section 4.2(k) of the Securities Purchase Agreement.  Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specified fact confirmation procedure is stated to have been performed (in which case we have, with your consent, performed the stated procedure).  We have examined, among other things, the following:

(a)           The Securities Purchase Agreement;

(b)           The Investor Rights Agreement dated as of ______, 2010 between the Company and you (the “Investor Rights Agreement”);

(c)           The Strategic Relationship Agreement dated as of May 25, 2010 between the Company and you (the “Strategic Relationship Agreement,” and together with the Securities Purchase Agreement and Investor Rights Agreement, the “Transaction Agreements”);

(d)           The Rights Agreement dated as of April 24, 2001, by and between the Company, a Delaware corporation and Fleet National Bank, a [•] as the Rights Agent (the “Rights Agreement”) and the First Amendment to Rights Agreement dated May [•], 2010 by and between the Company and [•] (f/k/a) Fleet National Bank as the successor Rights Agent (the “Rights Agreement Amendment”);

(e)           The Certificate of Incorporation of the Company, in the form filed with the Secretary of State of the State of Delaware on June 29, 1998, the Certificate of Amendment to the Certificate of Incorporation of the Company, in the form filed with the Secretary of State of the State of Delaware on April 25, 2008, the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company, in the form filed with the Secretary of State of the State of Delaware on April 25, 2001 and the Certificate of Increase of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company, in the form filed with the Secretary of State of the State of Delaware on September 21, 2007 (collectively, the “Certificate of Incorporation”17) and the Amended and Restated Bylaws of the Company in effect as of May __, 2010 (“Bylaws,” and together with the Certificate of Incorporation, the “Governing Documents”) and certain resolutions of the Board of Directors of the Company and certain committees thereof; and

(f)           The form of Certificate of Designation of Series B-1 12.75% Convertible Preferred Stock of the Company attached to the Securities Purchase Agreement as Exhibit B proposed to be delivered to the Secretary of State of the State of Delaware for filing on [____________] to establish the designation of the Company’s Series B-1 12.75% Preferred Stock (“Series B-1 Certificate of Designation”18).

(g)           The form of Certificate of Designation of Series C Convertible Participating Preferred Stock of the Company attached to the Securities Purchase Agreement as Exhibit D proposed to be delivered to the Secretary of State of the State of Delaware for filing on [____________] to establish the designation of the Company’s Series C Convertible Participating Preferred Stock (“Series C Certificate of Designation”).19

Except as otherwise stated herein, as to factual matters we have, with your consent, relied upon the foregoing, and upon oral and written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Securities Purchase Agreement.  We have not independently verified such factual matters.

Except as otherwise stated herein, we are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York, and in paragraphs 1, 2, 4(i), 4(ii), 4(iii), 5, 6, 7 and 8 of this letter, the Delaware General Corporation Law, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.  Except as otherwise stated herein, our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to the sales of shares of convertible preferred stock and warrants in a private placement.  Various issues pertaining to [___________] are addressed in the opinions of the Company’s General Counsel and Morgan, Lewis & Bockius LLP, separately provided to you.  We express no opinion with respect to those matters, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:20

1. The Company is a corporation under the Delaware General Corporation Law, with corporate power and authority to enter into the Transaction Agreements and the Rights Agreement Amendment and perform its obligations thereunder.  With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

2. The execution, delivery and performance of the Transaction Agreements and the Rights Agreement Amendment have been duly authorized by all necessary corporate action of the Company, and the Transaction Agreements have been duly executed and delivered by the Company.

3. Each of the Transaction Agreements constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4. The execution and delivery of the Transaction Agreements by the Company, the performance by the Company of its obligations thereunder and the issuance and sale by the Company pursuant to the Securities Purchase Agreement at the First Closing of shares of Series B-1 12.75% Preferred Stock (the “First Closing Preferred Shares”)21 and the Warrants (the “First Closing Warrants”)22,23 on the date hereof do not:

(i) violate the provisions of the Governing Documents;

(ii) violate any United States federal or New York statute, rule or regulation applicable to the Company or the Delaware General Corporation Law; or

(iii) require any consents, approvals or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority, under any United States federal or New York statute, rule or regulation applicable to the Company or the Delaware General Corporation Law on or prior to the date hereof that have not been obtained or made.

5. The First Closing Preferred Shares have been duly authorized by all necessary corporate action of the Company, and, when issued to and paid for by you in accordance with the terms of the Securities Purchase Agreement and the Series B-1 Certificate of Designation, will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents.

6. The shares of the Series C Preferred Stock24 initially issuable upon conversion of the First Closing Preferred Shares or upon exercise of the First Closing Warrants have been duly authorized and reserved for issuance by all necessary corporate action of the Company, and, when issued to and, in the case of shares issuable upon exercise of the First Closing Warrants, paid for by, you in accordance with the terms of the Securities Purchase Agreement, the Series B-1 Certificate of Designation (in the case of shares of Series C Preferred Stock issuable upon conversion of First Closing Preferred Shares), the First Closing Warrants (in the case of shares of Series C Preferred Stock issuable upon exercise of the First Closing Warrants) and the Series C Certificate of Designation, will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents.

7. The shares of the Company’s Ordinary Common Stock initially issuable upon conversion of the First Closing Preferred Shares have been duly authorized and reserved for issuance by all necessary corporate action of the Company, and, when issued in accordance with the terms of the Securities Purchase Agreement and the Series B-1 Certificate of Designation will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents.25

8. The shares of the Company’s Ordinary Common Stock initially issuable upon conversion of the shares of Series C Preferred Stock which are initially issuable upon conversion of First Closing Preferred Shares or upon exercise of the First Closing Warrants, have been duly authorized and reserved for issuance by all necessary corporate action of the Company, and, assuming that such shares of Series C Preferred Stock have been validly issued, when such shares of the Company’s Ordinary Common Stock are issued in accordance with the terms of the Securities Purchase Agreement and the Series C Certificate of Designation,  such shares of Ordinary Common Stock will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents.

9. Assuming the representations and warranties of the parties thereto in the Transaction Agreements are true and assuming compliance by the parties thereto with their respective covenants and agreements set forth therein, no registration of the First Closing Preferred Shares or the First Closing Warrants under the Securities Act of 1933, as amended, is required for the purchase by you of such First Closing Preferred Shares or First Closing Warrants  in the manner contemplated by the Securities Purchase Agreement. We express no opinion, however, as to when or under what circumstances any First Closing Preferred Shares or First Closing Warrants, or any securities issuable upon conversion of the First Closing Preferred Shares or upon exercise of the First Closing Warrants, may be reoffered or resold.

Our opinions are subject to:

(a)           the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

(b)           the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought;

(c)           the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

(d)           we express no opinion with respect to (i) consents to, or restrictions upon, governing law or jurisdiction, venue, arbitration, remedies or judicial relief; (ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iii) waivers of broadly or vaguely stated rights; (iv) covenants not to compete; (v) provisions for exclusivity, election, cumulation or limitation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers of attorney, and voting agreements or trusts; (x) provisions prohibiting, restricting or requiring consent to assignment or transfer of any right or property; (xi) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (xii) the severability, if invalid, of provisions to the foregoing effect.

We express no opinion as to United States federal or state securities laws (except as set forth in paragraph 9 with respect to federal securities laws), tax laws, antitrust or trade regulation laws (including Hart-Scott-Rodino), insolvency or fraudulent transfer laws, antifraud laws, or compliance with fiduciary duty requirements, margin regulations, FINRA rules, stock exchange rules, pension or employee benefit laws, usury laws, environmental laws, any law or regulation concerning energy or nuclear materials (including, for the avoidance of doubt, any regulation or other legal guidance of the Department of Energy or the Nuclear Regulatory Commission), any law, regulation or legal guidance concerning classified or sensitive information, export control, anti-money laundering or anti-terrorism laws (including Office of Foreign Assets Control Regulations), or laws governing foreign investments in the United States (including CFIUS) (without limiting other laws excluded by customary practice).

With your consent, we have assumed (a) that the Transaction Agreements have been duly authorized, executed and delivered by, and constitute legally valid and binding obligations of, the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, (b) that the status of the Transaction Agreements as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, provided that we make no such assumption to the extent we have specifically opined as to such matters with respect to the Company herein; and (c) that none of the Transaction Agreements has been amended, modified, supplemented or terminated since the original date of execution thereof and that no rights of any parties thereto have been waived by any action or inaction of theirs.  With your consent, for purposes of our opinions in paragraphs 6,7 and 8, we have further assumed that, at the time the shares of a particular class or series of capital stock are issued, the Company has sufficient authorized shares of that class or series.

This letter is furnished only to you and is solely for your benefit in connection with the transactions referenced in the first paragraph.  This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity for any purpose, without our prior written consent, which may be granted or withheld in our discretion.
Very truly yours,

17 The reference to Certificate of Incorporation in subsequent opinions shall include references to the Series B-1 and Series C Certificates of Designation as filed at the First Closing.  The separate references to these docs will be deleted in this list.

18 In connection with the Third Closing, the references to Series B-1 Preferred Stock will be revised to refer to the Series B-2 Preferred Stock.

19 To be added in any opinion to be delivered subsequent to the Charter Amendment Approval having been obtained:

( )
The form of Charter Amendment attached to the Securities Purchase Agreement as Exhibit L proposed to be delivered to the Secretary of State of the State of Delaware for filing on [____________] for the purpose of amending Article 4 of the Certificate of Incorporation to, among other things, create the Class B Common Stock.  With your consent, we have assumed that on the date hereof, the Secretary of State of the State of Delaware has accepted the filing of the Charter Amendment.

20 The first three opinions will be omitted at the Second and Third Closings, as will related assumptions and references.

21 In connection with any opinion letter delivered at a subsequent closing, the definition of the series of Preferred Shares will be adjusted to reflect the series and number of shares being issued.

22  In connection with any opinion letter delivered at the Second Closing, all references to the Warrants will be omitted. In connection with any opinion delivered at the Third Closing, all references to the Warrants shall be to the “Third Closing Warrants”.

23 In connection with any opinion letter delivered at a subsequent closing, the opinions given in paragraph 4 shall be limited to the issuance and sale of the securities being issued at such closing.

24  In connection with any opinion letter delivered subsequent to the Charter Amendment Approval having been obtained, references to Series C Preferred Stock shall be changed to Class B Common Stock and references to the Series C Certificate of Designation shall be changed to the “Amended Certificate of Incorporation”, which shall be defined to include the Charter Amendment.

25 In connection with any opinion letter delivered subsequent to the Charter Amendment Approval having been obtained, paragraph 7 will be omitted.

EXHIBIT I-3

FORM OF OPINION OF MORGAN LEWIS & BOCKIUS LLP

Morgan, Lewis & Bockius llp 1111 Pennsylvania Avenue, NW Washington, DC 20004 Tel. 202.739.3000 Fax: 202.739.3001 www.morganlewis.com

Form of Regulatory Counsel
Legal Opinion – Second Closing

_____________, 2010

Toshiba Corporation
1-1 Shibaura 1 – chome
Minato-ku, Tokyo 105-8001
Japan

Babcock & Wilcox Investment Company
800 Main Street
Lynchburg, VA 24502
USA

c/o Morrison & Foerster LLP
Shin – Marunouchi 1 – chome
Chiyoda-ku, Tokyo 100-6529
Japan

c/o Baker Botts LLP
1299 Pennsylvania Avenue, NW
Washington, DC 20004-2400
USA

Re:	Securities Purchase Agreement – USEC Inc., Toshiba Corporation and Babcock & Wilcox Investment Company – Second Closing

Ladies and Gentlemen:

We have acted as special counsel for USEC Inc. on certain regulatory matters as specified below in connection with the purchase by you of Series B-1 12.5% Preferred Stock, Series B-2 11.5% Preferred Stock and Warrants issued by USEC Inc., pursuant to the “Securities Purchase Agreement among USEC Inc., Toshiba Corporation, and Babcock & Wilcox Investment Company,” dated as of May 25, 2010 (the “Purchase Agreement”), among USEC Inc. (the “Issuer”) and Toshiba Corporation and Babcock & Wilcox Investment Company (the “Purchasers”).

In rendering the opinions set forth below, we have reviewed copies of the following documents and instruments:

(i) the Purchase Agreement;

(ii) the Investor Rights Agreement;

(iii) the Series B-1 Certificate of Designation;

(iv) the Series B-2 Certificate of Designation;

(v) the Series C Certificate of Designation;

(vi) the Strategic Relationship Agreement;

(vii) the Charter Amendment;

(viii) the Foreign Ownership Restrictions Determination;

such documents and instruments identified in (ii) – (viii) above being as defined in the Purchase Agreement.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

The documents listed in clauses (i) through (viii) above are referred to herein as the “Transaction Documents.”  In rendering the opinions set forth herein, we have, with your consent, relied only upon examination of the documents described above.  As to any facts material to our opinions, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon statements of public officials and officers or other representatives of the Issuer and the Purchasers and on the representations and warranties set forth in the Transaction Documents.

In rendering the opinions expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the accuracy and completeness of all corporate, limited liability company, partnership and other entity records made available to us, which assumptions we have not independently verified.

Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, it is our opinion that:

1.
The issuance and sale of the Preferred Stock by the Issuer in connection with the Second Closing and the performance by the Issuer of its obligations thereunder and under the Purchase Agreement, will not:

(i)	result in any violation by the Issuer of any Applicable Regulatory Law (as defined below),

(ii)	result in any violation by the Issuer of any order, writ, judgment or decree known to us issued under Applicable Regulatory Laws.

“Applicable Regulatory Laws” means:  the Atomic Energy Act of 1954, as amended, and the related rules, regulations or orders of the U.S. Nuclear Regulatory Commission (“NRC”); the U.S. Department of Energy (DOE) foreign ownership, control or influence requirements and restrictions; the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and the requirements of the Committee on Foreign Investment in the United States (CFIUS) adopted pursuant to Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment and National Security Act of 2007, and as implemented by Executive Order 11858, as amended and 31 CFR Part 800.

2.
All required Regulatory Approvals have been obtained for the issuance and sale of the Preferred Stock by the Issuer and the performance by the Issuer of its obligations under each Transaction Document in connection with the Second Closing, as applicable.

“Regulatory Approvals” means any consent, clearance, approval, license, permit, registration, certification, authorization or validation of, or filing, recording or registration with, the NRC, DOE, the U.S. Department of Justice, the U.S. Federal Trade Commission, and CFIUS pursuant to any Applicable Regulatory Laws.

3.
Other than the Regulatory Approvals set forth on Schedule B under the heading “Second Closing” that have been obtained and the Regulatory Approvals set forth in Sections 2.9 (iv) and (vi) of the Purchase Agreement that have been obtained, no Permit or order of, or filing with, any Governmental Authority is required in connection with the Second Closing and the performance by the Issuer of its obligations under the Transaction Documents in connection therewith.  No Permit or order of, or filing with, any Governmental Authority is required for the Transactions contemplated at the Third Closing and the performance by the Issuer of its obligations under the Transaction Documents in connection therewith, except for the Regulatory Approvals set forth on Schedule B under the heading “Third Closing” and the Regulatory Approvals set forth in Sections 2.9 (iv) and (vi) of the Purchase Agreement that have not been obtained.

The opinions expressed herein are limited to the matters discussed above; no opinion is implied or may be inferred beyond such matters.

This opinion has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise recipients regarding, opinions of this kind.

We express no opinion as to the laws of any jurisdiction other than Applicable Regulatory Laws.

This letter is rendered as of the date set forth above.  We expressly disclaim any obligation to update this letter after such date.

This letter is given solely for your benefit in connection with the transactions contemplated by the Transaction Documents and may not be furnished to, or relied upon by, any other person or for any other purpose without our prior written consent.

Sincerely,

 va-302663

EXHIBIT I-4

FORM OF OPINION OF SPECIAL COUNSEL TO INVESTORS

EXHIBIT I-4

OPINION OF SPECIAL COUNSEL TO INVESTOR

1)
The Investor is a corporation under _____________, with corporate power and authority to enter into the [Transaction Agreements] and perform its obligations thereunder.  With your consent, based solely on certificates from public officials, we confirm that the Investor is validly existing and in good standing under the laws of the State of Delaware.

2)
The execution, delivery and performance of the [Transaction Agreements] have been duly authorized by all necessary corporate action of the Investor, and the [Transaction Agreements] have been duly executed and delivered by the Investor.

3)	Each of the [Transaction Agreements] constitutes a legally valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

4)
The execution and delivery of the [Transaction Agreements] by the Investor, the performance by the Investor of its obligations thereunder and the purchase at the First Closing of shares of Series B-1 12.75% Preferred Stock and the Warrants pursuant to the Securities Purchase Agreement by the Investor on the date hereof do not:

(a)	violate the provisions of the [governing documents]26;

(b)
violate any United States federal or New York statute, rule or regulation applicable to the Investor, or the Delaware General Corporation Law27 other than U.S securities laws and such other laws as may customarily be excepted from opinions of this type; or

(c)
result in the breach of or a default under any [as to B&W, credit or debt instrument of B&W or its Affiliates that is filed as an exhibit to the Form 10 of Babcock & Wilcox Company, as amended prior to the date hereof]

26 to include the Investor’s charter documents and bylaws, unless, for Toshiba, the nature of  its jurisdiction would dictate otherwise.  For B&W, this opinion should also cover the form of restated certificate of incorporation and restated bylaws.

27 Appropriate analog for Toshiba to be provided.

EXHIBIT J-1

FORM OF OPINION OF USEC INC. INTERNAL COUNSEL

Peter B. Saba                           (301) 564-3327 phone
General Counsel                           (301) 564-3205 fax

[date], 2010

Toshiba Corporation
1-1 Shibaura 1-chome
Minato-ku, Tokyo 105-8001
Japan

And

Babcock & Wilcox Investment Company
800 Main Street
Lynchburg, VA 24502

Re:	Securities Purchase Agreement

Ladies and Gentlemen:

I am the General Counsel of USEC Inc., a Delaware corporation (the “Company”).  This opinion is being delivered to you pursuant to Section 4.2(k) of that certain Securities Purchase Agreement dated as of May 25, 2010 among the Company, Toshiba Corporation and Babcock & Wilcox Investment Company (the “Securities Purchase Agreement”) in connection with the contemplated issuance and sale of 125,000 shares of the Company’s Series B-1 12.75% Convertible Preferred Stock, par value $1.00 per share, 75,000 shares of the Company’s Series B-2 11.5% Convertible Preferred Stock, par value $1.00 per share, and Warrants to purchase 12,500,000 shares of the Company’s Class B Common Stock, par value $0.10 per share, to be authorized pursuant to the Charter Amendment, and/or the Company’s Series C Preferred Stock, par value $1.00 per share, pursuant to the Securities Purchase Agreement.  Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

In rendering this opinion, I or attorneys on my staff have examined originals or copies (including facsimile transmissions), certified or otherwise identified to us as true and correct copies of originals, of the following documents:

(1)	the Securities Purchase Agreement;

(2)	the Investor Rights Agreement dated as of _______, 2010 between the Company and you (the “Investor Rights Agreement”);

(3)
the Strategic Relationship Agreement dated as of May 25, 2010 between the Company and you (the “Strategic Relationship Agreement,” and together with the Securities Purchase Agreement and Investor Rights Agreement, the “Transaction Agreements”);

(4)
the Certificate of Incorporation of the Company, in the form filed with the Secretary of State of the State of Delaware on June 29, 1998, the Certificate of Amendment to the Certificate of Incorporation of the Company, in the form filed with the Secretary of State of the State of Delaware on April 25, 2008, the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company, in the form filed with the Secretary of State of the State of Delaware on April 25, 2001, the Certificate of Increase of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company, in the form filed with the Secretary of State of the State of Delaware on September 21, 2007, the Certificate of Designation of Series B-1 12.75% Convertible Preferred Stock of the Company, in the form filed with the Secretary of State of the State of Delaware on [_____________], the Certificate of Designation of Series B-2 11.5% Convertible Preferred Stock of the Company, in the form filed with the Secretary of State of the State of Delaware on [_____________] and the Certificate of Designation of Series C Convertible Participating Preferred Stock of the Company, in the form filed with the Secretary of State of the State of Delaware on [_____________] (collectively, the “Certificate of Incorporation”) and the Amended and Restated Bylaws of the Company in effect as of May __, 2010 (“Bylaws,” and together with the Certificate of Incorporation, the “Governing Documents”);

(5)	the form of Certificate of Amendment to the Certificate of Incorporation of USEC Inc. attached to the Securities Purchase Agreement as Exhibit L (the “Charter Amendment”);

(6)	the Warrant to Purchase Class B Common Stock or Series C Preferred Stock of USEC Inc. (the “Warrant”); and

(7)	such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of documents executed or to be executed by parties other than the Company (each such party, an “Other Party”), we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute the valid and binding obligations of such parties.  As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives and of public officials, including the facts and conclusions set forth therein.

I am admitted to practice in the State of New York and the District of Columbia. This opinion is limited to matters arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.  I do not express any opinion as to the laws of any other jurisdiction or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or in each case as to any matters arising thereunder or relating thereto. In giving the opinions in paragraph 1, I have assumed with your permission that to the extent any indenture, mortgage, lease, contract, agreement or instrument referenced therein is governed by laws other than the laws of the State of New York that such indenture, mortgage, lease, contract, agreement or instrument would be interpreted in the same manner as if they were governed by the laws of the State of New York.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1. The issuance and sale at the Third Closing of shares of Series B-2 11.5% Preferred Stock and the Warrants pursuant to the Securities Purchase Agreement by the Company on the date hereof do not constitute a violation of, or a default under any indenture, mortgage, lease, contract, agreement, instrument or other arrangement by which the Company is bound and listed as an exhibit to the Company’s most recent (x) Annual Report on Form 10-K or (y) Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission (collectively, the “SEC Exhibits”), except for violations or defaults which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2. The authorized capital stock of the Company consists of 250,000,000 shares of common stock, par value $0.10 per share and 25,000,000 shares of preferred stock, par value $1.00 per share, of which (i)      shares are designated Series A Preferred Stock, (ii)     shares are designated Series B-1 Preferred Stock, (iii)     shares are designated Series B-2 Preferred Stock, and (iv)      shares are designated Series C Preferred Stock.28

3. To my knowledge, there is no action, litigation or proceeding pending or threatened in writing by or before any Governmental Authority which is reasonably likely to materially and adversely affect the ability of the Company to perform its obligations under the Transaction Agreements or which seeks to prevent the consummation of the transactions contemplated by the Transaction Agreements.

4. The issuance and sale of the shares of Series B-2 Preferred Stock and the Warrants by the Company at the Third Closing, and the issuance of shares of Class B Common Stock issuable upon conversion of the Series B-2 Preferred Stock issued in the Third Closing and upon the exercise of the Warrants issued in the Third Closing are free of preemptive or similar rights arising under the SEC Exhibits.

This opinion is given as of the date hereof and I assume no obligation to update or supplement this opinion to reflect any facts or circumstances, which may hereafter come to my attention or any changes in laws which may hereafter occur.  This opinion is solely for your benefit in connection with the above-referenced transaction and it may not be relied upon by any other person, and it may not be used for any other purpose, without my prior written consent, which may be granted or withheld in my sole discretion.

                      Very truly yours,

28 If the Charter Amendment is approved and filed, this Opinion will be modified as follows: “The authorized capital stock of the Company consists of 475,000,000 shares of common stock, par value $0.10 per share, of which (a) 350,000,000 shares are designated Common Stock and (b) 125,000,000 shares are designated Class B Common Stock; and 25,000,000 shares of preferred stock, par value $1.00 per share, of which (i)      shares are designated Series A Preferred Stock, (ii)     shares are designated Series B-1 Preferred Stock, (iii)     shares are designated Series B-2 Preferred Stock, and (iv)      shares are designated Series C Preferred Stock.”

DC\1304224.2
va-302613
| CH\1168061.2||

EXHIBIT J-2

FORM OF OPINION OF LATHAM & WATKINS LLP

[L&W Letterhead]

[Date]

To the Investors party to the Securities Purchase Agreement
dated as of May 25, 2010, among USEC Inc.
and such Investors

Re:	Securities Purchase Agreement

Ladies and Gentlemen:

We have acted as special counsel to USEC Inc., a Delaware corporation (the “Company”), in connection with the contemplated issuance and sale of 125,000 shares of the Company’s Series B-1 12.75% Convertible Preferred Stock, par value $1.00 per share, 75,000 shares of the Company’s Series B-2 11.5% Convertible Preferred Stock, par value $1.00 per share, and Warrants to purchase 12,500,000 shares of the Company’s Class B Common Stock, par value $0.10 per share, to be authorized pursuant to the Charter Amendment, and/or the Company’s Series C Convertible Participating Preferred Stock, par value $1.00 per share, pursuant to that certain Securities Purchase Agreement dated as of May 25, 2010 (the “Securities Purchase Agreement”) among the Company and you.  This letter is furnished pursuant to Section 4.2(k) of the Securities Purchase Agreement.  Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specified fact confirmation procedure is stated to have been performed (in which case we have, with your consent, performed the stated procedure).  We have examined, among other things, the following:

(a)           The Securities Purchase Agreement;

(b)           The Investor Rights Agreement dated as of _______, 2010 between the Company and you (the “Investor Rights Agreement”);

(c)           The Strategic Relationship Agreement dated as of May 25, 2010 between the Company and you (the “Strategic Relationship Agreement,” and together with the Securities Purchase Agreement and Investor Rights Agreement, the “Transaction Agreements”);

(d)           The Rights Agreement dated as of April 24, 2001, by and between the Company, a Delaware corporation and Fleet National Bank, a [•] as the Rights Agent (the “Rights Agreement”) and the First Amendment to Rights Agreement dated May [•], 2010 by and between the Company and [•] (f/k/a) Fleet National Bank as the successor Rights Agent (the “Rights Agreement Amendment”);

(e)           The Certificate of Incorporation of the Company, in the form filed with the Secretary of State of the State of Delaware on June 29, 1998, the Certificate of Amendment to the Certificate of Incorporation of the Company, in the form filed with the Secretary of State of the State of Delaware on April 25, 2008, the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company, in the form filed with the Secretary of State of the State of Delaware on April 25, 2001 and the Certificate of Increase of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company, in the form filed with the Secretary of State of the State of Delaware on September 21, 2007 (collectively, the “Certificate of Incorporation”29) and the Amended and Restated Bylaws of the Company in effect as of May __, 2010 (“Bylaws,” and together with the Certificate of Incorporation, the “Governing Documents”) and certain resolutions of the Board of Directors of the Company and certain committees thereof; and

(f)           The form of Certificate of Designation of Series B-1 12.75% Convertible Preferred Stock of the Company attached to the Securities Purchase Agreement as Exhibit B proposed to be delivered to the Secretary of State of the State of Delaware for filing on [____________] to establish the designation of the Company’s Series B-1 12.75% Preferred Stock (“Series B-1 Certificate of Designation”30).

(g)           The form of Certificate of Designation of Series C Convertible Participating Preferred Stock of the Company attached to the Securities Purchase Agreement as Exhibit D proposed to be delivered to the Secretary of State of the State of Delaware for filing on [____________] to establish the designation of the Company’s Series C Convertible Participating Preferred Stock (“Series C Certificate of Designation”).31

Except as otherwise stated herein, as to factual matters we have, with your consent, relied upon the foregoing, and upon oral and written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Securities Purchase Agreement.  We have not independently verified such factual matters.

Except as otherwise stated herein, we are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York, and in paragraphs 1, 2, 4(i), 4(ii), 4(iii), 5, 6, 7 and 8 of this letter, the Delaware General Corporation Law, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.  Except as otherwise stated herein, our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to the sales of shares of convertible preferred stock and warrants in a private placement.  Various issues pertaining to [___________] are addressed in the opinions of the Company’s General Counsel and Morgan, Lewis & Bockius LLP, separately provided to you.  We express no opinion with respect to those matters, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:32

1. The Company is a corporation under the Delaware General Corporation Law, with corporate power and authority to enter into the Transaction Agreements and the Rights Agreement Amendment and perform its obligations thereunder.  With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

2. The execution, delivery and performance of the Transaction Agreements and the Rights Agreement Amendment have been duly authorized by all necessary corporate action of the Company, and the Transaction Agreements have been duly executed and delivered by the Company.

3. Each of the Transaction Agreements constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4. The execution and delivery of the Transaction Agreements by the Company, the performance by the Company of its obligations thereunder and the issuance and sale by the Company pursuant to the Securities Purchase Agreement at the First Closing of shares of Series B-1 12.75% Preferred Stock (the “First Closing Preferred Shares”)33 and the Warrants (the “First Closing Warrants”)34,35 on the date hereof do not:

(i) violate the provisions of the Governing Documents;

(ii) violate any United States federal or New York statute, rule or regulation applicable to the Company or the Delaware General Corporation Law; or

(iii) require any consents, approvals or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority, under any United States federal or New York statute, rule or regulation applicable to the Company or the Delaware General Corporation Law on or prior to the date hereof that have not been obtained or made.

5. The First Closing Preferred Shares have been duly authorized by all necessary corporate action of the Company, and, when issued to and paid for by you in accordance with the terms of the Securities Purchase Agreement and the Series B-1 Certificate of Designation, will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents.

6. The shares of the Series C Preferred Stock36 initially issuable upon conversion of the First Closing Preferred Shares or upon exercise of the First Closing Warrants have been duly authorized and reserved for issuance by all necessary corporate action of the Company, and, when issued to and, in the case of shares issuable upon exercise of the First Closing Warrants, paid for by, you in accordance with the terms of the Securities Purchase Agreement, the Series B-1 Certificate of Designation (in the case of shares of Series C Preferred Stock issuable upon conversion of First Closing Preferred Shares), the First Closing Warrants (in the case of shares of Series C Preferred Stock issuable upon exercise of the First Closing Warrants) and the Series C Certificate of Designation, will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents.

7. The shares of the Company’s Ordinary Common Stock initially issuable upon conversion of the First Closing Preferred Shares have been duly authorized and reserved for issuance by all necessary corporate action of the Company, and, when issued in accordance with the terms of the Securities Purchase Agreement and the Series B-1 Certificate of Designation will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents.37

8. The shares of the Company’s Ordinary Common Stock initially issuable upon conversion of the shares of Series C Preferred Stock which are initially issuable upon conversion of First Closing Preferred Shares or upon exercise of the First Closing Warrants, have been duly authorized and reserved for issuance by all necessary corporate action of the Company, and, assuming that such shares of Series C Preferred Stock have been validly issued, when such shares of the Company’s Ordinary Common Stock are issued in accordance with the terms of the Securities Purchase Agreement and the Series C Certificate of Designation,  such shares of Ordinary Common Stock will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents.

9. Assuming the representations and warranties of the parties thereto in the Transaction Agreements are true and assuming compliance by the parties thereto with their respective covenants and agreements set forth therein, no registration of the First Closing Preferred Shares or the First Closing Warrants under the Securities Act of 1933, as amended, is required for the purchase by you of such First Closing Preferred Shares or First Closing Warrants  in the manner contemplated by the Securities Purchase Agreement. We express no opinion, however, as to when or under what circumstances any First Closing Preferred Shares or First Closing Warrants, or any securities issuable upon conversion of the First Closing Preferred Shares or upon exercise of the First Closing Warrants, may be reoffered or resold.

Our opinions are subject to:

(a)           the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

(b)           the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought;

(c)           the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

(d)           we express no opinion with respect to (i) consents to, or restrictions upon, governing law or jurisdiction, venue, arbitration, remedies or judicial relief; (ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iii) waivers of broadly or vaguely stated rights; (iv) covenants not to compete; (v) provisions for exclusivity, election, cumulation or limitation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers of attorney, and voting agreements or trusts; (x) provisions prohibiting, restricting or requiring consent to assignment or transfer of any right or property; (xi) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (xii) the severability, if invalid, of provisions to the foregoing effect.

We express no opinion as to United States federal or state securities laws (except as set forth in paragraph 9 with respect to federal securities laws), tax laws, antitrust or trade regulation laws (including Hart-Scott-Rodino), insolvency or fraudulent transfer laws, antifraud laws, or compliance with fiduciary duty requirements, margin regulations, FINRA rules, stock exchange rules, pension or employee benefit laws, usury laws, environmental laws, any law or regulation concerning energy or nuclear materials (including, for the avoidance of doubt, any regulation or other legal guidance of the Department of Energy or the Nuclear Regulatory Commission), any law, regulation or legal guidance concerning classified or sensitive information, export control, anti-money laundering or anti-terrorism laws (including Office of Foreign Assets Control Regulations), or laws governing foreign investments in the United States (including CFIUS) (without limiting other laws excluded by customary practice).

With your consent, we have assumed (a) that the Transaction Agreements have been duly authorized, executed and delivered by, and constitute legally valid and binding obligations of, the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, (b) that the status of the Transaction Agreements as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, provided that we make no such assumption to the extent we have specifically opined as to such matters with respect to the Company herein; and (c) that none of the Transaction Agreements has been amended, modified, supplemented or terminated since the original date of execution thereof and that no rights of any parties thereto have been waived by any action or inaction of theirs.  With your consent, for purposes of our opinions in paragraphs 6,7 and 8, we have further assumed that, at the time the shares of a particular class or series of capital stock are issued, the Company has sufficient authorized shares of that class or series.

This letter is furnished only to you and is solely for your benefit in connection with the transactions referenced in the first paragraph.  This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity for any purpose, without our prior written consent, which may be granted or withheld in our discretion.
                Very truly yours,

29 The reference to Certificate of Incorporation in subsequent opinions shall include references to the Series B-1 and Series C Certificates of Designation as filed at the First Closing.  The separate references to these docs will be deleted in this list.

30 In connection with the Third Closing, the references to Series B-1 Preferred Stock will be revised to refer to the Series B-2 Preferred Stock.

31 To be added in any opinion to be delivered subsequent to the Charter Amendment Approval having been obtained:

( )
The form of Charter Amendment attached to the Securities Purchase Agreement as Exhibit L proposed to be delivered to the Secretary of State of the State of Delaware for filing on [____________] for the purpose of amending Article 4 of the Certificate of Incorporation to, among other things, create the Class B Common Stock.  With your consent, we have assumed that on the date hereof, the Secretary of State of the State of Delaware has accepted the filing of the Charter Amendment.

32 The first three opinions will be omitted at the Second and Third Closings, as will related assumptions and references.

33 In connection with any opinion letter delivered at a subsequent closing, the definition of the series of Preferred Shares will be adjusted to reflect the series and number of shares being issued.

34  In connection with any opinion letter delivered at the Second Closing, all references to the Warrants will be omitted. In connection with any opinion delivered at the Third Closing, all references to the Warrants shall be to the “Third Closing Warrants”.

35 In connection with any opinion letter delivered at a subsequent closing, the opinions given in paragraph 4 shall be limited to the issuance and sale of the securities being issued at such closing.

36  In connection with any opinion letter delivered subsequent to the Charter Amendment Approval having been obtained, references to Series C Preferred Stock shall be changed to Class B Common Stock and references to the Series C Certificate of Designation shall be changed to the “Amended Certificate of Incorporation”, which shall be defined to include the Charter Amendment.

37 In connection with any opinion letter delivered subsequent to the Charter Amendment Approval having been obtained, paragraph 7 will be omitted.

EXHIBIT J-3

FORM OF OPINION OF MORGAN LEWIS & BOCKIUS LLP

Morgan, Lewis & Bockius llp 1111 Pennsylvania Avenue, NW Washington, DC 20004 Tel. 202.739.3000 Fax: 202.739.3001 www.morganlewis.com

 Form of Regulatory Counsel
Legal Opinion – Third Closing

_____________, 2010

Toshiba Corporation
1-1 Shibaura 1 – chome
Minato-ku, Tokyo 105-8001
Japan

Babcock & Wilcox Investment Company
800 Main Street
Lynchburg, VA 24502
USA

c/o Morrison & Foerster LLP
Shin – Marunouchi 1 – chome
Chiyoda-ku, Tokyo 100-6529
Japan

c/o Baker Botts LLP
1299 Pennsylvania Avenue, NW
Washington, DC 20004-2400
USA

Re:	Securities Purchase Agreement – USEC Inc., Toshiba Corporation and Babcock & Wilcox Investment Company – Third Closing

Ladies and Gentlemen:

We have acted as special counsel for USEC Inc. on certain regulatory matters as specified below in connection with the purchase by you of Series B-1 12.5% Preferred Stock, Series B-2 11.5% Preferred Stock and Warrants issued by USEC Inc., pursuant to the “Securities Purchase Agreement among USEC Inc., Toshiba Corporation, and Babcock & Wilcox Investment Company,” dated as of May 25, 2010 (the “Purchase Agreement”), among USEC Inc. (the “Issuer”) and Toshiba Corporation and Babcock & Wilcox Investment Company (the “Purchasers”).

In rendering the opinions set forth below, we have reviewed copies of the following documents and instruments:

(i) the Purchase Agreement;

(ii) the Investor Rights Agreement;

(iii) the Series B-1 Certificate of Designation;

(iv) the Series B-2 Certificate of Designation;

(v) the Series C Certificate of Designation;

(vi) the Strategic Relationship Agreement;

(vii) the Charter Amendment;

(viii) the Foreign Ownership Restrictions Determination;

(ix) the Warrants;

such documents and instruments identified in (ii) – (ix) above being as defined in the Purchase Agreement.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

The documents listed in clauses (i) through (ix) above are referred to herein as the “Transaction Documents.”  In rendering the opinions set forth herein, we have, with your consent, relied only upon examination of the documents described above.  As to any facts material to our opinions, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon statements of public officials and officers or other representatives of the Issuer and the Purchasers and on the representations and warranties set forth in the Transaction Documents.

In rendering the opinions expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the accuracy and completeness of all corporate, limited liability company, partnership and other entity records made available to us, which assumptions we have not independently verified.

Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, it is our opinion that:

1.
The issuance and sale of the Preferred Stock and Warrants by the Issuer in connection with the Third Closing and the performance by the Issuer of its obligations thereunder and under the Purchase Agreement, will not:

(i)	result in any violation by the Issuer of any Applicable Regulatory Law (as defined below),

(ii)	result in any violation by the Issuer of any order, writ, judgment or decree known to us issued under Applicable Regulatory Laws.

“Applicable Regulatory Laws” means:  the Atomic Energy Act of 1954, as amended, and the related rules, regulations or orders of the U.S. Nuclear Regulatory Commission (“NRC”); the U.S. Department of Energy (DOE) foreign ownership, control or influence requirements and restrictions; the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and the requirements of the Committee on Foreign Investment in the United States (CFIUS) adopted pursuant to Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment and National Security Act of 2007, and as implemented by Executive Order 11858, as amended and 31 CFR Part 800.

2.
All required Regulatory Approvals have been obtained for the issuance and sale of the Preferred Stock and Warrants by the Issuer and the performance by the Issuer of its obligations under each Transaction Document in connection with the Third Closing, as applicable.

“Regulatory Approvals” means any consent, clearance, approval, license, permit, registration, certification, authorization or validation of, or filing, recording or registration with, the NRC, DOE, the U.S. Department of Justice, the U.S. Federal Trade Commission, and CFIUS pursuant to any Applicable Regulatory Laws.

3.
Other than the Regulatory Approvals set forth on Schedule B under the heading “Third Closing” that have been obtained and the Regulatory Approvals set forth in Sections 2.9 (iv) and (vi) of the Purchase Agreement that have been obtained, no Permit or order of, or filing with, any Governmental Authority is required in connection with the Third Closing and the performance by the Issuer of its obligations under the Transaction Documents in connection therewith.

The opinions expressed herein are limited to the matters discussed above; no opinion is implied or may be inferred beyond such matters.

This opinion has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise recipients regarding, opinions of this kind.

We express no opinion as to the laws of any jurisdiction other than Applicable Regulatory Laws.

This letter is rendered as of the date set forth above.  We expressly disclaim any obligation to update this letter after such date.

This letter is given solely for your benefit in connection with the transactions contemplated by the Transaction Documents and may not be furnished to, or relied upon by, any other person or for any other purpose without our prior written consent.

Sincerely,

 va-302665

EXHIBIT J-4

FORM OF OPINION OF SPECIAL COUNSEL TO INVESTORS

EXHIBIT J-4

OPINION OF SPECIAL COUNSEL TO INVESTOR

1)
The Investor is a corporation under _____________, with corporate power and authority to enter into the [Transaction Agreements] and perform its obligations thereunder.  With your consent, based solely on certificates from public officials, we confirm that the Investor is validly existing and in good standing under the laws of the State of Delaware.

2)
The execution, delivery and performance of the [Transaction Agreements] have been duly authorized by all necessary corporate action of the Investor, and the [Transaction Agreements] have been duly executed and delivered by the Investor.

3)	Each of the [Transaction Agreements] constitutes a legally valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

4)
The execution and delivery of the [Transaction Agreements] by the Investor, the performance by the Investor of its obligations thereunder and the purchase at the First Closing of shares of Series B-1 12.75% Preferred Stock and the Warrants pursuant to the Securities Purchase Agreement by the Investor on the date hereof do not:

(a)	violate the provisions of the [governing documents]38;

(b)
violate any United States federal or New York statute, rule or regulation applicable to the Investor, or the Delaware General Corporation Law39 other than U.S securities laws and such other laws as may customarily be excepted from opinions of this type; or

(c)
result in the breach of or a default under any [as to B&W, credit or debt instrument of B&W or its Affiliates that is filed as an exhibit to the Form 10 of Babcock & Wilcox Company, as amended prior to the date hereof]

38 to include the Investor’s charter documents and bylaws, unless, for Toshiba, the nature of  its jurisdiction would dictate otherwise.  For B&W, this opinion should also cover the form of restated certificate of incorporation and restated bylaws.

39 Appropriate analog for Toshiba to be provided.

EXHIBIT K

FORM OF PRESS RELEASE

FOR IMMEDIATE RELEASE:

May 25, 2010

Toshiba and Babcock & Wilcox Announce Definitive Agreement to Invest in USEC

Goal Is to Enable Successful Deployment of Leading Edge Uranium Enrichment Technology for Commercial Nuclear Power Plants

-Boost for Nuclear Renaissance; Support for Ohio-based American Centrifuge Project-

WASHINGTON AND TOKYO – (May 25, 2010)  In a sign that the future of nuclear energy is bright, USEC Inc. (NYSE: USU), a global nuclear fuel and technology company, today announced that nuclear industry leaders Toshiba Corporation (TOKYO: 6502) and Babcock & Wilcox Investment Company, an affiliate of The Babcock & Wilcox Company (B&W), have signed a definitive agreement to make an investment in USEC over three phases, each of which is subject to satisfaction of specific preconditions, including regulatory approvals. The $200 million investment, shared equally between Toshiba and B&W, will strengthen the deployment of the American Centrifuge Plant and create key new business opportunities throughout the nuclear fuel cycle. Both companies, with their deep experience in the nuclear field, consider the investment agreement as an important strategic initiative.

“We have decided to make this investment in American know-how and American technology in order to produce more uranium fuel for the growing worldwide nuclear power market with high confidence in USEC as a leading supplier of low enriched uranium.  Toshiba has intensified its front-end supply chain by executing various programs.  Along with these efforts, the investment in USEC will strengthen the nuclear fuel supply chain,” said Yasuharu Igarashi, corporate senior vice president of Toshiba.  “The nuclear renaissance is moving forward and this investment will help power its growth by securing the supply of uranium fuel for existing and potential customers.”

 Brandon Bethards, president and CEO of B&W, said, “This agreement will allow B&W to explore broader energy opportunities globally through expanded strategic relationships with Toshiba and USEC, as well as further enhance our already-strong relationship with the U.S. Department of Energy. This initiative further solidifies our position as a key contributor to a successful nuclear renaissance.”

USEC Inc. is a leading supplier of enriched uranium fuel for commercial nuclear power plants.  USEC 2009 revenues were more than $2 billion.

“This is a new day for USEC in the era of nuclear power, and we’re heartened by these votes of confidence in USEC and the American Centrifuge Project from two global leaders in the nuclear power industry,” said John Welch, USEC president and CEO.  “The agreement accelerates our

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Toshiba and Babcock & Wilcox Announce Investments in USEC

recent momentum and addresses a key issue in our sustained drive to deploy the innovative American Centrifuge technology.  The strategic relationship between our companies will also create new business opportunities across the entire nuclear fuel cycle.”

The agreement comes at a time when the federal government is considering issuing a loan guarantee to support completion of USEC’s American Centrifuge Project, a next-generation uranium enrichment facility to be built in Piketon, Ohio.  The project is based on the use of highly efficient centrifuges to produce uranium fuel.  USEC is operating a cascade of centrifuge machines in a commercial plant configuration, collecting data and experience in preparation for transitioning into full commercial operation.  USEC employees in several states are also involved in the design, development, testing and manufacturing of the centrifuge machines.  If successful in obtaining a loan guarantee, the American Centrifuge Project could create at the peak of construction nearly 8,000 jobs, with almost half located in Ohio.

The investment is subject to applicable regulatory reviews.

###

Contacts:
USEC	Toshiba	Babcock & Wilcox
Media
Paul Jacobson	Hiroki Yamazaki	Jud Simmons
(301) 564-3399	+81-3-3457-2105	(434) 522-6462
jacobsonp@usec.com	www.toshiba.co.jp/contact/media.htm	hjsimmons@babcock.com

Investors
Steven Wingfield	Jay Roueche
(301) 564-3354	(281) 870-5462

EXHIBIT L

FORM OF CHARTER AMENDMENT

FORM OF

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

USEC INC.

USEC Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 242 thereof, DOES HEREBY CERTIFY:

FIRST:  By unanimous written consent, in lieu of a meeting, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, on May 24, 2010 the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, as amended, declaring said amendment to be advisable and directing such amendment to be submitted to the stockholders of the Corporation for approval at a special meeting of stockholders.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article FOURTH of the Certificate of Incorporation be, and it hereby is, amended in its entirety to read as follows, subject to the approval of the stockholders of the Corporation:

“FOURTH:  Capital Stock

A. Authorized Shares.  The total number of shares of stock which the Corporation is authorized to issue is 500,000,000 shares.  The authorized capital stock is divided into 25,000,000 shares of preferred stock, par value $1.00 per share (“Preferred Stock”), 350,000,000 shares of common stock, par value $.10 per share (“Common Stock”) and 125,000,000 shares of Class B Common Stock, par value $.10 per share (“Class B Common Stock”).  Subject to the rights of any series of Preferred Stock, the number of authorized shares of any of the Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock, Class B Common Stock or Preferred Stock voting separately as a class shall be required therefor.

B. Preferred Stock.  The shares of Preferred Stock of the Corporation may be issued from time to time in one or more series thereof, the shares of each series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series, adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article FOURTH and to the limitations prescribed by the DGCL, to authorize the issue of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.  The authority of the Board of Directors with respect to each series thereof shall include, but not be limited to, the determination or fixing of the following:

(i) the maximum number of shares to constitute such series, which may subsequently be increased or decreased by resolution of the Board of Directors unless otherwise provided in the resolution providing for the issue of such series, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

(ii) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

(iii) whether the shares of such series shall be subject to redemption, in whole or in part, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption, including whether or not such redemption may occur at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event;

(iv) the terms and amount of any sinking fund established for the purchase or redemption of the shares of such series;

(v) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(vi) the extent, if any, to which the holders of shares of such series shall be entitled to vote with respect to the election of directors or otherwise;

(vii) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

(viii) the rights of the holders of the shares of such series upon the dissolution of, or upon the subsequent distribution of assets of, the Corporation; and

(ix) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such series shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series.

C. Common Stock and Class B Common Stock.  The Common Stock and Class B Common Stock shall have the following powers, preferences and rights and qualifications, limitations and restrictions:

(i) As used in this Section C. of this Article FOURTH, the following terms shall have the following meanings:

(a) “Affiliate” shall mean any Person controlling, controlled by or under common control with any other Person.  For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, partnership or other ownership interests, by contract or otherwise.

(b) “Aggregate Outstanding Value” shall mean, at any time and from time to time and subject to the Automatic Redemption Adjustment, if any, (1) the Original Issue Value of all of the outstanding shares of Series B Preferred Stock, plus, (2) for each share of Series C Preferred Stock then held by the Permitted Holders, excluding those shares of Series C Preferred Stock issued upon exercise of the Warrants, the Base Price (as defined in the Series B-1 Certificate of Designation or the Series B-2 Certificate of Designation, as applicable) upon which the Permitted Holders’ acquisition of such share was calculated, plus, (3) for each share of Common Stock then held by the Permitted Holders, excluding those shares of Class B Common Stock issued upon exercise of the Warrants or Common Stock purchased in the market, the Base Price upon which the Permitted Holder’s acquisition of such share was calculated, plus (4) the aggregate amount of accrued and unpaid Dividends on outstanding shares of Series B Preferred Stock, which have been added to the Liquidation Preference.

(c) “Automatic Redemption” shall mean an automatic redemption pursuant to Section 7(g) of the Series B-1 Certificate of Designation subsequent to a Conversion Election (as defined in the Series B-1 Certificate of Designation), Section 8(c) of the Series B-1 Certificate of Designation or Section 8(c) of the Series B-2 Certificate of Designation.

(d) “Automatic Redemption Adjustment” shall mean, for purposes of determining the Aggregate Outstanding Value, the Permitted Holder Outstanding Value, the Original Issue Value and the Permitted Holder Original Issue Value, that if an Automatic Redemption has been effected prior to the date of determining such values, (1) the aggregate amount of the Liquidation Preference, as of the date of redemption, of a Permitted Holder’s Series B Preferred Stock (excluding shares issued as a Dividend) redeemed in connection with the Automatic Redemption shall be added to such Permitted Holder’s Aggregate Outstanding Value and Permitted Holder Outstanding Value and (2) the aggregate amount of the Liquidation Preference, as of the date of redemption, of such Permitted Holder’s Series B Preferred Stock (excluding shares issued as a Dividend) redeemed in connection with the Automatic Redemption shall be added to such Permitted Holder’s Original Issue Value and Permitted Holder Original Issue Value; provided, however, that, if at any time after any Automatic Redemption, such Permitted Holder’s Deemed Holder Percentage is less than 8%, then such adjustment to the Aggregate Outstanding Value, the Permitted Holder Outstanding Value, the Original Issue Value and the Permitted Holder Original Issue Value shall not be made.

(e) “B&W” shall mean Babcock & Wilcox Investment Company, a Delaware corporation.

(f) “Beneficially Own” shall mean “beneficially own” as defined in Rule 13d-3 promulgated under Section 13(d) of the Exchange Act or any successor provisions thereto, and “Beneficial Ownership” shall have a correlative meaning.

(g) “Change of Control” shall mean the occurrence of any of the following:

(1) any Person shall Beneficially Own, directly or indirectly, through a merger, business combination, purchase, or other transaction or series of transactions, shares of the Corporation’s capital stock entitling such Person at such time to exercise 50% or more of the total voting power of the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors, other than as a result of an acquisition of such stock by the Corporation, any of the Corporation’s Subsidiaries or any of the Corporation’s employee benefit plans (for purposes of this subsection (1), “Person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act);

(2) the Corporation (A) merges or consolidates with or into any other Person, another Person merges with or into the Corporation, or the Corporation conveys, sells, transfers or leases all or substantially all of the Corporation’s assets to another Person or (B) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than a merger or consolidation:

(a)	that does not result in a reclassification, conversion, exchange or cancellation of the Corporation’s outstanding Common Stock;

(b)
that is effected solely to change the Corporation’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of any class or series of common stock of the surviving entity; or

(c)
where the issued and outstanding capital stock having voting power to vote generally to elect a majority of the Board of Directors outstanding immediately prior to such transaction is converted into or exchanged for such voting stock of the surviving or transferee Person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee Person (immediately after giving effect to such issuance).

(h) “Closing Deadline Failure” shall mean, unless waived in writing (1) by the Corporation if such Closing Deadline Failure is as a result of breach by a Permitted Holder, (2) by the Permitted Holders if such Closing Deadline Failure is as a result of breach by the Corporation, or (3) by the Permitted Holders and the Corporation if such Closing Deadline Failure is not as a result of a breach by the Permitted Holders or the Corporation, either, (A) with respect to the Second Closing (as defined in the Securities Purchase Agreement), that the Second Closing shall not have occurred by June 30, 2011 and the Securities Purchase Agreement shall have been terminated pursuant to Section 10.2 thereof, or (B) with respect to the Third Closing (as defined in the Securities Purchase Agreement), that the Third Closing shall not have occurred by the Third Closing Termination Date (as defined in the Securities Purchase Agreement) and the Securities Purchase Agreement shall have been terminated pursuant to Section 10.3 thereof.

(i) “Code” shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

(j) “Deemed Holder Percentage” shall mean, as to any Permitted Holder, the percentage resulting from the following calculation, (1)(A) the number of shares of Common Stock equal to the quotient of (w) the Liquidation Preference plus an amount per share equal to the accrued but unpaid Dividends not previously added to the Liquidation Preference on the outstanding shares of Series B Preferred Stock held by such Permitted Holder from and including the immediately preceding Dividend Payment Date (as defined in the Series B-1 Certificate of Designation or the Series B-2 Certificate of Designation, as applicable) to, but excluding, the date of conversion and (x) the Base Price for the date of such calculation, plus (B) the number of outstanding of shares of (y) Series C Preferred Stock multiplied by 1000 plus, (z) if then outstanding, Class B Common Stock, in each case held by such Permitted Holder divided by (2)(A) the total number of shares of Common Stock equal to the quotient of (v) the Liquidation Preference plus an amount per share equal to the accrued but unpaid Dividends not previously added to the Liquidation Preference on all outstanding shares of Series B Preferred Stock from and including the immediately preceding Dividend Payment Date to, but excluding, the date of conversion and (w) the Base Price for the date of such calculation, plus (B) the total number of all outstanding shares of (x) Series C Preferred Stock multiplied by 1000 plus (y) if then outstanding, Class B Common Stock, plus (z) Common Stock.

(k) “Dividend” shall have the meaning ascribed to it in the Series B-1 Certificate of Designation or the Series B-2 Certificate of Designation, as applicable.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m) “Governmental Authority” shall mean any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court, arbitral body or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative, having jurisdiction over any of the Permitted Holders, the Corporation, any of the Corporation’s Subsidiaries or their respective Property.

(n) “Initial Liquidation Preference” shall mean $1,000 per share of Series B Preferred Stock.

(o) “Investor Rights Agreement” shall mean that certain Investor Rights Agreement, dated [•], 2010, among the Corporation, Toshiba and B&W, as amended from time to time.

(p) “Liquidation Preference” shall have the meaning ascribed to it in the Series B-1 Certificate of Designation, the Series B-2 Certificate of Designation or the Series C Certificate of Designation, as applicable.

(q) “Original Issuance Date” shall mean, with respect to each share of Class B Common Stock issued to the Permitted Holders, the date on which such share was issued by the Corporation.

(r) “Original Issue Value” shall mean, subject to the Automatic Redemption Adjustment, if any, the aggregate Initial Liquidation Preference of all the shares of Series B Preferred Stock issued to the Permitted Holders excluding those shares issued as a Dividend.

(s) “Permit” shall mean any approval, authorization, certificate, consent, license or permit of or from any Governmental Authority.

(t) “Permitted Holder Material Breach” shall mean a material breach of the Securities Purchase Agreement or the Investor Rights Agreement by any Permitted Holder.

(u) “Permitted Holder Original Issue Value” shall mean, subject to the Automatic Redemption Adjustment, if any, for any Permitted Holder, the aggregate Initial Liquidation Preference of all shares of Series B Preferred Stock issued to such Permitted Holder excluding those shares issued as a Dividend.

(v) “Permitted Holder Outstanding Value” shall mean, as to any Permitted Holder, at any time and from time to time and subject to the Automatic Redemption Adjustment, if any, (1) the Original Issue Value of all of the outstanding shares of Series B Preferred Stock then held by such Permitted Holder, plus, (2) for each share of Series C Preferred Stock then held by a Permitted Holder, excluding those shares of Series C Preferred Stock issued upon exercise of the Warrants, the Base Price upon which such Permitted Holder’s acquisition of such share was calculated, plus, (3) for each share of Common Stock then held by such Permitted Holder, excluding those shares of Class B Common Stock issued upon exercise of the Warrants or Common Stock purchased in the market, the Base Price (as defined in the Series B-1 Certificate of Designation or the Series B-2 Certificate of Designation, as applicable) upon which such Permitted Holder’s acquisition of such share was calculated, plus (4) the aggregate amount of accrued and unpaid Dividends on outstanding shares of Series B Preferred Stock, which have been added to the Liquidation Preference pursuant to Section 5(a) of the Series B-1 Certificate of Designation or Series B-2 Certificate of Designation, as applicable.

(w) “Permitted Holders” shall mean (1) [Toshiba U.S. Co.] and its Wholly-Owned Affiliates, (2) B&W and its Wholly-Owned Affiliates, (3) a special purpose entity jointly and wholly controlled by Toshiba and B&W and (4) Westinghouse Electric Company, LLC, to the extent it is controlled by Toshiba or a Permitted Holder described under (1) above; provided, however, that each Permitted Holder must be a U.S. Person.

(x) “Person” shall mean any individual, corporation, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or any other entity.

(y) “Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

(z) “Qualified Director” shall mean any individual reasonably acceptable to the Nominating and Governance Committee of the Board of Directors.

(aa) “Regulatory Bodies” shall mean the DOE and the U.S. Nuclear Regulatory Commission, and any successor Governmental Authorities thereto.

(bb) “Securities Purchase Agreement” shall mean that certain Securities Purchase Agreement, dated May 25, 2010, among the Corporation, Toshiba and B&W, as amended from time to time.

(cc) “Series B Preferred Stock” shall mean the Series B-1 12.75% Preferred Stock together with the Series B-2 11.5% Preferred Stock.

(dd) “Series B-1 12.75% Preferred Stock” shall mean the series of preferred stock of the Corporation, par value $1.00 per share, designated as “Series B-1 12.75% Convertible Preferred Stock.”

(ee) “Series B-1 Certificate of Designation” shall mean that certain Certificate of Designation of Series B-1 12.75% Convertible Preferred Stock of the Corporation as filed with the Secretary of State of the State of Delaware.

(ff) “Series B-2 11.5% Preferred Stock” shall mean the series of preferred stock of the Corporation, par value $1.00 per share, designated as “Series B-2 11.5% Convertible Preferred Stock.”

(gg) “Series B-2 Certificate of Designation” shall mean that certain Certificate of Designation of Series B-2 11.5% Convertible Preferred Stock of the Corporation as filed with the Secretary of State of the State of Delaware.

(hh) “Series C Certificate of Designation” shall mean that certain Certificate of Designation of Series C Convertible Participating Preferred Stock of the Corporation as filed with the Secretary of State of the State of Delaware.

(ii) “Series C Preferred Stock” shall mean the series of preferred stock of the Corporation, par value $1.00 per share, designated as “Series C Convertible Participating Preferred Stock.”.

(jj) “Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (1) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (2) the interest in the capital or profits of such partnership, joint venture or limited liability company or (3) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.  Notwithstanding the foregoing, American Centrifuge Manufacturing, LLC, a Delaware limited liability company, shall not be considered a Subsidiary of B&W or the Corporation.

(kk) “Third-Party Transfer” shall mean an irrevocable Transfer in compliance with Section C.(viii) of this Article FOURTH of all legal ownership, Voting Control and Beneficial Ownership of any share or shares of Class B Common Stock to a Person other than a Permitted Holder or its Affiliates.

(ll) “Toshiba” shall mean Toshiba Corporation, a corporation organized under the laws of Japan.

(mm) “Transfer” shall have the meaning ascribed to such term in Article ELEVENTH.  Notwithstanding the preceding sentence or Article ELEVENTH, for purposes of this Article FOURTH, “Transfer” shall include the transfer of, or entering into any agreement, arrangement or understanding with respect to, Voting Control over a share or shares of Class B Common Stock.

(nn) “U.S. Person” shall mean any person that is treated as a “United States Person” under Code Section 7701(a)(30) and that provides an IRS Form W-9 (or successor form), evidencing a complete exemption from United States withholding tax (including backup withholding tax), on or before the time at which it acquires securities pursuant to this Certificate of Incorporation.

(oo) “Voting Control” shall mean, with respect to a share or shares of Class B Common Stock, the power, whether exclusive or shared, revocable or irrevocable, to vote or direct the voting of such share or shares of Class B Common Stock, by proxy, voting agreement or otherwise.

(pp) “Warrants” shall mean those warrants to purchase Class B Common Stock or Series C Preferred Stock issued by the Corporation to the Permitted Holders pursuant to the Securities Purchase Agreement.

(qq) “Wholly-Owned Affiliate” shall mean, as to any Person, any Affiliate that, directly or indirectly, is wholly-owned and controlled (other than by contract) by a Person, or any other Affiliate to which the Corporation, in its sole discretion, consents.

(ii) Voting Rights.

(a) The holders of the shares of Class B Common Stock shall not be entitled to vote, except as otherwise provided herein or required by applicable law.

(b) Effective at the time no Series B Preferred Stock shall be outstanding, the number of directors constituting the Board of Directors shall be increased by two Persons and the holders of a majority of the voting power of the outstanding Class B Common Stock and Series C Preferred Stock, voting together as a separate class to the exclusion of the holders of any other Common Stock and any other series of Preferred Stock, shall be entitled to elect two Qualified Directors to the Board of Directors (each such director, an “Initial Investor Director”) until the earliest to occur of (i) a Closing Deadline Failure as a result of a Permitted Holder Material Breach at a time when the Securities Purchase Agreement is terminable pursuant to Sections 10.2(d) and 10.3(d) thereof, (ii) a Change of Control or (iii) such time as the Permitted Holders’ Aggregate Outstanding Value is equal to or less than (x) prior to or on December 31, 2016, 75% of the Original Issue Value or, (y) after December 31, 2016, 50% of the Original Issue Value, whereupon at any such time (A) the right of such holders to elect the Initial Investor Directors shall cease, (B) the term of office of the Initial Investor Directors shall immediately and automatically terminate, (C) the Initial Investor Directors will no longer be qualified to serve and (D) the number of directors constituting the Board of Directors shall be immediately and automatically reduced by two Persons.

(c) Effective as of the first Original Issuance Date and at such time as when the Permitted Holders do not have the right to elect the Initial Investor Directors pursuant to Section C.(ii)(b)(iii) of this Article FOURTH and any Permitted Holder’s Permitted Holder Outstanding Value is greater than (x) prior to or on December 31, 2016, 75% of such Permitted Holder’s Permitted Holder Original Issue Value or (y) after December 31, 2016, 50% of such Permitted Holder’s Permitted Holder Original Issue Value, the number of directors constituting the Board of Directors shall be increased by one Person and the holders of a majority of the voting power of the outstanding Class B Common Stock and Series C Preferred Stock, voting together as a separate class to the exclusion of the holders of Common Stock and any other series of Preferred Stock, shall be entitled to elect one Qualified Director to the Board of Directors (such director, the “Investor Director”) until the earliest to occur of (i) an event described in Section C.(ii)(b)(i) or (ii) of this Article FOURTH or (ii) such time as each Permitted Holder’s Permitted Holder Outstanding Value is equal to or less than (x) prior to or on December 31, 2016, 75% of such Permitted Holder’s Permitted Holder Original Issue Value or (y) after December 31, 2016, 50% of such Permitted Holder’s Permitted Holder Original Issue Value, whereupon at any such time (A) the right of the holders of a majority of the voting power of the outstanding Class B Common Stock and Series C Preferred Stock to elect the Investor Director shall cease, (B) the term of office of the Investor Director shall immediately and automatically terminate, (C) the Investor Director will no longer be qualified to serve and (D) the number of directors constituting the Board of Directors shall be immediately and automatically reduced by one Person.

(d) For the avoidance of doubt, except for the increase or decrease in the number of directors provided for herein, nothing in this Section C.(ii) of this Article FOURTH shall prohibit the Board of Directors from fixing the number of directors constituting the Board of Directors pursuant to the By-Laws.

(e) Subject to the provisions of this Section C.(ii) of this Article FOURTH, each Initial Investor Director or the Investor Director, as applicable, shall serve until the next annual meeting of the stockholders of the Corporation and until his or her successor is elected and qualified in accordance with this Section C.(ii) of this Article FOURTH and the By-Laws, unless any such Initial Investor Director or the Investor Director, as applicable, is earlier removed in accordance with the By-Laws, resigns or is otherwise unable to serve; provided, however, that only the holders of a majority of the voting power of the outstanding Class B Common Stock and the Series C Preferred Stock may remove any such Initial Investor Director or the Investor Director, as applicable, without cause at any time, and the holders of a majority of the voting power of the outstanding shares of the capital stock of the Corporation entitled to vote on the matter may remove any such Initial Investor Director or the Investor Director, as applicable, with cause at any time.  Subject to the provisions of this Section C.(ii) of this Article FOURTH, in the event any Initial Investor Director or the Investor Director, as applicable, is removed, resigns or is unable to serve as a member of the Board of Directors, the holders of a majority of the voting power of the outstanding Class B Common Stock and Series C Preferred Stock, voting together as a separate class to the exclusion of the holders of any other Common Stock and any other series of Preferred Stock, shall have the right to fill such vacancy.  Each Initial Investor Director or the Investor Director, as applicable, may only be elected to the Board of Directors by the holders of the Class B Common Stock and Series C Preferred Stock in accordance with this Section C.(ii) of this Article FOURTH, and each such Initial Investor Director’s or the Investor Director’s seat, as applicable, shall otherwise remain vacant.

(f) Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder as of the applicable record date on any matter that is submitted to a vote of the stockholders of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock or Class B Common Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

(g) Notwithstanding Section C.(ii)(a) of this Article FOURTH, the holders of Series C Preferred Stock and Class B Common Stock shall be entitled to vote together with the holders of Common Stock (and any other class or series of capital stock entitled to vote on the matter with the Common Stock) as a single class with respect to any transactions involving a merger of the Corporation or sale of substantially all of the Corporation’s assets, which must be submitted to the Corporation’s stockholders pursuant to the DGCL; provided, however, that each holder of Class B Common Stock shall be entitled to (A) one vote for each outstanding share of Class B Common Stock held of record by such holder as of the applicable record date, but only to the extent that the aggregate voting power of all of the outstanding Series C Preferred Stock and Class B Common Stock does not exceed 20% of the total voting power of all outstanding shares of all classes and series of capital stock entitled to vote thereon or (B) if pursuant to clause (A) the aggregate voting power of all of the outstanding Series C Preferred Stock and Class B Common Stock would exceed 20% of the total voting power of all outstanding shares of all classes and series of capital stock entitled to vote on the matter, such fraction of one vote for (i) each one-one thousandth (1/1000) of a share of Series C Preferred Stock and (ii) each share of Class B Common Stock held of record by such holder as of the applicable record date such that the aggregate voting power of all of the outstanding Series C Preferred Stock and Class B Common Stock equaled 20% of the total voting power of all outstanding shares of all classes and series of capital stock entitled to vote thereon.

(h) Notwithstanding Section C.(ii)(a) of this Article FOURTH, the vote or consent of the holders of at least a majority of the outstanding shares of Class B Common Stock, voting together as a separate class to the exclusion of the holders of the Common Stock and the Preferred Stock then outstanding and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any provision of this Certificate of Incorporation (by merger, consolidation or otherwise) so as to adversely affect any of the powers, preferences, qualifications, limitations, restrictions and relative participating, optional or other rights of Class B Common Stock.

(iii) Dividends and Distributions.  Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of capital stock having a preference over or the right to participate with the Common Stock and Class B Common Stock with respect to the payment of dividends, dividends may be declared by the Board of Directors and paid on the Common Stock and Class B Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board of Directors in its discretion shall determine.  Except as otherwise required by the DGCL, in any circumstance where the Corporation may declare dividends or otherwise make distributions (including, without limitation, any distribution on liquidation, dissolution or winding-up of the Corporation) on the Common Stock or Class B Common Stock, the Corporation shall declare the same per share dividends or make the same per share distributions, as the case may be, on such other class of stock; provided, however, that if any such dividends or distributions are declared with respect to the Common Stock in the form of additional shares of Common Stock (or rights to acquire Common Stock), such dividends or distributions shall be made with respect to Class B Common Stock in the form of an equivalent number of shares of Class B Common Stock (or rights to acquire Class B Common Stock) and if any such dividends or distributions are declared with respect to Class B Common Stock in the form of additional shares of Class B Common Stock (or rights to acquire Class B Common Stock), such dividends or distributions shall be made with respect to the Common Stock in the form of an equivalent number of shares of Common Stock (or rights to acquire Common Stock).

(iv) Voluntary or Involuntary Liquidation.  Subject to the rights of the holders of any series of Preferred Stock outstanding at any time, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of the Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, in all assets of the Corporation of whatever kind available for distribution to the holders of the Common Stock and Class B Common Stock.

(v) Subdivision or Combination.  If the Corporation in any manner subdivides or combines the outstanding shares of any of the Common Stock, Class B Common Stock or Series C Preferred Stock, then the outstanding shares of the Common Stock, Class B Common Stock or Series C Preferred Stock, as applicable, will be subdivided or combined in the same manner.

(vi) Equal Status.  Except as expressly provided in this Article FOURTH, shares of Common Stock and Class B Common Stock shall have the same rights, powers, preferences and restrictions and rank equally, share ratably and be identical in all respect as to all matters.  In any merger, consolidation, reorganization or other business combination, the consideration received per share by the holders of the Common Stock and the holders of the  Class B Common Stock in such merger, consolidation, reorganization or other business combination shall be identical; provided, however, that if such consideration consists, in whole or in part, of shares of capital stock of, or other equity interests in, the Corporation or any other corporation, partnership, limited liability company or other entity, then the designation and the powers, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions of such shares of capital stock or other equity interests may differ to the extent that the designation and the powers, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions of the shares of Common Stock and the Class B Common Stock differ as provided herein (including, without limitation, with respect to the voting rights and conversion provisions hereof) if and to the extent necessary due to regulatory requirements or restrictions applicable to the entity surviving such merger, consolidation, reorganization or other business combination that are similar in nature to those applicable to the Corporation; and provided, further, that if the holders of the Common Stock or the holders of the Class B Common Stock are granted the right to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of the other class are granted identical election rights, subject to the preceding proviso.

(vii) Automatic Conversion.

(a) Subject to Section C.(viii) of this Article FOURTH, a share of Class B Common Stock shall be automatically converted, without any action on the part of the Corporation (other than the subsequent exchange of Class B Common Stock certificates for Common Stock certificates or, in the case of uncertificated shares of Class B Common Stock, upon receipt of proper transfer instructions from the registered holder of the shares of Class B Common Stock or by his, her or its attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form), or any holder of Class B Common Stock or any other Person, into one fully paid and nonassessable share of Common Stock upon a Third-Party Transfer of such share.

(b) In the event of any automatic conversion pursuant to the terms of Section C.(vii)(a) of this Article FOURTH, the conversion shall be deemed to have been effected upon such Third-Party Transfer (the “Class B Common Stock Automatic Conversion Time”).  At Class B Common Stock Automatic Conversion Time, the certificate or certificates that represented the shares of Class B Common Stock that were so converted immediately prior to such conversion (the “Converted Class B Common Stock”) shall, automatically and without further action, represent the same number of fully paid and non-assessable shares of Common Stock.  Permitted Holders of the Converted Class B Common Stock shall deliver their certificates, duly endorsed in blank or accompanied by proper instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by such Permitted Holder or such Permitted Holder’s authorized attorney to the principal office of the Corporation (or such other office or agency (including the transfer agent, if applicable) of the Corporation as it may designate by notice in writing to the registered Permitted Holder at the address of such Permitted Holder appearing on the books of the Corporation), together with a written notice stating the name or names (with addresses) and denominations in which the certificate or certificates representing such shares of Common Stock are to be issued and including instructions for delivery thereof.  Upon such delivery, the Corporation or its agent shall promptly issue and deliver at such stated address to such holder of shares of Common Stock a certificate or certificates representing the number of shares of Common Stock to which such holder is entitled by reason of such conversion, and shall cause such shares of Common Stock to be registered in the name of such holder.  The Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at and as of Class B Common Stock Automatic Conversion Time, and the rights of such Person as a holder of shares of Class B Common Stock that have been converted shall cease and terminate at and as of Class B Common Stock Automatic Conversion Time, in each case without regard to any failure by such Permitted Holder to deliver the certificates or the notice required by this Section.

(viii) Restrictions.

(a) Notwithstanding anything in this Certificate of Incorporation to the contrary and unless the Corporation, in its sole discretion, otherwise agrees in writing, Permitted Holders may not transfer shares of Class B Common Stock if such Transfer would require approvals from or filings with any Regulatory Body in order not to adversely affect the Permits or regulatory status of the Corporation or its Subsidiaries, unless such approvals and/or filings have been made and received; provided, however, this Section C.(viii)(a) of this Article FOURTH shall not apply to any transfer where the transferee received Common Stock pursuant to the terms hereof.

(b) Notwithstanding anything in this Certificate of Incorporation to the contrary and unless the Corporation, in its sole discretion, otherwise agrees in writing, the conversion of Class B Common Stock for Common Stock shall also be subject to the requirements of Section 9.2 of the Securities Purchase Agreement

(c) Any purported conversion or Transfer of Class B Common Stock in violation of these restrictions shall be null and void ab initio.

(ix) Legends.  All certificates representing shares of Class B Common Stock shall bear a legend or other restriction substantially to the following effect (it being agreed that if such shares are not certificated, other appropriate restrictions shall be implemented to give effect to the following).

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR AS MAY BE HELD BY A PERSON DEEMED AN “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER OF THIS SECURITY, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.  THIS SECURITY MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF THE CERTIFICATE OF INCORPORATION OF USEC INC. (THE “COMPANY”), AS AMENDED.

THIS SECURITY IS SUBJECT TO THE RESTRICTIONS (INCLUDING THE VOTING AND TRANSFER RESTRICTIONS) SET FORTH IN ARTICLES FOURTH AND ELEVENTH OF USEC INC.’S CERTIFICATE OF INCORPORATION, AS AMENDED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER, CONVERSION AND REDEMPTION) STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF SECTION 9 OF THE SECURITIES PURCHASE AGREEMENT BY AND AMONG THE COMPANY, TOSHIBA CORPORATION (“TOSHIBA”) AND BABCOCK & WILCOX INVESTMENT COMPANY (“B&W”), DATED AS OF MAY 25, 2010.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS (INCLUDING RESTRICTIONS ON THE DISPOSITION OF SECURITIES) STATED IN THE PROVISIONS OF SECTION 4.7 OF THE INVESTOR RIGHTS AGREEMENT BY AND AMONG THE COMPANY, TOSHIBA AND B&W, DATED AS OF _____, 2010.”

(x) Written Consent.  Any action as to which a class vote of the holders of Class B Common Stock, or the holders of Series C Preferred Stock and Class B Common Stock voting together, is required pursuant to the terms of this Certificate of Incorporation or the Securities Purchase Agreement may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation.

(xi) Reservation of Stock.  The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, or shares of Common Stock held in treasury by the Corporation, solely for issuance upon the conversion of Class B Common Stock, such number of shares of Common Stock as shall from time to time be issuable upon conversion of all the shares of Class B Common Stock then outstanding.  All shares of Common Stock delivered upon conversion of Class B Common Stock shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

(xii) Taxes.  The Corporation shall pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Class B Common Stock.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any Transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which Class B Common Stock so converted was registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.”

SECOND:  Thereafter, at a special meeting of stockholders of the Corporation duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the affirmative vote of a majority of the voting power of all the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, as required by Article TWELFTH of the Certificate of Incorporation, was obtained in favor of such amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed and acknowledged by its undersigned duly authorized officer this [•] day of [•], 201[•].

USEC INC. By: Name: [•] Title: [•]

SIGNATURE PAGE TO THE CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF USEC INC.